PROSPECTUS SUPPLEMENT                                       424(B)(3) AND 424(C)
TO PROSPECTUS DATED OCTOBER 9, 1996                   REGISTRATION NO. 333-13133

                                     [LOGO]

                               37,651,948 SHARES
                                  COMMON STOCK

                               ------------------

    U.S. Office Products Company (the "Company" or "U.S. Office Products") has prepared this Prospectus Supplement (the "Prospectus") to update and restate in its entirety the Company's Prospectus dated October 9, 1996, as supplemented by Prospectus Supplements dated November 6, 1996, December 12, 1996, January 8, 1997, and February 3, 1997, covering 37,651,948 shares of common stock, par value $.001 per share (the "Common Stock"), which may be offered and issued by U.S. Office Products from time to time in connection with the acquisition by the Company of other businesses, assets or securities. It is expected that the terms of the acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired by the Company. No underwriting discounts or commissions will be paid, although finder's fees may be paid in cash or in shares of Common Stock from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

    As of March 26, 1997, the Company had 60,693,638 shares of Common Stock outstanding. The Common Stock is traded on the Nasdaq National Market under the symbol "OFIS." On April 8, 1997, the last reported sale price for the Common Stock on the Nasdaq National Market was $22.375 per share.

    All expenses of this offering will be paid by the Company.

                            ------------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS APRIL 11, 1997.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") (File No. 0-25372) are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996 filed with the Commission on July 16, 1996;

    (b) The Company's Quarterly Reports on Form 10-Q for the interim periods ended July 27, 1996 (filed with the Commission on September 10, 1996), October 26, 1996 (filed with the Commission on December 11, 1996) and January 25, 1997 (filed with the Commission on March 11, 1997);

    (c) The Company's Current Reports on Form 8-K dated January 29, 1997, January 9, 1997, October 25, 1996 (as amended), September 23, 1996, August 20, 1996, July 26, 1996 (as amended), July 23, 1996, July 16, 1996 and May 2, 1996
(as amended); and

    (d) The description of the Company's Common Stock under the caption "Description of Registrant's Securities to be Registered" in the Company's Amendment No. 1 to Registration Statement on Form 8-A, dated February 13, 1995, and the Company's Quarterly Report on Form 10-Q for the interim period ended July 27, 1996 disclosing, among other things, an amendment to the Company's Amended and Restated Certificate of Incorporation.

    In addition, all reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of effectiveness of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE COMPANY BY CONTACTING MARK D. DIRECTOR, 1025 THOMAS JEFFERSON STREET, N.W., SUITE 600 EAST, WASHINGTON, D.C. 20007. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD ALLOW AT LEAST FIVE (5) BUSINESS DAYS FOR DELIVERY.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Incorporation of Certain Information by Reference..........................................................           2
Available Information......................................................................................           3
Prospectus Summary.........................................................................................           4
Risk Factors...............................................................................................           7
Price Range of Common Stock................................................................................          12
Dividend Policy............................................................................................          12
Selected Financial Data....................................................................................          13
Management's Discussion and Analysis of Financial Condition and Results of Operations......................          16
Business...................................................................................................          24
Management.................................................................................................          35
Executive Compensation.....................................................................................          38
Certain Transactions.......................................................................................          42
Principal Stockholders.....................................................................................          43
Description of Capital Stock...............................................................................          45
Plan of Distribution.......................................................................................          46
Restrictions on Resale.....................................................................................          47
Legal Matters..............................................................................................          47
Experts....................................................................................................          47
Index to Financial Statements..............................................................................         F-1

                             AVAILABLE INFORMATION

    The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-4 under the Securities Act, with respect to the securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the Commission pursuant to the Securities Act and the rules and the regulations of the Commission thereunder. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in all respects by such reference. The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the Commission's Internet web site at http://www.sec.gov. In addition, such materials also may be inspected and copied at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

                               PROSPECTUS SUMMARY

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. WHEN USED IN THIS PROSPECTUS, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," AND "EXPECT" AND SIMILAR EXPRESSIONS AS THEY RELATE TO THE COMPANY OR ITS MANAGEMENT ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THE RESULTS EXPRESSED IN, OR IMPLIED BY, THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED IN "RISK FACTORS." THIS PROSPECTUS ALSO CONTAINS PRO FORMA FINANCIAL INFORMATION THAT GIVES EFFECT TO CERTAIN EVENTS. SUCH INFORMATION IS NOT NECESSARILY INDICATIVE OF THE RESULTS THAT THE COMPANY WOULD HAVE ATTAINED HAD THE EVENTS OCCURRED AT THE BEGINNING OF THE PERIODS PRESENTED, AS ASSUMED, OR OF THE FUTURE RESULTS OF THE COMPANY. SEE "PRO FORMA COMBINED FINANCIAL STATEMENTS."

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS AND RELATED NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE COMMON STOCK. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS "U.S. OFFICE PRODUCTS" OR THE "COMPANY" REFER TO U.S. OFFICE PRODUCTS COMPANY, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES AND PREDECESSORS. ALL REFERENCES TO YEARS, UNLESS OTHERWISE NOTED, REFER TO THE COMPANY'S FISCAL YEAR, WHICH ENDED ON APRIL 30 OF EACH YEAR UNTIL YEARS BEGINNING WITH THE 1997 FISCAL YEAR, WHICH END ON THE LAST SATURDAY OF APRIL.

                                  THE COMPANY

    U.S. Office Products is one of the world's largest and fastest growing suppliers of a broad range of office products and business services to corporate, commercial, industrial and educational customers. Since its founding in October 1994, the Company has emerged as a leading consolidator of several highly fragmented industries that serve the office needs of business and educational customers. The Company had pro forma revenues of $2.8 billion for the fiscal year ended April 30, 1996 assuming the completion as of May 1, 1995 of the acquisitions made by the Company after May 1, 1995. U.S. Office Products currently provides products and services from over 350 facilities in North America, and from over 350 facilities in New Zealand, Australia and the United Kingdom. The Company currently has over 15,000 employees.

    The Company's strategy is to serve as the sole source for the full range of business products, services, and equipment used by middle market businesses around the world. The Company believes that middle market businesses, which it defines as those with between 20 and 500 employees, constitute the fastest growing sector of the economy and have served as a greater source of new job growth in recent years than have larger organizations. The Company sells to its business and educational customers a full range of more than 34,000 products and services, including office supplies, office furniture, office coffee services, computer and telecommunications network services, forms management and school supplies and school furniture. The Company believes that in many middle market businesses most of these products and services are purchased by a single decisionmaker. The Company's goal is to emerge as the provider of choice for all of a customer's office needs by offering superior customer service, convenience and a full range of products and services to such decisionmakers.

    The Company has an aggressive acquisition program through which it has acquired and seeks to acquire companies with established sales presences and brand names in given geographic, product or service markets. From its founding through March 26, 1997, the Company completed 149 acquisitions (the "Completed Acquisitions"). The Company believes that the fragmented nature of many of the markets it serves has both allowed it to identify suitable acquisition candidates and enabled it, through acquisitions, to establish a leadership position in these markets. For example, the Company believes that, based upon current sales volume, it is now one of the largest contract stationers in the United States, one of the largest school supply distributors in the United States, one of the largest providers of office coffee services in the United States and one of the largest providers of contract furniture in the United States. The Company is currently organized into eight divisions to serve its various product, service, and geographic markets, and to identify and pursue complementary acquisitions within these markets. See "Business."

    During the 1997 fiscal year through March 26, 1997, the Company acquired 82 businesses located in the United States and 19 businesses located in Australia, New Zealand, Canada and the United Kingdom. During this period, the Company's acquisitions in the United States included 43 contract stationers, 10 office coffee services companies, 13 office furniture companies and eight school supplies and school furniture companies. In addition, the Company acquired three businesses in the computer and telecommunications network services markets; one business in the software and management information systems market for the office products industry; two businesses in the forms management market; one business in the corporate travel services market; and one business which is an office products wholesaler. In September 1996, the Company entered into an exclusive arrangement to distribute Starbucks-Registered Trademark- coffee in the North American office coffee services market for a period of five years subject to, among other things, the satisfaction of certain minimum purchase requirements.

    The Company's 19 international acquisitions included the November 1996 acquisition of a 49% interest in Dudley Stationery Limited ("Dudley"), the United Kingdom's largest independent office products dealer, and the July 1996 acquisition of New Zealand-based Whitcoulls Group Limited ("Whitcoulls"), the Company's largest single acquisition since its inception. Dudley serves as the stationer to Her Majesty the Queen and The Prince of Wales. The investment in Dudley was the Company's first acquisition in the European office products market. Whitcoulls sells a broad array of office, educational and printing products and services to the commercial, retail, government and school supply markets throughout New Zealand and Australia.

    As a result of its aggressive acquisition program, the Company has been in discussions with potential acquirees at most times since its founding. It currently has, and from time to time expects to enter into, letters of intent with respect to additional acquisitions, both in the United States and internationally. There can be no assurance, however, that definitive agreements for additional acquisitions will be executed or that additional acquisitions will be completed. In response to industry and market changes, including industry consolidation resulting from possible combinations or alliances among major competitors in the office products industry and continued volatility in the market prices of shares of common stock of the Company and its industry competitors, the Company also may consider, from time to time, additional strategies to enhance stockholder value in light of such changes. These may include, among others, strategic alliances and joint ventures, spin-offs, purchase, sale or merger transactions with other large companies, a recapitalization of the Company, and other similar transactions. See "Risk Factors--Rapid Expansion; Dependence on Acquisitions for Future Growth;" and "Substantial Competition and Industry Consolidation."

    The Company operates with a decentralized sales and customer contact strategy in an effort to provide superior customer service and retain the historical customers of acquired businesses. The Company believes that many customers purchase office products and business services based on established long-term commercial relationships. The Company seeks to preserve these relationships by retaining the management, sales organizations, and brand name identity of acquired companies. By broadening the range of products and services that it sells, the Company also believes that it can create additional sales opportunities for its local sales organizations.

    While retaining the identities of acquired businesses, the Company also seeks to achieve the operating efficiencies of a large organization by (i) generating cost savings through volume purchasing of office products and increasing the percentage of office supplies purchased directly from manufacturers; (ii) implementing improved technology and operating systems; and
(iii) combining certain general and administrative functions at the corporate level and eliminating redundant facilities. In its acquisition program, the Company utilizes a "hub and spoke" strategy, which involves the acquisition of
(a) a larger established, high quality local company, or hub, and (b) additional smaller companies, or spokes, in secondary markets surrounding the hubs. Where possible, the operations of the acquired spokes are integrated into the operations of existing hubs, thereby eliminating a portion of the operating expenses of the acquired spokes. The Company also is implementing regional consolidation and integration plans, such as the establishment of regional warehouses (referred to by the Company as district fulfillment centers), which enable certain operational activities to be shared among hubs and spokes located within a specific geographic area. The Company has appointed managers for each of its 12 regions in the United States and has given them oversight responsibility for the operations of their respective regions. This regional approach is designed to permit the elimination of duplicative facilities and costs and promote the integration of the operations within each region.
    The Company is a Delaware corporation. Its executive offices are located at 1025 Thomas Jefferson Street, N.W., Suite 600 East, Washington, D.C. 20007, and its telephone number is 202-339-6700.

                              RECENT DEVELOPMENTS

    In February and March 1997, the Company completed an underwritten public offering of 10,637,000 shares of Common Stock at a gross price of $33.00 per share (the "Recent Offering"). Of the 10,637,000 shares, 8,682,331 shares were offered by the Company and 1,954,669 shares were offered by certain stockholders of the Company. The net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, were approximately $274.5 million and have been used to repay a portion of the outstanding balance on the Company's $500 million bank credit facility (the "Credit Facility"). At March 26, 1997, the Company had $92.5 million outstanding under the Credit Facility at an annual interest rate of approximately 7.0%.

    On February 4, 1997, the Company announced the appointment of Thomas Morgan as President of the Company's North American Office Products Group. On February 28, 1997, the Company's Board of Directors (the "Board") elected Mr. Morgan to be a director of the Company, filling an existing vacancy on the Board. Mr. Morgan had been the Executive Vice President of the S.P. Richards Company, the second largest office products wholesaler in the United States and a division of publicly traded Genuine Parts Company.

                                  RISK FACTORS

    Prospective purchasers of the Common Stock offered hereby should consider carefully the following risk factors, as well as the other information in this Prospectus or incorporated herein by reference, in evaluating an investment in the Common Stock.

RAPID EXPANSION; DEPENDENCE ON ACQUISITIONS FOR FUTURE GROWTH

    One of the Company's strategies is to increase its revenues and the markets it serves through the acquisition of additional businesses offering a broad array of office and educational products, services and equipment. From its inception through March 26, 1997, the Company completed 149 acquisitions. The Company is actively negotiating to acquire additional office and educational products and services businesses, both in the United States and internationally, consistent with its strategy of pursuing an aggressive acquisition program. There can be no assurance, however, that the Company's management and financial controls, personnel, computer systems and other corporate support systems will be adequate to manage the continuing increase in the size and scope of the Company's operations and acquisition activity.

    The Company depends on acquisitions and organic growth to increase its earnings. There can be no assurance that the Company will complete acquisitions in a manner that coincides with the end of its fiscal quarters. The failure to complete acquisitions on a timely basis could have a material adverse effect on the Company's quarterly results. Likewise, delays in implementing planned integration strategies and activities also could adversely affect the Company's quarterly earnings.

    In addition, there can be no assurance that acquisitions will occur at the same pace or be available to the Company on favorable terms, if at all. For example, if the market price of the Common Stock were to decline significantly over a sustained period, the owners of potential acquisition targets might not be willing to receive shares of Common Stock in exchange for their businesses, thereby adversely affecting the pace of the Company's acquisition program. Such an effect on the pace of the Company's acquisition program could further reduce the price of a share of Common Stock, to the further detriment of the Company's acquisition strategy. In addition, the consolidation of the domestic contract stationer industry has reduced the number of larger companies available for sale, which could lead to higher prices being paid for the acquisition of the remaining domestic, independent companies.

RISKS RELATED TO EXPANSION INTO NEW PRODUCT AND SERVICE AREAS

    The Company's ability to manage an aggressive consolidation program in markets other than the domestic contract stationer market has not yet been fully tested. In addition, there can be no assurance that companies that have been acquired or that may be acquired in the future will achieve sales and profitability levels that justify the investment therein. Acquisitions may involve a number of special risks that could have a material adverse effect on the Company's operations and financial performance, including adverse short-term effects on the Company's reported operating results; diversion of management's attention; difficulties with the retention, hiring and training of key personnel; risks associated with unanticipated problems or legal liabilities; and amortization of acquired intangible assets.

INTERNATIONAL EXPANSION

    As of March 26, 1997, the Company's international operations were in New Zealand, Australia, Canada and, through its 49% interest in Dudley, the United Kingdom. In addition to their contract stationery, office furniture, and school supply and school furniture operations, the Company's international operations include a significant number of retail book and stationery stores. The Company operates only a small number of retail stationery outlets in the United States. If the Company had acquired its international operations as well as the other Completed Acquisitions at the beginning of fiscal 1996, the Company's international operations would have accounted for approximately 30.9% of the Company's fiscal 1996 pro forma revenues and 31.5% of pro forma revenues for the nine months ended January 25,

1997. International operations constituted approximately 6.1% of historical fiscal 1996 revenues and 27% of historical revenues for the nine months ended January 25, 1997. The Company expects to continue to focus significant attention and resources on international expansion in the future and expects foreign sales to represent a significant proportion of the Company's total sales. Expansion into international markets involves additional risks relating to currency exchange rates; new and different legal, regulatory and competitive requirements; difficulties in staffing and managing foreign operations; different business lines; and other factors.

INTEGRATION OF ACQUISITIONS AND LIMITED COMBINED OPERATING HISTORY

    U.S. Office Products was founded in October 1994 and conducted no operations prior to the acquisition of its founding companies in February 1995. From its inception through March 26, 1997, U.S. Office Products acquired 149 companies, and it intends to continue to make acquisitions. In most cases, the managers of the acquired companies have continued to operate their companies after being acquired by U.S. Office Products. There can be no assurance that the Company will be able to successfully integrate these companies within its operations without substantial costs, delays or other problems. In addition, there can be no assurance that the Company's executive management group will be able to oversee the combined entity and effectively implement the Company's operating or growth strategies in each of the markets that the Company serves. There also can be no assurance that the pace of the Company's acquisitions will not adversely affect the Company's efforts to integrate acquisitions and manage those acquisitions profitably. Finally, although the Company conducts due diligence and generally requires representations, warranties, and indemnifications from the former owners of acquired companies, there can be no assurance that such owners will have accurately represented the financial and operating conditions of their companies; if not, this could have a material adverse effect on the Company's results of operations and financial condition.

DEPENDENCE ON IMPLEMENTATION AND OPERATION OF SYSTEMS

    The Company believes that the successful operation of the businesses that it has acquired and intends to acquire depends in part on the implementation of computerized inventory management and order processing systems and warehouse management and distribution systems. While in December 1996 the Company acquired The Systems House, Inc. ("TSH"), its primary software and management information systems provider, the Company may experience delays, complications or expenses in implementing, integrating and operating these systems, any of which could have a material adverse effect on the Company's results of operations and financial condition. In addition, interruptions or disruptions in systems operations could adversely affect the financial results of particular locations. Finally, while the Company believes that its operating and technology systems will be adequate for its future needs as a result of the acquisition of TSH, such systems will require modification, improvement or replacement as the Company expands or as new technologies make these systems obsolete. Such modifications, improvements or replacements may require substantial expenditures to design and implement and may require interruptions in operations during periods of implementation, any of which could have a material adverse effect on the Company's results of operations and financial condition.

SUBSTANTIAL COMPETITION AND INDUSTRY CONSOLIDATION

    The Company operates in a highly competitive environment. In the markets in which the Company operates, the Company generally competes with a large number of smaller, independent companies, many of which are well-established in their markets. In addition, in the contract stationer market, the Company currently competes with five large office products companies, each of which has significant financial resources. Several of the Company's large competitors operate in many of the Company's geographic and product markets, and other competitors may choose to enter the Company's geographic and product markets in the future. In addition, as a result of this competition, the Company may lose customers or have difficulty acquiring new customers. As a result of competitive pressures on the pricing of products, the Company's revenues and/or margins may decline.

    The Company faces significant competition to acquire additional businesses as the office products industry undergoes continuing consolidation. Significant competition exists, or is expected to develop, in the other markets that the Company serves or is planning to enter as consolidation occurs (or accelerates) in those markets. A number of the Company's major competitors are actively pursuing acquisitions outside of the United States. These companies, or other large companies, may compete with the Company for acquisitions in markets other than the market for office products. Such competition could lead to higher prices being paid for acquired companies.

    In response to industry and market changes, including industry consolidation resulting from possible combinations or alliances among major competitors in the office products industry and continued volatility in the market prices of shares of common stock of the Company and its industry competitors, the Company also may consider, from time to time, additional strategies to enhance stockholder value in light of such changes. These may include, among others, strategic alliances and joint ventures, spin-offs, purchase, sale, or merger transactions with other large companies, a recapitalization of the Company, and other similar transactions. There can be no assurance whether any such transaction could be completed or the terms or timing of any such transaction. See "Business--Competitions."

CONSIDERATION FOR OPERATING COMPANIES EXCEEDS ASSET VALUE

    The purchase prices of the Company's acquisitions have not been established by independent appraisals, but generally have been determined through arms-length negotiations between the Company and representatives of such companies. The consideration for each such company has been based primarily on the value of such company as a going concern and not on the value of the acquired assets. Valuations of these companies determined solely by appraisals of the acquired assets would have been less than the consideration paid for the companies. No assurance can be given that the future performance of such companies will be commensurate with the consideration paid. Moreover, the Company has incurred and expects to continue to incur significant amortization charges resulting from consideration paid in excess of the fair value of the net assets of the companies acquired in business combinations accounted for under the purchase method of accounting.

EFFECT OF QUARTERLY FLUCTUATIONS IN OPERATING RESULTS ON PRICE OF COMMON STOCK

    The Company's business is subject to seasonal influences. The Company's historical sales and profitability in its core office products business have been lower in the first two quarters of its fiscal year, primarily due to the lower level of business activity in North America during the summer months. The seasonality of the core office products business, however, is expected to be impacted by the seasonality of its other operations, which have been expanding through acquisitions. For example, the revenues and profitability of the Company's school supplies and school furniture business have been higher during the Company's first and second quarters and significantly lower in its third and fourth quarters, and the revenues and profitability of the Company's operations in New Zealand and Australia have generally been higher in the Company's third quarter. As the Company's mix of businesses evolves through future acquisitions, these seasonal fluctuations may continue to change.

    Quarterly results also may be materially affected by the timing of acquisitions, the timing and magnitude of costs related to such acquisitions, variations in the prices paid by the Company for the products it sells, the mix of products sold and general economic conditions. Moreover, the operating margins of companies acquired by the Company may differ substantially from those of the Company which could contribute to the further fluctuation in the Company's quarterly operating results. Therefore, results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent fiscal quarter or for a full fiscal year. Fluctuations caused by variations in quarterly operating results may have a material adverse effect on the market price of the Company's Common Stock.

VOLATILITY OF STOCK PRICE

    The market price of the Common Stock is subject to significant fluctuations caused by variations in stock market conditions, changes in financial estimates by securities analysts or failures by the Company or its competitors to meet such estimates, quarterly operating results, announcements by the Company or its competitors, general conditions in the office products and services industry and other factors. Since the beginning of fiscal 1997 through April 1, 1997, the Common Stock has traded in the range of $21.625 to $45.50 per share. The stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of publicly traded companies. These broad fluctuations may have a material adverse effect on the market price of the Common Stock.

NEED FOR ADDITIONAL FINANCING TO CONTINUE ACQUISITION STRATEGY

    The Company has financed most acquisitions, and intends to finance future acquisitions in the United States, by using cash and shares of Common Stock. If the Company does not have sufficient cash resources to pay the cash consideration for acquisitions, or if potential acquisition candidates are unwilling to accept the Common Stock as part of the consideration for the sale of their businesses because the Common Stock does not maintain sufficient value or for other reasons, the Company may be unable to continue the current pace of its aggressive acquisition program, which could have a material adverse impact on the Company and the market price of its Common Stock. This Prospectus and a prior shelf registration statement filed with the Commission relate to the offering of 38,381,471 shares of Common Stock to be used as consideration for acquisitions by the Company, of which approximately 31,018,720 shares remain available. In addition, the Company has sold debt and equity securities to raise cash proceeds for acquisitions. The Company expects that future acquisitions outside the United States may be for cash consideration.

    Assuming that the current pace of the Company's acquisitions continues, the Company may need additional debt or equity financing in order to continue its acquisition program. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that any such financing will be available on terms the Company deems acceptable. In August 1996, the Company entered into an agreement under which a syndicate of financial institutions led by Bankers Trust Company, as Agent, is providing the Company with the $500 million Credit Facility. The amount available to be borrowed under the Credit Facility for acquisitions will vary from time to time depending on the level of, on a pro forma basis reflecting consummated acquisitions, the Company's consolidated earnings before interest, taxes, depreciation and amortization and the Company's total indebtedness and related interest expense. As of March 26, 1997, the Company had $92.5 million outstanding under the Credit Facility at an annual interest rate of approximately 7.0%.

RELIANCE ON KEY PERSONNEL

    The Company's operations depend on the continued efforts of Jonathan J. Ledecky, its Chairman of the Board and Chief Executive Officer; Timothy J. Flynn, its President and Chief Operating Officer; its other executive officers; and the senior management of its subsidiaries. Furthermore, the Company will likely depend on the senior management of companies that may be acquired in the future. If any of these people become unable to continue in their present roles, or if the Company is unable to attract and retain other skilled employees, the Company's business would be adversely affected. The Company currently has key man life insurance covering Mr. Ledecky in the amount of $20 million, but does not have and does not intend to obtain key man life insurance covering any of its other executive officers or other members of senior management.

CONTROL BY MANAGEMENT AND STOCKHOLDERS

    As of March 26, 1997, officers and directors of the Company and its subsidiaries beneficially own approximately 24.5% of the outstanding shares of Common Stock. These stockholders acting together may be able to elect a sufficient number of directors to control the Board of Directors and to approve or disapprove any matter submitted to a vote of stockholders.

RISKS RELATED TO UNIONIZED EMPLOYEES

    A small number of the Company's employees are members of labor unions. If unionized employees were to engage in a strike or other work stoppage, or if other employees were to become unionized, the Company could experience a disruption of operations or higher labor costs, which could have a material adverse effect on operations.

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

    As of March 26, 1997, there were 60,693,638 shares of Common Stock of the Company outstanding, of which approximately 29.2 million shares were issued by the Company pursuant to registration statements in connection with acquisitions of businesses, and approximately 6.9 million shares were issued in private transactions and have been registered for resale pursuant to a shelf registration statement (the "Selling Stockholder Shelf"). Of the approximately
29.2 million shares and the shares remaining on the Selling Stockholder Shelf, as of April 7, 1997 approximately 2.5 million shares are subject to contractual restrictions on the transfer thereof (other than restrictions relating to shares issued in transactions accounted for under the pooling-of-interests method of accounting and under lockup agreements, described below). The contractual restrictions expire at various times, generally up to two years from the date of issuance of the shares. This Prospectus relates to the offering of shares of Common Stock to be used as consideration in future acquisitions.

    The Company has an aggressive acquisition program under which it periodically makes, and expects to continue to make, acquisitions that are accounted for under the pooling-of-interests method of accounting. Under the pooling-of-interests method of accounting, the affiliates of the acquired companies, which are generally all of the stockholders of the companies acquired by U.S. Office Products, must be free to sell or otherwise transfer shares of the Common Stock received in the acquisition, subject to their compliance with federal securities laws, as soon as the Company releases results of operations that reflect the combined post-acquisition operations of the Company and the acquired company for a minimum of 30 days. For example, the Company issued approximately 4.2 million shares in connection with acquisitions completed in the first three calendar months of 1997 that were accounted for under the pooling-of-interests method of accounting. These shares will become freely transferable at the time the Company publicly announces results of operations reflecting 30 days of combined post-acquisition operations of the Company and the acquired companies, subject to certain volume and other restrictions of Rule 145(d) of the Securities Act applicable to affiliates of the acquired companies. In addition, the Company expects to complete additional acquisitions in the future that will be accounted for under the pooling-of-interests method. If a significant number of shares of Common Stock are issued in acquisitions that are consummated in close proximity to each other, such shares will become freely tradeable at the same time. If a large number of shares are sold by stockholders in the market as soon as their shares become freely transferable, the price of the Common Stock could be adversely affected.

ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS

    The Board of Directors of the Company is empowered to issue preferred stock without stockholder action. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise.

                          PRICE RANGE OF COMMON STOCK

    The Common Stock is traded on the Nasdaq National Market under the symbol "OFIS." On April 8, 1997, the last sale price of the Common Stock was $22.375 per share. The following table sets forth, for the fiscal periods indicated, the range of high and low sale prices for the Company's Common Stock on the Nasdaq National Market. On April 8, 1997, there were approximately 625 stockholders of record of the Common Stock.

                                                                                                 HIGH        LOW
                                                                                               ---------  ---------
FISCAL YEAR ENDED APRIL 30, 1995
  Fourth Quarter.............................................................................     $15.50  $10.00   (1)
FISCAL YEAR ENDED APRIL 30, 1996
  First Quarter..............................................................................     $15.88  $10.50
  Second Quarter.............................................................................     $18.13  $13.50
  Third Quarter..............................................................................     $26.38  $16.25
  Fourth Quarter.............................................................................     $40.00  $22.00
FISCAL YEAR ENDED APRIL 26, 1997
  First Quarter..............................................................................     $45.50  $24.50
  Second Quarter.............................................................................     $38.00  $24.75
  Third Quarter..............................................................................     $37.25  $26.25
  Fourth Quarter through April 1, 1997.......................................................     $34.75  $21.625

------------------------

(1) Represents the initial public offering price.

                                DIVIDEND POLICY

    The Company does not anticipate paying any cash dividends on its shares of Common Stock in the foreseeable future because it intends to retain its earnings, if any, to finance the expansion of its business and for general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other factors that the Company's Board of Directors deems relevant. Further, the Credit Facility prohibits the payment of dividends without the lenders' consent.

                            SELECTED FINANCIAL DATA

    The Selected Financial Data for the fiscal years ended April 30, 1994, 1995, and 1996 (except pro forma amounts) have been derived from the Company's consolidated financial statements that have been audited by Price Waterhouse LLP and are included elsewhere in this Prospectus. The Selected Financial Data for the fiscal years ended April 30, 1992 and 1993 have been derived from unaudited combined financial statements. The financial statements for the 1992 and 1993 fiscal years are not included elsewhere in this Prospectus or incorporated herein by reference. The Selected Financial Data for the nine months ended January 31, 1996 and January 25, 1997 (except pro forma amounts) have been derived from unaudited consolidated financial statements that appear elsewhere in this Prospectus. The unaudited combined financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for the periods presented.

    The pro forma data gives effect, as applicable, to (i) the acquisitions completed by the Company between May 1, 1995 and March 26, 1997 as if all of such acquisitions had been made on May 1, 1995, (ii) the sales by the Company of 4,025,000 shares of Common Stock in the second offering in August 1995 as if such sales had been made on May 1, 1995, (iii) the sales by the Company in February and March 1996 of 5,543,045 shares of Common Stock and 5 1/2% Convertible Subordinated Notes due 2001 in the principal amount of $143.75 million as if such sales had been made on May 1, 1995, (iv) the sales by the Company in May and June 1996 convertible notes (the "May Notes") in the principal amount of $230 million as if such sales had been made on May 1, 1995,
(v) the sale by the Company in September 1996 (the "September Stock Sale") of 1,250,000 shares of Common Stock as if such sale had been made on May 1, 1995, and (vi) the sales by the Company in February and March 1997 of 8,682,331 shares of Common Stock as if such sales had been made on May 1, 1995. In addition, the pro forma information is based on available information and certain assumptions and adjustments. The Selected Financial Data provided herein should be read in conjunction with the historical financial statements, including the notes hereto, of U.S. Office Products and the other companies whose financial statements appear elsewhere in, or are incorporated by reference into, this Prospectus, the pro forma financial statements, including the notes thereto, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" that appear elsewhere in this Prospectus.

                           SELECTED FINANCIAL DATA(1)
              (IN THOUSANDS, EXCEPT PER SHARE DATA AND FOOTNOTES)

                                                        FISCAL YEAR ENDED APRIL 30,
                                ---------------------------------------------------------------------------
                                                                                       PRO       PRO FORMA
                                                                                      FORMA       1996 AS
                                  1992      1993      1994      1995       1996      1996(2)    ADJUSTED(3)
                                --------  --------  --------  --------  ----------  ----------  -----------
STATEMENT OF INCOME DATA:
Revenues......................  $416,188  $522,950  $597,511  $798,709  $1,386,212  $2,763,493  $2,763,493
Cost of revenues..............   293,867   373,222   427,308   586,989   1,016,640   1,967,304   1,967,304
                                --------  --------  --------  --------  ----------  ----------  -----------
Gross profit..................   122,321   149,728   170,203   211,720     369,572     796,189     796,189
Selling, general and
  administrative expenses.....   112,755   139,822   151,979   181,845     314,314     670,073     670,073
Nonrecurring acquisition
  costs.......................                                               8,078
Nonrecurring restructuring
  costs.......................                                                           8,092       8,092
Discontinuation of printing
  division at subsidiary......                                                 682         682         682
                                --------  --------  --------  --------  ----------  ----------  -----------
Operating income..............     9,566     9,906    18,224    29,875      46,498     117,342     117,342
Interest expense..............     3,804     4,888     4,943     7,108      15,322      40,058      21,254
Interest income...............      (420)     (280)     (405)     (682)     (4,034)
Foreign currency gain.........
Other (income)................    (2,248)   (1,494)   (1,154)   (1,122)     (1,140)     (2,834)     (2,834)
Equity in net income of
  affiliated company..........                                                          (1,155)     (1,155)
                                --------  --------  --------  --------  ----------  ----------  -----------
Income before income taxes and
  extraordinary item..........     8,430     6,792    14,840    24,571      36,350      81,273     100,077
Provision for income taxes....     1,375     2,044     2,095     3,184       7,123      34,451      41,973
                                --------  --------  --------  --------  ----------  ----------  -----------
Income before extraordinary
  item........................     7,055     4,748    12,745    21,387      29,227      46,822      58,104
                                                                                    ----------  -----------
                                                                                    ----------  -----------
Extraordinary item (4)........
                                --------  --------  --------  --------
Net income....................  $  7,055  $  4,748  $ 12,745  $ 21,387  $   29,227(5)
                                --------  --------  --------  --------
                                --------  --------  --------  --------
Net income per share(7).......                                          $     0.79(5) $     0.89 $     0.95
                                                                        ----------  ----------  -----------
                                                                        ----------  ----------  -----------
Weighted average shares
  outstanding(8)..............                                              36,781      52,460      61,142


                                                                                     APRIL 30,
                                                                        -----------------------------------
                                                                           1992        1993        1994
                                                                        ----------  ----------  -----------
BALANCE SHEET:
Working capital.......................................................  $   31,388  $   32,426  $   39,825
Total assets..........................................................     130,486     162,308     178,874
Long-term debt less current portion...................................      22,317      19,895      26,764
Stockholders' equity..................................................      41,702      44,897      50,055

                                                    NINE MONTHS ENDED
                                          JANUARY 31, 1996 AND JANUARY 25, 1997
                                ----------------------------------------------------------
                                                         PRO         PRO       PRO FORMA
                                                        FORMA       FORMA     FISCAL 1997
                                 FISCAL     FISCAL      FISCAL      FISCAL         AS
                                  1996       1997      1996(2)     1997(2)    ADJUSTED(3)
                                --------  ----------  ----------  ----------  ------------
STATEMENT OF INCOME DATA:
Revenues......................  $975,128  $1,807,652  $2,090,716  $2,166,710   $2,166,710
Cost of revenues..............   719,908   1,295,249   1,506,883   1,552,735    1,552,735
                                --------  ----------  ----------  ----------  ------------
Gross profit..................   255,220     512,403     583,833     613,975      613,975
Selling, general and
  administrative expenses.....   213,123     418,516     498,345     507,377      507,377
Nonrecurring acquisition
  costs.......................     6,094      10,957
Nonrecurring restructuring
  costs.......................                             8,092
Discontinuation of printing
  division at subsidiary......       682                     682
                                --------  ----------  ----------  ----------  ------------
Operating income..............    35,321      82,930      76,714     106,598      106,598
Interest expense..............     9,503      32,083      35,067      35,067       20,964
Interest income...............    (1,405)     (6,437)
Foreign currency gain.........                (3,420)                 (3,420)      (3,420)
Other (income)................    (1,402)       (193)     (3,575)     (1,277)      (1,277)
Equity in net income of
  affiliated company..........                  (265)       (866)     (1,274)      (1,274)
                                --------  ----------  ----------  ----------  ------------
Income before income taxes and
  extraordinary item..........    28,625      61,162      46,088      77,502       91,605
Provision for income taxes....     5,226      24,159      19,445      33,086       38,727
                                --------  ----------  ----------  ----------  ------------
Income before extraordinary
  item........................  $ 23,399      37,003      26,643      44,416       52,878
                                                      ----------  ----------  ------------
                                                      ----------  ----------  ------------
Extraordinary item (4)........                   612
                                --------  ----------
Net income....................  $ 23,399(5) $   36,391
                                --------  ----------
                                --------  ----------
Net income per share(7).......  $   0.68(5) $     0.73   (6) $     0.51 $     0.84  $     0.86
                                --------  ----------  ----------  ----------  ------------
                                --------  ----------  ----------  ----------  ------------
Weighted average shares
  outstanding(8)..............    34,395      49,759      52,286      53,149       61,831
                                                                JANUARY 25, 1997
                                                      ------------------------------------
                                                                               PRO FORMA
                                                                                   AS
                                                                  PRO FORMA     ADJUSTED
                                  1995       1996       ACTUAL       (9)          (10)
                                --------  ----------  ----------  ----------  ------------
BALANCE SHEET:
Working capital...............  $ 62,183  $  265,513  $   78,876  $   72,733   $  348,255
Total assets..................   285,147     870,719   1,628,307   1,604,173    1,604,173
Long-term debt less current po    32,696     199,504     389,453     389,453      389,453
Stockholders' equity..........    96,904     356,326     572,086     585,542      861,064

------------------------

(1) As a result of the substantial continuing interests in the Company of the former stockholders of the four companies acquired by the Company for a combination of Common Stock and cash concurrent with the closing of its initial public offering (the "IPO") (the "Combined Companies"), the historical financial information of the Combined Companies and the historical financial information of the businesses that were acquired after the closing of the IPO in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") have been combined on a historical cost basis in accordance with generally accepted accounting principles ("GAAP") to present this financial data as if the Combined Companies and the Pooled Companies had always been members of the same operating group. The financial information of the businesses acquired in the business combinations accounted for under the purchase method (the "Purchased Companies") is included from the dates of their respective acquisitions. The pro forma data reflect acquisitions completed by the Company through March 26, 1997.

(2) Gives effect to: (i) the acquisitions completed by the Company since May 1, 1995 as if such acquisitions had been made on May 1, 1995; (ii) the sales by the Company in August 1995 of 4,025,000 shares of Common Stock as if such sales had been made on May 1, 1995; (iii) the sales by the Company in February and March 1996 of 5,543,045 shares of Common Stock and 5 1/2% Convertible Subordinated Notes due 2001 in the principal amount of $143.75 million as if such sales had been made on May 1, 1995; (iv) the sales by the Company in May and June 1996 of 5 1/2% Convertible Subordinated Notes due 2003 in the principal amount of $230.0 million as if such sales had been made on May 1, 1995; and (v) the sale by the Company in September 1996 of 1,250,000 shares of Common Stock as if such sale had been made on May 1, 1995.

(3) Gives effect to: (i) the acquisitions completed by the Company since May 1, 1995 as if such acquisitions had been made on May 1, 1995; (ii) the sales by the Company in August 1995 of 4,025,000 shares of Common Stock as if such sales had been made on May 1, 1995; (iii) the sales by the Company in February and March 1996 of 5,543,045 shares of Common Stock and 5 1/2% Convertible Subordinated Notes due 2001 in the principal amount of $143.75 million as if such sales had been made on May 1, 1995; (iv) the sales by the Company in May and June 1996 of 5 1/2% Convertible Subordinated Notes due 2003 in the principal amount of $230.0 million as if such sales had been made on May 1, 1995; (v) the sale by the Company in September 1996 of 1,250,000 shares of Common Stock as if such sale had been made on May 1, 1995; and (vi) the sales by the Company in February and March 1997 of 8,682,331 shares of Common Stock as if such sales had been made on May 1, 1995.

(4) Extraordinary item represents the loss associated with the early termination of the Company's $50 million credit facility with First Bank National Association, net of the related income tax benefit.

(5) Net income and net income per share include nonrecurring acquisition costs incurred in conjunction with the business combinations with the Pooled Companies and the costs associated with the discontinuation of the printing division at a subsidiary. GAAP requires the Company to expense all costs related to acquisitions accounted for under the pooling-of-interests method.

(6) Includes a loss of $.01 per share related to the extraordinary item.

(7) Pro forma net income per share is pro forma income before extraordinary item per share.

(8) For calculation of the pro forma weighted average shares outstanding for the year ended April 30, 1996 and for each of the nine months ended January 25, 1997 and January 31, 1996, see Note 2(j) of Notes to Pro Forma Combined Financial Statements included herein.

(9) Gives effect to acquisitions completed after January 25, 1997 as if they had been made on January 25, 1997.

(10) Gives effect to (i) acquisitions completed after January 25, 1997 as if they had been made on January 25, 1997; and (ii) the sales by the Company in February and March 1997 of 8,682,331 shares of Common Stock as if such sales had been made on January 25, 1997.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    This following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements which involve risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," and "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors."

INTRODUCTION

    The Company's revenues through January 25, 1997 have been derived primarily from the sale of a wide variety of office supplies, office furniture and other office and educational products, services and equipment to corporate, commercial, educational and industrial customers. The cost of revenues through January 25, 1997 represents the purchase price of office supplies, office furniture and other office products. Cost of revenues includes occupancy and delivery expenses and is reduced by rebates and discounts on inventory purchases.

CONSOLIDATED RESULTS OF OPERATIONS

    The following table sets forth various items as a percentage of revenues for the three fiscal years ended April 30, 1996 and for the nine months ended January 31, 1996 and January 25, 1997.

                                                                                 Nine Months Ended
                                                                                January 31, 1996 and
                                                                                  January 25, 1997
                                                 Fiscal Year Ended April 30,    --------------------
                                               -------------------------------   Fiscal     Fiscal
                                                 1994       1995       1996       1996       1997
                                               ---------  ---------  ---------  ---------  ---------
Revenues.....................................      100.0%     100.0%     100.0%     100.0%     100.0%
Cost of revenues.............................       71.5       73.5       73.3       73.8       71.7
                                               ---------  ---------  ---------  ---------  ---------
      Gross profit...........................       28.5       26.5       26.7       26.2       28.3
Selling, general and administrative
  expenses...................................       25.5       22.8       22.7       21.9       23.1
Nonrecurring acquisition costs...............                              0.5        0.6        0.6
Discontinuation of printing division at
  subsidiary.................................                              0.1        0.1
                                               ---------  ---------  ---------  ---------  ---------
      Operating income.......................        3.0        3.7        3.4        3.6        4.6
Other (income) expense:
  Interest expense...........................        0.8        0.9        1.1        1.0        1.8
  Interest income............................       (0.1)      (0.1)      (0.2)      (0.2)      (0.4)
  Foreign currency gain......................                                                   (0.2)
  Other......................................       (0.2)      (0.2)      (0.1)      (0.1)
                                               ---------  ---------  ---------  ---------  ---------
Income before income taxes and extraordinary
  item.......................................        2.5        3.1        2.6        2.9        3.4
Provision for income taxes...................        0.4        0.4        0.5        0.5        1.3
                                               ---------  ---------  ---------  ---------  ---------
Income before extraordinary item.............        2.1        2.7        2.1        2.4        2.1
Extraordinary item--loss on early termination
  of credit facility, net of income tax
  benefit....................................                                                    0.1
                                               ---------  ---------  ---------  ---------  ---------
Net income...................................        2.1%       2.7%       2.1%       2.4%       2.0%
                                               ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------

    NINE MONTHS ENDED JANUARY 25, 1997 COMPARED TO NINE MONTHS ENDED JANUARY 31,
     1996

    Consolidated revenues increased 85.4%, from $975.1 million for the nine months ended January 31, 1996, to $1,807.7 million for the nine months ended January 25, 1997. This increase was primarily due to the inclusion, in the revenues for the nine months ended January 25, 1997, of revenues from the 86 companies that were acquired in business combinations accounted for under the purchase method since the begining of fiscal 1996 ("Fiscal 1996 and 1997 Purchased Companies"). Revenues from 18 of such

Fiscal 1996 and 1997 Purchased Companies were included in revenues for a portion of the nine months ended January 31, 1996.

    During fiscal 1997, the Company aquired two school supply companies (the "School Companies") in business combinations accounted for under the pooling-of-interests method. These School Companies are subject to significant seasonal influences; their revenues and profitability typically are highest during the summer and early fall, because of back-to-school buying. Before being acquired by U.S. Office Products, the School Companies reported their results on a calender year basis. Their highest revenues and profits occur during the July through September period, which was their third quarter on a calendar year reporting basis. Under Generally Accepted Accounting Principles ("GAAP"), after U.S. Office Products acquired the School Companies, U.S. Office Products restated its financial results to include the financial results of the School Companies. Pursuant to GAAP, the School Companies' results for the July through September 1995 period (the third quarter of their fiscal year) were included in U.S. Office Products' results for the November 1995 through January 1996 period (the third quarter of U.S. Office Products' fiscal year). Beginning with U.S. Office Products' current fiscal year, the School Companies' fiscal year has been conformed to U.S. Office Products' fiscal year, in accordance with GAAP. Thus, U.S. Office Products' fiscal 1997 third quarter includes the School Companies' results for November 1996 through January 1997. The School Companies' results from their back-to-school season were included in U.S. Office Products' fiscal 1997 second quarter results. Because the School Companies' highest revenue and profitablity period is included in U.S. Office Products' fiscal 1996 third quarter, but not in its fiscal 1997 third quarter, the results of the two quarters are not comparable.

    International revenues increased from $34.0 million, or 3.5% of consolidated revenues, for the nine months ended January 31, 1996, to $488.8 million, or 27.0% of consolidated revenues, for the nine months ended January 25, 1997. This increase was primarily due to the inclusion, in the revenues for the nine months ended January 25, 1997, of revenues from 17 companies that were acquired in business combinations accounted for under the purchase method after the begining of the fourth quarter of fiscal 1996.

    Gross profit increased 100.8%, from $255.2 million, or 26.2% of revenues, for the nine months ended January 31, 1996, to $512.4 million, or 28.3% of revenues, for the nine months ended January 25, 1997. The increase in gross profit as a percentage of revenues was due primarily to a shift in revenue mix resulting in a higher proportion of revenues in traditionally higher margin products and services such as office coffee services and products sold in New Zealand and Australia. The Company's gross profit as a percentage of revenue also improved as a result of improved purchasing and rebate programs negotiated with vendors.

    Selling, general and administrative expenses increased 96.4%, from $213.1 million, or 21.9% of revenues, for the nine months ended January 31, 1996, to $418.5 million, or 23.1% of revenues, for the nine months ended January 25, 1997. The increase in selling, general and administrative expenses was due primarily to the inclusion of the Fiscal 1996 and 1997 Purchased Companies in the results for the nine months ended January 25, 1997. The increase in selling, general and administrative expenses as a percentage of revenues was due primarily to a shift in revenue mix resulting in a higher proportion of revenues from products and services with traditionally higher selling, general and administrative expenses, such as office coffee services and products sold in New Zealand and Australia.

    The Company incurred one-time nonrecurring acquisition costs of approximately $11.0 million and $6.1 million during the nine months ended January 25, 1997 and January 31, 1996, respectively, in conjunction with business combinations accounted for under the pooling-of-interests method. The nonrecurring acquisition costs for the nine months ended January 25, 1997 represented costs associated with 30 business combinations accounted for under the pooling-of-interests method compared to six such business combinations during the nine months ended January 31, 1996. The nonrecurring acquisition costs for the nine months ended January 31, 1996 included a charge of approximately $4.7 million related to one business combination which included the payment of significant transaction related compensation obligations. During the nine months ended January 31, 1996 the Company also recorded a one-time charge of $682,000 associated with the discontinuation of the printing division at one of its subsidiaries.

    Interest expense, net of interest income, increased 216.7% from $8.1 million for the nine months ended January 31, 1996 to $25.6 million for the nine months ended January 25, 1997. This increase was due primarily to the increase in the Company's borrowings through the issuance of an aggregate of $373.75 million of Notes during the fourth quarter of fiscal 1996 and the first quarter of fiscal 1997 and an increase in the outstanding balance on the Company's Credit Facility. The proceeds from the issuance of the Notes and the additional borrowings from the Credit Facility were used to fund the cash portion of the consideration in business combinations and to refinance indebtedness assumed in such business combinations. For the nine months ended January 25, 1997, other (income) expense also included a foreign currency gain of $3.4 million, which represented the effect of the change in the exchange rate between the New Zealand and U.S. dollars on short-term loans between the Company and Blue Star.

    Provision for income taxes increased from $5.2 million, for the nine months ended January 31, 1996, to $24.2 million, for the nine months ended January 25, 1997, reflecting effective income tax rates of 18.3% and 39.5%, respectively. The low effective income tax rate for the nine months ended January 31, 1996, compared to the federal statutory rate of 35.0% plus state, local and foreign taxes, is primarily due to the fact that several companies included in the results for such nine month period, which were acquired in business combinations accounted for under the pooling-of-interests method, were not subject to federal income taxes on a corporate level as they had elected to be treated as subchapter S corporations prior to being acquired by the Company. The higher effective income tax rate for the nine months ended January 25, 1997, is due primarily to increased nondeductible expenses, including amortization of goodwill related to acquisitions accounted for under the purchase method and nonrecurring acquisition costs related to acquisitions accounted for under the pooling-of-interests method. This was partially offset by the impact of the completion of business combinations accounted for under the pooling-of-interests method, during the first three quarters of fiscal 1997, of companies that had elected to be treated as subchapter S corporations prior to being acquired by the Company.

    During the nine months ended January 25, 1997, the Company incurred an extraordinary item of $612,000, which represents the aggregate expenses, net of the expected tax benefit, associated with the early termination of the Company's $50 million credit facility with First Bank National Association due to the Company entering into a new $500 million Credit Facility in August 1996 with a syndicate of banks led by Bankers Trust Company. The expenses consisted of the write-off of certain capitalized debt issue costs, which were being amortized over the life of the credit facility, and the direct costs of terminating the facility.

RESULTS FOR THE PRIOR FISCAL YEARS

    YEAR ENDED APRIL 30, 1996 COMPARED TO THE YEAR ENDED APRIL 30, 1995

    Revenues increased by 73.6%, from $798.7 million in fiscal 1995 to $1,386.2 million in fiscal 1996. This increase was due primarily to the 26 acquisitions completed during fiscal 1996 that were accounted for under the purchase method of accounting and the five acquisitions completed during fiscal 1995 that were accounted for under the purchase method of accounting and were included for the entire 1996 fiscal year (collectively, the "31 Purchased Companies").

    Gross profit increased by 74.6%, from $211.7 million in fiscal 1995 to $369.6 million in fiscal 1996. Gross profit as a percentage of revenues increased from 26.5% in fiscal 1995 to 26.7% in fiscal 1996. This increase in gross profit was due primarily to the inclusion of the 31 Purchased Companies.

    Selling, general and administrative expenses increased by 72.8%, from $181.8 million in fiscal 1995 to $314.3 million in fiscal 1996. Selling, general, and administrative expenses as a percentage of revenues decreased from 22.8% in fiscal 1995 to 22.7% in fiscal 1996. The increase in selling, general and administrative expenses was due primarily to the inclusion of the 31 Purchased Companies.

    During fiscal 1996, the Company incurred $8.8 million in one-time charges, which represented 0.6% of revenues. These charges consisted of $8.1 million in nonrecurring acquisition costs incurred in conjunction with the 14 business combinations completed during fiscal 1996 that were accounted for under the pooling-of-interests method of accounting (the "Pooled Companies") and $682,000 associated with the discontinuation of the printing division at a subsidiary, which consisted primarily of the write-down of printing division assets to their estimated market value. GAAP requires the Company to expense all acquisition expenses related to the combinations accounted for under the pooling-of-interests method of accounting.

    Interest expense increased by 115.6%, from $7.1 million in fiscal 1995 to $15.3 million in fiscal 1996. The increase was due primarily to the increase in the Company's borrowings. The increase in interest expense was partially offset by an increase in interest income of $3.4 million for fiscal 1996 compared to fiscal 1995. The increase in interest income was primarily the result of the investment by the Company of a portion of the proceeds from the sale of 5,543,045 shares of Common Stock at $23.25 per share, including the underwriters' over-allotment option of 610,000 shares, and the issuance of $143.75 million principal amount of the February Notes, including the underwriters' over-allotment option of $18.75 million, at a time when it did not need to borrow under its line of credit.

    Provision for income taxes increased by 123.7%, from $3.2 million in fiscal 1995 to $7.1 million in fiscal 1996, reflecting effective income tax rates of 13.0% and 19.6% in fiscal 1995 and 1996, respectively. The increase in income taxes was primarily due to increased pretax income resulting from the inclusion of the Purchased Companies. The increase in the effective income tax rate is due primarily to the fact that the pretax income of the Pooled Companies that had elected to be treated as subchapter S corporations prior to their acquisition by the Company constituted a higher proportion of the total pretax income during fiscal 1995 and to the addition of non-deductible expenses, primarily non-deductible goodwill relating to the Purchased Companies.

    YEAR ENDED APRIL 30, 1995 COMPARED TO THE YEAR ENDED APRIL 30, 1994

    Revenues increased by 33.7%, from $597.5 million in fiscal 1994 to $798.7 million in fiscal 1995. This increase was due primarily to the inclusion of the five Purchased Companies acquired during fiscal 1995 (the "1995 Purchased Companies").

    Gross profit increased by 24.4% from $170.2 million in fiscal 1994 to $211.7 million in fiscal 1995. Gross profit as a percentage of revenues decreased from 28.5% in fiscal 1994 to 26.5% in fiscal 1995. The decrease as a percentage of revenues was primarily due to the inclusion of the 1995 Purchased Companies, which had a higher proportion of sales of traditionally lower margin product lines, such as business machines and office furniture.

    Selling, general and administrative expenses increased by 19.7%, from $152.0 million in fiscal 1994 to $181.8 million in fiscal 1995. Selling, general and administrative expenses as a percentage of revenues decreased from 25.5% in fiscal 1994 to 22.8% in fiscal 1995. This decrease, as a percentage of revenues, was primarily due to the inclusion of the 1995 Purchased Companies, which had lower selling, general and administrative expenses as a percentage of revenues.

    Interest expense increased by 43.8%, from $4.9 million in fiscal 1994 to $7.1 million in fiscal 1995. The increase in interest expense was primarily due to incremental interest expense incurred by the 1995 Purchased Companies and to higher interest rates. The interest expense was partially offset by an increase in interest income of $277,000.

    Other income decreased by 2.8% from $1.2 million in fiscal 1994, to $1.1 million in fiscal 1995.

    The provision for income taxes increased by 52.0%, from $2.1 million in fiscal 1994 to $3.2 million in fiscal 1995, reflecting effective income tax rates of 14.1% and 13.0% in fiscal 1994 and 1995, respectively. This increase in income taxes was due primarily to increased pretax income. The low effective income tax rates for fiscal 1994 and fiscal 1995, compared to the federal statutory rate of 34.0% plus state and local taxes, were the result of the election by certain companies included in the results to be treated as subchapter S corporations prior to their acquisitions by the Company in transactions accounted for under the pooling-of-interests method of accounting.

LIQUIDITY AND CAPITAL RESOURCES

    At January 25, 1997, the Company had cash of $56.5 million and working capital of $78.9 million. The Company's capitalization, defined as the sum of long-term debt and stockholders' equity, at January 25, 1997 was $961.5 million.

    In February and March 1997, the Company completed the Recent Offering, at a gross price of $33.00 per share, of 8,682,331 shares of Common Stock, including the purchase by the underwriters of 637,000 shares of Common Stock from their over-allotment option. The net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, were approximately $274.5 million and have been used to repay a portion of the outstanding balance on the Credit Facility. At March 26, 1997, the Company had $92.5 million outstanding under the Credit Facility at an annual interest rate of approximately 7.0%.

    In October 1996, the Company refinanced $180 million in high interest rate debt outstanding in New Zealand and Australia with the $180 million that was available under the Credit Facility solely for purposes of such refinancing. The average annual interest rate on such debt prior to such refinancing was approximately 11.0%.

    In September 1996, the Company sold 1,250,000 shares of Common Stock to Quantum Partners LDC in a private placement. The Company received proceeds of approximately $38.1 million as a result of the sale. The proceeds were used to repay a portion of the then outstanding balance under the Credit Facility.

    In August 1996, the Company entered into an agreement under which a syndicate of financial institutions, led by Bankers Trust Company, as Agent (the "Bank"), is providing the Company with the $500 million Credit Facility bearing interest, at the Company's option, at the Bank's base rate plus an applicable margin of up to 1.25%, or a eurodollar rate plus an applicable margin of up to 2.5%. The availability under the Credit Facility is subject to certain sublimits including $100 million for working capital loans and $400 million for acquisition loans, with $180 million of the acquisition loan sublimit available solely to refinance certain outstanding indebtedness of the Company in Australia and New Zealand. The Credit Facility is secured by a majority of the assets of the Company and its subsidiaries and contains customary covenants, including financial covenants with respect to the Company's consolidated leverage and interest coverage ratios, capital expenditures, payment of dividends and purchases and sales of assets, and customary default provisions, including provisions related to non-payment of principal and interest, default under other debt agreements and bankruptcy. The Company is currently in negotiations with the Bank to amend the Credit Facility to eliminate the $180 million acquisition sublimit.

    In May and June 1996, the Company completed the sale, in an offshore offering and in a concurrent private placement in the United States, of the May Notes in the principal amount of $230 million, including the manager's over-allotment option of $30 million principal amount of May Notes (the "May Notes Offering"). The net proceeds from the May Notes Offering, after deducting the manager's discounts and commissions and offering expenses, were approximately $223.1 million and were used for working capital and acquisition purposes, including the repayment of higher interest rate debt assumed in business combinations.

    During the nine months ended January 25, 1997, net cash used in operating activities was $24.8 million which resulted primarily from the increase in accounts receivable due to seasonality and revenue growth and a decrease in accounts payable due to the Company's aggressive policy of taking recently negotiated cash discounts. Net cash used in investing activities was $404.2 million, including $332.5 million used for acquisitions, $23.9 million used for additions to property and equipment and $41.3 million used to make an equity investment in Dudley. Net borrowings increased $276.0 million during the nine months ended January 25, 1997 primarily to fund acquisitions, including the repayment of higher interest rate debt assumed in business combinations.

    During the nine months ended January 31, 1996, net cash used in operating activities was $4.2 million. Net cash used in investing activities was $75.3 million, including $58.2 million used for acquisitions and $16.8 million used for additions to property and equipment. Net borrowings increased $36.6 million during the nine months ended January 31, 1996. The Company also received $53.5 million in cash as a result of the sale of Common Stock during the period.

    During fiscal 1996, net cash provided by operating activities was $7.9 million. Net cash used in investing activities during fiscal 1996 was $122.7 million, consisting primarily of net cash paid in acquisitions of $95.6 million, net cash paid for additions to property and equipment of $20.8 million and an investment in affiliate of $5.6 million. Net cash provided by financing activities during fiscal 1996 was $273.2 million, consisting primarily of $176.3 million from the two public offerings of Common Stock and the public offering of debt of $138.4 million, net of offering expenses, partially offset by a reduction in net borrowings of $23.9 million and dividends paid by certain Pooled Companies prior to their acquisitions by the Company of $16.5 million.

    During fiscal 1995, net cash provided by operating activities was $14.9 million. Net cash used in investing activities during fiscal 1995 was $25.8 million, consisting primarily of net cash paid in acquisitions of $18.1 million and net cash paid for additions to property and equipment of $7.9 million. Net cash provided by financing activities during fiscal 1995 was $18.5 million, representing proceeds from the initial public offering of $33.5 million, net of offering expenses, and an increase in net borrowings of $2.0 million partially offset by payments of $11.3 million to the stockholders of four companies acquired in the initial public offering and dividends paid by certain Pooled Companies prior to their acquisitions by the Company of $8.7 million.

    During fiscal 1994, net cash provided by operating activities was $12.1 million. Net cash used in investing activities during fiscal 1994 was $8.0 million, consisting primarily of net cash paid for additions to property and equipment of $7.2 million. Net cash used in financing activities during fiscal 1994 was $3.7 million, consisting primarily of dividends paid by certain Pooled Companies prior to their acquisitions by the Company of $7.2 million offset by net borrowings of $3.3 million.

    Subsequent to January 25, 1997 and through March 26, 1997, the Company has completed 13 business combinations for an aggregate purchase price of $25.6 million, consisting of approximately $6.2 million of cash and 624,828 shares of the Company's Common Stock with an aggregate market value on the dates of acquisition of approximately $19.4 million.

    The Company plans to continue to consolidate and modernize its distribution facilities and systems with the creation of district fulfillment centers and the consolidation of existing facilities into such centers. The Company expects to incur capital expenditures of approximately $20 million to $30 million over the next fiscal year for this and other purposes.

    The Company anticipates that its current cash on hand, cash flow from operations, and additional financing available under the Credit Facility will be sufficient to meet the Company's liquidity requirements for its operations through the end of the 1997 calendar year. However, the Company is currently, and intends to continue, pursuing additional acquisitions, which are expected to be funded through a combination of cash and shares of Common Stock. There can be no assurances that additional sources of financing will not be required during the next twelve months or thereafter.

FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS

    The Company's business is subject to seasonal influences. The Company's historical revenues and profitability in its core office products business have been lower in the first two quarters of its fiscal year, primarily due to the lower level of business activity in North America during the summer months. The seasonality of the core office products business, however, is expected to be impacted by the seasonality of its other operations, which have expanded through acquisitions. For example, the revenues and profitability of the Company's school supplies and school furniture business have been higher during the Company's first and second quarters and significantly lower in its third and fourth quarters, and the revenues and profitability of the Company's operations in New Zealand and Australia have generally been higher in the Company's third quarter. As the Company's mix of businesses evolves through future acquisitions, these seasonal fluctuations may continue to change. In addition, quarterly results also may be materially affected by the timing of acquisitions, the timing and magnitude of costs related to such acquisitions, variations in the prices paid by the Company for the products it sells, the mix of products sold and general economic conditions. Therefore, results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent fiscal quarter or for a full fiscal year.

    The following table sets forth certain unaudited consolidated quarterly financial data for the fiscal year ended April 30, 1996 and the nine months ended January 25, 1997. The information has been derived from unaudited consolidated financial statements that in the opinion of management reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of such quarterly information.

                                                     FISCAL 1996 QUARTERS                      FISCAL 1997 QUARTERS
                                        ----------------------------------------------  ----------------------------------
                                          FIRST       SECOND     THIRD(1)     FOURTH      FIRST       SECOND      THIRD
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------

                                                                    (In thousands)
Revenues..............................  $  266,959  $  328,080  $  380,089  $  411,084  $  474,267  $  652,895  $  680,490
Gross profit..........................      70,003      85,456      99,761     114,352     131,566     186,178     194,659
Operating income(2)(3)................       3,766      12,196      19,359      11,177      22,271      32,180      28,479
Net income(2)(3)......................       2,919       8,317      12,163       5,828      12,604      13,610      10,177

------------------------

(1) The quarterly financial data for the fiscal year ended April 30, 1996 includes the financial results of two companies subject to significant seasonal influences which had fiscal years ended December 31, 1995 and were acquired in business combinations accounted for under the pooling-of-interests method of accounting. GAAP requires that the results of these acquired companies for their third quarter ended September 30, 1995 be included in the Company's results for the third quarter ended January 31, 1996. Because the acquired companies are significantly more profitable during the three months ended September 30 than the three months ended January 31, the Company's revenues and operating income for the quarter ended January 31, 1996, as reported in accordance with GAAP appear high. The Company's revenues and operating income for such quarter would have been $47.2 million lower and $14.2 million lower, respectively, if the Company's results for the quarter ended January 31, 1996 had included the acquired companies' results for the three months ended January 31, 1996.

(2) Includes costs of $682,000 incurred during the third quarter of 1996 in connection with the discontinuation of a printing division at a subsidiary.

(3) Includes one-time nonrecurring acquisition costs of $1,787,000, $3,945,000 and $5,225,000 for each of the first three quarters of fiscal 1997, respectively, and $4,671,000, $599,000, $824,000 and $1,984,000 for each of the four quarters of fiscal 1996, respectively. These one-time nonrecurring acquisition costs are the result of business combinations consummated during the fiscal year and accounted for under the pooling-of-interests method of accounting. Under GAAP, acquisition costs incurred in conjunction with pooling-of-interests combinations must be recorded as expense.

INFLATION

    The Company does not believe that inflation has had a material impact on its results of operations.

FACTORS AFFECTING THE COMPANY'S PROSPECTS

    The prospects of the Company may be affected by a number of factors, including the matters discussed below:

    The Company has an aggressive acquisition strategy that has involved, and is expected to continue to involve, the acquisition of a significant number of additional companies in related lines of businesses. From its inception through March 26, 1997, the Company completed 149 acquisitions. In addition, the Company currently has, and from time to time expects to enter into, letters of intent with respect to the acquisition of additional office and educational products and equipment businesses, both in the United States and internationally, consistent with its strategy of pursuing an aggressive acquisition program.

    The Company depends on acquisitions and organic growth to increase its earnings. There can be no assurance that the Company will complete acquisitions in a manner that coincides with the end of its fiscal quarters. The failure to complete acquisitions on a timely basis could have a material adverse effect on the Company's quarterly results. Likewise, delays in implementing planned integration strategies and activities also could adversely affect the Company's quarterly earnings. In addition, there can be no assurance that acquisitions will occur at the same pace or be available to the Company on favorable terms, if at all. For example, if the market price of the Common Stock were to decline significantly over a sustained period, the owners of potential acquisition targets may not be willing to receive shares of Common Stock in exchange for their businesses, thereby adversely affecting the pace of the Company's acquisition program. Such an effect on the pace of the Company's acquisition program could further reduce the price of a share of Common Stock, to the further detriment of the Company's acquisition strategy. In addition, the consolidation of the contract stationer industry has reduced the number of larger companies available for sale, which could lead to higher prices being paid to acquire such companies. The failure to acquire additional businesses and to acquire such businesses on favorable terms in accordance with the Company's growth strategy could have a material adverse impact on future sales and profitability.

    The Company's acquisition strategy has resulted in a significant increase in sales, employees, facilities and distribution systems. While the Company's decentralized management strategy, together with operating efficiencies resulting from the elimination of duplicative functions and economies of scale, may present opportunities to reduce costs, such strategies may initially necessitate costs and expenditures to expand operational and financial systems and corporate management and administration. These various costs and possible cost-savings strategies may make historical operating results not indicative of future performance. In addition, there can be no assurance that the pace of the Company's acquisitions will not adversely affect the Company's efforts to implement its cost-savings strategies and to manage its acquisitions profitably.

    The Company operates in a highly competitive environment. Some of the Company's current and potential competitors are larger than the Company and have greater financial resources. No assurances can be given that competition will not have a material adverse effect on the Company's business.

    The Company expects to continue to focus significant attention and resources on future international expansion. In addition to the factors described above that may impact the Company's domestic operations, the Company's operations in foreign markets are subject to a number of inherent risks, including currency exchange rates, new and different legal and regulatory requirements, difficulties in staffing and managing foreign operations, risks specific to different business lines that the Company may enter and other factors.

    In addition, in response to industry and market changes, including industry consolidation resulting from possible combinations or alliances among major competitors in the office products industry and continued volatility in the market prices of shares of common stock of the Company and its industry competitors, the Company also may consider, from time to time, additional strategies to enhance stockholder value in light of such changes. These may include, among others, strategic alliances and joint ventures, spin-offs, purchase, sale, or merger transactions with other large companies, a recapitalization of the Company, and other similar transactions. There can be no assurance whether any such transaction could be completed or the terms or timing of any such transaction. See "Business--Competition."

    For a more complete discussion of the above factors, see "Risk Factors."

                                    BUSINESS

    The following "Business" section contains forward-looking statements which involve risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," and "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors."

COMPANY OVERVIEW

    U.S. Office Products is one of the world's largest and fastest growing suppliers of a broad range of office products and business services to corporate, commercial, industrial and educational customers. Since its founding in October 1994, the Company has emerged as a leading consolidator of several highly fragmented industries that serve the office needs of business and educational customers. The Company had pro forma revenues of $2.8 billion for the fiscal year ended April 30, 1996 assuming the completion as of May 1, 1995 of the acquisitions made by the Company after May 1, 1995. U.S. Office Products currently provides products and services from over 350 facilities in North America, and from over 350 facilities in New Zealand, Australia, and the United Kingdom. The Company currently has over 15,000 employees.

    The Company's strategy is to serve as the sole source for the full range of business products, services, and equipment used by middle market businesses around the world. The Company believes that middle market businesses, which it defines as those with between 20 and 500 employees, constitute the fastest growing sector of the economy and have served as a greater source of new job growth in recent years than have larger organizations. The Company sells to its business and educational customers a full range of more than 34,000 products and services, including office supplies, office furniture, office coffee services, computer and telecommunications network services, forms management and school supplies and school furniture. The Company believes that, in many middle market businesses, most of these products and services are purchased by a single decisionmaker. The Company's goal is to emerge as the provider of choice for all of a customer's office needs by offering superior customer service, convenience and a full range of products and services to such decisionmakers.

    The Company has an aggressive acquisition program through which it has acquired and seeks to acquire companies with established sales presences and brand names in given geographic, product or service markets. From its founding through March 26, 1997, the Company completed 149 acquisitions. The Company believes that the fragmented nature of many of the markets it serves has both allowed it to identify suitable acquisition candidates and enabled it, through acquisitions, to establish a leadership position in these markets. For example, the Company believes that, based upon current sales volume, it is now one of the largest contract stationers in the United States, one of the largest school supply distributors in the United States, one of the largest providers of office coffee services in the United States and one of the largest providers of contract furniture in the United States. The Company is currently organized into eight divisions to serve its various product, service, and geographic markets, and to identify and pursue complementary acquisitions within these markets.

    As a result of its aggressive acquisition program, the Company has been in discussions with potential acquirees at most times since its founding. It currently has, and from time to time expects to enter into, letters of intent with respect to additional companies, both in the United States and internationally. There can be no assurance, however, that definitive agreements for additional acquisitions will be executed or that additional acquisitions will be completed. In response to industry and market changes, including industry consolidation resulting from possible combinations or alliances among major competitors in the office products industry and continued volatility in the market prices of shares of common stock of the Company and its industry competitors, the Company also may consider, from time to time, additional strategies to enhance stockholder value in light of such changes. These may include, among others, strategic alliances and joint ventures, spin-offs, purchase, sale or merger transactions with other large companies, a recapitalization of the Company, and other similar transactions. See "Risk Factors--Rapid Expansion; Dependence on Acquisitions for Future Growth" and "Risk Factors--Substantial Competition and Industry Consolidation."

    The Company operates with a decentralized sales and customer contact strategy in an effort to provide superior customer service and retain the historical customers of acquired businesses. The Company believes that many customers purchase office products and business services based on established long-term commercial relationships. The Company seeks to preserve these relationships by retaining the management, sales organizations, and brand name identity of acquired companies. By broadening the range of products and services that it sells, the Company also believes that it can create additional sales opportunities for its local sales organizations.

    At the same time, the Company seeks to achieve the operating efficiencies of a large organization by (i) generating cost savings through volume purchasing of office products and increasing the percentage of office supplies purchased directly from manufacturers; (ii) combining certain general and administrative functions at the corporate level and eliminating redundant facilities; and (iii) implementing improved technology and operating systems. In its acquisition program, the Company utilizes a "hub and spoke" strategy, which involves the acquisition of (a) a larger established, high quality local company, or hub, and
(b) additional smaller companies, or spokes, in secondary markets surrounding the hubs. Where possible, the operations of the acquired spokes are integrated into the operations of existing hubs, thereby eliminating a portion of the operating expenses of the acquired spokes. The Company also is implementing regional consolidation and integration plans, such as the establishment of regional warehouses (referred to by the Company as district fulfillment centers), which enable certain operational activities to be shared among hubs and spokes located within a specific geographic area. The Company has appointed managers for each of its 12 regions in the United States and has given them oversight responsibility for the operations of their respective regions. This regional approach is designed to permit the elimination of duplicative facilities and costs and promote the integration of the operations within each region.

MARKET OVERVIEW

    The Company has served the following related markets in North America and abroad:

NORTH AMERICAN OFFICE PRODUCTS

    CONTRACT STATIONERY

    According to independent research reports, the traditional office supplies market in the United States generates approximately $60 billion in annual sales. The companies servicing this market include: (i) discount superstore retailers;
(ii) mail order marketers; (iii) traditional retail stores; and (iv) contract stationers. Independent estimates indicate that the aggregate size of the retail and mail order markets is approximately $30 billion in annual sales and that the size of the contract stationer market is also approximately $30 billion in annual sales. The Company believes that the total $60 billion market can be classified by customer type into three segments: the large corporate segment, the middle market corporate segment and the small office segment.

    The large corporate segment is comprised of companies with 500 or more employees. These customers often negotiate contract pricing on many of the office products they routinely purchase, and the Company believes that this segment of the market is more price sensitive than the middle market corporate segment. The large corporate segment has historically been served by contract stationers, and the Company believes that this segment is currently the focus of several of its largest competitors.

    The middle market corporate segment, which is the focus of the Company's sales efforts, is composed of companies between 20 and 500 employees. The Company believes that companies in this segment do not have large numbers of employees to devote to the function of purchasing office products, and that, while these products are important to the functioning of businesses, office products are not necessarily a large portion of the costs of companies in this segment. As a result, the Company believes that this segment is more driven by the level of service provided than by price. This segment historically has been served primarily by contract stationers, and, to a much lesser extent, by mail order marketers and traditional retail dealers. Discount superstore chains and mail order marketers have attempted to gain market share in this segment by providing delivery services and allowing credit card purchases. However, the Company believes that discount superstores and mail order marketers have achieved only limited penetration because they do not provide the level of service required by customers in this segment.

    The small office segment consists of home offices and small businesses with 20 or fewer employees. These customers historically have purchased office supplies from retail dealers at or near manufacturers' list prices. Discount superstores and mail order marketers have captured an increasing share of sales to this segment primarily by offering lower prices and providing a better product selection than retail dealers.

    The $30 billion U.S. corporate office supplies segment has historically been serviced by numerous contract stationers, most of which operate in only one metropolitan area and have annual sales of less than $15 million. However, as the office products industry undergoes rapid consolidation, the Company believes that many smaller office supply companies will be unable to compete because, in part, of their inability to purchase products at favorable prices. As a result, these companies will be acquired by larger companies or closed. The Company believes that it has five competitors with revenues in excess of $500 million supplying office products to the corporate segments, that none of these competitors has a market share in excess of 10% and that their combined market share is less than 35%. See "--Competition."

    OFFICE COFFEE SERVICES

    The Company believes that the office coffee services ("OCS") industry in the United States generates approximately $3 billion in annual sales. The Company believes that this industry is also highly fragmented, with most companies in the industry having sales of under $15 million.

    OFFICE FURNITURE

    The Company believes that there are thousands of companies selling office furniture to the corporate, commercial and industrial markets. The Company believes that the office furniture market in North America had sales of approximately $12 billion in 1995.

    FORMS MANAGEMENT

    The U.S. market for business forms, as measured by the International Business Forms Industries trade association, was approximately $8 billion in 1995. Five national direct manufacturers account for a large share of business form sales. The remainder of the industry is highly fragmented among smaller companies serving local or regional markets.

    CORPORATE TRAVEL

    The U.S. corporate travel market, as measured by the Airline Reporting Corporation, generates annual sales of approximately $50 billion. Fifty percent of the market is dominated by the top 100 corporate travel agencies in the United States, with the remainder of the sales spread among smaller agencies.

SCHOOL SUPPLIES AND SCHOOL FURNITURE

    According to the National Center of Education Statistics, there are approximately 137,000 private and public schools that serve approximately 54.4 million kindergarten through 12th grade students in the United States. The Company believes that these schools are serviced by a fragmented industry of over 1,000 independent dealers, who generated sales totaling over $3 billion in 1995.

INTERNATIONAL OFFICE PRODUCTS

    The Company believes that the international office products industry, like the office supplies industry in the United States, is highly fragmented and therefore represents a consolidation opportunity for the Company. According to independent research estimates, annual sales in the contract stationer market in developed countries excluding the United States exceed $100 billion.

COMPUTER NETWORK SERVICES

    According to independent research reports, computer and telecommunications network services constitute a combined market of over $50 billion. The Company believes that this market is growing rapidly and that an opportunity exists for the Company to provide these services to its middle market customers.

BUSINESS STRATEGY

    The Company's objective is to become the premier provider of office products and business services to middle market companies around the world. The Company is pursuing several strategies to accomplish this objective, including:

    MAKING STRATEGIC ACQUISITIONS TO CONSOLIDATE THE DOMESTIC OFFICE PRODUCTS MARKET. The Company believes that various North American office products markets remain highly fragmented and that it has the opportunity to continue to consolidate these markets through selective acquisitions of leading companies. The Company believes that its policy of retaining the brand name and empowering the management of acquired companies helps to make it the acquirer of choice for many companies. Moreover, this strategy enables the Company to draw on the contacts and expertise of local management by empowering them to identify acquisition candidates and to participate in the process of integrating newly acquired companies into U.S. Office Products.

    EXPANDING THE COMPANY'S PRODUCT AND SERVICE OFFERINGS. The Company intends to continue to broaden the complement of products and services it offers in order to increase its sales to existing customers. The Company believes that many of its subsidiaries can maximize their sales, warehousing and distribution capabilities by offering a broader array of products and services to their customers. The Company's strategy in making acquisitions in complementary office-related markets is to maximize the cross-selling opportunities and operating efficiencies available to these subsidiaries. For example, certain of the Company's subsidiaries offer to the same customers office supplies, contract furniture, and office coffee services, although the Company believes that this is occurring at a relatively small number of subsidiaries and that significant additional cross-selling opportunities exist among its existing subsidiaries. Over time, the Company's strategy is to complement these offerings with additional office-related products and services, such as computer network services, corporate travel services and forms management.

    ACHIEVING OPERATING EFFICIENCIES. The Company's strategy is to continue to reduce costs as a percentage of sales by taking advantage of purchasing, operating, and administrative efficiencies which it believes can be achieved with the Company's increased size and scale. For example, office product manufacturers historically have offered more favorable prices and rebates to high volume purchasers. As it has grown, the Company has negotiated certain additional discounts and rebates with its suppliers and vendors and believes that it will be able to increase the discounts and rebates in the future. The Company believes that it will be able to achieve operating efficiencies by eliminating redundant facilities and reducing overhead and by combining certain general and administrative functions, such as purchasing and implementation of computer systems, purchasing or leasing of delivery vehicles, and the process of securing accounting, insurance, financial management, marketing, human resources and legal support. The Company also is implementing regional consolidation and integration plans, such as the establishment of regional warehouses (referred to by the Company as district fulfillment centers), which enable certain operational activities to be shared among hubs and spokes located within a specific geographic area. In addition, the Company publishes its annual proprietary catalog of its office products including approximately 5,000 stock keeping units ("SKUs"). The Company believes this catalog assists its subsidiaries in reducing their reliance on wholesalers and in enabling them to purchase more items directly from manufacturers at lower cost. Consistent with the Company's decentralized operating approach, the Company-wide catalog is customized for each subsidiary so that the cover bears the name of the subsidiary and the initial pages can provide information specifically about that subsidiary.

    IMPLEMENTING SYSTEM AND TECHNOLOGY IMPROVEMENTS. Certain subsidiaries have developed operating and technology systems designed to improve and enhance their operations, including computerized inventory management and order processing systems, computerized quotation and job costing systems, and computerized logistics and distribution systems. The Company plans to incorporate industry-standard technology platforms, including frame relay networks, bar coding, and radio frequency technologies at its existing and planned regional warehouses, referred to by the Company as district fulfillment centers ("DFCs"). The Company believes that these platforms will allow it to process orders and track inventory and order fulfillment on a real-time basis, forecast demand by specific inventory item, or SKU, and generate customized usage and billing reports for their customers. The Company believes that implementation of these systems at additional facilities will significantly increase the speed and accuracy of order processing and fulfillment at the subsidiaries, while reducing inventory turns and providing measurement and analysis tools that facilitate efficient operation. In addition, in December 1996, the Company acquired TSH, a leading vendor of management information systems to the office products industry. A substantial portion of the Company's North American contract stationery subsidiaries currently use TSH software for their computerized inventory management systems, order processing systems and warehouse management and distribution systems. The Company believes that TSH's leading historical position in supplying MIS to the industry will enable it to speed the adoption of systems throughout the Company.

    SEEKING TO CONSOLIDATE THE INTERNATIONAL OFFICE PRODUCTS MARKET BY MAKING ACQUISITIONS IN ATTRACTIVE MARKETS. The Company believes that the international office products market represents an attractive consolidation opportunity. In the past year, the Company acquired Blue Star, a leading office products company in New Zealand, through which it has acquired numerous office products companies in New Zealand and Australia, including Whitcoulls. In 1996, the Company acquired numerous office products companies in Australia and a 49% ownership stake in Dudley, the largest independent office products dealer in the United Kingdom. The Company currently operates from 285 facilities in New Zealand, 100 facilities in Australia, eight facilities in the United Kingdom, and three facilities in Canada. The Company's initial focus has been to acquire companies in English speaking countries, although the Company expects in the future to acquire companies in other countries.

PRINCIPAL PRODUCTS AND SERVICES

    The Company has operated through eight divisions which provide products and services and through which it seeks to identify and pursue complementary acquisitions.

NORTH AMERICAN OFFICE PRODUCTS GROUP

    Sales of office products to business customers in North America accounted for the largest portion of the Company's revenues for fiscal year 1996 and for the first nine months of fiscal year 1997. The Company's strategy is to continue to increase its presence in this market by acquiring profitable companies which have established a leading market position in a given geographic area. To continue to implement successfully its strategy of acquiring and integrating leading independent companies in geographic regions throughout the United States, the Company has established an organizational structure in which regional "quarterbacks" (similar to regional vice presidents) are responsible for coordinating the Company's activities in 12 Company-defined geographic regions of the country. The Company sells office products in the North American market through three divisions: contract stationery, office coffee services and office furniture. In addition, the Company has recently completed acquisitions that have led to the creation of two new divisions that have been added to the North American Office Products Group: the Forms Management Division and the Corporate Travel Services Division. As of April 1, 1997, the Company had two office coffee operations in Canada. The Company is actively seeking to acquire additional businesses in Canada that offer a range of the products and services now offered by the Company in the United States.

    CONTRACT STATIONERY DIVISION

    The Company sells office and related supplies and equipment in the domestic office contract stationer market. The Company's offerings include desktop accessories, writing instruments, paper products, computer consumables and business machines. As of March 26, 1997, the Company served this market from 39 hubs and 48 spokes. The Company believes it has over 200,000 corporate customers for office supplies in the North American market. The Company believes its decentralized management philosophy results in better customer service by allowing local management the flexibility to implement policies and make decisions based on the needs and desires of local customers. The Company encourages its local managers to work collaboratively within geographic regions and to share successful operating strategies.

    The Company generally provides next-day delivery of ordered items and, on request, same-day delivery. This "just in time" service enables certain customers to reduce overhead cost by reducing inventory and the associated personnel and space requirements. The Company believes that many of its customers purchase office products based on an established long-term business relationship with one primary supplier. The Company obtains office products from many sources, including manufacturers and wholesalers, and maintains warehouses from which ordered items are delivered to customers. With respect to office supplies, approximately one-third of ordered items are not kept in inventory but are obtained by the Company from wholesalers with which the Company has relationships. The Company does not believe that its ability to deliver goods to its customers is dependent on any particular wholesaler.

    Orders are received by the Company's sales personnel primarily by telephone or facsimile. In addition, the Company uses an electronic data interchange ("EDI") system between the Company and certain of its customers. Using this system, customers are able to place orders directly into the Company's computer systems, manage their own inventory and generate customized usage reports and invoices. Orders to be filled are routed electronically to either the Company's warehouse or, if the ordered item is not stocked by the Company at its local warehouse, to a wholesaler.

    After receiving a customer order, the Company fills the order (excluding items to be supplied by wholesalers) by "picking" the goods from the Company's warehouse. At certain facilities, the Company's computer systems automatically generate "picking" orders arranged according to the location of ordered items within the Company's warehouse, improving the efficiency of warehouse personnel in filling orders. The Company also has installed conveyer systems at these facilities to move orders through the Company's warehouses more efficiently. When orders have been picked, they are combined with the wholesaler portion of the order, if required. Finally, delivery-ready orders are staged and loaded onto trucks on a first-in, last-out basis, based on delivery routes. At these facilities, staging and loading of trucks and delivery routes are computer generated to improve delivery and distribution efficiency. The Company intends to implement additional computerized warehouse systems as it consolidates additional warehouses and implements a system of regional distribution fulfillment centers. The Company delivers ordered items using Company-owned trucks, leased trucks and unaffiliated delivery companies.

    OFFICE COFFEE SERVICES DIVISION

    Office coffee services ("OCS") businesses typically provide and install coffee brewing equipment in a customer's office at no charge but require customers to purchase, on an ongoing basis, a minimum volume of coffee and related items from the OCS business. OCS businesses generally also offer a wide assortment of both coffee and related products, including creamers, sugar, stirrers, teas, sodas, juices and bottled waters, as well as snack items and all other items that are likely to be found in an employee "breakroom" or lunch room, including plastic flatware, napkins, paper cups, straws and similar items.

    In the last two years, the Company has acquired 13 OCS companies serving the following North American markets: Washington, D.C., Atlanta, Miami, Baltimore, Milwaukee, Madison (WI), Wilkes Barre/Scranton, Philadelphia, New Orleans, Los Angeles, Portland, Seattle, El Paso, Dallas and Vancouver and Ottawa, Canada.

    In September 1996, the Company signed an agreement through which it secured an exclusive arrangement to distribute Starbucks-Registered Trademark- coffee in the North American OCS market for five years subject to, among other things, satisfaction of certain minimum purchase requirements. The Company has developed promotional materials and materials for its catalog, and certain of its employees have received training from Starbucks in connection with this strategic alliance. The Company believes that this strategic alliance will strengthen its position in the OCS market and will enhance its ability to cross-sell office coffee services to its existing clients.

    OFFICE FURNITURE DIVISION

    The Company sells catalog, contract and remanufactured furniture to the office furniture market, both through its office supplies businesses and through 14 subsidiaries that principally serve the furniture market. The Company believes that it has over 35,000 corporate customers for office furniture.

    The Company sells furniture to three different types of customers. The smaller customer typically purchases furniture such as lower-priced chairs and file cabinets from the Company's office supplies catalogs. The middle market customer typically purchases furniture of higher quality and functionality, and the large customer buys high-quality furniture of a more sophisticated design and tends to make project-oriented purchases. The Company also sells refurbished and remanufactured furniture specially designed for contract and middle market customers. To a lesser extent, the Company rents furniture to various customers on a short-term basis.

    FORMS MANAGEMENT DIVISION

    The Company distributes and manages business forms, commercial printing, promotional products, and office supplies through a network serving more than 12,000 customers with the products of more than 3,500 vendors. This division's vendor network enables it to offer customers a broad range of specialized products.

    CORPORATE TRAVEL SERVICES DIVISION

    The Company provides clients with corporate travel services through 35 offices in Colorado, the metropolitan Washington, D.C. area and Minneapolis.

SCHOOL SUPPLIES AND SCHOOL FURNITURE DIVISION

    The Company sells school and office supplies and school furniture to the kindergarten through 12th grade ("K-12") educational market primarily through its School Specialty, Inc. subsidiary, which recently has acquired six companies serving this market, as well as through its Re-Print Corporation subsidiary.

    The Company's school supplies and school furniture business focuses on the approximately 137,000 private and public schools that serve approximately 54.4 million K-12 students in the United States. Categories of sales in the educational market include classroom, art, office and instructional materials (excluding textbooks), and desks, chairs, tables and other furniture for classroom, cafeteria, library, locker and laboratory use.

    The Company employs a three-tiered approach to the industry. It utilizes a direct sales force group to market products to individual school systems throughout the United States. A National Bid Desk group responds to Requests for Proposals ("RFPs") and larger regional or statewide contracts. The Company's Re-Print Corporation subsidiary uses a direct mail program to reach over 1.6 million teachers with what the Company believes is the largest and most comprehensive catalog in the U.S. school supply market-place.

    The Company believes that the school supplies and school furniture market has been growing as school enrollments have increased. The Company believes that it is one of the leading distributors of supplies and furniture to this market, and is therefore well-positioned to further consolidate the market.

COMPUTER NETWORK SERVICES DIVISION

    The Company's computer network services business includes three subsidiaries that focus on four key areas of the computer and network services market. These areas include: (i) regional consulting, which includes the definition of customer needs, strategic planning, project management services, and the development and implementation of best practices; (ii) network and system integration, which includes the procurement and installation of building cable, network and computer systems hardware, and network and computer systems software; (iii) telephone interconnect services, which includes the procurement and installment of building cabling, telephone PBX and key-system equipment, voice mail systems, and voice response units; and (iv) software integration services, which includes the installation and customization of mainstream manufacturers of business software to help the Company's customers achieve best practices. The Company provides these services to its customers both domestically and internationally.

INTERNATIONAL OFFICE PRODUCTS DIVISION

    The Company expects to continue to focus significant attention and resources on international expansion. The Company's initial acquisition efforts outside of the United States have focused on companies in English-speaking countries. The Company currently sells office and educational products and equipment and certain other products and services in New Zealand and Australia through Blue Star and its subsidiaries, including Whitcoulls, and in the United Kingdom through its 49% interest in Dudley.

    The Company's operations in New Zealand and Australia currently include, in addition to the office products business, the sale and leasing of telecommunications and office automation equipment and products, as well as the provision of related maintenance and system design and implementation services, retail stationery and book stores, manufacturing of commercial, scholastic and household stationery products and printing operations. Blue Star has completed 39 acquisitions during the last three years to become one of the largest office products companies in New Zealand. The Company believes that its acquisitions of Blue Star and Whitcoulls have made it one of the largest office products suppliers in the Pacific Rim.

    The Company believes that Dudley is the largest independent office products dealer in the United Kingdom. Under the Company's joint venture agreement with Dudley, the Company has made and will make further investments of working capital in Dudley to enable Dudley to seek to consolidate the United Kingdom office products market.

    The Company's strategy is to continue to make international acquisitions to increase its presence in the international office products market. The Company expects to focus its international acquisition program in Western Europe and Scandinavia.

SALES AND MARKETING

    The Company believes that its ability to maintain and grow its customer and revenue base will depend, in part, on its ability to maintain a high level of customer satisfaction, as well as competitive prices. The Company believes that its customers typically purchase office products based on an established long-term business relationship with one primary supplier. The Company establishes and maintains its relationships with customers by assigning a sales representative to most customers. The Company currently employs approximately 3,000 North American sales representatives and 2,000 sales representatives in New Zealand and Australia.

    Sales representatives, who are compensated almost exclusively on a commission and/or incentive basis, have frequent contact with their customers and share responsibility for increasing account penetration and providing customer service. Sales representatives also are responsible for marketing efforts directed to prospective customers and for responding to all bid and/or contract requests for their existing and prospective customers. The Company emphasizes a team approach, and generally integrates management, sales, customer service, purchasing and other personnel into the relationship with each customer. The Company believes that its decentralized management strategy offers it a competitive advantage because, by not adhering to a standardized national model, it has greater flexibility to respond to the needs of each local customer while achieving the buying power and operating efficiencies of a large company.

    The Company focuses its marketing efforts on the middle market business segment of the office products industry. The Company believes that a significant opportunity exists in the middle market business segment and that the larger office products companies with which the Company competes have focused more on the large corporate segment. The Company sells primarily through direct contact with customers and potential customers and does not conduct significant mass market advertising.

    The Company continues to leverage its expertise in operations that are not typical of traditional contract stationers, such as office coffee service operations, by training its sales personnel in these different areas and emphasizing a full service approach to its sales. The Company believes that, by integrating its office products operations with these other related operations, it can leverage its sales, warehousing and distribution capabilities, while offering its corporate, commercial, industrial and educational customers a single source vendor for more of their office requirements.

COMPETITION

    The Company operates in a highly competitive environment. The Company's competitors in many of the markets that it serves are smaller, independent companies, many of which are well-established in their markets. In addition, in the contract stationer market, the Company competes with five large office products companies, each of which is believed to have annual revenues in excess of $500 million: Boise Cascade Office Products Corporation; Corporate Express, Inc.; Office Depot, Inc.; BT Office Products International, Inc.; and Staples, Inc. Two of these five competitors are divisions of discount superstore chains and two others are owned in substantial portion by large manufacturers of office products.

    In the contract stationer market, as well as the other markets that it serves or proposes to serve, the Company believes that customers not only are concerned with the overall reduction of their office products costs but also place an emphasis on dependability, superior levels of service and flexible delivery capabilities. The Company believes that it competes favorably with the five large companies in the contract stationer market on the basis of service and price. However, some of these companies have greater financial resources than the Company.

    The Company faces significant competition to acquire additional businesses as the office products industry undergoes continuing consolidation. Significant competition exists, or is expected to develop, in the other markets that the Company serves or is planning to enter as consolidation occurs (or accelerates) in those markets. A number of the Company's major competitors are actively pursuing acquisitions outside of the United States. These companies, or other large companies, may compete with the Company for acquisitions in markets other than the market for office products. Such competition could lead to higher prices being paid for acquired companies. The Company believes that its decentralized management strategy and other operating strategies make it an attractive acquirer of other companies. However, no assurance can be given that the Company's acquisition program will be successful in the future.

    In addition, the Company anticipates that its major industry competitors may pursue strategic alliances, joint ventures, or other significant business combinations. Such significant transactions may include (or come in response to) the announced merger of Staples, Inc., and Office Depot, Inc., which the Federal Trade Commission (the "FTC") recently opposed on antitrust grounds. The Company cannot predict whether the FTC would oppose other future significant transactions involving major companies in the office products industry. The Company does not expect, however, that the FTC's position will have an adverse impact on the Company's acquisition program. See "Business--Company Overview."

EMPLOYEES

    As of March 26, 1997, the Company had over 15,000 full-time employees, a small number of which are members of labor unions. The Company considers its relations with its employees to be satisfactory.

PROPERTIES

    As of January 25, 1997, the Company operated 763 facilities in various states and in Canada, New Zealand and Australia, including one facility located in Washington, D.C. for its corporate headquarters. Of these facilities, 727 are leased and 36 are owned. The facilities are used for retail, warehouse and office purposes, or a combination of these functions. The aggregate square footage for all of the facilities is approximately 9,100,000 square feet consisting of 1,800,000 square feet for retail use, 5,500,000 square feet for warehouse use, and 1,800,000 square feet for office use. At this time, the Company believes its facilities are suitable for its purposes, having adequate productive capacity for the Company's present and anticipated needs. In addition, Dudley, in which the Company holds a 49% interest, owns and leases property in the United Kingdom.

    The following table sets forth the locations of all the Company's facilities as of January 25, 1997:

                                                                                                          NUMBER OF
LOCATION                                                                                                 FACILITIES
------------------------------------------------------------------------------------------------------  -------------
DOMESTIC
  Alabama.............................................................................................           13
  Arkansas............................................................................................            2
  California..........................................................................................           42
  Colorado............................................................................................           12
  Connecticut.........................................................................................            2
  District of Columbia................................................................................            3
  Delaware............................................................................................            1
  Florida.............................................................................................           23
  Georgia.............................................................................................            8
  Illinois............................................................................................           23
  Indiana.............................................................................................            9
  Iowa................................................................................................            3
  Kansas..............................................................................................            2
  Kentucky............................................................................................            7
  Louisiana...........................................................................................           12
  Maryland............................................................................................           10
  Massachusetts.......................................................................................            7
  Michigan............................................................................................           18
  Minnesota...........................................................................................            9
  Mississippi.........................................................................................           11
  Missouri............................................................................................            8
  Nebraska............................................................................................            2
  New Jersey..........................................................................................            6
  New Mexico..........................................................................................            3
  New York............................................................................................           11
  North Carolina......................................................................................           17
  Ohio................................................................................................           21
  Oklahoma............................................................................................            1
  Oregon..............................................................................................            6
  Pennsylvania........................................................................................           13
  South Carolina......................................................................................            6
  Tennessee...........................................................................................           10
  Texas...............................................................................................            5
  Virginia............................................................................................           13
  Washington..........................................................................................            3
  Wisconsin...........................................................................................           33
DOMESTIC TOTAL........................................................................................          375
                                                                                                                ---
                                                                                                                ---

INTERNATIONAL
  New Zealand.........................................................................................          285
  Australia...........................................................................................          100
  Canada..............................................................................................            3
                                                                                                                ---
INTERNATIONAL TOTAL...................................................................................          388
                                                                                                                ---
                                                                                                                ---

LEGAL PROCEEDINGS

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of these actions will have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

                                   MANAGEMENT

    The following table sets forth certain information concerning each of the executive officers and directors of the Company.

                NAME                      AGE                                    POSITION
------------------------------------      ---      ---------------------------------------------------------------------

EXECUTIVE OFFICERS

Jonathan J. Ledecky.................          39   Chief Executive Officer and Chairman of the Board

Timothy J. Flynn....................          43   President and Chief Operating Officer; Director

Thomas Morgan.......................          43   President--North American Office Products Group; Director

Donald H. Platt.....................          50   Senior Vice President, Chief Financial Officer and Treasurer

Mark D. Director....................          38   Executive Vice President, General Counsel and Secretary

Martin S. Pinson....................          51   Executive Vice President

DIRECTORS

John K. Burgess.....................          40   Director; President--Burgess, Anderson & Tate, Inc. ("BAT")

Jack L. Becker, Jr. ................          45   Director; President--Dameron-Pierson Company, Limited
                                                   ("Dameron-Pierson")

David C. Copenhaver.................          34   Director; Vice President--Operations, North American Office Products
                                                   Group; formerly Senior Vice President--The Smith-Wilson Co.
                                                   ("Smith-Wilson")

Timothy J. Flynn....................          43   (See above.)

David C. Gezon......................          43   Director; President--C.W. Mills Acquisition Corp. ("C.W. Mills");
                                                   Director

Milton H. Kuyers....................          58   Director

Jonathan J. Ledecky.................          39   (See above.)

Allon H. Lefever....................          48   Director

Edward J. Mathias...................          55   Director

Thomas Morgan.......................          43   (See above.)

Clifton B. Phillips.................          36   Director

John A. Quelch......................          43   Director

    JONATHAN J. LEDECKY founded the Company in October 1994 and has served since then as its Chairman of the Board and Chief Executive Officer. Prior to founding the Company, Mr. Ledecky served from 1989 to 1991 as the President of The Legacy Fund, Inc. and from 1991 until September 1994 as President and Chief Executive Officer of Legacy Dealer Capital Fund, Inc., a wholly owned subsidiary of Steelcase Inc., the nation's largest manufacturer of office furniture products. While at Legacy Dealer Capital Fund, Mr. Ledecky was responsible for providing corporate advisory services for Steelcase's network of office products distributors. In addition, Mr. Ledecky has served as a director of, or corporate advisor and/or consultant to, several office products companies. Prior to his tenure at The Legacy Fund, Inc., Mr. Ledecky was a partner at Adler and Company and a Senior Vice President at Allied Capital Corporation, a publicly traded investment management company. Mr. Ledecky serves as a director of publicly traded MLC Holdings, Inc. Mr. Ledecky is a graduate of Harvard College and Harvard Business School.

    TIMOTHY J. FLYNN is a Director and the President and Chief Operating Officer of the Company. Mr. Flynn held a variety of positions at Andrews Office Supply and Equipment Company ("Andrews"), including President, Executive Vice President and Chief Operating Officer between 1987 and 1996. Mr. Flynn joined Andrews in 1986 after being employed for 10 years in the commercial sales division of M.S. Ginn and Company, an office products supplier in Washington, D.C. Mr. Flynn is a former member of the board of directors of the National Purchasing Association ("NPA"), an association of office products companies, and the former Vice Chairman of the Commercial Dealer Division of the Business Products International Association (formerly known as the National Office Products Association ("NOPA")). Mr. Flynn received his undergraduate degree and a Masters in Administration from the University of Maryland.

    THOMAS MORGAN joined the Company in February 1997 as the President of the North American Office Products Group and was elected to the Board on February 28, 1997. Mr. Morgan had been the Executive Vice President of the S.P. Richards Company, the second largest office products wholesaler in the United States and a division of publicly traded Genuine Parts Company. Mr. Morgan has spent the last 11 years in various positions in S.P. Richards, where he was responsible for operations, sales and marketing efforts. He is a graduate of the University of Tennessee, with a degree in Business Administration.

    DONALD H. PLATT has served as the Senior Vice President and Chief Financial Officer of the Company since August 1995 and as Treasurer since August 1996. From April 1995 until August 1995, Mr. Platt served as the Company's Senior Vice President--Corporate Development. From 1990 through 1993, Mr. Platt served as Dealer Business Consultant and, from January 1994 through April 1995, as Vice President of Dealer Financing for Steelcase Financial Services, Inc., a finance subsidiary of Steelcase. Mr. Platt was responsible for 22 acquisitions and divestures of independent Steelcase dealerships in the U.S. and Canada from January 1994 through April 1995. Mr. Platt has served as a director of 10 different office furniture dealerships, several of which were also prominent office products dealers. Mr. Platt is a graduate of Stanford University and the Stanford Graduate School of Business.

    MARK D. DIRECTOR joined the Company as its Executive Vice President, General Counsel and Assistant Secretary in February 1996. In August, 1996, he was appointed Secretary of the Company. From 1990 through February 1995, Mr. Director was a principal of the law firm of Fields & Director, P.C., located in Washington, D.C., which he founded after his association from 1984 to 1990 with the law firm of Debevoise & Plimpton. From February 1995 to September 1995, he served as Vice President, General Counsel and Assistant Secretary of Radio Movil Digital Americas, Inc. ("RMD"), a company that owns and operates specialized mobile radio networks throughout South America. From September 1995 to February 1996, Mr. Director served as Executive Vice President of RMD. Mr. Director received his undergraduate degree from Harvard College and his law degree from Harvard Law School.

    DAVID C. COPENHAVER is a Director of the Company. In March 1997, he was named Vice President-- Operations of the North American Office Products Group of the Company. Until March 1997, he had been Senior Vice President--Smith-Wilson since Copenhaver Holdings, Incorporated purchased Smith-Wilson in 1989. Mr. Copenhaver received both his undergraduate degree and an M.B.A. from the University of Virginia.

    MARTIN S. PINSON has served as Executive Vice President of the Company since the Company's organization. He previously served as Secretary of the Company from October 1994 through August 1996 and as Chief Financial Officer from October 1994 to August 1995. From 1991 to 1994, Mr. Pinson was the President and Chief Executive Officer of Pinson and Associates, a Washington, D.C. firm providing consulting and corporate finance services to private and publicly held corporations. Prior to forming Pinson and Associates, Mr. Pinson was Senior Vice President at Greater Washington Investors, Inc., a publicly traded venture capital investment company located in Washington, D.C. Mr. Pinson has served on the board of directors of more than 15 private and publicly held companies. He received his undergraduate degree from Union College and his law degree from Georgetown University.

    JOHN K. BURGESS is a Director of the Company and the President of BAT. Mr. Burgess has served since April 1993 as the Chief Operating Officer of BAT. From April 1990 through March 1993, Mr. Burgess served as Vice President--Sales and Marketing for BAT. Prior to April 1990, Mr. Burgess held a variety of positions at BAT. Mr. Burgess received a bachelor's degree in business management from Florida Southern College.

    JACK L. BECKER, JR. is a Director of the Company and the President of Dameron-Pierson. Mr. Becker has served as the President of Dameron-Pierson since May 1992. From 1989 through April 1992, Mr. Becker served as Executive Vice President of Dameron-Pierson, with responsibility for sales and office furniture operations. Mr. Becker is a former member of the board of directors of NPA and a member of the dealer councils of Office Furniture USA and Krueger International, each of which is an office products trade organization. Mr. Becker received a bachelor's degree in management from the University of New Orleans.

    DAVID C. GEZON is a Director of the Company and the President of C.W. Mills. Mr. Gezon has worked for C.W. Mills since 1970 and has served as its President since 1988. Mr. Gezon received an undergraduate degree from Calvin College and a Masters in Business Administration ("M.B.A.") from Western Michigan University.

    CLIFTON B. PHILLIPS is a Director of the Company. Mr. Phillips served as President of Mills Morris Inc. ("Mills Morris Arrow") from 1993 to May 1996. For more than four years prior to becoming President of Mills Morris Arrow, he held a variety of positions at Mills Morris Arrow including President of Mills Morris Business Interiors and General Manager of Arrow Business Products. Mr. Phillips received his undergraduate degree from Columbia University and an M.B.A. from The University of Pennsylvania.

    MILTON H. KUYERS is a Director of the Company. Mr. Kuyers is a part owner and executive officer of a number of privately held companies, including Zero Zone Refrigeration Manufacturing Co., a manufacturer of commercial refrigeration units; Desert Air Corp., a manufacturer of commercial dehumidification equipment; Northwest Coatings, Inc., a manufacturer of coating products; Grayline, Inc., a manufacturer of tubing used in the appliance and electrical industries; Barch Communications, Inc., a distributor of business telephone systems and cellular telephones; and Faustel, Inc., a manufacturer of custom coating equipment. Prior to 1993, Mr. Kuyers served as the President of Star Sprinkler Corp., a manufacturer of sprinkler heads for fire protection systems. He serves on the board of directors of Medical Advances, Inc., a manufacturer of parts for medical diagnostic applications. Prior to its acquisition by the Company, Mr. Kuyers also served as a director of H.H. West. He holds an undergraduate degree in Business Administration and a M.B.A. from the University of Michigan.

    ALLON H. LEFEVER is a Director of the Company. Mr. Lefever has served as Vice President of the Affiliated Companies for High Industries, Inc. since April 1988. From 1988 until its acquisition by the Company, Mr. Lefever served as the Chairman of the Board and Chief Executive Officer of The Office Works, Inc. He currently serves on the boards of directors of several private companies. Mr. Lefever also is a director of the Lancaster Chamber of Commerce and serves on the Business Advisory Board of Millersville State University. Mr. Lefever received his undergraduate degree from Millersville State University and a Masters in Economics from Pennsylvania State University.

    EDWARD J. MATHIAS is a Director of the Company. Mr. Mathias is currently a Managing Director of The Carlyle Group, a Washington, D.C. based merchant bank. From 1971 through 1993, Mr. Mathias was with T. Rowe Price Associates, Inc., a major investment management organization, most recently as a Managing Director. He also served on the board of directors of T. Rowe Price and was a member of its management committee. While at T. Rowe Price, Mr. Mathias served as Chairman of various equity mutual funds, including the New Horizons Fund from 1982 through 1993. Mr. Mathias is the Chairman of the Board of Visitors at American University's Kogod School of Business Administration and serves on the board of overseers at The University of Pennsylvania's School of Arts and Sciences. Mr. Mathias presently serves on the board of directors of Sirrom Capital Corporation, a publicly traded small business investment company, Pathogenesis, a publicly traded bio-technology company, and on the boards of directors of several private companies. Mr. Mathias holds an undergraduate degree from The University of Pennsylvania and an M.B.A. from the Harvard Business School.

    JOHN A. QUELCH is a Director of the Company. Dr. Quelch is the Sebastian S. Kresge Professor of Marketing at the Harvard Business School. Dr. Quelch is the author of 12 books on marketing and is widely published in leading American business publications. Dr. Quelch serves on the boards of directors of Reebok International Ltd., a worldwide manufacturer and distributor of athletic footwear and apparel (until May 1, 1997), and WPP Group plc, a marketing services company that includes Ogilvy & Mather, J. Walter Thompson and Hill & Knowlton. Dr. Quelch received an undergraduate degree from Oxford University in England, an M.B.A. from The University of Pennsylvania, and M.S. and Doctor of Business Administration degrees from Harvard University.

    At each annual meeting of stockholders, directors are elected by the holders of the Common Stock for a term of one year to succeed those directors whose terms are expiring. All officers serve at the discretion of the Board of Directors.

DIRECTORS' REMUNERATION

    During the fiscal year ended April 30, 1996, fees for all directors aggregated $30,000, including amounts paid for committee participation. Beginning May 1, 1996, non-employee directors of the Company receive an annual retainer of $25,000 and are reimbursed for all expenses relating to attendance at meetings. Previously, the annual retainer for non-employee directors was $10,000. In addition, each non-employee director who agreed to serve as such prior to the consummation of the Company's initial public offering of its Common Stock in February 1995 (Messrs. Lefever, Mathias and Quelch) received an option to acquire 15,000 shares of Common Stock, exercisable in three equal installments, commencing on the date of the grant and on each anniversary thereof, at an exercise price per share of $8.00. Under the U.S. Office Products Company 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan"), non-employee directors will receive options to acquire 21,000 shares of Common Stock upon their initial election as a member of the Board of Directors and, in each subsequent year that they are re-elected, if any, will receive options to acquire 6,000 shares. In connection with the recent adoption of the Directors' Plan, all four of the non-employee directors who served as directors during the 1996 fiscal year received upon their re-election options for 21,000 shares and will receive, for the 1997 fiscal year, options for 6,000 shares (options for a total of 27,000 shares). Directors who are employees of the Company do not receive additional compensation for serving as directors. No non-employee member of the Board of Directors was paid compensation during the 1996 fiscal year for his service as a director of the Company other than pursuant to the standard compensation arrangement described above. Messrs. Burgess, Copenhaver and Gezon receive compensation for their services as employees of the Company pursuant to employment agreements providing for annual base salary amounts of $93,000, $150,000 and $113,000 respectively.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides, for the periods indicated, certain summary information concerning the cash and non-cash compensation earned by or awarded to (i) the Company's Chief Executive Officer and (ii) each of the Company's other executive officers during or at the end of the Company's 1996 fiscal year (collectively, the "named executive officers"). The Company was organized in October 1994 and did not conduct any operations prior to February 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                COMPENSATION AWARDS
                                                                ANNUAL COMPENSATION             --------------------
                                                      ----------------------------------------       SECURITIES
                                            FISCAL                              OTHER ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR     SALARY(1)    BONUS(2)   COMPENSATION(3)   OPTIONS/SARS (#)(4)
-----------------------------------------  ---------  ----------  ----------  ----------------  --------------------
Jonathan J. Ledecky......................    1996     $  250,000      --             --                 500,000
  Chief Executive Officer and                1995        145,833      --             --                 100,000
  Chairman of the Board

Timothy J. Flynn.........................    1996        250,000  $   75,000         --                 310,000
  President and Chief Operating Officer      1995         45,912      --             --                  25,000

Donald H. Platt..........................    1996        150,000     125,000     $   45,300             250,000
  Senior Vice President--Chief               1995         --          --             --                  --
  Financial Officer

Martin S. Pinson(5)......................    1996        150,000      25,000         --                 100,000
  Executive Vice President                   1995         57,757      --             --                  25,000

Mark D. Director(5)......................    1996         38,061      75,000         --                 100,000
  Executive Vice President, General          1995         --          --             --                  --
  Counsel and Secretary

Thomas J. Reaser(6)......................    1996        150,000      --             --                  25,000
  Executive Vice President                   1995         23,958      --             --                  25,000

------------------------

(1) The salary for Mr. Director for fiscal 1996 represents less than one full year's compensation as he commenced employment with the Company during fiscal 1996. Each salary shown for fiscal 1995 represents less than one full year's compensation. No compensation was paid to any named executive officer prior to February 23, 1995. With respect to Messrs. Ledecky and Pinson, the salary listed for fiscal 1995 includes $99,921 and $30,000, respectively, for services rendered prior to the commencement of operations by the Company.

(2) In addition to bonuses related to 1996, the Company granted options in fiscal 1997 as bonuses for fiscal 1996 to Messrs. Flynn, Platt, Pinson, Director and Reaser to purchase 75,000, 75,000, 25,000, 75,000 and 25,000 shares of Common Stock, respectively, at an exercise price of $38.00 per share.

(3) Includes $5,300 of automobile related expenses and $40,000 in moving related expenses.

(4) Represents options granted during fiscal 1996 with respect to the stated number of shares of Common Stock.

(5) Mr. Pinson was the Secretary of the Company until August 1996, at which time Mr. Director was elected to the position of Secretary.

(6) Mr. Reaser resigned as Executive Vice President and Director of the Company on December 13, 1996. He remains President of GOP, a subsidiary of the Company.

EMPLOYMENT AGREEMENTS

    Each named executive officer has entered into an employment agreement with the Company. Pursuant to such employment agreement, the named executive officer receives an annual base salary (which is reviewed and subject to upward adjustment by the Compensation Committee of the Board of Directors on an annual basis). In addition, each such officer is eligible to earn additional year-end bonus compensation in an amount up to 100% of such employee's base salary, payable out of a bonus pool determined by the Compensation Committee of the Board of Directors. Bonuses are determined by measuring such officer's performance and the Company's overall performance against target performance levels, typically based on the following criteria: (i) the Company's overall profit; (ii) the Company's internal revenue growth; and (iii) the Company's revenue growth due to acquisitions. Each employment agreement is for an initial term of four years and automatically renews at the end of the second year and each succeeding year for an additional year, such that the remaining term of such agreements is at all times more than two years, unless terminated or not renewed by the Company or the employee.

    Each of the employment agreements provides that, in the event of a termination of employment by the Company without cause, such employee shall be entitled to receive from the Company such employee's then current salary for whatever period is remaining under the term of the agreement. In the event of a change in control of the Company (involving a change in the ownership of a majority of the voting stock of the Company, a change in the majority of the Board of Directors without approval of the current Board, a merger, consolidation, recapitalization, reorganization or reverse stock split in which the stockholders of the Company prior to such transaction do not continue to own at least 75% of the stock of the Company following such transaction or the approval by the stockholders of a plan of complete liquidation or disposition of more than 50% of the Company's assets), the employee may elect to terminate his employment and shall be entitled to receive his base salary at the rate then in effect for the remaining term of the agreement or two years, whichever is greater.

    Each employment agreement contains a covenant not to compete with the Company for a period equal to the longer of: (i) two years immediately following the termination of employment; or (ii) in the case of a termination without cause pursuant to which such employee is entitled to continue to receive his base salary, for so long as the Company continues to pay such salary. Applicable law may reduce the scope of the covenant not to compete. In the event that the term of any such covenant is reduced in accordance with applicable law, the compensation to which such employee is entitled shall be paid to the employee only for such reduced period of time as the employee is so prohibited from competing or is not so competing.

OPTION GRANTS IN FISCAL 1996

    The following tables set forth certain information concerning the grant and exercise of options to purchase Common Stock of the Company during the last completed fiscal year to each of the named executive officers. All of such options vest in four equal annual installments, commencing on the first anniversary of the date of grant.

                                               PERCENT OF
                                              TOTAL OPTIONS                                   ANNUAL RATES OF STOCK PRICE
                                               GRANTED TO                                   APPRECIATION FOR OPTION TERM(2)
                                   OPTIONS    EMPLOYEES IN    EXERCISE     EXPIRATION   ---------------------------------------
NAME                              GRANTED(1)   FISCAL YEAR      PRICE         DATE         0%           5%             10%
--------------------------------  ----------  -------------  -----------  ------------  ---------  -------------  -------------
Jonathan J. Ledecky.............     100,000         3.6%     $   12.50      6/12/2005  $  --      $     786,118  $   1,992,178
                                     150,000         5.4%     $   14.25     10/12/2005     --          1,344,262      3,406,625
                                     250,000         9.0%     $   23.75      2/06/2006     --          3,734,062      9,462,846

Timothy J. Flynn................      75,000         2.7%     $   12.50      6/12/2005     --            589,589      1,494,134
                                     115,000         4.2%     $   14.25     10/12/2005     --          1,030,601      2,611,745
                                     120,000         4.3%     $   23.75      2/06/2006     --          1,792,350      4,542,166

Donald H. Platt.................     100,000         3.6%     $   12.53      5/01/2005     --            788,084      1,997,159
                                      75,000         2.7%     $   14.25     10/12/2005     --            672,131      1,703,312
                                      75,000         2.7%     $   23.75      2/06/2006     --          1,120,219      2,838,854

Martin S. Pinson................      25,000         0.9%     $   12.50      6/12/2005     --            196,530        498,045
                                      50,000         1.8%     $   14.25     10/12/2005     --            448,087      1,135,542
                                      25,000         0.9%     $   23.75      2/06/2006     --            373,406        946,285

Mark D. Director................     100,000         3.6%     $   16.31     12/05/2005     --          1,025,884      2,599,792

Thomas J. Reaser(3).............      25,000         0.9%     $   12.50      6/12/2005     --            196,530        498,045

All Optionees...................   2,764,591       100.0%     $   18.83        Various     --         32,738,524     82,965,847

------------------------

(1) The options granted are non-qualified stock options, which are exercisable at the market price on the date of grant beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares and expire ten years from the date of grant. The options become fully exercisable upon a change in control, as defined in the Incentive Plan.

(2) The dollar amounts under these columns are the results of calculations at assumed annual rates of stock price appreciation of zero percent (0%), five percent (5%) and ten percent (10%). These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in stock prices, which will benefit all stockholders. A zero percent (0%) gain in stock price will result in a zero percent (0)% benefit to optionees.

(3) Mr. Reaser resigned as Executive Vice President and Director of the Company on December 13, 1996. He remains President of GOP, a subsidiary of the Company.

OPTION EXERCISES IN FISCAL 1996 AND VALUE OF OPTIONS AT APRIL 30, 1996

                                                                       NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                       OPTIONS HELD AT FISCAL    IN-THE-MONEY(3) OPTIONS AT
                                     SHARES ACQUIRED      VALUE             YEAR END (#)           FISCAL YEAR END ($)(4)
                                       ON EXERCISE      REALIZED     --------------------------  --------------------------
NAME                                     (#)(1)          ($)(2)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------------  ---------------  -------------  -----------  -------------  -----------  -------------
Jonathan J. Ledecky................        --              --            25,000        575,000    $ 700,000   $  10,775,000
Timothy J. Flynn...................        --              --             6,250        328,750      175,000       6,258,750
Donald H. Platt....................        --              --            --            250,000       --           4,897,000
Martin S. Pinson...................        --              --             6,250        118,750      175,000       2,506,250
Mark D. Director...................        --              --            --            100,000       --           1,968,750
Thomas J. Reaser...................        --              --             6,250         43,750      175,000       1,112,500

------------------------

(1) Represents the number of shares received upon exercise or, if no shares were received, the number of shares with respect to which the options were exercised.

(2) The value of exercised options represents the difference between the exercise price of such options and the closing market price of the Company's Common Stock on the date of exercise.

(3) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options.

(4) The value of unexercised options represents the difference between the exercise price of such options and $36.00, the closing market price of the Company's Common Stock at April 30, 1996.

                              CERTAIN TRANSACTIONS

    In connection with the acquisition by the Company of businesses, the Company may issue shares of Common Stock to persons who become directors, executive officers or holders of 5% of the Common Stock of the Company. During the 1996 fiscal year, the Company issued shares of Common Stock as consideration for shares of the businesses sold to the Company by the following persons who became directors of the Company: Mr. Copenhaver--116,906 shares; Mr. Gezon--119,512 shares; and Mr. Phillips--1,333,857 shares. In addition, in February and June 1996, the Company issued an aggregate of 2,200,145 shares of Common Stock (equivalent to 5.3% of the outstanding shares as of the September 17, 1996) to Eric Watson, who is the president of the Company's international division, as consideration for his interests in Blue Star. The Company acquired 51% of the shares of stock of Blue Star in February 1996 for $10 million in cash and 1,212,121 shares of Common Stock with a market value of $20 million and acquired the remaining 49% of the shares of stock of Blue Star in June 1996 in exchange for 1,052,632 shares of Common Stock.

    The Company leases office, warehouse and retail store space from two partnerships, a principal partner of which is Mr. Kuyers, a director of the Company. The Company believes that such leases are on terms not less favorable than would be obtainable in an arm's-length transaction from an unaffiliated third party. The amounts paid to these partnerships by The H.H. West Company, a wholly owned subsidiary of the Company, for the 1996 fiscal year was approximately $406,900, and, pursuant to the terms of the lease agreement, will increase by five percent (5%) for fiscal 1997.

    Mr. Phillips entered into an employment agreement with the Company on August 2, 1995 pursuant to which he is paid $24,000 per year for consulting services rendered to the Company in connection with acquisitions and the operations of Mills Morris Arrow, Inc., a wholly owned subsidiary of the Company.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of March 26, 1997, information with respect to beneficial ownership of the Company's Common Stock by (i) each director, (ii) each executive officer, (iii) the executive officers and directors as a group, and (iv) each person known to the Company who beneficially owns 5% or more of the outstanding shares of the Common Stock. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

NAME                                                                                  NUMBER      PERCENT
----------------------------------------------------------------------------------  ----------  -----------
EXECUTIVE OFFICERS AND DIRECTORS
Jonathan J. Ledecky(1)............................................................   1,793,750         3.0%
Clifton B. Phillips(2)(3).........................................................   1,219,857         2.0%
Timothy J. Flynn(3)(4)............................................................     536,282           *
David C. Copenhaver(3)(5).........................................................     220,498           *
Edward J. Mathias(6)..............................................................     196,250           *
Martin S. Pinson(7)...............................................................     138,301           *
David C. Gezon(3)(8)..............................................................     118,583           *
Donald H. Platt(9)................................................................      88,704           *
Milton H. Kuyers(3)(10)...........................................................      86,521           *
Jack L. Becker, Jr.(3)(11)........................................................      36,648           *
John K. Burgess(12)...............................................................      31,896           *
Allon H. Lefever(3)(13)...........................................................      31,200           *
Mark D. Director(14)..............................................................      25,162           *
John A. Quelch(15)................................................................      15,000           *
Thomas Morgan(16).................................................................         400           *
All executive officers and directors as a group...................................   4,539,052         7.5%

5% STOCKHOLDERS
Pilgrim Baxter & Associates(17)...................................................   4,128,400         6.8%
  1255 Drummers Lane, Suite 300
  Wayne, PA 19087-1950
FMR Corp.(18).....................................................................   3,983,470         6.6%
  82 Devonshire Street
  Boston, MA 02109

------------------------

*   Less than 1%.

(1) Includes 175,000 shares which may be acquired upon exercise of options which currently are exercisable or are exercisable within 60 days. Mr. Ledecky is the Chief Executive Officer and Chairman of the Board of Directors of the Company.

(2) Mr. Phillips is a Director of the Company.

(3) These persons were stockholders, executive officers, directors or employees of entities acquired by, or combined into, the Company.

(4) Includes 90,000 shares which may be acquired upon exercise of options which currently are exercisable or are exercisable within 60 days. Mr. Flynn is the President and Chief Operating Officer and a Director of the Company.

(5) Includes 53,163 shares held in a trust in which Mr. Copenhaver has a 50% beneficial interest and of which Mr. Copenhaver is a co-trustee. Mr. Copenhaver is a Director of the Company and Vice President of Operations, North American Office Products Group.

(6) Includes 28,500 shares which may be acquired upon exercise of options which currently are exercisable or are exercisable within 60 days, 50,000 shares owned by Mr. Mathias' wife and 181,250 shares that are subject to contractual restrictions on the resale thereof. Mr. Mathias is a Director of the Company.

(7) Includes 100,000 shares owned by the Pinson and Associate Profit Sharing Plan of which Mr. Pinson is the trustee and beneficiary and 37,500 shares which may be acquired upon exercise of options which currently are exercisable or are exercisable within 60 days. Martin S. Pinson is an Executive Vice President of the Company.

(8) Includes 2,500 shares which may be acquired upon the exercise of options which are currently exercisable and 74,688 shares that are subject to contractual restrictions on the resale thereof. Mr. Gezon is a Director of the Company and President of C.W. Mills, a subsidiary of the Company.

(9) Includes 62,500 shares which may be acquired upon the exercise of options which currently are exercisable or are exercisable within 60 days. Mr. Platt is Senior Vice President, Chief Financial Officer and Treasurer of the Company.

(10) Includes 13,500 shares which may be acquired upon the exercise of options which are currently exercisable and 86,251 shares held by the Kuyers 1996 Joint Revocable Trust in which Mr. Kuyers serves as a trustee; 85,107 of these shares are subject to contractual restrictions on the resale thereof. Mr. Kuyers is a Director of the Company.

(11) Includes 31,250 shares which may be acquired upon the exercise of options which currently are exercisable or are exercisable within 60 days. Mr. Becker is a Director of the Company and President of Dameron-Pierson, a subsidiary of the Company.

(12) Includes 36,250 shares which may be acquired upon the exercise of options which currently are exercisable or are exercisable within 60 days and 3,100 shares that are subject to contractual restrictions. Mr. Burgess is a Director of the Company and President of BAT, a subsidiary of the Company.

(13) Includes 28,500 shares which may be acquired upon the exercise of options which currently are exercisable or are exercisable within 60 days and 17,900 shares that are subject to contractual restrictions. Mr. Lefever is a Director of the Company and was Chief Executive Officer and Chairman of the Board of The Office Works, Inc. prior to its acquisition by the Company.

(14) Includes 25,000 shares which may be acquired upon the exercise of options which currently are exercisable or are exercisable within 60 days. Mr. Director is Executive Vice President, General Counsel and Secretary of the Company.

(15) Includes 28,500 shares which may be acquired upon the exercise of options which currently are exercisable or are exercisable within 60 days. Mr. Quelch is a Director of the Company.

(16) Includes 200 shares owned by Mr. Morgan and 200 shares owned by Mr. Morgan's wife. Mr. Morgan is a Director of the Company and President--North American Office Products Group.

(17) Based upon a Schedule 13G filed on March 12, 1997.

(18) Based upon a Schedule 13G filed on February 14, 1997.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    As of March 26, 1997, the Company's authorized capital stock consists of 500,000,000 shares of Common Stock, par value $.001 per share, and 500,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). As of March 26, 1997, the Company had outstanding approximately 60,693,638 shares of Common Stock and no shares of Preferred Stock. As of March 26, 1997, there were approximately 614 record holders of Common Stock.

COMMON STOCK

    The holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors.

    Subject to the rights of any then outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. See "Dividend Policy." The holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued by the Company upon conversion of the Offered Notes will be, upon payment therefor, fully paid and non-assessable.

PREFERRED STOCK

    The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's Amended and Restated Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock of any class or series.

    One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

    The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation if such affiliate or associate was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

    A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws, by action of its stockholders, to exempt itself from coverage, provided that such bylaws or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. The Company has not adopted such an amendment to its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

LIMITATION ON DIRECTORS' LIABILITIES

    Pursuant to the Company's Amended and Restated Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company.

                              PLAN OF DISTRIBUTION

    The Company will issue the Common Stock from time to time in connection with the acquisition by the Company of other businesses, assets or securities. It is expected that the terms of the acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired by the Company. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act. This Prospectus can be used for the resale of shares of Common Stock by persons named in further supplements to this Prospectus.

                             RESTRICTIONS ON RESALE

    Affiliates of entities acquired by the Company who do not become affiliates of the Company may not resell Common Stock registered under the Registration Statement to which this Prospectus relates except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Generally, Rule 145 permits such affiliates to sell such shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements. Under Rule 145, sales by such affiliates during any three-month period cannot exceed the greater of (i) 1% of the shares of Common Stock of the Company outstanding and (ii) the average weekly reported volume of trading of such shares of Common Stock on all national securities exchanges during the four calendar weeks preceding the proposed sale. These restrictions will cease to apply under most other circumstances if the affiliate has held the Common Stock for at least one year, provided that the person or entity is not then an affiliate of the Company. Individuals who are not affiliates of the entity being acquired and do not become affiliates of the Company will not be subject to resale restrictions under Rule 145 and, unless otherwise contractually restricted, may resell Common Stock immediately following the acquisition without an effective registration statement under the Securities Act. The ability of affiliates to resell shares of the Common Stock under Rule 145 will be subject to the Company having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale.

                                 LEGAL MATTERS

    The validity of the issuance of the Common Stock offered by this Prospectus has been passed upon for the Company by Morgan, Lewis & Bockius LLP, 1800 M Street, N.W., Washington, D.C. 20036.

                                    EXPERTS

    The consolidated financial statements of the Company as of April 30, 1996 and 1995, and for each year in the three year period ended April 30, 1996, except as they relate to School Specialty, Inc., The Re-Print Corporation, Fortran Corporation, Bay State Computer Group, Inc., SFI Corp. and Hano Document Printers, Inc., wholly owned subsidiaries of the Company, have been audited by Price Waterhouse LLP, independent accountants, and insofar as they relate to School Speciality, Inc., The Re-Print Corporation, Fortran Corporation, Bay State Computer Group, Inc., SFI Corp. and Hano Document Printers, Inc., by Ernst & Young LLP, BDO Seidman, LLP, Parent McLaughlin & Nangle, Rubin, Koehmstedt & Nadler, PLC and KPMG Peat Marwick LLP whose reports thereon appear herein. Such financial statements have been incorporated herein by reference in reliance upon the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

    The financial statements of Emmons-Napp Office Products, Inc. as of December 31, 1995 and 1994 and for the years then ended; the financial statements of Raleigh Office Supply Company as of August 31, 1995 and for the year then ended; the financial statements of McWhorter Stationery Co. as of March 31, 1996 and for the year then ended; the financial statements of Mark's Office Furniture as of March 31, 1996 and for the year then ended; the financial statements of David's Office Supply and Furniture Company, Inc. as of May 31, 1996 and for the year then ended; the financial statements of Mile High Office Supply, Inc. as of December 31, 1995 and 1994 and for the years then ended; the financial statements of WBT Holdings, Inc. (d.b.a. Office Furniture Distributors) as of December 31, 1995 and for the year then ended; the financial statements of Carolina Office Equipment Company as of March 31, 1996 and for the year then ended; and the financial statements of The Office Furniture Store, Inc. as of December 31, 1995 and for the year then ended have been included herein or incorporated herein by reference in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of Blue Star as of March 31, 1995 and for the year then ended have been included herein in reliance on the report of Price Waterhouse (Auckland, New Zealand), independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of the MISSCO Commercial Division as of March 31, 1995 and 1994, and for the year ended March 31, 1995, the nine-month period ended March 31, 1994 and the year ended June 30, 1993 and the financial statements of SFI Corp and Hano Document Printers, Inc., as of December 31, 1995 and for the year then ended have been included herein or incorporated herein by reference in reliance on the reports of KPMG Peat Marwick LLP, independent certified public accountants, also included herein, and upon the authority of said firm as experts in auditing and accounting.

    The financial statements of New Office Plus, Inc. as of December 31, 1995 and for the year then ended, have been included herein in reliance on the report of Shinners, Hucovski & Co., independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of American Loose Leaf/Business Products, Inc. as of September 30, 1995 and for the year then ended, have been included herein in reliance on the report of Swink, Fiehler and Hoffman, PC, independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of The Re-Print Corporation as of December 31, 1995 and 1994 and for the years then ended, have been incorporated herein by reference in reliance on the report of BDO Seidman, LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Pear Commercial Interiors as of December 31, 1995 and for the year then ended, have been incorporated herein by reference in reliance on the report of Ehrhardt Keefe Steiner & Hottman P.C., independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Arbuckle Foods Inc. as of August 31, 1995 and for the year then ended, have been incorporated herein by reference in reliance on the report of Thorne Little, independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Prudential of Florida, Inc. as of December 31, 1995 and for the year then ended, have been incorporated herein by reference in reliance on the report of Joel S. Baum P.A., independent accountant, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Wang of New Zealand as of June 30, 1995 and for the year then ended, have been included herein in reliance on the report of Ernst & Young (Auckland, New Zealand), independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Whitcoulls Group Limited as of June 30, 1995, 1994, and 1993 and for the years then ended included herein have been audited by Deloitte Touche Tohmatsu (Auckland, New Zealand), independent auditors, as stated in their reports, which are included herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    The financial statements of International Interiors, Inc. as of September 30, 1995 and 1994 and for the years then ended have been incorporated herein by reference in reliance on the report of Petherbridge, Davis & Company, PA, independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Ausdoc Office Pty Ltd as of June 30, 1996 and 1995 and for the years then ended; the financial statements of Canberra Wholesale Stationers Pty Ltd as of June 30, 1996 and 1995 and for the years then ended; the financial statements of H & P Stationery Pty Ltd as of June 30, 1996 and 1995 and for the years then ended; and the financial statements Perth Stationery Supplies Pty Ltd as of June 30,

1996 and 1995 and for the years then ended, have been included herein in reliance upon the report of Day Neilson, independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Fortran Corp. as of March 31, 1996 and for the year then ended have been incorporated by reference herein in reliance on the report of Rubin, Koehmstedt & Nadler, PLC, independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of PC Direct Limited as of March 31, 1996 and for the year then ended have been incorporated by reference herein in reliance on the report of KPMG (Auckland, New Zealand), independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Bay State Computer Group, Inc. as of March 31, 1996 and for the year then ended have been incorporated by reference herein in reliance on the report of Parent, McLaughin & Nangle, independent accountants, given on the authority of such firm as experts in auditing and accounting.

                          U.S. OFFICE PRODUCTS COMPANY

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                           PAGE
                                                                                                         ---------
U.S. OFFICE PRODUCTS COMPANY
  Report of Price Waterhouse LLP, Independent Accountants..............................................        F-7
  Report of Ernst & Young LLP, Independent Auditors....................................................        F-8
  Report of BDO Seidman, LLP Independent Auditors......................................................        F-9
  Report of Parent, McLaughlin & Nangle................................................................       F-10
  Report of Rubin, Koehmstedt & Nadler, PLC............................................................       F-11
  Reports of KPMG Peat Marwick LLP.....................................................................    F-12-13
  Consolidated Balance Sheet for the years ended April 30, 1995 and April 30, 1996 and for the nine
    months ended January 25, 1997 (unaudited)..........................................................       F-14
  Consolidated Statement of Income for the years ended April 30, 1994, April 30, 1995 and April 30,
    1996 and for the nine months ended January 31, 1996 (unaudited) and January 25, 1997 (unaudited)...       F-15
  Consolidated Statement of Stockholders' Equity for the fiscal years ended April 30, 1994, 1995 and
    1996 and the nine months ended January 25, 1997....................................................    F-16-17
  Consolidated Statement of Cash Flows for the years ended April 30, 1994, April 30, 1995 and April 30,
    1996 and for the nine months ended January 31, 1996 (unaudited) and January 25, 1997 (unaudited)...    F-18-19
  Notes to Consolidated Financial Statements...........................................................    F-20-35
  Introduction to Pro Forma Financial Information......................................................    F-36-37
  Pro Forma Combined Balance Sheet at January 25, 1997 (unaudited).....................................       F-38
  Pro Forma Combined Statement of Income for the year ended April 30, 1996 (unaudited).................       F-39
  Pro Forma Combined Statement of Income for the nine months ended January 25, 1997 (unaudited)........       F-40
  Pro Forma Combined Statement of Income for the nine months ended January 31, 1996 (unaudited)........       F-41
  Pro Forma Combined Statement of Income for the year ended April 30, 1995 (unaudited).................       F-42
  Pro Forma Combined Statement of Income for the year ended April 30, 1994 (unaudited).................       F-43
  Notes to Pro Forma Combined Financial Statements.....................................................    F-44-45

MISSCO CORPORATION COMMERCIAL DIVISION
  Report of KPMG Peat Marwick LLP, Independent Auditors................................................       F-46
  Balance Sheets as March 31, 1994 and 1995 and September 30, 1995 (unaudited).........................       F-47
  Statements of Operations for the year ended June 30, 1993, the nine months ended March 31, 1994 and the year ended March 31, 1995 and for the six months ended September 30, 1994 (unaudited) and 1995
    (unaudited)........................................................................................       F-48
  Statements of Divisional Equity (Deficit) for the year ended June 30, 1993, the nine months ended
    March 31, 1994 and the year ended March 31, 1995, and for the six months ended September 30, 1995
    (unaudited)........................................................................................       F-49
  Statements of Cash Flows for the year ended June 30, 1993, the nine months ended March 31, 1994 and the year ended March 31, 1995 and for the six months ended September 30, 1994 (unaudited) and 1995
    (unaudited)........................................................................................       F-50
  Notes to Financial Statements........................................................................    F-51-58

                          U.S. OFFICE PRODUCTS COMPANY

                                                                                                           PAGE
                                                                                                         ---------
EMMONS-NAPP OFFICE PRODUCTS, INC. COMMERCIAL DIVISION
  Report of Price Waterhouse LLP, Independent Accountants..............................................       F-59
  Balance Sheet as of December 31, 1994 and 1995.......................................................       F-60
  Statement of Operations for the years ended December 31, 1994 and 1995...............................       F-61
  Statement of Stockholders' Equity for the years ended December 31, 1994 and 1995.....................       F-62
  Statement of Cash Flows for the years ended December 31, 1994 and 1995...............................       F-63
  Notes to Financial Statements........................................................................       F-64

BLUE STAR GROUP LIMITED
  Report of Price Waterhouse, Independent Accountants..................................................       F-68
  Consolidated Balance Sheet as of March 31, 1995 and December 31, 1995 (unaudited)....................       F-69
  Consolidated Statement of Operations for the year ended March 31, 1995 and for the nine months ended
    December 31, 1994 (unaudited) and 1995 (unaudited).................................................       F-70
  Consolidated Statement of Shareholders' Equity for the year ended March 31, 1995 and for the nine
    months ended December 31, 1995 (unaudited).........................................................       F-71
  Consolidated Statement of Cash Flows for the year ended March 31, 1995 and for the nine months ended
    December 31, 1994 (unaudited) and 1995 (unaudited).................................................       F-72
  Notes to Consolidated Financial Statements...........................................................       F-73

RALEIGH OFFICE SUPPLY COMPANY
  Report of Price Waterhouse LLP, Independent Accountants..............................................       F-79
  Balance Sheet as of August 31, 1995 and February 28, 1996 (unaudited)................................       F-80
  Statement of Operations for the year ended August 31, 1995 and for the six months ended February 28,
    1995 (unaudited) and 1996 (unaudited)..............................................................       F-81
  Statement of Shareholders' Equity at August 31, 1995 and at February 28, 1996 (unaudited)............       F-82
  Statement of Cash Flows for the year ended August 31, 1995 and for the six months ended February 28,
    1995 (unaudited) and 1996 (unaudited)..............................................................       F-83
  Notes to Financial Statements........................................................................       F-84

AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.
  Report of Swink, Fiehler & Hoffman, Independent Auditors.............................................       F-88
  Consolidated Balance Sheets as of September 30, 1995 and June 30, 1996 (unaudited)...................       F-89
  Consolidated Statements of Income and Retained Earnings for the year ended September 30, 1995 and for
    the nine months ended June 30, 1995 (unaudited) and 1996 (unaudited)...............................       F-90
  Consolidated Statements of Cash Flows for the year ended September 30, 1995 and for the nine months
    ended June 30, 1995 (unaudited) and 1996 (unaudited)...............................................       F-91
  Supplemental Disclosures of Cash Flow Information for the year ended September 30, 1995 and for the
    nine months ended June 30, 1995 (unaudited) and 1996 (unaudited)...................................       F-92
  Notes to the Consolidated Financial Statements.......................................................       F-93

                          U.S. OFFICE PRODUCTS COMPANY

                                                                                                           PAGE
                                                                                                         ---------
NEW OFFICE PLUS, INC.
  Report of Shinners, Hucovski and Company, S.C. Independent Auditors..................................       F-98
  Balance Sheets as of December 31, 1995 and March 31, 1996 (unaudited)................................       F-99
  Statements of Income for the year ended December 31, 1995 and for the three months ended March 31,
    1996 (unaudited) and 1995 (unaudited)..............................................................      F-101
  Statements of Retained Earnings for the year ended December 31, 1995 and for the three months ended
    March 31, 1996 (unaudited).........................................................................      F-102
  Statements of Cash Flows for the year ended December 31, 1995 and three months ended March 31, 1996
    (unaudited) and 1995 (unaudited)...................................................................      F-103
  Notes to Financial Statements........................................................................      F-105

CAROLINA OFFICE EQUIPMENT COMPANY
  Report of Price Waterhouse LLP, Independent Accountants..............................................      F-111
  Balance Sheet as of March 31, 1996...................................................................      F-112
  Statement of Operations for the year ended March 31, 1996............................................      F-113
  Statement of Cash Flows for the year ended March 31, 1996............................................      F-114
  Statement of Shareholders' Equity at March 31, 1996..................................................      F-116
  Notes to Financial Statements........................................................................      F-117

WANG OF NEW ZEALAND
  Report of Ernst & Young, Independent Auditors........................................................      F-121
  Statement of Profit and Loss and Retained Earnings for the year ended June 30, 1995 and 1994.........      F-122
  Balance Sheet as of June 30, 1995 and 1994...........................................................      F-123
  Notes to the Financial Statements....................................................................      F-124
  Consolidated Statement of Financial Performance for the six months ended December 31, 1995
    (unaudited) and 1994 (unaudited) and for the twelve months ended June 30, 1995.....................      F-128
  Consolidated Statement of Movements in Equity for the six months ended December 31, 1995 (unaudited)
    and 1994 (unaudited) and for the twelve months ended June 30, 1995.................................      F-128
  Consolidated Statement of Financial Position for the six months ended December 31, 1995 (unaudited)
    and 1994 (unaudited) and for the twelve months ended June 30, 1995.................................      F-129
  Consolidated Statement of Cash Flows for the six months ended December 31, 1995 (unaudited) and 1994
    (unaudited) and for the twelve months ended June 30, 1995..........................................      F-130

                          U.S. OFFICE PRODUCTS COMPANY

                                                                                                           PAGE
                                                                                                         ---------
WHITCOULLS GROUP LIMITED
  Consolidated Statement of Financial Performance for the six months ended December 31, 1995
    (unaudited) and 1994 (unaudited) and for the year ended June 30, 1995 (unaudited)..................      F-132
  Consolidated Statement of Movements in Equity for the six months ended December 31, 1995 (unaudited)
    and 1994 (unaudited) and for the year ended June 30, 1995 (unaudited)..............................      F-132
  Consolidated Statement of Financial Position as at December 31, 1995 (unaudited) and 1994 (unaudited)
    and June 30, 1995 (unaudited)......................................................................      F-133
  Consolidated Statement of Cash Flows for the six months ended December 31, 1995 (unaudited) and 1994
    (unaudited) and for the year ended June 30, 1995 (unaudited).......................................      F-134
  Reconciliation of Consolidated Net Profit After Taxation to Net Cash Flows from Operating Activities for the six months ended December 31, 1995 (unaudited) and 1994 (unaudited) and for the year ended
    June 30, 1995 (unaudited)..........................................................................      F-135
  Notes to the Unaudited Financial Statements..........................................................      F-136
  Report of Deloitte Touche Tohmatsu, Independent Auditors.............................................      F-138
  Profit and Loss Account for the years ended June 30, 1995 and 1994...................................      F-139
  Balance Sheet as of June 30, 1995 and 1994...........................................................      F-140
  Statement of Cash Flows for the years ended June 30, 1995 and 1994...................................      F-141
  Reconciliation of Net Cash Flows from Operating Activities to Net Profit After Taxation for the years
    ended June 30, 1995 and 1994.......................................................................      F-142
  Notes to the Financial Statements....................................................................      F-143
  Report of Deloitte Touche Tohmatsu, Independent Auditors.............................................      F-160
  Consolidated Profit and Loss Account for the years ended June 30, 1994 and 1993......................      F-161
  Consolidated Balance Sheet as of June 30, 1994 and 1993..............................................      F-162
  Consolidated Statement of Cash Flows for the years ended June 30, 1994 and 1993......................      F-163
  Reconciliation of Consolidated Net Cash Flows from Operating Activities to Net Profit After Taxation
    for the years ended June 30, 1994 and 1993.........................................................      F-164
  Notes to the Financial Statements....................................................................      F-165
  Profit and Loss Account for the year ended June 30, 1996.............................................      F-181
  Statements of Movements in Equity for the year ended June 30, 1996...................................      F-182
  Balance Sheet as of June 30, 1996....................................................................      F-183
  Statement of Cash Flows for the year ended June 30, 1996.............................................      F-184
  Reconciliation of Net Cash Flows from Operating Activities to Net Profit after Taxation..............      F-185
  Notes to the Financial Statements....................................................................      F-186
  Report of Deloitte Touche Tohmatsu, Independent Auditors.............................................      F-204

                          U.S. OFFICE PRODUCTS COMPANY

                                                                                                           PAGE
                                                                                                         ---------
THE OFFICE FURNITURE STORE
  Report of Price Waterhouse LLP, Independent Accountants..............................................      F-205
  Balance Sheet as of December 31, 1995 and June 30, 1996 (unaudited)..................................      F-206
  Statement of Income for the year ended December 31, 1995 and for the six months ended June 30, 1995
    (unaudited) and 1996 (unaudited)...................................................................      F-207
  Statement of Changes in Stockholders' Equity at December 31, 1995 and June 30, 1996 (unaudited)......      F-208
  Statement of Cash Flows for the year ended December 31, 1995 and for the six months ended June 30,
    1995 (unaudited) and 1996 (unaudited)..............................................................      F-209
  Notes to Financial Statements........................................................................      F-210

AUSDOC OFFICE PTY LTD
  Directors' Report....................................................................................      F-214
  Profit and Loss Account for the years ended June 30, 1996 and 1995...................................      F-215
  Balance Sheet as of June 30, 1996 and 1995...........................................................      F-216
  Statement of Cash Flows for the years ended 1996 and 1995............................................      F-217
  Notes to and Forming Part of the Accounts............................................................      F-218
  Statement by Directors...............................................................................      F-227
  Report of Day Neilson, Independent Auditors..........................................................      F-228

H&P STATIONERY PTY LTD
  Directors' Report....................................................................................      F-229
  Profit and Loss Account for the years ended June 30, 1996 and 1995...................................      F-230
  Balance Sheet as at June 30, 1996 and 1995...........................................................      F-231
  Statement of Cash Flows for the years ended 1996 and 1995............................................      F-232
  Notes to and Forming Part of the Accounts............................................................      F-233
  Statement by Directors...............................................................................      F-243
  Report of Day Neilson, Independent Auditors..........................................................      F-244

CANBERRA WHOLESALE STATIONERS PTY LTD
  Directors' Report....................................................................................      F-245
  Profit and Loss Account for the years ended June 30, 1996 and 1995...................................      F-246
  Balance Sheet as at June 30, 1996 and 1995...........................................................      F-247
  Statement of Cash Flows for the years ended 1996 and 1995............................................      F-248
  Notes to and Forming Part of the Accounts............................................................      F-249
  Statement by Directors...............................................................................      F-257
  Report of Day Neilson, Independent Auditors..........................................................      F-258

                          U.S. OFFICE PRODUCTS COMPANY

                                                                                                           PAGE
                                                                                                         ---------
PERTH STATIONERY SUPPLIES PTY LTD
  Directors' Report....................................................................................      F-259
  Profit and Loss Account for the years ended June 30, 1996 and 1995...................................      F-260
  Balance Sheet as at June 30, 1996 and 1995...........................................................      F-261
  Statement of Cash Flows for the years ended 1996 and 1995............................................      F-262
  Notes to and Forming Part of the Accounts............................................................      F-263
  Statement by Directors...............................................................................      F-269
  Report of Day Neilson, Independent Auditors..........................................................      F-270

MARKS OFFICE FURNITURE
  Report of Price Waterhouse, Independent Accountants..................................................      F-271
  Balance Sheet as of March 31, 1996...................................................................      F-272
  Statement of Operations for the twelve months ended March 31, 1996...................................      F-273
  Statement of Changes in Owner's Equity for the twelve months ended March 31, 1996....................      F-274
  Statement of Cash Flows for the twelve months ended March 31, 1996...................................      F-275
  Notes to Financial Statements........................................................................      F-277

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of U.S. Office Products Company

    In our opinion, based upon our audits and the reports of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of U.S. Office Products Company and its subsidiaries at April 30, 1996 and 1995 and the results of their operations and their cash flows for each of the three fiscal years in the period ended April 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of School Specialty, Inc., The Re-Print Corporation, SFI Corp. and Hano Document Printers, Inc. (wholly owned subsidiaries) which statements reflect total assets of approximately $70.7 million at December 31, 1994 and total revenues of $252.3 million, $194.4 million and $85.9 million for the years ended December 31, 1995, 1994 and 1993, respectively. We also did not audit the financial statements of Bay State Computer Group, Inc. and Fortran Corp. (wholly owned subsidiaries) which statements reflect total assets of approximately $20.5 million at March 31, 1995 and total revenues of $83.9 million, $64.0 million and $37.5 million for the years ended March 31, 1996, 1995 and 1994, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for School Specialty, Inc., The Re-Print Corporation, SFI Corp., Hano Document Printers, Inc., Bay State Computer Group and Fortran Corp. is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Minneapolis, Minnesota
May 31, 1996, except as to the third paragraph of Note 3 which is as of January 24, 1997, and
Note 14, which is as of July 10, 1996

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
School Specialty, Inc.

    We have audited the balance sheets of School Specialty, Inc. (formerly known as EDA Corporation) (the Company) as of December 31, 1995 and 1994, and the related statements of operations, changes in shareholders' deficit and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

February 2, 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
The Re-Print Corporation
Birmingham, Alabama

    We have audited the accompanying balance sheets of The Re-Print Corporation as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for three years ended December 31, 1995, 1994, and 1993 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Re-Print Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows for three years ended December 31, 1995, 1994, and 1993 in conformity with generally accepted accounting principles.

                                          /s/ BDO Seidman, LLP

Atlanta, Georgia
February 8, 1996

                          INDEPENDENT AUDITOR'S REPORT

BAY STATE COMPUTER GROUP, INC.
  Boston, Massachusetts

    We have audited the accompanying balance sheets of Bay State Computer Group, Inc. as of March 31, 1996 and 1995, and the related statements of earnings and retained earnings, and cash flows for the three years ended March 31, 1996, 1995 and 1994 (none of which are presented herein separately). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bay State Computer Group, Inc. as of March 31, 1996 and 1995, and the results of its operations and its cash flows for the three years ended March 31, 1996, 1995, and 1994 in conformity with generally accepted accounting principles.

                                          [SIGNATURE APPEARS HERE]
                                          Certified Public Accountants

May 23, 1996, except for Note N
as to which the date is
October 14, 1996

            [LETTERHEAD OF PARENT, MCLAUGHLIN & NANGLE APPEARS HERE]

                [LETTERHEAD OF RUBIN, KOEHMSTEDT & NADLER, PLC]

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
  Fortran Corp.
  Newington, Virginia

    We have audited the accompanying balance sheet of Fortran Corp. as of March 31, 1996, and 1995 and the related statements of earnings, changes in stockholders' equity, and cash flows for the years ended March 31, 1996, 1995, and 1994 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fortran Corp. as of March 31, 1996, and 1995 and the results of its operations and its cash flows for three years ended March 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

    As described in Note 9 to the financial statements, on August 21, 1996, the Company entered into a letter of intent to exchange all of its issued and outstanding shares of common stock for shares of U.S. Office Products Company common stock.

                                          /S/ RUBIN, KOEHMSTEDT & NADLER

June 7, 1996, except for Note 9,
as to which the date is October 24, 1996

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Hano Document Printers, Inc.:

    We have audited the accompanying balance sheet of Hano Document Printers, Inc. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended, which are not included herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hano Document Printers, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Norfolk, Virginia
August 28, 1996

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
SFI Corp.:

    We have audited the accompanying balance sheet of SFI Corp. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended, which are not included herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SFI Corp. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Norfolk, Virginia
August 28, 1996

                          U.S. OFFICE PRODUCTS COMPANY

                           CONSOLIDATED BALANCE SHEET

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                   APRIL 30,
                                                                             ----------------------
                                                                                1995        1996
                                                                             ----------  ----------  JANUARY 25,
                                                                                                         1997
                                                                                                     ------------
                                                                                                     (UNAUDITED)
                                                     ASSETS
Current assets:
  Cash and cash equivalents................................................  $   19,183  $  177,635  $     56,462
  Accounts receivable, less allowance for doubtful accounts of $1,301,
    $4,304 and $7,857, respectively........................................     122,847     206,140       336,434
  Lease receivables........................................................                  24,807        30,442
  Inventories..............................................................      63,056     128,396       250,795
  Prepaid expenses and other current assets................................       6,670      28,122        52,831
                                                                             ----------  ----------  ------------
      Total current assets.................................................     211,756     565,100       726,964
Property and equipment, net................................................      40,617      95,411       202,678
Intangible assets, net.....................................................      27,154     143,452       585,841
Lease receivables..........................................................                  47,005        44,423
Other assets...............................................................       5,620      19,751        68,401
                                                                             ----------  ----------  ------------
      Total assets.........................................................  $  285,147  $  870,719  $  1,628,307
                                                                             ----------  ----------  ------------
                                                                             ----------  ----------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term debt..........................................................  $   62,156  $  134,590  $    367,225
  Accounts payable.........................................................      61,456     114,871       172,555
  Accrued compensation.....................................................      10,342      20,207        38,966
  Other accrued liabilities................................................      15,619      29,919        69,342
                                                                             ----------  ----------  ------------
      Total current liabilities............................................     149,573     299,587       648,088
Long-term debt.............................................................      32,696     199,504       389,453
Deferred income taxes......................................................       4,357       7,056         7,633
Other long-term liabilities................................................       1,617       2,222         6,106
                                                                             ----------  ----------  ------------
      Total liabilities....................................................     188,243     508,369     1,051,280
                                                                             ----------  ----------  ------------
Commitments and contingencies
Minority interest..........................................................                   6,024         4,941
Stockholders' equity:
  Preferred stock, $.001 par value, 500,000 shares authorized, none
    outstanding Preferred stock of a pooled company........................       1,000
  Common stock, $.001 par value 500,000,000 shares authorized, 26,568,288,
    44,174,854 and 51,352,131 shares issued and outstanding,
    respectively...........................................................          27          44            51
  Additional paid-in capital...............................................      50,855     299,027       496,189
  Cumulative translation adjustment........................................        (193)        418        (3,772)
  Retained earnings........................................................      45,215      56,837        79,618
                                                                             ----------  ----------  ------------
      Total stockholders' equity...........................................      96,904     356,326       572,086
                                                                             ----------  ----------  ------------
      Total liabilities and stockholders' equity...........................  $  285,147  $  870,719  $  1,628,307
                                                                             ----------  ----------  ------------
                                                                             ----------  ----------  ------------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                        CONSOLIDATED STATEMENT OF INCOME

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                              FOR THE NINE
                                                                                              MONTHS ENDED
                                                  FOR THE FISCAL YEAR ENDED APRIL 30,   -------------------------
                                                  ------------------------------------  JANUARY 31,  JANUARY 25,
                                                     1994        1995         1996         1996          1997
                                                  ----------  ----------  ------------  -----------  ------------
                                                                                               (UNAUDITED)
Revenues........................................  $  597,511  $  798,709  $  1,386,212   $ 975,128   $  1,807,652
Cost of revenues................................     427,308     586,989     1,016,640     719,908      1,295,249
                                                  ----------  ----------  ------------  -----------  ------------
      Gross profit..............................     170,203     211,720       369,572     255,220        512,403
Selling, general and administrative expenses....     151,979     181,845       314,314     213,123        418,516
Nonrecurring acquisition costs..................                                 8,078       6,094         10,957
Discontinuation of printing division at
 subsidiary.....................................                                   682         682
                                                  ----------  ----------  ------------  -----------  ------------
  Operating income..............................      18,224      29,875        46,498      35,321         82,930
Other (income) expense:
  Interest expense..............................       4,943       7,108        15,322       9,503         32,083
  Interest income...............................        (405)       (682)       (4,034)     (1,405)        (6,437)
  Equity in net income of affiliate.............                                                             (265)
  Foreign currency gain.........................                                                           (3,420)
  Other.........................................      (1,154)     (1,122)       (1,140)     (1,402)          (193)
                                                  ----------  ----------  ------------  -----------  ------------
Income before provision for income taxes and
 extraordinary item.............................      14,840      24,571        36,350      28,625         61,162
Provision for income taxes......................       2,095       3,184         7,123       5,226         24,159
                                                  ----------  ----------  ------------  -----------  ------------
Income before extraordinary item................      12,745      21,387        29,227      23,399         37,003
Extraordinary item--loss on early termination of
 credit facility, net of income tax benefit.....                                                              612
                                                  ----------  ----------  ------------  -----------  ------------
  Net income....................................  $   12,745  $   21,387  $     29,227   $  23,399   $     36,391
                                                  ----------  ----------  ------------  -----------  ------------
                                                  ----------  ----------  ------------  -----------  ------------
Weighted average common shares outstanding......                                36,781      34,395         49,759
                                                                          ------------  -----------  ------------
                                                                          ------------  -----------  ------------
Net income per share:
  Income before extraordinary item..............                          $        .79   $     .68   $        .74
  Extraordinary item............................                                                             (.01)
                                                                          ------------  -----------  ------------
  Net income per share..........................                          $        .79   $     .68   $        .73
                                                                          ------------  -----------  ------------
                                                                          ------------  -----------  ------------
  Unaudited pro forma net income
    (see Note 8)................................  $    8,945  $   14,916  $     19,302   $  15,557   $     30,454
                                                  ----------  ----------  ------------  -----------  ------------
                                                  ----------  ----------  ------------  -----------  ------------
Unaudited pro forma net income per share:
  Pro forma income before extraordinary item....                          $        .52   $     .45   $        .62
  Extraordinary item............................                                                             (.01)
                                                                          ------------  -----------  ------------
  Pro forma net income per share................                          $        .52   $     .45   $        .61
                                                                          ------------  -----------  ------------
                                                                          ------------  -----------  ------------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996

                   AND THE NINE MONTHS ENDED JANUARY 25, 1997

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                           PREFERRED STOCK            COMMON STOCK       ADDITIONAL    CUMULATIVE
                                       ------------------------  ----------------------    PAID-IN     TRANSLATION    RETAINED
                                         SHARES       AMOUNT      SHARES      AMOUNT       CAPITAL     ADJUSTMENT     EARNINGS
                                       -----------  -----------  ---------  -----------  -----------  -------------  -----------
Balance at April 30, 1993............           1    $   1,000   18,064,225  $      18       18,503     $    (400)    $  31,755
Transactions of Combined Companies:
  Dividends..........................                                                                                      (115)
  Purchase of treasury stock
Adjustment to conform fiscal
 year-ends of certain Combined
 Companies...........................                                                                                       273
Other................................                                                           512                        (950)
Dividends of certain Pooled
 Companies...........................                                                                                    (6,785)
Net income...........................                                                                                    12,745
                                               --
                                                    -----------  ---------         ---   -----------       ------    -----------
Balance at April 30, 1994............           1        1,000   18,064,225         18       19,015          (400)       36,923
Transactions of Combined Companies:
  Issuance of common stock...........                                                           251
  Capital contributed by principal
    stockholder......................                                                         1,814
  Dividends..........................                                                                                      (222)
  Issuance of common stock in
    conjunction with the formation of
    U.S. Office Products.............                              800,000           1
  Issuance of common stock in the
    initial public offering, net of
    offering expenses of $4,686......                            3,737,500           4       32,686
  Issuance of common stock to the
    stockholders of the Combined
    Companies........................                            3,078,000           3           (3)
  Distributions to the stockholders
    of the Combined Companies........                                                                                   (11,300)
  Issuance of common stock in
    acquisition......................                              875,000           1        8,749
  Adjustment to conform the year-ends
    of certain Pooled Companies......                                                                                     2,235
  Adjustment to stockholders' equity
    accounts to reflect the
    Mergers..........................                                                       (12,597)                      5,035
  Cumulative translation
    adjustment.......................                                                                         207
  Conversion of warrants to equity of
    certain Pooled Companies.........                               13,563                      201
  Issuance of stock by certain Pooled
    Companies........................                                                           739
  Dividends of certain Pooled
    Companies........................                                                                                    (8,843)
Net income...........................                                                                                    21,387
                                               --
                                                    -----------  ---------         ---   -----------       ------    -----------
Balance at April 30, 1995............           1        1,000   26,568,288         27       50,855          (193)       45,215


                                        TREASURY      TOTAL
                                          STOCK      EQUITY
                                       -----------  ---------
Balance at April 30, 1993............   $  (5,048)  $  45,828
Transactions of Combined Companies:
  Dividends..........................                    (115)
  Purchase of treasury stock               (2,514)     (2,514)
Adjustment to conform fiscal
 year-ends of certain Combined
 Companies...........................                     273
Other................................                    (438)
Dividends of certain Pooled
 Companies...........................                  (6,785)
Net income...........................                  12,745

                                       -----------  ---------
Balance at April 30, 1994............      (7,562)     48,994
Transactions of Combined Companies:
  Issuance of common stock...........                     251
  Capital contributed by principal
    stockholder......................                   1,814
  Dividends..........................                    (222)
  Issuance of common stock in
    conjunction with the formation of
    U.S. Office Products.............                       1
  Issuance of common stock in the
    initial public offering, net of
    offering expenses of $4,686......                  32,690
  Issuance of common stock to the
    stockholders of the Combined
    Companies........................
  Distributions to the stockholders
    of the Combined Companies........                 (11,300)
  Issuance of common stock in
    acquisition......................                   8,750
  Adjustment to conform the year-ends
    of certain Pooled Companies......                   2,235
  Adjustment to stockholders' equity
    accounts to reflect the
    Mergers..........................       7,562
  Cumulative translation
    adjustment.......................                     207
  Conversion of warrants to equity of
    certain Pooled Companies.........                     201
  Issuance of stock by certain Pooled
    Companies........................                     739
  Dividends of certain Pooled
    Companies........................                  (8,843)
Net income...........................                  21,387

                                       -----------  ---------
Balance at April 30, 1995............                  96,904

                          U.S. OFFICE PRODUCTS COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996

             AND THE NINE MONTHS ENDED JANUARY 25, 1997 (CONTINUED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                           PREFERRED STOCK            COMMON STOCK       ADDITIONAL   CUMULATIVE
                                       ------------------------  ----------------------    PAID-IN    TRANSLATION   RETAINED
                                         SHARES       AMOUNT      SHARES      AMOUNT       CAPITAL    ADJUSTMENT    EARNINGS
                                       -----------  -----------  ---------  -----------  -----------  -----------  -----------
Balance at April 30, 1995............           1    $   1,000   26,568,288  $      27    $  50,855    $    (193)   $  45,215
  Issuance of warrants by Pooled
    Companies........................                              473,750                      672
  Exercise of warrants by Pooled
    Companies........................                              178,865                      784
  Options issued by Pooled
    Companies........................                                                           296
  Issuance of common stock in the
    second public offering, net of
    offering expenses of $3,902......                            4,025,000           4       53,450
  Issuance of common stock in the
    third public offering, net of
    offering expenses of $7,594......                            5,543,045           6      121,277
  Issuance of common stock for stock
    options exercised, including tax
    benefits.........................                               63,350                    1,023
  Issuance of common stock to repay
    indebtedness.....................                              419,408                    3,855
  Adjustment to conform fiscal
    year-ends of certain Pooled
    Companies and for the issuance of
    common stock in acquisitions.....                            6,247,723           6       61,135                     6,578
  Capital contribution by former
    shareholders of pooled company...                                                         1,154
  Conversion of Pooled Company
    preferred stock upon
    acquisition......................          (1)      (1,000)                               1,000
  Issuance of stock by certain Pooled
    Companies........................                               91,000                    2,164
  Dividends of certain Pooled
    Companies........................                              564,425           1        1,362                   (24,183)
  Cumulative translation
    adjustment.......................                                                                        611
  Net income.........................                                                                                  29,227
                                               --
                                                    -----------  ---------         ---   -----------  -----------  -----------
Balance at April 30, 1996............      --           --       44,174,854         44      299,027          418       56,837
  Issuance of common stock in
    acquisitions.....................                            5,122,401           5      145,665
  Issuance of common stock...........                            1,250,000           1       38,112
  Exercise of stock options..........                              152,327                      780
  Exercise of stock warrants.........                              166,750                    1,200
  Retirement of treasury stock.......                               68,205                       34                       (34)
  Capital contribution by former
    shareholders of Pooled
    Companies........................                              174,259           1        6,046
  Issuance of common stock for stock
    options exercised, including tax
    benefit..........................                              122,796                    2,945
  Issuance of common stock for
    employee stock purchase plan, net
    of expenses of $63...............                              120,539                    2,380
  Adjustment to conform fiscal
    year-ends of certain Pooled
    Companies........................                                                                                     284
  Dividends of certain Pooled
    Companies........................                                                                                 (13,860)
  Cumulative translation
    adjustment.......................                                                                     (4,190)
  Net income.........................                                                                                  36,391
                                               --
                                                    -----------  ---------         ---   -----------  -----------  -----------
Balance at January 25, 1997
 (unaudited).........................      --        $  --       51,352,131  $      51    $ 496,189    $  (3,772)   $  79,618
                                               --
                                               --
                                                    -----------  ---------         ---   -----------  -----------  -----------
                                                    -----------  ---------         ---   -----------  -----------  -----------


                                        TREASURY      TOTAL
                                          STOCK      EQUITY
                                       -----------  ---------
Balance at April 30, 1995............      --       $  96,904
  Issuance of warrants by Pooled
    Companies........................                     672
  Exercise of warrants by Pooled
    Companies........................                     784
  Options issued by Pooled
    Companies........................                     296
  Issuance of common stock in the
    second public offering, net of
    offering expenses of $3,902......                  53,454
  Issuance of common stock in the
    third public offering, net of
    offering expenses of $7,594......                 121,283
  Issuance of common stock for stock
    options exercised, including tax
    benefits.........................                   1,023
  Issuance of common stock to repay
    indebtedness.....................                   3,855
  Adjustment to conform fiscal
    year-ends of certain Pooled
    Companies and for the issuance of
    common stock in acquisitions.....                  67,719
  Capital contribution by former
    shareholders of pooled company...                   1,154
  Conversion of Pooled Company
    preferred stock upon
    acquisition......................
  Issuance of stock by certain Pooled
    Companies........................                   2,164
  Dividends of certain Pooled
    Companies........................                 (22,820)
  Cumulative translation
    adjustment.......................                     611
  Net income.........................                  29,227

                                       -----------  ---------
Balance at April 30, 1996............      --         356,326
  Issuance of common stock in
    acquisitions.....................                 145,670
  Issuance of common stock...........                  38,113
  Exercise of stock options..........                     780
  Exercise of stock warrants.........                   1,200
  Retirement of treasury stock.......
  Capital contribution by former
    shareholders of Pooled
    Companies........................                   6,047
  Issuance of common stock for stock
    options exercised, including tax
    benefit..........................                   2,945
  Issuance of common stock for
    employee stock purchase plan, net
    of expenses of $63...............                   2,380
  Adjustment to conform fiscal
    year-ends of certain Pooled
    Companies........................                     284
  Dividends of certain Pooled
    Companies........................                 (13,860)
  Cumulative translation
    adjustment.......................                  (4,190)
  Net income.........................                  36,391

                                       -----------  ---------
Balance at January 25, 1997
 (unaudited).........................   $  --       $ 572,086

                                       -----------  ---------
                                       -----------  ---------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                  FOR THE NINE
                                                           FOR THE FISCAL YEAR ENDED APRIL        MONTHS ENDED
                                                                         30,                ------------------------
                                                           -------------------------------  JANUARY 31,  JANUARY 25,
                                                             1994       1995       1996        1996         1997
                                                           ---------  ---------  ---------  -----------  -----------
                                                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net income.............................................  $  12,745  $  21,387  $  29,227   $  23,399    $  36,391
  Adjustment to reconcile net income to net cash provided
    by (used in) operating activities:
    Depreciation and amortization expense................      8,614     10,410     14,461       9,853       26,321
    Deferred income taxes................................       (165)       (51)      (264)        825        3,600
    Write-off of deferred compensation...................                                                    (1,501)
    Foreign currency gain................................                                                    (3,420)
    Equity in net income of affiliate....................                                                      (265)
    Issuance of common stock in exchange for services
      rendered...........................................                                                       500
    Changes in assets and liabilities (net of assets
      acquired and liabilities assumed in business
      combinations):
      Accounts receivable................................     (9,964)   (27,300)   (21,986)    (43,991)     (36,024)
      Lease receivables..................................                          (17,664)                    (238)
      Inventory..........................................     (2,615)    (1,397)    (7,565)     (1,665)       4,395
      Prepaid expenses and other current assets..........     (2,464)    (1,243)   (10,629)     (7,845)      (4,184)
      Accounts payable...................................      4,305      7,603     12,199      14,919      (32,534)
      Accrued liabilities................................      1,625      5,453     10,135         324      (17,877)
                                                           ---------  ---------  ---------  -----------  -----------
        Net cash provided by (used in) operating
          activities.....................................     12,081     14,862      7,914      (4,181)     (24,836)
                                                           ---------  ---------  ---------  -----------  -----------
Cash flows from investing activities:
  Additions to property and equipment....................     (7,199)    (7,864)   (20,793)    (16,845)     (23,882)
  Cash used in acquisitions..............................               (18,099)   (95,574)    (58,236)    (332,537)
  Investment in affiliate................................                           (5,603)                 (41,291)
  Deposits...............................................        (74)       (77)      (256)       (417)      (1,310)
  Other..................................................       (688)       274       (509)        158       (5,214)
                                                           ---------  ---------  ---------  -----------  -----------
        Net cash used in investing activities............     (7,961)   (25,766)  (122,735)    (75,340)    (404,234)
                                                           ---------  ---------  ---------  -----------  -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt...............      8,568      6,198    168,170      11,388      221,101
  Payments of long-term debt.............................     (6,801)    (8,107)   (20,450)    (10,264)    (160,164)
  Proceeds (payments) of short-term debt.................      1,504      3,859    (33,224)     35,443      215,062
  Proceeds from issuance of common stock.................                33,454    176,287      52,537       38,113
  Proceeds from exercise of stock options and warrants...                              597                    3,356
  Proceeds from issuance of common stock in employee
    stock purchase plan..................................                                                     2,380
  Contributions of capital by stockholders of Pooled
    Companies............................................                 2,557                  1,921        1,970
  Payments to stockholders of combined companies.........        (27)   (11,330)       (42)
  Adjustments to conform fiscal year-ends of certain
    Pooled Companies.....................................        230        601     (1,615)       (462)         286
  Payments of dividends..................................     (7,179)    (8,741)   (16,506)    (15,587)     (13,860)
                                                           ---------  ---------  ---------  -----------  -----------
        Net cash provided by (used in) financing
          activities.....................................     (3,705)    18,491    273,217      74,976      308,244
                                                           ---------  ---------  ---------  -----------  -----------
Effect of exchange rates on cash and cash equivalents....        237       (422)      (428)         99         (347)
Net increase (decrease) in cash and cash equivalents.....        652      7,165    157,968      (4,446)    (121,173)
Cash and cash equivalents at beginning of period.........     11,366     12,018     19,183      19,183      177,635
                                                           ---------  ---------  ---------  -----------  -----------
Cash and cash equivalents at end of period...............  $  12,018  $  19,183  $ 177,635   $  14,737    $  56,462
                                                           ---------  ---------  ---------  -----------  -----------
                                                           ---------  ---------  ---------  -----------  -----------

                          U.S. OFFICE PRODUCTS COMPANY

                             (DOLLARS IN THOUSANDS)

                                                                                                       FOR THE NINE
                                                                     FOR THE FISCAL YEAR               MONTHS ENDED
                                                                       ENDED APRIL 30,          --------------------------
                                                               -------------------------------   JANUARY 31,   JANUARY 25,
                                                                 1994       1995       1996         1996          1997
                                                               ---------  ---------  ---------  -------------  -----------
                                                                                                       (UNAUDITED)
Supplemental disclosures of cash flow information:
  Interest paid..............................................  $   8,236  $  11,361  $  12,854    $   6,234     $  28,980
  Income taxes paid..........................................  $   3,234  $   3,463  $   8,524    $   5,321     $  21,085

    The Company issued common stock, notes payable and cash in connection with certain business combinations in fiscal years ended April 30, 1994, 1995 and 1996.The fair values of the assets and liabilities of the acquired companies at the dates of the acquisitions are presented as follows:

                                                                                                   FOR THE NINE
                                                                  FOR THE FISCAL YEAR              MONTHS ENDED
                                                                    ENDED APRIL 30,          ------------------------
                                                            -------------------------------  JANUARY 31,  JANUARY 25,
                                                              1994       1995       1996        1996         1997
                                                            ---------  ---------  ---------  -----------  -----------
                                                                                                   (UNAUDITED)
  Accounts receivable.....................................  $  --      $  23,462  $  72,231   $  30,561    $  93,993
  Inventories.............................................                20,074     51,425      22,442      126,506
  Prepaid expenses and other current assets...............                 1,779      8,914       4,001       15,159
  Property and equipment..................................                 5,459     34,978      18,732      108,705
  Intangible assets.......................................                21,079    118,422      74,665      447,202
  Lease receivables.......................................                           55,095                      870
  Other assets............................................                   339      1,257       1,074        5,273
  Short-term debt.........................................               (15,038)  (105,814)    (19,928)     (17,102)
  Accounts payable........................................               (15,627)   (38,357)    (21,357)     (93,436)
  Accrued liabilities.....................................                (4,958)   (16,244)     (7,285)     (83,894)
  Long-term debt..........................................                (6,283)   (17,949)     (9,574)    (116,807)
  Deferred income taxes...................................                           (1,635)
  Other long-term liabilities.............................                  (437)      (247)       (887)      (8,262)
  Minority interest.......................................                           (5,349)
                                                            ---------  ---------  ---------  -----------  -----------
  Net assets acquired.....................................  $  --      $  29,849  $ 156,727   $  92,444    $ 478,207
                                                            ---------  ---------  ---------  -----------  -----------
                                                            ---------  ---------  ---------  -----------  -----------

    The acquisitions were funded as follows:

  Common stock............................................  $  --      $   8,750  $  60,367   $  34,208    $ 145,670
  Notes payable...........................................                 3,000        786
  Cash....................................................                18,099     95,574      58,236      332,537
                                                            ---------  ---------  ---------  -----------  -----------
                                                            $  --      $  29,849  $ 156,727   $  92,444    $ 478,207
                                                            ---------  ---------  ---------  -----------  -----------
                                                            ---------  ---------  ---------  -----------  -----------

Noncash transactions:

    - During fiscal 1996, one Pooled Company converted $1,385 of notes payable to common stock.

    - During fiscal 1996, the Company issued 194,447 shares of common stock to repay $2,470 of indebtedness.

    - During fiscal 1996, the Company recorded additional paid-in capital of approximately $483 related to the tax benefit on stock options exercised.

    - During fiscal 1994, one Combined Company issued $1,800 of debt in exchange for nonvoting shares of common stock.

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1--BUSINESS ORGANIZATION

    U.S. Office Products Company ("U.S. Office Products" and the "Company") was founded in October 1994 with the goal of creating a world-wide office products supplier, primarily to corporate, commercial and industrial customers.

    Concurrent with the closing of its initial public offering (the "IPO") in February 1995, the Company acquired four companies for a combination of its common stock and cash which are referred to herein as the "Combined Companies" and acquired two companies in business combinations accounted for under the purchase method. The six companies are referred to as the "Founding Companies."

    Simultaneously with the closing of the IPO, U.S. Office Products acquired by merger each of the Combined Companies (the "Mergers"). The accompanying consolidated financial statements and related notes to consolidated financial statements are representative of what the financial position, results of operations and cash flows would have been if U.S. Office Products and the Combined Companies had been combined on May 1, 1993. The assets and liabilities of the Combined Companies are reflected at their historical amounts. Capital stock of the Combined Companies is included in additional paid-in capital. The Combined Companies previously reported on fiscal years ending other than April
30. Commencing on May 1, 1994, the fiscal year-ends were changed to April 30 which resulted in an adjustment to retained earnings during fiscal 1994 of $273 which resulted from revenues of $8,983 and expenses of $8,710.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying consolidated financial statements and related notes to consolidated financial statements include the accounts of U.S. Office Products, the Combined Companies and the companies acquired in business combinations accounted for under the purchase method (the "Purchased Companies") from their respective acquisition dates and give retroactive effect to the results of the companies acquired in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") for all periods presented.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    DEFINITION OF FISCAL YEAR

    As used in these consolidated financial statements and related notes to consolidated financial statements, "fiscal 1994," "fiscal 1995" and "fiscal 1996" refer to the Company's fiscal years ended April 30, 1994, 1995 and 1996, respectively.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

    CASH AND CASH EQUIVALENTS

    The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company invests a portion of its cash in highly rated corporate commercial paper with original maturities of 30 days or less and in overnight investments collateralized by U.S. government securities. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

    INVENTORIES

    Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis and consist primarily of product held for sale.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives range from 25 to 40 years for buildings and its components and 5 to 15 years for furniture, fixtures and equipment. Property and equipment leased under capital leases are being amortized over the lesser of their useful lives or their lease terms.

    INTANGIBLE ASSETS

    Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Goodwill is amortized on a straight line basis over an estimated useful life of 40 years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from operations to net book value.

    TRANSLATION OF FOREIGN CURRENCIES

    Balance sheet accounts of foreign subsidiaries are translated using the year-end exchange rate, and statement of income accounts are translated using the average exchange rate for the year. Translation adjustments are recorded as a separate component of stockholders' equity.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    DERIVATIVE FINANCIAL INSTRUMENTS

    The Company's majority owned foreign subsidiary has entered into forward foreign currency exchange contracts (the "Exchange Contracts") with counterparties to hedge the exposure to foreign currency fluctuations to the extent permissible by hedge accounting requirements. At April 30, 1996, the Exchange Contracts, in the notional amount of $4,616, hedge approximately $5,292 of foreign currency denominated assets. Discounts or premiums on the Exchange Contracts are amortized over the life of the contracts.

    The Company's majority owned foreign subsidiary has also entered into interest rate swap agreements (the "Swap Agreements") with counterparties to convert the interest rates associated with certain outstanding debt from variable rates to fixed rates. The notional amount of the Swap Agreements was $43,000 at April 30, 1996. The market risks associated with these Swap Agreements result from short-term fluctuations in interest rates. The credit risks related to non-performance of the Swap Agreements by the counterparties are not deemed to be significant; however, non-performance would result in the Company terminating the Swap Agreements and recognizing a gain or loss, depending on the fair market value of the Swap Agreements.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure About Fair Value of Financial Instruments," the Company has estimated the fair value of its financial instruments using the following methods and assumptions:

    - The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value;

    - The fair value of the 5 1/2% Convertible Subordinated Notes due 2001 is based on quoted market prices;

    - The carrying amounts of the Company's debt, other than the 5 1/2% Convertible Subordinated Notes due 2001, approximates fair value, estimated by discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

    INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." One Combined Company and certain Pooled Companies were organized as subchapter S corporations prior to being acquired by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

    TAXES ON UNDISTRIBUTED EARNINGS

    No provision is made for U.S. income taxes on earnings of foreign subsidiary companies which the Company controls but does not include in the consolidated federal income tax return since it is management's practice and intent to permanently reinvest the earnings.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    REVENUE RECOGNITION

    Revenue is recognized upon the delivery of office products to customers. The Company also leases equipment to customers under both short-term and long-term lease agreements. Revenue related to the short-term leases is recognized on a monthly basis over the life of the lease. Certain long-term leases qualify as sales-type leases and accordingly the present value of the future lease payments are recognized as income upon delivery of the equipment to the customer.

    COST OF REVENUES

    Vendor rebates are recognized on an accrual basis in the period earned and are recorded as a reduction to cost of revenues. Delivery and occupancy costs are included as an increase to cost of revenues.

    NONRECURRING ACQUISITION COSTS

    Nonrecurring acquisition costs represent acquisition costs incurred by the Company in business combinations accounted for under the pooling-of-interests method. These costs include legal and accounting fees, investment banking fees, recognition of transaction related obligations and various other acquisition related costs.

    DISCONTINUATION OF PRINTING DIVISION AT SUBSIDIARY

    During fiscal 1996, the Company discontinued the printing division at one of its subsidiaries and incurred a one time charge of $682, which consisted primarily of the writedown of printing division assets to their estimated market value.

    NET INCOME PER SHARE

    Net income per share for fiscal 1996 is calculated by dividing net income by the weighted average number of common shares outstanding during the year including common stock equivalents, if dilutive.

    Net income per share for fiscal 1995 and fiscal 1994 has not been presented as it is not considered meaningful due to the Mergers and the IPO in conjunction with the formation of the Company during fiscal 1995.

    NEW ACCOUNTING PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board issued SFAS 123, "Accounting for Stock Based Compensation." SFAS 123 establishes a fair value based method of accounting for employee stock based compensation plans and encourages companies to adopt that method. However, it also allows companies to continue to apply the intrinsic value based method currently prescribed under APB Opinion No. 25, provided certain pro forma disclosures are made. SFAS 123 is not required to be adopted by the Company until fiscal 1997. The Company currently intends to continue to apply the accounting method prescribed by APB Opinion 25 and, accordingly, the adoption of SFAS 123 will not have a material impact on the Company's operating results.

    In March, 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. SFAS 121 is not required to be adopted by the Company until fiscal 1997. The Company does not anticipate that SFAS 121 will have a material effect on the Company's operating results.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of January 25, 1997 and the results of income and of cash flows for the nine months ended January 31, 1996 and January 25, 1997, as presented in the accompanying unaudited supplemental consolidated financial statements.

NOTE 3--BUSINESS COMBINATIONS

    POOLING-OF-INTERESTS METHOD

    In fiscal 1996, the Company issued 8,440,852 shares of common stock to acquire 14 companies in acquisitions accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Certain of the Pooled Companies previously reported on fiscal years ending other than April 30. The results of these Pooled Companies were previously reported on June 30, September 30 and December 31 year-ends.

    The accounts of these Pooled Companies for the years ended December 31, 1993 and 1994, for the years ended June 30, 1994 and 1995 and for the years ended September 30, 1994 and 1995 have been combined with the accounts of U.S. Office Products for the years ended April 30, 1994 and 1995, respectively. Commencing on May 1, 1995, the year-ends of these companies were changed to April 30, resulting in an increase to retained earnings of $2,235 during fiscal 1995.

    Subsequent to April 30, 1996, the Company issued 13,307,350 shares of common stock to acquire 30 companies in acquisitions accounted for under the pooling-of-interests method. Except as noted below, the Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Certain of the Pooled Companies previously reported on fiscal years ending other than April 30. The results of these Pooled Companies were previously reported on January 31, March 31, May 31, June 30, August 31 and December 31 year-ends.

    The accounts of these Pooled Companies for the years ended December 31, 1994 and 1995, for the years ended January 31, 1995 and 1996, for the year ended March 31, 1995 and 1996, for the years ended May 31, 1995 and 1996, for the years ended June 30, 1995 and 1996, and the years ended August 31, 1995 and 1996 have been combined with the accounts of U.S. Office Products for the years ended April 30, 1995 and 1996, respectively. Commencing on May 1, 1996, the year-ends of these Companies were changed to April 30, resulting in a reduction to retained earnings of $2,660 during fiscal 1996 and an increase of $284 for the nine months ended January 25, 1997.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
    Following is a summary of the results related to the adjustments to retained earnings for these Pooled Companies:

                                                            FOR THE FISCAL YEAR
                                                              ENDED APRIL 30,
                                                           ---------------------
                                                             1995        1996
                                                           ---------  ----------  FOR THE NINE
                                                                                  MONTHS ENDED
                                                                                  JANUARY 25,
                                                                                      1997
                                                                                  ------------
                                                                                  (UNAUDITED)
Revenues.................................................  $  55,126  $  121,722   $   (4,639)
Costs and expenses.......................................     52,891     124,382       (4,923)
                                                           ---------  ----------  ------------
Net income (loss)........................................  $   2,235  $   (2,660)  $      284
                                                           ---------  ----------  ------------
                                                           ---------  ----------  ------------

    The separate results of operations of U.S. Office Products Company and the Pooled Companies for periods prior to the mergers are presented below:

                                                       U.S. OFFICE     POOLED
FOR THE YEAR ENDED APRIL 30,                             PRODUCTS     COMPANIES     COMBINED
-----------------------------------------------------  ------------  -----------  ------------
1996
  Revenue............................................  $    488,670   $ 897,542   $  1,386,212
  Net income.........................................  $      7,828   $  21,399   $     29,227

1995
  Revenue............................................  $    120,479   $ 678,230   $    798,709
  Net income.........................................  $      1,514   $  19,873   $     21,387

1994
  Revenue............................................  $     76,541   $ 520,970   $    597,511
  Net income.........................................  $      1,114   $  11,631   $     12,745

FOR THE NINE MONTHS ENDED JANUARY 25, 1997
  (UNAUDITED):
-----------------------------------------------------
  Revenue............................................  $  1,473,192   $ 344,460   $  1,807,652
  Net income.........................................  $     25,069   $  11,322   $     36,391

FOR THE NINE MONTHS ENDED JANUARY 31, 1996
  (UNAUDITED):
-----------------------------------------------------
  Revenue............................................  $    267,837   $ 707,291   $    975,128
  Net income.........................................  $      5,226   $  18,173   $     23,399

    Certain of the Pooled Companies were individually insignificant and the financial statements for years prior to fiscal 1996 have not been restated for these operations. The effect of these acquisitions has been recognized as of May 1, 1995 as an increase in stockholders' equity of $10,012.

    PURCHASE METHOD

    In fiscal 1996, the Company made 27 acquisitions accounted for under the purchase method for an aggregate purchase price of $156,727 consisting of $95,574 of cash, $786 of notes payable and 3,885,349 shares of common stock with a market value of $60,367. The total assets related to these 27 acquisitions were $342,322, including goodwill of $118,422. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
    In fiscal 1995, in addition to the Mergers, the Company made six acquisitions accounted for under the purchase method for an aggregate purchase price of $29,849, consisting of $18,099 of cash, $3,000 of notes payable and 875,000 shares of common stock with a market value of $8,750. The total assets related to these six acquisitions were $72,192, including goodwill of $21,079. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for the fiscal years ended April 30, 1995 and 1996 as if the purchase acquisitions described above had been consummated as of the beginning of fiscal 1995. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision:

                                                                       FOR THE FISCAL YEAR
                                                                         ENDED APRIL 30,
                                                                    --------------------------
                                                                        1995          1996
                                                                    ------------  ------------
Revenues..........................................................  $  1,299,286  $  1,732,620
Net income........................................................        22,069        32,278
Net income per share..............................................          0.54          0.72

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1995 or the results which may occur in the future.

NOTE 4--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                         FOR THE FISCAL YEAR
                                                                           ENDED APRIL 30,
                                                                        ----------------------
                                                                           1995        1996
                                                                        ----------  ----------
Land..................................................................  $    2,715  $    4,539
Buildings.............................................................      14,709      33,465
Furniture and fixtures................................................      23,208      51,779
Warehouse equipment...................................................      24,969      34,336
Equipment under capital leases........................................       5,307       8,665
Leasehold improvements................................................       8,209       8,507
                                                                        ----------  ----------
                                                                            79,117     141,291
Less: Accumulated depreciation........................................     (38,500)    (45,880)
                                                                        ----------  ----------
Net property and equipment............................................  $   40,617  $   95,411
                                                                        ----------  ----------
                                                                        ----------  ----------

    Depreciation expense for the fiscal years ended April 30, 1994, 1995 and 1996 was $6,453, $8,275 and $10,868, respectively.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 5--INTANGIBLE ASSETS

    Intangible assets and accumulated amortization consist of the following:

                                                                               APRIL 30,
                                                                         ---------------------
                                                                           1995        1996
                                                                         ---------  ----------
Goodwill...............................................................  $  23,944  $  142,205
Other..................................................................      8,309       8,596
                                                                         ---------  ----------
                                                                            32,253     150,801
Less: Accumulated amortization.........................................     (5,099)     (7,349)
                                                                         ---------  ----------
                                                                         $  27,154  $  143,452
                                                                         ---------  ----------
                                                                         ---------  ----------

    Other intangible assets consist primarily of non-compete arrangements which are amortized over the term of the agreements. Amortization expense for the fiscal years ended April 30, 1994, 1995 and 1996 was $2,161, $2,135 and $3,593,
respectively.

NOTE 6--LEASE RECEIVABLES

    Lease receivables represent the present value of future lease payments related to equipment sold to customers as sales type leases. The future minimum lease payments to be received are as follows:

1997..............................................................  $  34,146
1998..............................................................     29,885
1999..............................................................     17,181
2000..............................................................      5,800
2001 and thereafter...............................................      1,647
                                                                    ---------
Total lease receivable............................................     88,659
Less: Amounts representing interest...............................    (16,847)
                                                                    ---------
Present value of net lease receivable.............................  $  71,812
                                                                    ---------
                                                                    ---------

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 7--CREDIT FACILITIES

    SHORT-TERM DEBT

    Short-term debt consists of the following:

                                                                                         APRIL 30,
                                                                                   ---------------------
                                                                                     1995        1996
                                                                                   ---------  ----------
Bank lines of credit, secured by accounts receivable and inventory, interest rates ranging from prime to prime plus 2.25% (9.0% to 10.0% at April 30,
  1996)..........................................................................  $  50,925  $   22,555
Annual renewal loans provided by banks and other financial institutions of foreign subsidiary secured by lease receivables of foreign subsidiary. Interest
  rates ranging from 7.8% to 10.2% at April 30, 1996.............................                 80,949
Bank lines of credit of foreign subsidiary operations secured by assets of those
  operations.Interest rates ranging from 9.2% to 9.8% at April 30, 1996..........                 12,731
Other............................................................................      3,036       7,130
Current maturities of long-term debt.............................................      8,195      11,225
                                                                                   ---------  ----------
      Total short-term debt......................................................  $  62,156  $  134,590
                                                                                   ---------  ----------
                                                                                   ---------  ----------

    LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                         APRIL 30,
                                                                                   ---------------------
                                                                                     1995        1996
                                                                                   ---------  ----------
Notes payable, secured by certain assets of the Company, interest rates ranging
  from 8.0% to 10.0%, maturities from October 1996 through 2003..................  $  16,104  $    9,773
Convertible Subordinated Notes due 2001, interest at 5 1/2%, convertible into shares of common stock at any time prior to maturity at a conversion price of
  $28.50 per share, subject to adjustment in certain events......................                143,750
Debt facility payable over five years secured by lease receivables of the
  Company's foreign subsidiaries. Interest rates ranging from 11.0% to 12.0% at
  April 30, 1996.................................................................                  8,943
Other............................................................................     23,406      43,134
Capital lease obligations........................................................      1,381       5,129
                                                                                   ---------  ----------
                                                                                      40,891     210,729
Less: Current maturities of long-term debt.......................................     (8,195)    (11,225)
                                                                                   ---------  ----------
      Total long-term debt.......................................................  $  32,696  $  199,504
                                                                                   ---------  ----------
                                                                                   ---------  ----------

    The 5 1/2% Convertible Subordinated Notes due 2001 (the "Notes") are redeemable, in whole or in part, at the Company's option at specified redemption prices on or after February 3, 1998, but may not be

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 7--CREDIT FACILITIES (CONTINUED)
redeemed prior to February 2, 1999 unless the closing price of the common stock is at least 150% of the conversion price for a period of time prior to the notice of redemption. Costs incurred in connection with the issuance of the Notes are included in other assets and are being amortized over the five year period of maturity. The fair value of the Notes at April 30, 1996, based upon quoted market prices, totaled $211,313.

    MATURITIES OF LONG-TERM DEBT

    Maturities on long-term debt, including capital lease obligations, are as follows:

1997..............................................................  $  11,225
1998..............................................................     14,823
1999..............................................................     13,528
2000..............................................................      2,545
2001..............................................................    148,285
Thereafter........................................................     20,323
                                                                    ---------
                                                                    $ 210,729
                                                                    ---------
                                                                    ---------

NOTE 8--INCOME TAXES

    U.S. Office Products will file a consolidated federal income tax return for periods subsequent to the Mergers described in Note 3. Each of the Combined Companies and Pooled Companies will file "short-period" federal tax returns through the dates of the Mergers and business combinations.

    The provision for income taxes consists of:

                                                                   FOR THE FISCAL YEAR ENDED APRIL
                                                                                 30,
                                                                   -------------------------------
                                                                     1994       1995       1996
                                                                   ---------  ---------  ---------
Income taxes currently payable:
  Federal........................................................  $   1,805  $   1,722  $   5,943
  State..........................................................        455        704        608
  Foreign taxes currently payable................................                   809        836
                                                                   ---------  ---------  ---------
                                                                       2,260      3,235      7,387
                                                                   ---------  ---------  ---------
Deferred income tax expense (benefit)............................       (165)       (51)      (264)
                                                                   ---------  ---------  ---------
      Total provision for income taxes...........................  $   2,095  $   3,184  $   7,123
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 8--INCOME TAXES (CONTINUED)
    Deferred taxes are comprised of the following:

                                                                                          APRIL 30,
                                                                                     --------------------
                                                                                       1995       1996
                                                                                     ---------  ---------
Current deferred tax assets:
  Inventory........................................................................  $     178  $     291
  Allowance for doubtful accounts..................................................         95        826
Accrued liabilities................................................................        445          4
                                                                                     ---------  ---------
      Total current deferred tax assets............................................        718      1,121
                                                                                     ---------  ---------
Long-term deferred tax liabilities:
  Property and equipment...........................................................     (1,028)    (2,701)
  Internal Revenue Service tax assessment..........................................     (3,383)    (3,383)
  Other............................................................................         54       (972)
                                                                                     ---------  ---------
      Total long-term deferred tax liabilities.....................................     (4,357)    (7,056)
                                                                                     ---------  ---------
      Net deferred tax asset (liability)...........................................  $  (3,639) $  (5,935)
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    The Internal Revenue Service ("IRS") tax assessment relates to the deferral of a gain on the sale of land and building by a subsidiary of the Company. The IRS has determined that a portion of the gain recorded by the subsidiary does not qualify for deferral and has required that the Company pay additional taxes. The subsidiary has recorded a deferred tax liability as a result of the assessment and the related interest. The Company has filed an appeal with the IRS relating to the above assessment; however, the IRS has not yet responded to the appeal.

    The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                           FOR THE FISCAL YEAR ENDED APRIL 30,
                                                                          -------------------------------------
                                                                             1994         1995         1996
                                                                          -----------  -----------  -----------
U.S. federal statutory rate.............................................       34.0%        34.0%        35.0%
State income taxes, net of federal income tax benefit...................        4.0          4.1          5.4
Subchapter S corporation income not subject to corporate level
  taxation..............................................................      (26.9)       (27.7)       (28.0)
Foreign earnings not subject to U.S. taxes..............................                                  (.6)
Minority interest in foreign taxes......................................                                  2.5
Nondeductible goodwill..................................................                     1.4          2.6
Other...................................................................        3.0          1.2          2.7
                                                                              -----        -----        -----
Effective tax rate......................................................       14.1%        13.0%        19.6%
                                                                              -----        -----        -----
                                                                              -----        -----        -----

    One Combined Company and certain Pooled Companies were organized as subchapter S corporations prior to the closing of their acquisitions by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. Accordingly, the Combined Company and the specific Pooled Companies provided no federal income tax expense prior to these acquisitions by the Company.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 8--INCOME TAXES (CONTINUED)
    The following unaudited pro forma income tax information is presented in accordance with SFAS 109 as if the Combined Company and the specific Pooled Companies had been subject to federal income taxes for the entire periods presented.

                                                               FOR THE FISCAL YEAR           NINE MONTHS ENDED
                                                                 ENDED APRIL 30,          ------------------------
                                                         -------------------------------  JANUARY 31,  JANUARY 25,
                                                           1994       1995       1996        1996         1997
                                                         ---------  ---------  ---------  -----------  -----------
Net income per consolidated statement of income........  $  12,745  $  21,387  $  29,227   $  23,399    $  36,391
Pro forma income tax provision adjustment..............      3,800      6,471      9,925       7,842        5,937
                                                         ---------  ---------  ---------  -----------  -----------
Pro forma net income...................................  $   8,945  $  14,916  $  19,302   $  15,557    $  30,454
                                                         ---------  ---------  ---------  -----------  -----------
                                                         ---------  ---------  ---------  -----------  -----------

NOTE 9--LEASE COMMITMENTS

    The Company leases various types of retail, warehouse and office space and equipment, furniture and fixtures under noncancellable lease agreements which expire at various dates. Future minimum lease payments under noncancellable capital and operating leases are as follows:

                                                                                     CAPITAL    OPERATING
                                                                                     LEASES      LEASES
                                                                                    ---------  -----------
1997..............................................................................  $   1,922   $  14,102
1998..............................................................................      1,390      11,410
1999..............................................................................        743      10,179
2000..............................................................................        446       9,248
2001..............................................................................        320       7,920
Thereafter........................................................................      2,541      27,438
                                                                                    ---------  -----------
Total minimum lease payments......................................................      7,362   $  80,297
                                                                                               -----------
                                                                                               -----------
Less: Amounts representing interest...............................................     (2,233)
                                                                                    ---------
Present value of net minimum lease payments.......................................  $   5,129
                                                                                    ---------
                                                                                    ---------

    Rent expense for all operating leases for the fiscal years ended April 30, 1994, 1995 and 1996 was $10,409, $11,731 and $17,379, respectively.

NOTE 10--COMMITMENTS AND CONTINGENCIES

    LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position or results of operations or cash flows of the Company.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 10--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    POSTEMPLOYMENT BENEFITS

    The Company has entered into employment agreements with several employees that would result in payments to these employees upon change of control or certain other events. No amounts have been accrued at April 30, 1995 or 1996 related to these agreements.

NOTE 11--EMPLOYEE BENEFIT PLANS

    Certain subsidiaries of the Company have qualified defined contribution benefit plans, which allow for voluntary pre-tax contributions by the employees. The subsidiaries pay all general and administrative expenses of the plans and in some cases make matching contributions on behalf of the employees. For the fiscal years ended April 30, 1994, 1995 and 1996, the subsidiaries incurred expenses totaling $220, $451 and $683, respectively, related to these plans.

    One Combined Company entered into agreements with three officers which provided for future compensation to those officers subsequent to termination of employment with the Combined Company for a period of five years. The future compensation would not be received, however, in the event that an officer received payment under that Company's Restricted Stock Purchase Plan (the "Purchase Plan") in excess of the purchase price of the stock paid by the officer. No compensation expense was recorded with respect to the agreement related to two of the officers, as it was probable that they would receive payment under the Restricted Stock Purchase Plan. Future compensation expense of approximately $1,030 was being recognized as expense for the third officer over the estimated term of the officer's service to the Company of approximately eleven years. The compensation expense equaled $95 in fiscal 1994 and $71 in fiscal year 1995. The agreements were terminated upon closing of the Merger.

    The Purchase Plan was considered to be compensatory, for the benefit of certain officers. Two of these officers each purchased 1,000 shares of stock for $1 under the Purchase Plan. The stock was restricted and could only be purchased by the Combined Company at specified prices that varied upon the occurrence of certain events. As a result, the Combined Company's future compensation expense of $1,398, under this Purchase Plan, was being recognized as expense over the expected periods of the officers' future service to the Combined Company of 20 and 28 years. Compensation expense of approximately $60 and $45 was recognized in fiscal 1994 and fiscal 1995, respectively. The Plan was terminated upon closing of the Merger.

NOTE 12--STOCKHOLDERS' EQUITY

    LONG-TERM COMPENSATION PLAN

    In October 1994, the Board of Directors and the Company's stockholders approved the Company's 1994 Long-Term Compensation Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees and consultants with additional incentives by increasing their ownership interests in the Company. The maximum number of options to purchase Common Stock granted in any calendar or fiscal year under the Plan is equal to the greater of 855,000 shares or 15% of the aggregate number of shares of the Common Stock outstanding at the time an award is granted, less, in each case, the number of shares subject to previously outstanding awards under the Plan.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 12--STOCKHOLDERS' EQUITY (CONTINUED)
    Under the provisions of the Plan, non-qualified stock options and other stock awards are granted at prices not less than fair market value at the date of grant. A summary of option transactions follows:

                                                                       NUMBER      OPTION PRICE      EXPIRATION
                                                                     OF SHARES    RANGE PER SHARE       DATE
                                                                     ----------  -----------------  -------------
Outstanding at April 30, 1994......................................      --             --               --
  Granted..........................................................     629,500   $8.00 - $10.00        2004
  Canceled.........................................................      (7,000)      $10.00            2004
                                                                     ----------  -----------------  -------------
Outstanding at April 30, 1995......................................     622,500   $8.00 - $10.00        2004
  Granted..........................................................   2,764,591   $11.31 - $31.75    2004 - 2006
  Exercised........................................................     (63,350)  $8.00 - $10.00        2004
  Canceled.........................................................     (16,200)  $10.00 - $17.13    2004 - 2005
                                                                     ----------  -----------------  -------------
Outstanding at April 30, 1996......................................   3,307,541   $8.00 - $31.75     2004 - 2006
                                                                     ----------  -----------------  -------------
                                                                     ----------  -----------------  -------------
Exercisable at April 30, 1996......................................     132,867   $8.00 - $10.00        2004
                                                                     ----------  -----------------  -------------
                                                                     ----------  -----------------  -------------

    Non-qualified options are generally exercisable beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares under option and generally expire ten years from the date of grant.

    Subsequent to year-end, the Company granted options to purchase 1,132,050 shares of common stock at exercise prices ranging from $36.00 to $44.875 per share.

    COMMON STOCK

    In November 1994, the Board of Directors of the Company approved a one thousand-for-one split of the Company's common stock and changed the par value of common stock from $1 per share to $.001 per share. The consolidated financial statements have been adjusted to reflect the stock split. In February 1996, the stockholders approved the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000 shares.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 13--QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                         FISCAL 1996 QUARTERS
                                                     ------------------------------------------------------------
                                                       FIRST       SECOND      THIRD       FOURTH       TOTAL
                                                     ----------  ----------  ----------  ----------  ------------
Revenues...........................................  $  266,959  $  328,080  $  380,089  $  411,084  $  1,386,212
Gross profit.......................................      70,003      85,456      99,761     114,352       369,572
Operating income...................................       3,766      12,196      19,359      11,177        46,498
Net income.........................................       2,919       8,317      12,163       5,828        29,227
Net income per share...............................         .10         .22         .33         .13           .79


                                                                         FISCAL 1995 QUARTERS
                                                     ------------------------------------------------------------
                                                       FIRST       SECOND      THIRD       FOURTH       TOTAL
                                                     ----------  ----------  ----------  ----------  ------------
Revenues...........................................  $  153,278  $  182,020  $  236,025  $  227,386  $    798,709
Gross profit.......................................      41,896      48,716      64,484      56,624       211,720
Operating income...................................       3,524       6,871      15,381       4,099        29,875
Net income.........................................       2,544       4,827      12,479       1,537        21,387

NOTE 14--SUBSEQUENT EVENTS

    BUSINESS COMBINATIONS SUBSEQUENT TO YEAR-END

    Between April 30, 1996 and July 10, 1996, the Company acquired 14 companies and the remaining 49% of Blue Star in business combinations accounted for under the purchase method for $65,333, consisting of 1,663,692 shares of common stock with a market value of $44,149 and cash of $21,184. In addition, the Company considers the consummation to be probable of a total of 46 additional businesses (the "Pending Acquisitions"). The Pending Acquisitions provide for consideration of $286,740, consisting of 7,206,323 shares of common stock with a market value of $254,659 and cash of $32,081.

    The following presents the unaudited pro forma results of operations of the Company for fiscal 1996 as if the acquisitions described above had been consummated as of the beginning of fiscal 1996. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, reductions in executive compensation, the inclusion of a federal income tax provision and the removal of certain restructuring costs:

                                                                                FISCAL YEAR
                                                                                   ENDED
                                                                               APRIL 30, 1996
                                                                              ----------------
Revenues....................................................................    $  2,105,775
Net income..................................................................          41,974
Net income per share........................................................            0.88

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1996, or the results which may occur in the future.

    ISSUANCE OF CONVERTIBLE SUBORDINATED NOTES

    In May 1996, the Company completed an offshore offering and a concurrent private placement of $230,000, principal amount of 5 1/2% Convertible Subordinated Notes due 2003, including the underwriters' over-allotment option of $30,000. The underwriters exercised their over-allotment option in June 1996.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 14--SUBSEQUENT EVENTS (CONTINUED)
The net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, were approximately $223,000.

NOTE 15--SUBSEQUENT EVENTS (UNAUDITED)

    During the first nine months of fiscal 1997, the Company completed a total of 90 business combinations, 30 accounted for under the pooling-of-interests method and 60 accounted for under the purchase method. In the third quarter of fiscal 1997, the Company completed a total of 24 business combinations, 9 accounted for under the pooling-of-interests method and 15 accounted for under the purchase method. In addition to these business combinations, the Company acquired a 49% equity interest in Dudley Stationery Limited ("Dudley"), an independent office products dealer in the United Kingdom. Under the terms of the agreement, the Company agreed to invest approximately $80,000 of working capital into Dudley over a two-year period. In addition, Dudley plans to raise approximately an additional $80,000 in debt financing. The Company has currently invested approximately $41,300 of the total $80,000 in Dudley.

    In August 1996, the Company entered into an agreement with Bankers Trust Company (the "Bank"), whereby the Bank, or a syndicate of financial institutions including the Bank, will provide a $500 million revolving credit facility (the "Credit Facility") bearing interest, at the Company's option, at the Bank's base rate plus an applicable margin of up to 1.25%, or a eurodollar rate plus an applicable margin of up to 2.5%. The availability under the Credit Facility is subject to certain sublimits including $100 million for working capital loans and $ 400 million for acquisition loans, with $180 million of the acquisition loan submit available and expected to be used to refinance certain outstanding indebtedness of the Company in Australia and New Zealand. The Credit Facility is secured by a majority of the assets of the Company and contains customary covenants, including financial covenants with respect to the Company's leverage and interest coverage ratios, capital expenditures, payment of dividends and purchases and sales of assets, and customary default provisions, including provisions related to non-payment of principal and interest, default under other debt agreements and bankruptcy.

    In August 1996, at the Company's Annual Meeting of Stockholders, the stockholders approved, among other things, a proposal by the Board of Directors of the Company to adopt an amendment to Article Four of the Company's Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock, par value $.001 per share, authorized for issuance from 100,000,000 shares to 500,000,000 shares.

    On August 20, 1996, the Company's Board of Directors approved a change in the Company's fiscal year-end, effective for the 1997 fiscal year, from April 30 to the last Saturday of April.

    Subsequent to January 25, 1997 and through March 26, 1997, the Company has completed 13 business combinations for an aggregate purchase price of $24.7 million, consisting of approximately $6.2 million of cash and .6 million shares of the Company's common stock with an aggregate market value on the dates of acquisition of approximately $18.5 million.

    In February and March 1997, the Company completed the public sale, at a gross price of $33.00 per share, of 8,682,331 shares of common stock, including the purchase by the underwriters of 637,000 shares of common stock for their over-allotment option. The net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, were approximately $274.5 million and have been used to repay a portion of the outstanding balance under the Company's bank Credit Facility.

                          U.S. OFFICE PRODUCTS COMPANY

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    The unaudited pro forma financial statements give effect to, where applicable, acquisitions completed through March 26, 1997. The unaudited pro forma combined balance sheet gives effect to the 13 businesses acquired by the Company after January 25, 1997 (the "Fiscal 1997 Post 3rd Quarter
Acquisitions"), as if all such acquisitions had occurred as of the Company's most recent balance sheet date, January 25, 1997.

    The pro forma combined statement of income for the year ended April 30, 1996 gives effect to (i) the 26 acquisitions completed during fiscal 1996 which were business combinations accounted for under the purchase method of accounting (the "Fiscal 1996 Purchased Companies") as if all such acquisitions had been made on May 1, 1995; (ii) the 71 acquisitions completed during fiscal 1997 which were business combinations accounted for under the purchase method of accounting (the "Fiscal 1997 Purchased Companies") as if all such acquisitions had been made on May 1, 1995; (iii) the 2 acquisitions completed after January 25, 1997 which were combinations accounted for under the pooling-of-interests method of accounting as if all such acquisitions had been made on May 1, 1995 (the "Fiscal 1997 Post 3rd Quarter Pooled Companies", which together with the Fiscal 1997 Purchased Companies are referred to as the "Fiscal 1997 Completed Acquisitions"); (iv) the sales by the Company in February and March 1996 (the "February Offerings") of 5,543,045 shares of Common Stock and 5 1/2% Convertible Subordinated Notes due 2001 (the "February Notes") in the principal amount of $143.75 million as if such sales had been made on May 1, 1995; (v) the sales by the Company of 5 1/2% Convertible Subordinated Notes due 2003 in May and June 1996 (the "May Notes") in the principal amount of $230 million as if such sales had been made on May 1, 1995; (vi) the sales by the Company in September 1996 (the "September Stock Sale") of 1,250,000 shares of the Common Stock as if such sale had been made on May 1, 1995, and (vii) the sales by the Company in February and March 1997 of 8,682,331 shares of Common Stock as if such sales had been made on May 1, 1995.

    The historical financial statements of the Company for the nine month periods ended January 25, 1997 and January 31, 1996 and the fiscal year ended April 30, 1996 give retroactive effect to the results of the 30 companies acquired by the Company during the nine months ended January 25, 1997 and the 14 companies acquired during fiscal 1996 which were business combinations accounted for under the pooling-of-interests method of accounting. The historical financial statements of the Company for the fiscal years ended April 30, 1995 and 1994 give retroactive effect to the results of 23 of the companies acquired by the Company during the nine months ended January 25, 1997 and the 14 companies acquired during fiscal 1996 which were business combinations accounted for under the pooling-of-interests method of accounting. (Seven of the companies acquired by the Company during the nine months ended January 25, 1997, which were business combinations accounted for under the pooling-of-interests method of accounting, were not included in the historical financial statements of the Company for the fiscal years ended April 30, 1995 and 1994 because they are considered to be individually insignificant (the "Insignificant Companies").)

    The pro forma combined statement of income for the year ended April 30, 1996 includes (i) the audited financial statements of the Company for the year ended April 30, 1996; (ii) the unaudited financial information of the Fiscal 1996 Purchased Companies for the period from May 1, 1995 to the consummation date;
(iii) the unaudited financial information for the Fiscal 1997 Purchased Companies for the most recently completed fiscal year, except that unaudited financial information for the year ended April 30, 1996 is included for each such acquisition where the entity's fiscal year end is not within 93 days of the Company's year end; and (iv) the unaudited financial information of the Fiscal 1997 Post 3rd Quarter Pooled Companies for the most recently completed fiscal year.

                          U.S. OFFICE PRODUCTS COMPANY

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)

    The pro forma combined statement of income for the nine months ended January 25, 1997 includes the unaudited financial information of the Company and gives effect to (i) the 71 acquisitions completed during fiscal 1997 accounted for under the purchase method of accounting for the period May 1, 1996 to the consummation date and (ii) the 2 acquisitions completed after January 25, 1997 which were combinations accounted for under the pooling-of-interests method of accounting as if all such acquisitions had been made on May 1, 1996.

    The pro forma combined statement of income for the nine months ended January 31, 1996 includes the unaudited financial information of the Company and gives effect to the Fiscal 1996 Purchased Companies and the Fiscal 1997 Completed Acquisitions as if all such acquisitions had been made on May 1, 1995.

    The pro forma combined statement of income for the years ended April 30, 1995 and 1994 includes the historical financial information of the Company and gives effect to the Insignificant Companies and the Fiscal 1997 Post 3rd Quarter Pooled Companies.

    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent the results that the Company would have obtained had the transactions which are the subject of pro forma adjustments occurred at the beginning of the period, as assumed, or the future results of the Company. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this report and in other reports filed by the Company.

                          U.S. OFFICE PRODUCTS COMPANY

                        PRO FORMA COMBINED BALANCE SHEET
                                JANUARY 25, 1997
                                 (IN THOUSANDS)

                                                           FISCAL YEAR 1997
                                      U.S. OFFICE   ------------------------------                PRO FORMA
                                       PRODUCTS        COMPLETED        PRO FORMA                 OFFERING      PRO FORMA
                                        COMPANY       ACQUISITIONS     ADJUSTMENTS    SUBTOTAL   ADJUSTMENTS    COMBINED
                                      -----------   ----------------   -----------   ----------  -----------   -----------
ASSETS
Current assets:
Cash and cash equivalents...........  $    56,462       $   563         $ (4,918)(a) $       --   $ 275,522(b) $        --
                                                                         (52,107)(a)               (275,522)(b)

  Accounts receivable...............      336,434         9,101               --        345,535                    345,535
  Lease receivable..................       30,442            --               --         30,442                     30,442
  Inventory.........................      250,795         2,790               --        253,585                    253,585
  Prepaid and other current
    assets..........................       52,831           681               --         53,512                     53,512
                                      -----------       -------        -----------   ----------  -----------   -----------
      Total current assets..........      726,964        13,135          (57,025)       683,074          --        683,074

Property and equipment, net.........      202,678         2,121               --        204,799                    204,799
Intangible assets, net..............      585,841         1,485           14,869(a)     602,195                    602,195
Lease receivables...................       44,423            --               --         44,423                     44,423
Other assets, including equity
  investments.......................       68,401         1,281               --         69,682                     69,682
                                      -----------       -------        -----------   ----------  -----------   -----------
      Total assets..................  $ 1,628,307       $18,022         $(42,156)    $1,604,173   $      --    $ 1,604,173
                                      -----------       -------        -----------   ----------  -----------   -----------
                                      -----------       -------        -----------   ----------  -----------   -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term debt...................  $   367,225       $ 4,886          (51,245)(a) $  320,866   $(275,522)(b)      45,344
  Accounts payable..................      172,555         6,214               --        178,769                    178,769
  Accrued compensation..............       38,966           548               --         39,514                     39,514
  Other accrued liabilities.........       69,342         1,850               --         71,192                     71,192
                                      -----------       -------        -----------   ----------  -----------   -----------
      Total current liabilities.....      648,088        13,498          (51,245)       610,341    (275,522)       334,819

Long-term debt......................      389,453           862             (862)(a)    389,453                    389,453

Deferred income taxes...............        7,633            --               --          7,633                      7,633
Other long -term liabilities........        6,106           157               --          6,263                      6,263
                                      -----------       -------        -----------   ----------  -----------   -----------
      Total liabilities.............    1,051,280        14,517          (52,107)     1,013,690    (275,522)       738,168

Minority Interest...................        4,941            --               --          4,941                      4,941

Stockholders' equity common stock...           51             3               (1)(a)         53           9(b)          62
  Additional paid-in capital........      496,189           772           12,454(a)     509,415     275,513(b)     784,928
  Cumulative translation
    adjustment......................       (3,772)           --               --         (3,772)                    (3,772)
  Retained earnings.................       79,618           228               --         79,846                     79,846
  Equity of purchased companies.....                      2,502           (2,502)(a)         --                         --
                                      -----------       -------        -----------   ----------  -----------   -----------
      Total stockholders' equity....      572,086         3,505            9,951        585,542     275,522        861,064
                                      -----------       -------        -----------   ----------  -----------   -----------
      Total liabilities and
        stockholders' equity........  $ 1,628,307       $18,022         $(42,156)    $1,604,173   $      --    $ 1,604,173
                                      -----------       -------        -----------   ----------  -----------   -----------
                                      -----------       -------        -----------   ----------  -----------   -----------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO FORMA COMBINED STATEMENT OF INCOME

                       FOR THE YEAR ENDED APRIL 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                 FISCAL YEAR
                                          -------------------------
                            U.S. OFFICE      1996          1997                                  PRO FORMA
                              PRODUCTS     PURCHASED    COMPLETED     PRO FORMA                  OFFERING     PRO FORMA
                              COMPANY      COMPANIES   ACQUISITIONS  ADJUSTMENTS    SUBTOTAL    ADJUSTMENTS    COMBINED
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
Revenues..................  $  1,386,212   $ 307,954   $  1,069,327   $   -       $  2,763,493   $   -       $  2,763,493
Cost of revenues..........     1,016,640     214,072        736,592       -          1,967,304       -          1,967,304
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
  Gross profit............       369,572      93,882        332,735      --            796,189      --            796,189
Selling, general and
  administrative
  expenses................       314,314      84,070        278,416       8,759(c)      670,073     --            670,073
                                                                        (12,954)(d)
                                                                         (2,532)(e)
Nonrecurring acquisition
  costs...................         8,078      --            --           (8,078)(e)      --          -            -
Nonrecurring restructuring
  costs...................       -             8,092        --            -              8,092       -              8,092
Discontinuation of
  printing division at
  subsidiary..............           682      --            --            -                682       -                682
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
  Operating income........        46,498       1,720         54,319      14,805        117,342      --            117,342
Other (income) expense:
  Interest expense........        15,322       2,761         10,150      11,825(f)       40,058    (18,804)(l)       21,254
  Interest income.........        (4,034)     --               (502)      4,536(f)      --                        --
  Other...................        (1,140)        (24)          (999)       (671)(g)       (2,834)                  (2,834)
Equity in net income of
  affiliated company......                                               (1,155)(h)       (1,155)                  (1,155)
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
Income (loss) before
  provision for income
  taxes...................        36,350      (1,017)        45,670         270         81,273      18,804        100,077
Provision for income
  taxes...................         7,123          45         13,214      14,069(i)       34,451      7,522         41,973
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
Net income (loss).........  $     29,227   $  (1,062)  $     32,456   $ (13,799)  $     46,822   $  11,282   $     58,104
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
Weighted average shares
  outstanding.............        36,781       -            -             -             52,460(j)      -           61,142(m)
Net income per share......  $       0.79       -            -             -       $       0.89       -       $       0.95
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE NINE MONTHS ENDED JANUARY 25, 1997

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                  U.S. OFFICE   FISCAL 1997                              PRO FORMA
                                    PRODUCTS     COMPLETED    PRO FORMA                  OFFERING      PRO FORMA
                                    COMPANY     ACQUISITIONS ADJUSTMENTS    SUBTOTAL    ADJUSTMENTS    COMBINED
                                  ------------  -----------  -----------  ------------  -----------  -------------
Revenues........................  $  1,807,652   $ 359,058    $  --       $  2,166,710   $  --       $   2,166,710
Cost of revenues................     1,295,249     257,486       --          1,552,735      --           1,552,735
                                  ------------  -----------  -----------  ------------  -----------  -------------
    Gross profit................       512,403     101,572       --            613,975      --             613,975
Selling, general and
  administrative expenses.......       418,516      91,455        1,418(c)      507,377     --             507,377
                                                                 (4,012)(d)
Nonrecurring acquisition
  costs.........................        10,957      --          (10,957)(e)      --         --            --
Nonrecurring restructuring
  costs.........................       --           --           --            --           --            --
Discontinuation of printing
  division at subsidiary........       --           --           --            --           --            --
                                  ------------  -----------  -----------  ------------  -----------  -------------
    Operating income............        82,930      10,117       13,551        106,598      --             106,598
Other (income) expense:
  Interest expense..............        32,083       3,130         (146)(f)       35,067    (14,103)(l)        20,964
  Interest income...............        (6,437)       (142)       6,579(f)      --          --            --
  Foreign currency gian.........        (3,420)     --           --             (3,420)     --              (3,420)
  Other.........................          (193)     (1,084)      --             (1,277)     --              (1,277)
Equity in net income of
  affiliated company............          (265)     --           (1,009)(h)       (1,274)     --            (1,274)
                                  ------------  -----------  -----------  ------------  -----------  -------------
Income (loss) before provision
  for income taxes and
  extraordinary item............        61,162       8,213        8,127         77,502      14,103          91,605
Provision for income taxes......        24,159       3,107        5,820(i)       33,086      5,641          38,727
                                  ------------  -----------  -----------  ------------  -----------  -------------
Income before extraordinary
  item..........................  $     37,003   $   5,106    $   2,307   $     44,416   $   8,462   $      52,878
                                  ------------  -----------  -----------  ------------  -----------  -------------
                                  ------------  -----------  -----------  ------------  -----------  -------------
Weighted average shares
  outstanding...................        49,759      --           --             53,149(j)     --            61,831(m)
Net income per share before
  extraordinary item............  $       0.74      --           --       $       0.84      --       $        0.86

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY
                     PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE NINE MONTHS ENDED JANUARY 31, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                   FISCAL YEAR
                                             ------------------------
                               U.S. OFFICE     1996          1997                                  PRO FORMA
                                PRODUCTS     PURCHASED    COMPLETED      PRO FORMA                 OFFERING     PRO FORMA
                                 COMPANY     COMPANIES   ACQUISITIONS   ADJUSTMENTS    SUBTOTAL   ADJUSTMENTS    COMBINED
                               -----------   ---------   ------------   -----------   ----------  -----------   ----------
Revenues.....................   $975,128     $293,615      $821,973      $ --         $2,090,716   $ --         $2,090,716
Cost of revenues.............    719,908      206,593       580,382        --          1,506,883     --          1,506,883
                               -----------   ---------   ------------   -----------   ----------  -----------   ----------
    Gross profit.............    255,220       87,022       241,591        --            583,833     --            583,833

Selling, general and
  administrative expenses....    213,123       78,348       204,324         6,622(c)     498,345                   498,345
                                                                           (4,072)(d)
Nonrecurring acquisition
  costs......................      6,094        --           --            (6,094)(e)     --                        --
Nonrecurring restructuring
  charges....................     --            8,092        --            --              8,092                     8,092
Discontinuation of printing
  division at subsidiary.....        682        --           --            --                682                       682
                               -----------   ---------   ------------   -----------   ----------  -----------   ----------
    Operating income.........     35,321          582        37,267         3,544         76,714     --             76,714

Other (income) expense:
  Interest expense...........      9,503        2,776         8,856        13,932(f)      35,067    (14,103)(l)     20,964
  Interest income............     (1,405)         (37)         (738)        2,180(f)      --
  Other......................     (1,402)      (1,622)         (551)       --             (3,575)                   (3,575)
Equity in net income of
  affiliated company.........     --            --           --              (866)(h)       (866)                     (866)
                               -----------   ---------   ------------   -----------   ----------  -----------   ----------
Income (loss) before
  provision for income
  taxes......................     28,625         (535)       29,700       (11,702)        46,088     14,103         60,191
Provision for income taxes...      5,226          244         8,791         5,184(i)      19,445      5,641         25,086
                               -----------   ---------   ------------   -----------   ----------  -----------   ----------
Net income (loss)............   $ 23,399     $   (779)     $ 20,909      $(16,886)    $   26,643   $  8,462     $   35,105
                               -----------   ---------   ------------   -----------   ----------  -----------   ----------
                               -----------   ---------   ------------   -----------   ----------  -----------   ----------
Weighted average shares
  outstanding................     34,395                                                  52,286(j)                 60,968(m)
Net income per share.........   $   0.68                                              $     0.51                $     0.58
                               -----------                                            ----------                ----------
                               -----------                                            ----------                ----------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY
                     PRO FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED APRIL 30, 1995
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                OTHER
                                                                                FISCAL
                                                                 U.S. OFFICE     1997      PRO FORMA
                                                                  PRODUCTS     POOLINGS   ADJUSTMENTS     TOTAL
                                                                 -----------  ----------  -----------  -----------
Revenues.......................................................   $ 798,709   $  117,833   $      --   $   916,542
Cost of revenues...............................................     586,989       84,446          --       671,435
                                                                 -----------  ----------  -----------  -----------
    Gross profit...............................................     211,720       33,387          --       245,107
Selling, general and administrative expenses...................     181,845       26,832          --       208,677
                                                                 -----------  ----------  -----------  -----------

    Operating income...........................................      29,875        6,555          --        36,430

Other (income) expense:
  Interest expense.............................................       7,108          483          --         7,591
  Interest income..............................................        (682)        (168)         --          (850)
  Other........................................................      (1,122)         600          --          (522)
                                                                 -----------  ----------  -----------  -----------
Income before provision for income taxes.......................      24,571        5,640          --        30,211
Provision for income taxes.....................................       3,184           81       9,969(k)      13,234
                                                                 -----------  ----------  -----------  -----------
Net income.....................................................   $  21,387   $    5,559   $  (9,969)  $    16,977
                                                                 -----------  ----------  -----------  -----------
                                                                 -----------  ----------  -----------  -----------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED APRIL 30, 1994
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                               OTHER
                                                               U.S. OFFICE  FISCAL 1997   PRO-FORMA
                                                                PRODUCTS     POOLINGS    ADJUSTMENTS    TOTAL
                                                               -----------  -----------  -----------  ----------
Revenues.....................................................   $ 597,511    $  91,180    $  --       $  688,691
Cost of revenues.............................................     427,308       64,164       --          491,472
                                                               -----------  -----------  -----------  ----------
  Gross profit...............................................     170,203       27,016       --          197,219
Selling, general and administrative expenses.................     151,979       23,637       --          175,616
                                                               -----------  -----------  -----------  ----------
  Operating income...........................................      18,224        3,379       --           21,603
Other (income) expense:
  Interest expense...........................................       4,943          422       --            5,365
  Interest income............................................        (405)          (1)      --             (406)
  Other......................................................      (1,154)         629       --             (525)
                                                               -----------  -----------  -----------  ----------
Income before provision for income taxes.....................      14,840        2,329       --           17,169
Provision for income taxes...................................       2,095          174        5,285(k)      7,554
                                                               -----------  -----------  -----------  ----------
Net income...................................................   $  12,745    $   2,155    $  (5,285)  $    9,615
                                                               -----------  -----------  -----------  ----------
                                                               -----------  -----------  -----------  ----------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

                    (DOLLARS AND SHARE NUMBERS IN THOUSANDS)

1. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

    (a)(i) Adjustment to reflect purchase price adjustments and repayment of certain long-term debt associated with the Fiscal 1997 Purchased Companies noted below. The portion of the consideration assigned to goodwill ($14,869) in transactions accounted for as purchases represents the excess of the cost over the fair value of the net assets acquired. The Company amortizes goodwill over a period of 40 years. The recoverability of the unamortized goodwill is assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

       (ii) Adjustment to reflect the reduction in short-term and long-term debt of certain acquired companies and existing short-term debt of the Company.

    (b) Adjustment to reflect $275,522 of net proceeds from the sales of 8,682 shares of Common Stock by the Company in February and March 1997 (net of expenses and underwriting discount) and the utilization of the proceeds to repay short-term debt.

2. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

    (c) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the Fiscal 1996 Purchased Companies and the Fiscal 1997 Purchased Companies. The goodwill is being amortized over an estimated life of 40 years.

                                                                                                FOR THE NINE
                                                                                                MONTHS ENDED
                                                                             YEAR ENDED   ------------------------
                                                                              APRIL 30,   JANUARY 25,  JANUARY 31,
                                                                                1996         1997         1996
                                                                             -----------  -----------  -----------
Fiscal 1996 Purchased Companies............................................   $   1,570    $  --        $     688
Fiscal 1997 Purchased Companies............................................       7,189        1,418        5,934
                                                                             -----------  -----------  -----------
                                                                              $   8,759    $   1,418    $   6,622
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

    (d) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiations of executive compensation agreements resulting from certain acquisitions.

    (e) Adjustment to reflect the reduction of (i) nonrecurring acquisition costs related to pooling-of-interests business combinations of $8,078 for the year ended April 30, 1996, $10,957 and $6,094 for the nine months ended January 25, 1997 and January 31, 1996, respectively, and (ii) certain other restructuring charges from certain acquisitions of $2,532 for the year ended April 30, 1996.

    (f) Adjustment to reflect an increase (decrease) in interest expense resulting from the utilization of the proceeds from the sales of the February Notes and the May Notes to effect acquisitions as if such debt had been outstanding for the entire period. In addition, the adjustment reflects an increase in interest expense resulting from the amortization of debt issue costs over the terms of the February Notes and the May Notes. Adjustment also reflects a decrease in interest income resulting from the utilization of the proceeds from the issuance of the Common Stock and the February Notes in the February Offerings and the May Notes to effect certain transactions and refinance existing debt.

                          U.S. OFFICE PRODUCTS COMPANY

                                  (UNAUDITED)

                    (DOLLARS AND SHARE NUMBERS IN THOUSANDS)

2. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS (CONTINUED)
    (g) Adjustment to reflect the elimination of the minority interest representing 49% of the net income of Blue Star Group Limited for the year ended April 30, 1996.

    (h) Adjustment to reflect the 49% equity interest in the net income of Dudley Stationery Limited.

    (i) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of approximately 42%. The difference between the effective tax rate of 42% and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

    (j) The weighted average shares outstanding used to calculate pro forma earnings per share is based on 52,460, 53,149 and 52,286 shares of Common Stock and Common Stock equivalents outstanding for the year ended April 30, 1996 and the nine months ended January 25, 1997 and January 31, 1996, respectively. The amounts are comprised of 51,352 shares outstanding for each of the periods, 547 shares issued for acquisitions completed subsequent to January 25, 1997 and 561, 1,250, and 387 common stock equivalents considered to be outstanding related to stock options, for the year ended April 30, 1996, and the nine month periods ended January 25, 1997 and January 31, 1996, respectively.

    (k) Adjustment to reflect the income taxes for certain acquisitions accounted for under the poolings-of-interest method which were taxed as subchapter S corporations as if these companies had been subject to taxation as C corporations. As a result of being subchapter S corporations, any tax liabilities prior to acquisition were the responsibility of the individual company stockholder.

    (l) Adjustment to reflect a decrease in interest expense as a result of the utilization of the net proceeds of $275,522 from the sales in February and March 1997 by the Company of 8,682 shares of Common Stock to repay short term debt at an effective rate of 6.825%.

    (m) Adjustment to include in weighted average shares outstanding the 8,682 shares that were sold by the Company in February and March 1997.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
MISSCO Corporation:

    We have audited the accompanying balance sheets of MISSCO Corporation--Commercial Division as of March 31, 1994 and 1995 and the related statements of operations, divisional equity (deficit) and cash flows for the year ended June 30, 1993, the nine-month period ended March 31, 1994 and the year ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MISSCO
Corporation--Commercial Division at March 31, 1994 and 1995 and the results of its operations and its cash flows for the year ended June 30, 1993, the nine-month period ended March 31, 1994 and the year ended March 31, 1995, in conformity with generally accepted accounting principles.

KPMG PEAT MARWICK LLP
Jackson, Mississippi
June 30, 1995, except as to the penultimate paragraph of note 4, which is as of August 4, 1995 and note 13, which is as of August 16, 1995

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                                 BALANCE SHEETS
                 MARCH 31, 1994 AND 1995 AND SEPTEMBER 30, 1995

                                 (IN THOUSANDS)

                                     ASSETS

                                                                                MARCH 31,    MARCH 31,   SEPTEMBER 30,
                                                                                  1994         1995          1995
                                                                               -----------  -----------  -------------
                                                                                                          (UNAUDITED)
Current assets:..............................................................
  Cash and cash equivalents..................................................   $  --        $   1,589     $   1,215
  Receivables (notes 4 and 8):...............................................
    Trade accounts...........................................................       9,575        9,273        11,304
    Employee and other.......................................................         419          712           447
                                                                               -----------  -----------  -------------
                                                                                    9,994        9,985        11,751
    Less allowance for doubtful receivables (note 12)........................         191          548           176
                                                                               -----------  -----------  -------------
      Net receivables........................................................       9,803        9,437        11,575
                                                                               -----------  -----------  -------------
Net investment in sales-type leases, current portion (notes 2 and 4).........         730          701           709
Inventories (note 4):
  Merchandise................................................................       7,656        8,191         7,733
  Materials and supplies.....................................................         307          322           314
                                                                               -----------  -----------  -------------
      Total inventories......................................................       7,963        8,513         8,047
                                                                               -----------  -----------  -------------
  Prepaid expenses...........................................................         325          318           567
                                                                               -----------  -----------  -------------
      Total current assets...................................................      18,821       20,558        22,113
                                                                               -----------  -----------  -------------
Property, plant and equipment, at cost (notes 2, 3 and 4)....................      10,070       11,504        11,876
  Less accumulated depreciation and amortization.............................       4,881        5,754         6,260
                                                                               -----------  -----------  -------------
      Net property, plant and equipment......................................       5,189        5,750         5,616
                                                                               -----------  -----------  -------------
Other assets:................................................................
  Net investment in sales-type leases, non-current portion (notes 2 and 4)...         668        1,090         1,102
  Investment in marketable securities (note 6)...............................         878          675           675
  Cash surrender value of life insurance (note 4)............................         112          123           123
  Interdivisional receivables, net...........................................         677       --            --
  Other......................................................................         342          407           133
                                                                               -----------  -----------  -------------
      Total other assets.....................................................       2,677        2,295         2,033
                                                                               -----------  -----------  -------------
                                                                                $  26,687    $  28,603     $  29,762
                                                                               -----------  -----------  -------------
                                                                               -----------  -----------  -------------

                                     LIABILITIES AND DIVISIONAL EQUITY (DEFICIT)
Current liabilities:.........................................................
  Book overdraft in bank account.............................................   $      22    $  --         $  --
  Notes payable to officers and employees (note 11)..........................       1,415        1,845        --
  Current instalments of long-term debt (note 4).............................       2,074        1,568        14,519
  Current instalments of capital lease obligations (note 7)..................           6           24        --
  Accounts payable...........................................................       6,983        5,566         6,333
  Accrued expenses...........................................................       1,792        2,050         2,078
  Deferred revenue on maintenance contracts..................................         399          394           430
                                                                               -----------  -----------  -------------
      Total current liabilities..............................................      12,691       11,447        23,360
                                                                               -----------  -----------  -------------
Deferred compensation (note 6)...............................................         878          675           675
Long-term debt, excluding current instalments (note 4).......................      10,938       16,074         5,403
Capital lease obligations, excluding current instalments (note 7)............          20           34        --
Interdivisional payables, net................................................      --            1,050         1,138
                                                                               -----------  -----------  -------------
      Total liabilities......................................................      24,527       29,280        30,576
Divisional equity (deficit)..................................................       2,160         (677)         (814)
                                                                               -----------  -----------  -------------
Commitments and contingencies (notes 6 and 7)................................
                                                                               -----------  -----------  -------------
                                                                                $  26,687    $  28,603     $  29,762
                                                                               -----------  -----------  -------------
                                                                               -----------  -----------  -------------

                See accompanying notes to financial statements.

                    MISSCO CORPORATION--COMMERCIAL DIVISION

                            STATEMENTS OF OPERATIONS

       YEAR ENDED JUNE 30, 1993, NINE-MONTH PERIOD ENDED MARCH 31, 1994,
  YEAR ENDED MARCH 31, 1995 AND SIX-MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND
                                      1995

                                 (IN THOUSANDS)

                                                  NINE-MONTH                 SIX-MONTH PERIOD ENDED
                                     YEAR ENDED     PERIOD     YEAR ENDED   ------------------------
                                      JUNE 30,    ENDED MARCH   MARCH 31,    SEPTEMBER    SEPTEMBER
                                        1993       31, 1994       1995       30, 1994     30, 1995
                                     -----------  -----------  -----------  -----------  -----------
                                                                                  (UNAUDITED)
Net sales..........................   $  42,911    $  40,986    $  61,542    $  29,799    $  37,552
Cost of sales (including occupancy
  and delivery costs)..............      32,540       32,116       47,751       23,539       29,156
                                     -----------  -----------  -----------  -----------  -----------
    Gross profit...................      10,371        8,870       13,791        6,260        8,396
Selling, general and administrative
  expenses (note 10)...............      10,295        9,316       15,746        6,973        8,184
                                     -----------  -----------  -----------  -----------  -----------
    Operating income (loss)........          76         (446)      (1,955)        (713)         212
Interest, rent and other income....         375          154          225          120          129
Interest expense (note 10).........         452          455        1,168          437          540
                                     -----------  -----------  -----------  -----------  -----------
    Loss before income tax
      benefit......................          (1)        (747)      (2,898)      (1,030)        (199)
Income tax benefit (note 5)........      --             (299)        (898)        (319)         (62)
                                     -----------  -----------  -----------  -----------  -----------
    Net loss.......................   $      (1)   $    (448)   $  (2,000)   $    (711)   $    (137)
                                     -----------  -----------  -----------  -----------  -----------
                                     -----------  -----------  -----------  -----------  -----------

                See accompanying notes to financial statements.

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   STATEMENTS OF DIVISIONAL EQUITY (DEFICIT)
       YEAR ENDED JUNE 30, 1993, NINE-MONTH PERIOD ENDED MARCH 31, 1994,
    YEAR ENDED MARCH 31, 1995 AND SIX-MONTH PERIOD ENDED SEPTEMBER 30, 1995
                                 (IN THOUSANDS)

                                                                     DEDUCTIONS
                                                       ---------------------------------------         ADDITIONS
                                          BALANCE AT                  ACQUISITION               ------------------------
                                           BEGINNING      CASH      AND RETIREMENT               ISSUANCE        NET
                                           OF PERIOD    DIVIDENDS      OF STOCK      NET LOSS    OF STOCK     EARNINGS
                                          -----------  -----------  ---------------  ---------  -----------  -----------
Year ended June 30, 1993................   $   3,250    $    (155)     $    (631)    $      (1)  $  --        $  --
Nine-month period ended March 31,
  1994..................................       2,463         (112)          (143)         (448)        400       --
Year ended March 31, 1995...............       2,160          (82)          (755)       (2,000)     --           --
Unaudited:
Six-month period ended September 30,
  1995..................................        (677)      --             --              (137)     --           --


                                          BALANCE AT
                                            END OF
                                            PERIOD
                                          -----------
Year ended June 30, 1993................   $   2,463
Nine-month period ended March 31,
  1994..................................       2,160
Year ended March 31, 1995...............        (677)
Unaudited:
Six-month period ended September 30,
  1995..................................        (814)

                See accompanying notes to financial statements.

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                            STATEMENTS OF CASH FLOWS
                  YEAR ENDED JUNE 30, 1993, NINE-MONTH PERIOD
              ENDED MARCH 31, 1994, YEAR ENDED MARCH 31, 1995 AND
              SIX-MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995
                                 (IN THOUSANDS)

                                                                  NINE-MONTH                    SIX-MONTH PERIOD ENDED
                                                    YEAR ENDED   PERIOD ENDED   YEAR ENDED   ----------------------------
                                                     JUNE 30,      MARCH 31,     MARCH 31,   SEPTEMBER 30,  SEPTEMBER 30,
                                                       1993          1994          1995          1994           1995
                                                    -----------  -------------  -----------  -------------  -------------
                                                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net loss........................................   $      (1)    $    (448)    $  (2,000)    $    (711)     $    (137)
  Adjustments to reconcile net loss to net cash
    provided (used) by operating activities:
    Depreciation and amortization.................         754           526           884           422            481
    Gain on sale of assets........................        (220)           (1)          (21)       --             --
    Increase (decrease) in compensation
      deferrals...................................           6            51          (203)           22         --
    Changes in operating assets and liabilities:
      Receivables.................................      (1,391)       (3,045)          366           (42)        (2,138)
      Net investment in sales-type leases.........         (75)         (204)         (393)         (260)           (20)
      Inventories.................................        (678)         (790)         (550)         (746)           466
      Prepaid expenses............................        (316)          173             7           (83)          (249)
      Other assets................................         (60)         (248)          (93)         (285)           274
      Interdivisional receivables/payables........       1,769            84         1,727        (3,408)            88
      Accounts payable and accrued expenses.......       1,528         2,075        (1,159)        1,613            795
      Deferred revenue on maintenance contracts...          (8)          (28)           (5)       --                 36
                                                    -----------  -------------  -----------  -------------  -------------
        Net cash provided (used) by operating
          activities..............................       1,308        (1,855)       (1,440)       (3,478)          (404)
                                                    -----------  -------------  -----------  -------------  -------------
Cash flows from investing activities:
  Purchases of property, plant and equipment......        (768)       (3,003)       (1,429)       (1,004)          (347)
  Proceeds from sale of assets....................         677             4            33        --             --
  Increase in cash surrender value of life
    insurance.....................................          (6)          (13)          (11)       --             --
  Purchases of marketable securities..............        (847)          (58)       (1,219)          (22)        --
  Proceeds from sales of marketable securities....         848        --             1,422        --             --
                                                    -----------  -------------  -----------  -------------  -------------
        Net cash used by investing activities.....         (96)       (3,070)       (1,204)       (1,026)          (347)
                                                    -----------  -------------  -----------  -------------  -------------
Cash flows from financing activities:
  Increase (decrease) in book overdraft in bank
    account.......................................        (108)           22           (22)          508         --
  Proceeds from long-term debt....................       1,653         6,950         3,003           412         --
  Repayment of long-term debt.....................        (834)       (1,686)       (5,236)       (3,053)          (331)
  Increase in capital lease obligations...........      --                25            44        --             --
  Repayment of capital lease obligations..........        (484)           (5)          (12)           (4)           (58)
  Increase (decrease) in borrowings under line of
    credit, net...................................        (787)         (617)        6,863         7,161          2,611
  Increase (decrease) in notes payable to officers
    and employees.................................         201            24           430           (17)        (1,845)
  Dividends on common and preferred stock.........        (155)         (112)          (82)          (60)        --
  Acquisition and retirement of common and
    preferred stock...............................        (631)         (143)         (755)         (443)        --
  Proceeds from sale of common stock..............      --               400        --            --             --
                                                    -----------  -------------  -----------  -------------  -------------
        Net cash provided (used) by financing
          activities..............................      (1,145)        4,858         4,233         4,504            377
                                                    -----------  -------------  -----------  -------------  -------------
        Net increase (decrease) in cash and cash
          equivalents.............................          67           (67)        1,589        --               (374)
Cash and cash equivalents at beginning of
  period..........................................      --                67        --            --              1,589
                                                    -----------  -------------  -----------  -------------  -------------
Cash and cash equivalents at end of period........   $      67     $  --         $   1,589     $  --          $   1,215
                                                    -----------  -------------  -----------  -------------  -------------
                                                    -----------  -------------  -----------  -------------  -------------
Supplemental disclosure--interest paid............   $     457     $     368     $   1,092     $     454      $     660
                                                    -----------  -------------  -----------  -------------  -------------
                                                    -----------  -------------  -----------  -------------  -------------

                See accompanying notes to financial statements.

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a)  REPORTING EQUITY

    The accompanying financial statements include the accounts of the office products, leasing and corporate segments of MISSCO Corporation (the Company) which have been combined for reporting purposes as MISSCO
Corporation--Commercial Division (the Division). The Division is not a separate legal or historical reporting entity.

    The office products segment includes the Company's commercial locations selling primarily office supplies, furniture and machines. The leasing segment leases, as lessor, office furniture and equipment and data processing equipment to commercial customers. The corporate segment, where substantially all debt and the various equity components of the Company are recorded, provides administrative and management support to all of the Company's segments.

    The Division, as aggregated, represents approximately 68% of the Company's assets at March 31, 1995 and 57% of its fiscal 1995 net sales.

    All significant intradivisional balances and transactions have been eliminated.

    (b)  INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out basis) or net realizable value.

    (c)  INCOME TAXES

    The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109. Deferred income taxes are included in the Company's financial statements and reflect the impact of "temporary differences" between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by enacted tax rules and regulations.

    The income tax benefits allocated to the Division are based on the Company's actual tax rate for the periods presented. All income tax assets and liabilities have been reclassified to interdivisional receivables/ payables in the accompanying balance sheets.

    (d)  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred, while improvements and renovations are capitalized.

    Depreciation of plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Assets under capital leases are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the asset.

    (e)  INVESTMENTS

    Investments in marketable securities are carried at cost, which approximates fair value. The Company has not implemented Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The effect of implementation would not have a material effect on the accompanying financial statements.

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (f)  RECEIVABLES

    Trade receivables are primarily concentrated with various commercial customers. The Company performs on-going credit evaluations of its customers and generally does not require collateral on trade receivables. The Company believes that trade receivables are well diversified, thereby reducing potential credit risk, and that an adequate allowance for any uncollectible trade receivables is maintained.

    At March 31, 1994 and 1995, the Division did not have a significant concentration of sales or accounts receivable with any single customer.

    (g)  OTHER ASSETS

    Goodwill is being amortized over 5 or 15 years using the straight-line method. The net carrying value of goodwill was $147 and $185 at March 31, 1994 and 1995, respectively. A covenant not-to-compete is being amortized over 5 years using the straight-line method. The net carrying value of the covenant not-to-compete was $46 and $36 at March 31, 1994 and 1995, respectively.

    The recoverability of unamortized intangible assets is assessed by the Company on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net carrying values. At March 31, 1994 and 1995, the Company believes that no impairment of intangible assets has occurred and that no revision of estimated useful lives is required.

    (h)  CASH EQUIVALENTS

    The Company considers temporary investments with a maturity of three months or less when purchased to be cash equivalents.

    (i)  MAINTENANCE CONTRACTS

    Revenues related to maintenance contracts, which have terms that do not exceed one year, are amortized into income over the contract term using the straight-line method.

    (j)  UNAUDITED INTERIM FINANCIAL INFORMATION

    In the opinion of the Company's management, all adjustments, consisting only of normal recurring adjustments that are necessary for a fair presentation, have been included in the Division's unaudited financial information for the interim periods ended September 30, 1994 and 1995.

NOTE 2--LEASING ACTIVITIES

    Substantially all customer leases have terms of one to five years. The carrying value of items leased to customers under operating leases was $93 and $92 (net of accumulated depreciation of $52 and $53) at March 31, 1994 and 1995, respectively.

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 2--LEASING ACTIVITIES (CONTINUED)
    Components of the net investment in sales-type leases follow:

                                                                                 MARCH 31,    MARCH 31,
                                                                                   1994         1995
                                                                                -----------  -----------
Total minimum lease payments to be received...................................   $   1,631    $   2,066
Less allowance for doubtful receivables.......................................           8           30
                                                                                -----------  -----------
Net minimum lease payments receivable.........................................       1,623        2,036
Estimated unguaranteed residual value of leased property......................          34          110
Less unearned income..........................................................         259          355
                                                                                -----------  -----------
    Total net investment in sales-type leases.................................       1,398        1,791
Less current portion..........................................................         730          701
                                                                                -----------  -----------
    Total net investment in sales-type leases, non-current
      portion.................................................................   $     668    $   1,090
                                                                                -----------  -----------
                                                                                -----------  -----------

    Executory costs such as insurance, maintenance and taxes are borne directly by the lessees. There are no contingent rentals. Certain leases are pledged as collateral on indebtedness (note 4).

NOTE 3--PROPERTY, PLANT AND EQUIPMENT

    A summary of property, plant and equipment follows:

                                                                                 MARCH 31,    MARCH 31,
                                                                                   1994         1995
                                                                                -----------  -----------
Land..........................................................................   $     724    $     724
Buildings and improvements....................................................       3,766        4,589
Store fixtures................................................................         333          342
Machinery, tools and equipment................................................       1,541        1,617
Warehouse and office equipment................................................       3,489        4,165
Assets under capital leases (note 7)..........................................          42           67
Construction in progress......................................................         175       --
                                                                                -----------  -----------
                                                                                 $  10,070    $  11,504
                                                                                -----------  -----------
                                                                                -----------  -----------

    Certain items of property, plant and equipment are pledged as collateral on indebtedness (note 4).

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 4--LONG-TERM DEBT

    A summary of long-term debt follows:

                                                                                           MARCH 31,    MARCH 31,
                                                                                             1994         1995
                                                                                          -----------  -----------
Notes payable under bank line of credit.................................................   $   3,167    $  10,030

10% notes payable, due annually in varying amounts through 1999, with interest payable
  semiannually; issued in connection with the Company's purchase of its common stock....         233          194

7.5%-11% notes payable, due in various monthly installments through 2000, collateralized
  by equipment and assignment of sales-type leases......................................       1,053        1,476

Note payable to bank with interest at the prime rate plus 1/2%, due in monthly installments of $17 plus interest through April 2001; collateralized by property located in Jackson, Mississippi and all accounts receivable and inventories of the
  Company...............................................................................       1,417        1,217

Note payable to bank with interest at the prime rate plus 1/2%, due in monthly installments of $33 plus interest through April 1996; collateralized by all accounts
  receivable and inventories of the Company. This note was repaid in fiscal 1995. ......         833       --

5-6% notes payable to insurance companies, collateralized by cash surrender value of
  life insurance........................................................................          11           11

7.5% note payable, due in monthly installments of $4 through March 2003; issued in
  connection with the Company's purchase of its common stock............................         313          288

7.5% note payable to bank, due in monthly installments of $5 through March 1997;
  collateralized by property located in Mobile, Alabama.................................         156          108

7.5% note payable to bank, due in monthly installments of $12 through December 1996;
  collateralized by various property located in Jackson, Mississippi....................         352          230

Note payable to bank with interest at the prime rate plus 1/2%, due in monthly installments of $50 plus interest through November 1998; collateralized by all accounts receivable and inventories of the Company. This note was repaid in fiscal
  1995..................................................................................       2,800       --

7.68% note payable, due in monthly installments of $6 through January 1999;
  collateralized by equipment and inventories...........................................         271          223

7.5% note payable, due in monthly installments of $4 through May 2004; issued in
  connection with the Company's purchase of its common stock............................      --              303

Note payable to bank with interest at the prime rate plus 1/2%, due in monthly installments of $8 through April 2001; collateralized by various property located in
  Jackson, Mississippi..................................................................      --              572

8.5% note payable, due in monthly installments of $4 through November 1997;
  collateralized by equipment...........................................................      --              124

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 4--LONG-TERM DEBT (CONTINUED)

                                                                                           MARCH 31,    MARCH 31,
                                                                                             1994         1995
                                                                                          -----------  -----------
9.25% note payable, due in monthly installments of $13 through December 1999;
  collateralized by furniture and equipment.............................................      --              595

Unsecured 7% note payable, due in annual installments through 1998; issued in connection
  with the Company's purchase of Crawford, Inc. (note 9)................................         250          157

7.5% note payable to bank, due in monthly installments of $9 through January 1999;
  collateralized by furniture and fixtures located in Birmingham, Alabama...............         454          368

6.78% note payable to bank, due in monthly installments of $14 through January 2004;
  collateralized by building located in Birmingham, Alabama.............................       1,702        1,746
                                                                                          -----------  -----------
                                                                                              13,012       17,642

Less current installments of long-term debt.............................................       2,074        1,568
                                                                                          -----------  -----------

Long-term debt, excluding current installments..........................................   $  10,938    $  16,074
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    In September 1994, the Company executed a new line of credit agreement with another commercial bank and terminated the existing line of credit agreement. The new $13,000 line of credit agreement is secured by all accounts receivable and inventories of the Company. Interest is payable monthly at the bank's prime rate. On August 4, 1995, the Company's primary lender committed to renew the line of credit agreement, which was scheduled to expire in August 1995, until August 1996. Borrowings under the line of credit agreements are classified as long-term debt in the March 31, 1994 and 1995 balance sheets.

    A summary of long-term debt maturities follows:

YEAR ENDED MARCH 31
-------------------------------------------------------------------------
1996.....................................................................  $   1,568
1997.....................................................................     11,492
1998.....................................................................      1,087
1999.....................................................................        813
2000.....................................................................        585
Thereafter...............................................................      2,097
                                                                           ---------
                                                                           $  17,642
                                                                           ---------
                                                                           ---------

NOTE 5--INCOME TAXES

    The Company files consolidated Federal and state income tax returns. While the Division does not have a formal tax-sharing and allocation agreement with the Company, the income tax benefits allocated to the Division are based on the Company's actual tax rate of 39% for the year ended June 30, 1993, 40% for the nine-month period ended March 31, 1994 and 31% for the year ended March 31, 1995.

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 6--EMPLOYEE BENEFIT PLANS

    The Company has a contributory profit sharing plan which covers substantially all employees. Participant contributions may be matched by the Company at rates established each year by the Board of Directors. A matching contribution has not been adopted by the Board of Directors. In addition, the plan provides for a non-contributory stock ownership arrangement. Contributions made by the Company for the purpose of acquiring its common stock are at the discretion of the Board of Directors.

    No contributions were made during the years ended June 30, 1993 or March 31, 1995; a $120 contribution was made to the plan by the Company during the nine-month period ended March 31, 1994. The plan provides participants a 60 day option to have the Company purchase distributed common stock at the most recent appraised value.

    The Company also has a deferred compensation plan covering selected employees. Participants may elect to defer receipt of a portion of their compensation until retirement, death or disability. The Company has segregated investments in marketable securities to fund this obligation, but those assets are not restricted. Earnings accrue to participants on the deferred compensation obligation at amounts agreed to by the Company, currently the earnings of the segregated assets.

NOTE 7--LEASED ASSETS AND LEASE COMMITMENTS

    The following schedule summarizes assets recorded under capital leases:

                                                                        MARCH 31,      MARCH 31,
                                                                          1994           1995
                                                                      -------------  -------------
Automobiles and equipment...........................................    $      42      $      67
Less accumulated amortization.......................................           18             26
                                                                              ---            ---
Net assets under capital leases.....................................    $      24      $      41
                                                                              ---            ---
                                                                              ---            ---

    A summary of future minimum lease payments follows:

                                                                          CAPITAL     OPERATING
YEAR ENDING MARCH 31                                                      LEASES       LEASES
----------------------------------------------------------------------  -----------  -----------
1996..................................................................   $      26    $     734
1997..................................................................          24          569
1998..................................................................           8          427
1999..................................................................           6          230
2000..................................................................      --               41
                                                                               ---   -----------
    Total future minimum lease payments...............................          64    $   2,001
                                                                                     -----------
                                                                                     -----------
Less imputed interest at approximately 10.5%..........................           6
                                                                               ---
Present value of future minimum lease payments........................          58
Less current installments.............................................          24
                                                                               ---
Capital lease obligations, excluding current installments.............   $      34
                                                                               ---
                                                                               ---

    Division rental expense on operating leases was $581, $468 and $798, respectively, for the year ended June 30, 1993, the nine-month period ended March 31, 1994 and the year ended March 31, 1995. Most of the leases require the payment of taxes, maintenance, insurance and certain other operating expenses

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 7--LEASED ASSETS AND LEASE COMMITMENTS (CONTINUED) applicable to leased premises and equipment. There are no material contingent rentals or subleases under the lease arrangements.

    Management expects that in the normal course of business expired leases will be renewed or replaced by other leases.

NOTE 8--PERFORMANCE GUARANTIES

    The Company periodically has an independent party guarantee its performance under contractual obligations. At March 31, 1995, the Company had pledged to the guarantor Division trade accounts receivable with a carrying value of $519. This pledge is the first lien on these receivables.

NOTE 9--ACQUISITION

    In November 1993, the Company purchased certain assets associated with Crawford, Inc., a commercial furniture dealer located in Birmingham, Alabama, for approximately $850. This transaction was accounted for using the purchase method, and the purchase price was primarily allocated to equipment, inventories and goodwill.

NOTE 10--INTERDIVISIONAL ALLOCATIONS

    The corporate segment of the Company provides both warehouse (purchasing, receiving, storage and distribution) and administrative (accounting, computer and management support) services to various Company segments and locations. Allocation methods for warehouse and administrative expenses have varied based on sales volume, operating expense levels and management's judgment during the three periods ended March 31, 1995. Warehouse and administrative allocations to the Division approximated $1,960 (50% of the total incurred) for the year ended June 30, 1993; $1,680 (53%) for the nine-month period ended March 31, 1994; and $2,790 (56%) for the year ended March 31, 1995.

    Substantially all of the debt of the Company is recorded at the corporate segment. Borrowings and related interest specific to a particular segment are not subject to allocation. Interest expense related to general short-term borrowings is allocated to the various Company segments and locations based on trade accounts receivable outstanding more than thirty days. Interest expense on general short-term debt allocated to the Division totaled $126 during the year ended June 30, 1993, $144 during the nine-month period ended March 31, 1994 and $323 during the year ended March 31, 1995.

NOTE 11--NOTES PAYABLE TO OFFICERS AND EMPLOYEES

    Notes payable to officers and employees consist of demand notes bearing interest at or near the prime rate. Subsequent to March 31, 1995, all of these notes were repaid.

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 12--ALLOWANCE FOR DOUBTFUL RECEIVABLES

    The changes in the Division's allowance for doubtful receivables for the year ended June 30, 1993, the nine-month period ended March 31, 1994 and the year ended March 31, 1995 are as follows:

                                                                        ADDITIONS-
                                                         BALANCE AT       AMOUNTS      DEDUCTIONS-      BALANCE
                                                          BEGINNING     CHARGED TO      ACCOUNTS        AT END
                                                          OF PERIOD       EXPENSE      WRITTEN OFF     OF PERIOD
                                                        -------------  -------------  -------------  -------------
Year ended June 30, 1993..............................    $      65      $     131      $      62      $     134
Nine-month period ended March 31, 1994................          134             89             32            191
Year ended March 31, 1995.............................          191            489            132            548

NOTE 13--SUBSEQUENT EVENT

    On August 16, 1995, the Company entered into a definitive agreement whereby
U. S. Office Products Company will pay the Company $22,700 in cash and buy certain assets and assume certain liabilities of the Division. The business combination will be accounted for using the purchase method. Management believes the transaction will be consummated on or around September 29, 1995.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Emmons-Napp Office Products, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations, divisional equity and of cash flows present fairly, in all material respects, the financial position of Emmons-Napp Office Products, Inc. --Commercial Division (a division of Emmons -- Napp Office Products, Inc. (the Company)) at December 31, 1995 and December 31, 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Division's and the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    As described in note 1 to the Financial Statements, on January 15, 1996 the Company sold certain assets and liabilities to U.S. Office Products.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
May 15, 1996

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION
                                 BALANCE SHEET

                                     ASSETS

                                                                                    DECEMBER 31,  DECEMBER 31,
                                                                                        1994          1995
                                                                                    ------------  ------------
Current assets:
Cash..............................................................................   $       --    $    2,410
Accounts receivable:
  Trade receivables, less allowance for doubtful accounts of $67,000 and $117,000,
    respectively..................................................................    2,811,195    $2,675,932
  Accounts Receivable from Related Party..........................................           --     1,152,874
  Other receivables...............................................................      397,995            --
  Inventories.....................................................................    1,084,832       854,122
  Prepaid expenses................................................................       54,700       422,481
                                                                                    ------------  ------------
    Total current assets..........................................................    4,348,722     5,107,819

Property and equipment, net.......................................................      964,131     1,187,786
Goodwill, net of accumulated amortization of $80,238 and $101,309, respectively...      107,485            --
Other assets......................................................................       12,882        18,382
                                                                                    ------------  ------------
    Total assets..................................................................   $5,433,220    $6,313,987
                                                                                    ------------  ------------
                                                                                    ------------  ------------

                                      LIABILITIES AND DIVISIONAL EQUITY

Current liabilities:
  Accounts payable................................................................   $1,642,130    $1,835,480
  Accrued expenses................................................................      741,365       682,136
  Current portion of capital lease obligations....................................       90,781        51,016
                                                                                    ------------  ------------
    Total current liabilities.....................................................    2,474,276     2,568,632

Bank debt.........................................................................      675,013            --
Capital lease obligations.........................................................      273,517       130,988
                                                                                    ------------  ------------
    Total liabilities.............................................................    3,422,806     2,699,620
                                                                                    ------------  ------------
                                                                                    ------------  ------------
Commitments and contingencies (Note 6 and 7)

Divisional equity.................................................................    2,010,414     3,614,367
                                                                                    ------------  ------------
    Total liabilities and divisional equity.......................................   $5,433,220    $6,313,987
                                                                                    ------------  ------------
                                                                                    ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION
                            STATEMENT OF OPERATIONS

                                                                                   YEAR ENDED     YEAR ENDED
                                                                                  DECEMBER 31,   DECEMBER 31,
                                                                                      1994           1995
                                                                                  -------------  -------------
Revenues........................................................................  $  25,822,855  $  27,016,701
Cost of sales...................................................................     19,717,414     20,671,424
                                                                                  -------------  -------------
  Gross margin..................................................................      6,105,441      6,345,277

Selling, general and administrative expenses....................................      4,270,002      4,056,876
                                                                                  -------------  -------------
Operating income................................................................      1,835,439      2,288,401

Interest expense................................................................        120,039         44,448
                                                                                  -------------  -------------
    Net income..................................................................  $   1,715,400  $   2,243,953
                                                                                  -------------  -------------
                                                                                  -------------  -------------
Unaudited pro forma net income (see Note 9).....................................  $   1,029,400  $   1,305,824
                                                                                  -------------  -------------
                                                                                  -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                       DIVISIONAL
                                                                                                         EQUITY
                                                                                                      ------------
Balance at December 31, 1993........................................................................  $    845,014
  Net income........................................................................................     1,715,400
  Dividends paid....................................................................................      (550,000)
                                                                                                      ------------
Balance at December 31, 1994........................................................................     2,010,414
  Net income........................................................................................     2,243,953
  Dividends paid....................................................................................      (640,000)
                                                                                                      ------------
Balance at December 31, 1995........................................................................  $  3,614,367
                                                                                                      ------------
                                                                                                      ------------

    The accompanying notes are an integral part of the financial statements.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION
                            STATEMENT OF CASH FLOWS

                                                                                    YEAR ENDED     YEAR ENDED
                                                                                   DECEMBER 31,   DECEMBER 31,
                                                                                       1994           1995
                                                                                   -------------  -------------
Cash flows from operating activities:
  Net income.....................................................................  $   1,715,400  $   2,243,953
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization..................................................        169,729        329,373
  Increase (decrease) in cash resulting from changes in:
    Accounts receivable..........................................................       (721,490)       533,258
    Accounts receivable from Related Party.......................................       --           (1,152,874)
    Inventories..................................................................         61,539        230,710
    Prepaid expenses.............................................................         (8,683)      (373,281)
    Accounts payable.............................................................        356,304        193,350
    Accrued expenses.............................................................        107,585        (59,229)
                                                                                   -------------  -------------
      Total adjustments..........................................................        (35,016)      (298,693)
                                                                                   -------------  -------------
      Net cash provided by operating activities..................................      1,680,384      1,945,260
                                                                                   -------------  -------------
Cash flows from financing activities:
  Purchases of property and equipment............................................       (314,300)      (445,543)
  Cash paid in acquisitions......................................................        (42,009)      --
  Changes in other noncurrent assets.............................................           (690)      --
                                                                                   -------------  -------------
      Net cash used for investing activities.....................................       (356,999)      (445,543)
                                                                                   -------------  -------------
Cash flows from financing activities:
  Payments on bank debt..........................................................       (698,001)      (767,192)
  Principal payments under capital leases........................................        (75,384)       (90,115)
  Dividends to stockholders......................................................       (550,000)      (640,000)
                                                                                   -------------  -------------
      Net cash used for financing activities.....................................     (1,323,385)    (1,497,307)
                                                                                   -------------  -------------
Net (decrease) increase in cash..................................................              0          2,410
Cash, beginning of period........................................................              0              0
                                                                                   -------------  -------------
Cash, end of period..............................................................  $           0  $       2,410
                                                                                   -------------  -------------
                                                                                   -------------  -------------
Supplemental disclosures
Cash paid for:
  Interest.......................................................................  $     119,755  $      54,985

    A capital lease obligation of $260,737 was incurred during 1994 when the Division entered into a lease for new furniture and fixtures.

    The accompanying notes are an integral part of the financial statements.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

    The accompanying financial statements represent the accounts of Emmons-Napp Office Products, Inc. -- Commercial Division (the Division) of Emmons-Napp Office Products, Inc. (the Company).

    The Division is not a separate legal or historical reporting entity, but rather represents the activities and resulting account balances of certain activities of the Company. These activities consist primarily of wholesale supply of office supplies and office furniture and retail sale of office supplies through retail stores located in Wisconsin and Michigan.

    The Division represents approximately 40% and 69% of the Company's assets at December 31, 1994 and December 31, 1995, respectively, and 73% and 77% of its net sales for the years ended December 31, 1994 and 1995, respectively.

    Certain expenses of the Company, including sales commissions, wages, utilities and rent, are directly identifiable to the Division's operations. The Company's methodology for allocating various other general and administrative expenses to the Division vary based on sales volume, employee head count, operating expense levels, and management's judgement. These allocations consider the incremental costs associated with operating the Division and management believes that the allocations of such costs to the Division is reasonable. Allocations of general and administrative expenses to the Division approximated $1.1 million for the year ended December 31, 1994 and $310,000 for the year ended December 31, 1995.

    Substantially all of the Company's bank debt is attributable to operations other than the Division's. Bank debt is allocated based upon working capital requirements. Interest expense related to the debt is allocated based on the average outstanding debt balance. Interest expense on the debt allocated to the Division totalled $91,000 for the year ended December 31, 1994 and $21,000 for the year ended December 31, 1995.

    On January 15, 1996 the Company sold certain assets and liabilities of the Division to U.S. Office Products Company for $14.2 million consisting of $9 million of cash and 315,152 shares of common stock with a market value of $5.2 million. The business combination will be accounted for using the purchase method.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE REECOGNITION

    Revenues are recognized upon the delivery of office products to customers.

    TRADE RECEIVABLES

    The Division performs on-going credit evaluations of its customers and generally does not require collateral on trade receivables. The Division believes that trade receivables are well diversified, thereby reducing potential credit risk, and that an adequate allowance for any uncollectible trade receivables is maintained.

    At December 31, 1994 and December 31, 1995 the Division did not have a significant concentration of sales or accounts receivable with any single customer.

    INVENTORIES

    Inventories, are stated at the lower of cost or market with cost being determined on the first in, first out method and consists primarily of products held for sale.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are depreciated over the estimated useful lives ranging from six to fifteen years using the straight-line method. Expenditures which substantially increase an asset's value or extend its useful life are capitalized. Property and equipment leased under capital leases are being

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) amortized over the lessor of their useful lives or their lease terms which are five years. Expenditures for maintenance and repairs are charged against income as incurred. When items of property are sold or otherwise disposed of, cost and related accumulated depreciation are eliminated from the accounts. Any gain or loss is reflected in income.

    GOODWILL

    Goodwill represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Goodwill is amortized on a straight-line basis over estimated useful lives of 10 years.

    The recoverability of unamortized goodwill is assessed by the Division on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net carrying values. At December 31, 1994 and December 31, 1995, the Division believes that no impairment of goodwill has occurred and that no revision of estimated useful lives is required.

    INCOME TAXES

    The Company has elected under the Internal Revenue Code to be treated as an S Corporation. In lieu of corporate income taxes for federal and most state income tax purposes, the shareholders of the Company are taxed on their proportionate share of the taxable income and utilize their proportionate share of the Company's tax credits. Therefore, no provision or liability for income taxes exists at the Company or Divisional level as any income taxes are the responsibility of the Company's shareholders.

NOTE 3 -- OTHER RECEIVABLES

    Other receivables consist of the following:

                                                                DECEMBER 31,  DECEMBER 31,
                                                                    1994          1995
                                                                ------------  ------------
Rebates receivable............................................   $  375,099    $  400,232
Other.........................................................       22,896            --
                                                                ------------  ------------
                                                                 $  397,995    $  400,232
                                                                ------------  ------------
                                                                ------------  ------------

NOTE 4 -- PROPERTY AND EQUIPMENT

    A summary of property and equipment follows:

                                                                DECEMBER 31,  DECEMBER 31,
                                                                    1994          1995
                                                                ------------  ------------
Furniture and fixtures........................................   $  895,909    $  955,792
Autos and trucks..............................................      386,970       412,456
Leasehold improvements........................................       42,739       122,836
                                                                ------------  ------------
                                                                  1,325,618     1,491,084
Less: Accumulated depreciation and amortization...............      361,487       303,298
                                                                ------------  ------------
Net property and equipment....................................   $  964,131    $1,187,786
                                                                ------------  ------------
                                                                ------------  ------------

    Depreciation and amortization expense was approximately $154,000 and $190,000 for the years ended December 31, 1994 and 1995, respectively.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 -- BANK DEBT

    The Company has a revolving line of credit with a bank maturing at January 25, 1996 and provides for the following:

                                                                DECEMBER 31,  DECEMBER 31,
                                                                    1994          1995
                                                                ------------  ------------
Maximum borrowings............................................   $4,000,000    $3,000,000
Interest rate:
  Prime plus .375% per annum..................................        8.875%
  Prime per annum.............................................                        8.5%

    Maximum borrowings under this agreement are secured by and may not exceed 50% and 75% of the Company's inventory and accounts receivable, respectively. Division inventory and accounts receivable secure this debt beyond the amount of debt included in the Division's financial statements. Total Company borrowings under this agreement were $2,180,000 and 0 at December 31, 1994 and December 31, 1995, respectively. The agreement contains various restrictive covenants, including the maintenance of minimum working capital, tangible net worth and current ratio amounts and a maximum debt to net worth ratio as well as limitations on capital expenditures. At December 31, 1994 and 1995, the Company had violated certain financial ratio covenants relative to the agreement; however, management obtained covenant waivers from the bank effective through January 25, 1996.

NOTE 6 -- LEASE COMMITMENTS

    The Division leases certain vehicles and computer equipment, and office, stores and warehouse space under various non-cancelable lease arrangements which have been accounted for as capital or operating leases, as appropriate. Future minimum lease payments required under the leases in effect at December 31, 1995 are as follows:

                                                                    CAPITAL    OPERATING      TOTAL
                                                                   ----------  ----------  ------------
Year ending December 31,
  1996...........................................................  $   64,488  $  185,384  $    249,872
  1997...........................................................      64,488     152,385       216,873
  1998...........................................................      64,488     133,561       198,049
  1999...........................................................      16,119     117,036       133,155
  2000...........................................................          --      91,779        91,779
  Thereafter.....................................................          --          --            --
                                                                   ----------  ----------  ------------
  Total future minimum lease payments............................  $  209,583  $  680,145  $    889,728
                                                                               ----------  ------------
                                                                               ----------  ------------
  Less imputed interest..........................................      27,579
                                                                   ----------
  Present value of future minimum lease payments.................     182,004
  Less current portion...........................................      51,016
                                                                   ----------  ----------
  Long-term capitalized lease obligation.........................  $  130,988
                                                                   ----------  ----------
                                                                   ----------  ----------

    Assets under capital lease with a cost of approximately $260,737 and net book values of approximately $221,623 and $169,471 at December 31, 1994 and December 31, 1995, respectively, are included in property and equipment in the accompanying balance sheet. Amortization of the related lease obligations is included with depreciation expense.

    Rental expense for operating leases approximated $393,000 and $260,000 for the year ended December 31, 1994 and 1995, respectively.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 -- LEASE COMMITMENTS (CONTINUED)
    The Division leases office, warehouse, and store space from four companies whose owners are stockholders of the Company. The amounts paid to these companies for the years ended December 31, 1994 and 1995 were approximately $120,000 and $89,000, respectively.

NOTE 7 -- CONTINGENCIES

    The Company has established a self-funded health insurance plan for its employees including those of the Division. The plan administrators are responsible for the approval, processing and payment of claims, after which they bill the Division for reimbursement. The Division is also responsible for a monthly administrative fee. As part of the health care coverage of the plan, the Division purchases stop-loss coverage which pays claims in excess of $20,000 per plan participant. The Division has recorded a $31,000 reserve at December 31, 1994 and 1995 for reported and unreported claims which were incurred and not paid on or before the respective dates. Management believes the established reserve is adequate and resolution of these contingencies will not have a material impact on the Division's financial statements.

NOTE 8 -- EMPLOYEE BENEFIT PLAN

    The Company maintains a qualified defined contribution 401(k) plan covering substantially all Divisional employees meeting age, length of service and full time status requirements. The plan provides for voluntary contributions by plan participants of up to 15% of their compensation. Expense under the plan in the years ended December 31, 1994 and 1995 was $37,000 and $26,000, respectively.

NOTE 9 -- UNAUDITED PRO FORMA INCOME TAX INFORMATION

    The following unaudited pro forma tax information is presented as if the Company had been a subchapter C corporation subject to federal and state income taxes throughout the periods presented and had accounted for income taxes in accordance with Statement of Financial Accounting Standard No. 109 (SFAS 109).

                                                                YEAR ENDED    YEAR ENDED
                                                               DECEMBER 31,  DECEMBER 31,
                                                                   1994          1995
                                                               ------------  -------------
Net income before pro forma adjustments......................   $1,715,400    $ 2,176,373
Provision for income taxes...................................      686,000        870,549
                                                               ------------  -------------
Pro forma net income.........................................   $1,029,400    $ 1,305,824
                                                               ------------  -------------
                                                               ------------  -------------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Blue Star Group Limited

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Blue Star Group Limited and its subsidiaries as of March 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As described in Note 12 to the financial statements, the Company and its shareholders tentatively agreed to sell their outstanding shares of stock to U.S. Office Products Company.

PRICE WATERHOUSE
Auckland, New Zealand
August 4, 1995, except as to Note 12,
which is as of December 11, 1995

                            BLUE STAR GROUP LIMITED
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                                    MARCH 31,     DECEMBER 31,
                                                                      1995            1995
                                                                  -------------   -------------
                                                                                   (UNAUDITED)
Current assets:
  Cash..........................................................  $    --         $    --
  Accounts receivable, less allowance for doubtful accounts of
    $128,700....................................................     10,430,265      24,831,841
  Inventories...................................................      5,462,645      12,476,823
                                                                  -------------   -------------
    Total current assets........................................     15,892,910      37,308,664

  Property and equipment, net...................................     14,659,205      11,491,424
  Deferred taxes................................................        166,616         209,680
  Long-term lease receivables...................................      2,674,129       8,498,898
  Investments...................................................      1,628,983       2,131,700
  Intangible assets, net........................................      2,459,895       2,908,081
                                                                  -------------   -------------
    Total assets................................................  $  37,481,738   $  62,548,447
                                                                  -------------   -------------
                                                                  -------------   -------------

                             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Commercial bills..............................................     11,082,510      18,904,350
  Short-term debt...............................................      1,694,023       2,653,837
  Accounts payable..............................................      6,359,859      12,961,119
  Income taxes payable..........................................        681,095       1,993,740
  Other accrued expenses........................................      2,521,093       2,992,527
                                                                  -------------   -------------
    Total current liabilities...................................     22,338,580      39,505,573

Long-term debt..................................................      2,991,185       9,228,688
Minority interest...............................................        159,699         275,364
Subordinated shareholder advances...............................     10,327,419       9,368,644
                                                                  -------------   -------------
    Total liabilities...........................................     35,816,883      58,378,269
                                                                  -------------   -------------
Commitments and contingencies

Shareholders' equity
  Common stock, no par value; 6,250,000 shares authorized,
    issued and outstanding......................................        347,750         347,750
  Foreign currency translation..................................        118,359          92,965
  Retained earnings.............................................      1,198,746       3,729,463
                                                                  -------------   -------------
    Total shareholders equity...................................      1,664,855       4,170,178
                                                                  -------------   -------------
    Total liabilities and shareholders' equity..................  $  37,481,738   $  62,548,447
                                                                  -------------   -------------
                                                                  -------------   -------------

    The accompanying notes are an integral part of the financial statements.

                            BLUE STAR GROUP LIMITED
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                      NINE MONTHS ENDED
                                                      FISCAL YEAR  ------------------------
                                                         ENDED      DECEMBER     DECEMBER
                                                       MARCH 31,       31,          31,
                                                         1995         1994         1995
                                                      -----------  -----------  -----------
                                                                         (UNAUDITED)
Revenues............................................  $45,685,329  $30,409,119  $73,227,004
Cost of sales.......................................  (31,605,613) (19,365,651) (44,715,154)
                                                      -----------  -----------  -----------
Gross profit........................................   14,079,716   11,043,468   28,511,850
Selling, general and administrative expenses........  (11,716,810)  (8,480,827) (24,349,783)
                                                      -----------  -----------  -----------
Operating income....................................    2,362,906    2,562,641    4,162,067

Other (income) expense:
  Interest expense..................................      562,827      406,407    1,334,396
  Other expense, net................................       67,614       33,467   (1,144,216)
Minority interest...................................      (33,775)     607,331      115,193
                                                      -----------  -----------  -----------
Income before provision for income taxes............    1,766,240    1,515,436    3,856,694
Provision for income taxes..........................      489,745      536,424    1,325,977
                                                      -----------  -----------  -----------
Net income..........................................  $ 1,276,495  $   979,012  $ 2,530,717
                                                      -----------  -----------  -----------
                                                      -----------  -----------  -----------

    The accompanying notes are an integral part of the financial statements.

                            BLUE STAR GROUP LIMITED
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                            FOREIGN
                                                                           CURRENCY
                                                    NUMBER      SHARE     TRANSLATION    RETAINED
                                                  OF SHARES    CAPITAL      RESERVE      EARNINGS       TOTAL$
                                                  ----------  ----------  -----------  ------------  ------------
Balance at March 31, 1994.......................   5,000,000  $  266,500   $  20,134   $    (77,749) $    208,885
  Net income....................................                                          1,276,495     1,276,495
  Issue of share capital........................   1,250,000      81,250                                   81,250
  Movement on foreign currency transaction
    reserve.....................................                              98,225                       98,225
                                                  ----------  ----------  -----------  ------------  ------------

Balance at March 31, 1995.......................   6,250,000     347,750     118,359      1,198,746     1,664,855
  Net income....................................                                          2,530,717     2,530,717
  Movement on foreign currency transaction
    reserve.....................................                             (25,394)                     (25,394)
                                                  ----------  ----------  -----------  ------------  ------------

Balance at December 31, 1995 (unaudited)........   6,250,000  $  347,750   $  92,965   $  3,729,463  $  4,170,178
                                                  ----------  ----------  -----------  ------------  ------------
                                                  ----------  ----------  -----------  ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                            BLUE STAR GROUP LIMITED
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                         NINE MONTHS ENDED
                                                         FISCAL YEAR  -----------------------
                                                         ENDED MARCH   DECEMBER    DECEMBER
                                                          31, 1995     31, 1994    31, 1995
                                                         -----------  ----------  -----------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.............................................  $ 1,276,495  $  979,012  $ 2,530,717
Adjustments to reconcile net income to net cash
  provided by operating activities
  Foreign exchange movement............................       65,086      46,804      (33,079)
  Depreciation and amortization........................    1,054,100     541,759    5,927,907
  Loss on disposal of equipment........................      141,748       5,842      --
  Minority interest....................................      (71,767)    672,556      114,928
  Increase (decrease) in cash resulting from changes
    in:
    Accounts receivable................................   (7,586,941) (1,223,366) (18,491,854)
    Inventories........................................   (1,825,185)   (895,029)  (4,798,993)
    Accounts payable and accrued liabilities...........    4,316,020   2,194,873    5,862,811
    Income tax payable.................................      281,358         475    1,267,207
                                                         -----------  ----------  -----------
      Total adjustments................................   (3,625,581)  1,343,914  (10,151,073)
                                                         -----------  ----------  -----------
Net cash provided by (used for) operating activities...   (2,349,086)  2,322,926   (7,620,356)
                                                         -----------  ----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment..................  (11,221,998) (1,049,025)  (1,967,194)
  Cash paid in acquisition.............................   (2,745,343) (2,713,666)  (2,159,201)
  Proceeds from disposal of equipment..................      504,173      38,177      --
  Purchase of investments..............................     (812,977)   (711,522)    (495,198)
                                                         -----------  ----------  -----------
Net cash used for investing activities.................  (14,276,145) (4,436,036)  (4,621,593)
                                                         -----------  ----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from commercial bills.......................    6,792,500   1,895,375    7,770,700
  Increases to long-term debt..........................    3,776,190      --        6,157,070
  Loans and advances...................................    6,103,484     781,041   (1,684,007)
  Purchase of treasury stock...........................     (109,849)     --          --
  Proceeds from issuance of common stock...............       81,250      --          --
                                                         -----------  ----------  -----------
Net cash provided by (used for) financing activities...   16,643,575   2,676,416   12,243,763
                                                         -----------  ----------  -----------

NET (DECREASE) INCREASE IN CASH
CASH, beginning of period..............................       18,344     563,306        1,814
Foreign exchange movements.............................      (18,344)    (16,798)      (1,814)
                                                         -----------  ----------  -----------
CASH, end of period....................................  $   --       $  546,508  $
                                                         -----------  ----------  -----------
                                                         -----------  ----------  -----------

SUPPLEMENTAL DISCLOSURES
  Cash paid for:
    Interest...........................................  $   476,745  $  455,775  $ 1,167,843
    Taxes..............................................      218,990      54,235       56,396

    The accompanying notes are an integral part of the financial statements.

                            BLUE STAR GROUP LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BUSINESS ORGANIZATION

    Blue Star Group Limited and its subsidiaries ("the Company") is a wholesale supplier of office supplies, office furniture, and computer equipment and retail operator of office supply retail stores located in New Zealand. The consolidated financial statements include the accounts of the Company and all its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION--These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States. The information included in these financial statements is presented in U.S. dollars. The Company maintains its financial information in New Zealand dollars and then translates this information into U.S. dollars for purposes of these financial statements. Amounts denominated in New Zealand dollars at the balance sheet dates are translated into U.S. dollars at the rate of exchange prevailing at these dates. Transactions denominated in New Zealand dollars during the year have been translated into U.S. dollars at rates approximating the monthly average exchange rate.

    REVENUE RECOGNITION--Revenues related to office products are recognized upon the delivery of the products to the customer. The Company also leases equipment to customers under both short term and long term lease agreements. Revenue realted to the short term leases is recognized on a monthly basis over the life of the lease. Certain long term leases qualify as sales-type leases and accordingly the present value of the future lease payments are recognized as income upon delivery of the equipment to the customer.

    INVENTORIES--Inventories are stated at the lower of cost or net realisable value and consist of products held for sale. Cost is determined using the first-in, first-out (FIFO) method.

    FIXED ASSETS--All fixed assets are initially recorded at cost. Fixed assets other than land are depreciated at rates considered adequate to write off the cost of assets over their estimated economic lives. Leasehold improvements are depreciated over the shorter of 20% diminishing value or the term of the lease. For other assets the following rates are used:

Buildings..............................................  2% straight line
Motor vehicles.........................................  25% diminishing value
Plant and equipment....................................  9.5%-40% diminishing value
Fixtures and fittings..................................  9.5%-20% diminishing value
Telecommunications equipment...........................  16.7% straight line

    Expenditures for maintenance and repairs are charged against income as incurred. When items of property are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts. Any gain or loss is reflected in income.

    Assets acquired under capital leases are included as fixed assets in the balance sheet. Capital leases effectively transfer from the lessor to the lessee substantially all the risks and benefits of ownership of the leased property. Where assets are acquired by means of capital leases, the lower of the present value of minimum lease payments or fair value is recognised as an asset at the beginning of the lease term and depreciated over the expected useful life of the leases asset on a basis consistent with similar assets. A corresponding liability is also established and each lease payment is allocated between the liability and interest expense.

    Other leases where all the risks and benefits of ownership are effectively retained by the lessor are classified as operating leases. Operating lease payments are charged to expense over the periods of expected benefit.

                            BLUE STAR GROUP LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Equipment leased to customers under short term operating leases are included as fixed assets in the balance sheet and depreciated over their expected useful lives.

    INCOME TAXES--The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No.109, "Accounting of Income Taxes". The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

    UNAUDITED INTERIM FINANCIAL STATEMENTS--In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the company as of September 30, 1995 and 1994 and the results of operations and cash flows for the six months then ended as presented in the accompanying unaudited interim financial statements.

    INVESTMENTS--are considered available for sale and are stated at market value using the quoted price on the New Zealand Stock Exchange at the close of business on the last day of the year. Changes in market value during the year were insignificant.

NOTE 3--PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                                                                   MARCH 31,
                                                                                     1995
                                                                                 -------------
Freehold land..................................................................  $      25,631
Buildings......................................................................      1,599,043
Leasehold improvements.........................................................        571,659
Plant and equipment............................................................      2,336,596
Furniture and fittings.........................................................        656,591
Motor vehicles.................................................................        369,613
Telecommunications equipment...................................................     10,429,033
                                                                                 -------------
                                                                                    15,988,166
Less: accumulated depreciation and amortization................................     (1,328,961)
                                                                                 -------------
Net property and equipment.....................................................  $  14,659,205
                                                                                 -------------
                                                                                 -------------

    Depreciation expense was approximately $986,486 for the year ended March 31, 1995.

NOTE 4--INTANGIBLE ASSETS

    Intangible assets consist of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Goodwill is amortized on a straight-line basis over an estimated useful life of 40 years. The recoverability of unamortized goodwill is assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value. Goodwill consists of the following:

                                                                                   MARCH 31,
                                                                                      1995
                                                                                  ------------
Goodwill........................................................................  $  2,539,977
Less: Accumulated amortization..................................................       (80,082)
                                                                                  ------------
                                                                                  $  2,459,895
                                                                                  ------------
                                                                                  ------------

    Amortization expense was approximately $67,614 for the year ended March 31, 1995.

                            BLUE STAR GROUP LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5--LONG-TERM LEASE RECEIVABLES

                                                                                   MARCH 31,
                                                                                      1995
                                                                                  ------------
Gross lease receivables.........................................................  $  5,156,855
Less unearned interest..........................................................      (928,855)
                                                                                  ------------
                                                                                     4,228,000
Less current portion............................................................     1,553,871
                                                                                  ------------
Non-current receivables.........................................................  $  2,674,129
                                                                                  ------------
                                                                                  ------------

NOTE 6--BUSINESS COMBINATIONS

    During the year ended March 31, 1995, the Comapny completed several acquisitions which were individually immaterial. The aggregate consideration paid for these businesses approximated $3.1 millon which included cash of $2.7 million and borrowings of $.4 million. The net assets acquired approximated $1.6 million which resulted in the recognition of goodwill of $1.5 million. The operating results of the businesses have been included in the Company's financial statements from the effective date of the acquisitions.

NOTE 7--CREDIT FACILITIES

    SHORT-TERM DEBT

    Short term debt consists of the following:

                                                                                             MARCH 31,
                                                                                               1995
                                                                                           -------------
Commercial bills payable to a bank, secured by the assets of the Company, excluding finance receivables. Interest is charged at 11%. The facility has a review date of July
  1996...................................................................................  $  11,082,501
Bank overdraft...........................................................................        393,002
Current maturities of long-term debt.....................................................      1,694,023
                                                                                           -------------
                                                                                           $  13,169,526
                                                                                           -------------
                                                                                           -------------

    The bank overdraft bears interest at 12.4%. This facility is technically repayable on demand and is due to be reviewed in July 1996. The overdraft is secured by the Company's assets, excluding the finance receivables.

                            BLUE STAR GROUP LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7--CREDIT FACILITIES (CONTINUED)
    LONG TERM DEBT

    Long term debt consists of the following:

                                                                                             MARCH 31,
                                                                                               1995
                                                                                           -------------
Draw down facility with a finance company to finance the sale of office equipment and automation products. Facility capped at $6,500,000. Interest is payable at a rate of
  12% and capital is repaid in accordance with the lease contract. The facility is
  secured by the Company's lease receivables.............................................  $   3,070,488
Finance leases payable over the term of the contracts ranging from 1-5 years at an
  interest rate of 12.5%.................................................................        466,441
Other loans partly secured over certain group properties at an average interest rate of
  11.5%..................................................................................      1,148,279
Less: Current maturities.................................................................     (1,694,023)
                                                                                           -------------
                                                                                           $   2,991,185
                                                                                           -------------
                                                                                           -------------

Future annual maturities of long-term debt at March 31, 1995 are as follows:

1996.............................................  1,694,023
1997.............................................  1,715,821
1998.............................................  1,170,045
1999.............................................    105,319
                                                   ---------
                                                   4,685,208
                                                   ---------
                                                   ---------

    The bank borrowings have restricted covenants attached which necessitate a minimum interest cover of 2.5 and maximum gearing levels.

    SHAREHOLDER ADVANCES

    Advances from shareholders of $10,327,419 are due on demand by the shareholders but are subordinated to the amounts owed to the Bank and cannot be called until the Bank has been repaid. These advances do not accrue an interest charge.

                            BLUE STAR GROUP LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8--LEASE OBLIGATIONS

    The Company leases certain vehicle and office, store and warehouse space under various non-cancellable lease arrangements which have been accounted for as capital or operating leases, as appropriate. Future minimum, lease payments required under long-term leases in effect at March 31, 1995 are as follows:

                                                        CAPITAL
                                                        (NET OF
                                                        IMPUTED
                                                       INTEREST       OPERATING       TOTAL
                                                    ---------------  ------------  ------------
1996..............................................    $   103,772    $    872,561  $    976,333
1997..............................................        128,675         747,331       876,006
1998..............................................        128,675         747,331       876,006
1999..............................................        105,319         510,693       616,012
2000..............................................        --              272,321       272,321
                                                    ---------------  ------------  ------------
                                                          466,441    $  3,150,237  $  3,616,678
                                                                     ------------  ------------
                                                                     ------------  ------------
Less current portion..............................       (103,772)
                                                    ---------------
Long-term capitalized lease obligations...........    $   362,669
                                                    ---------------
                                                    ---------------

    Assets under capital lease with a cost of $405,219 and net book value of $367,160 at March 31, 1995, are included in property and equipment in the accompanying balance sheet. Amortization of the related lease obligations is included within depreciation expense.

    Rental expense for operating leases was $592,288 for the year ended March 31, 1995.

NOTE 9--INCOME TAXES

    The income tax provision consisted of the following:

                                                                                   FISCAL YEAR
                                                                                      ENDED
                                                                                    MARCH 31,
                                                                                      1995
                                                                                   -----------
Current expense..................................................................  $   656,361
Deferred (benefit)...............................................................     (166,616)
                                                                                   -----------
                                                                                   $   489,745
                                                                                   -----------
                                                                                   -----------

    The effective tax rate differs from the statutory tax rate as follows:

                                                                                     FISCAL YEAR
                                                                                        ENDED
                                                                                      MARCH 31,
                                                                                        1995
                                                                                    -------------
Statutory tax rate................................................................        33.0%
Minority interest.................................................................        (1.0)
Other--net........................................................................        (4.3)
                                                                                           ---
                                                                                          27.7%
                                                                                           ---
                                                                                           ---

    Deferred income taxes of $166,616 as of March 31, 1995 relate to differences in the amounts of depreciation recognized for income tax, as opposed to financial reporting, purposes.

NOTE 10--COMMITMENTS AND CONTINGENCIES

    There are no contingent liabilities outstanding at March 31, 1995.

                            BLUE STAR GROUP LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    On March 31, 1995 a deposit had been paid on the purchase of a business from Keycom Central Limited. The total purchase price had been agreed as $123,523. There are no other commitments at March 31, 1995.

NOTE 11--FINANCIAL INSTRUMENTS

    The Company is party to a number of financial instruments in the ordinary course of business including lease and trade payables, lease and trade receivables, bank overdrafts and investments. The group is not party to any contracts with off balance sheet exposure. Financial instruments which potentially subject the company to concenrations of credit risk consist of cash and receivables.

    LEASE RECEIVABLES

    The Company has entered into lease arrangements with customers comprising principal and interest receivables. The Company has a credit policy through which credit risk is managed. Under this policy management have assessed the collectability of debtors and this is represented by a due allowance for doubtful accounts. The maximum exposure of credit risk on receivables due from customers is equal to the principal and unearned interest outstanding.

    TRADE RECEIVABLES

    The maximum credit risk is the book value of these financial instruments.

Total lease receivables......................    5,156,855
Total trade receivables......................    8,266,585
                                               -----------
Total credit risk............................   13,423,440
                                               -----------
                                               -----------

    Concentrations of credit risk with respect to trade and other receivables are limited due to the relatively low value owed by any single customer.

NOTE 12--SUBSEQUENT EVENT

    On December 11, 1995 the US Office Products Company ("US Office Products") entered into an agreement with Blue Star Group Limited pursuant to which US Office Products will acquire a 51% interest in Blue Star Group Limited.

                          Report of Independent Accountants


To the Board of Directors
  and Shareholders of
  Raleigh Office Supply Company, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Raleigh Office Supply Company, Inc. at August 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 12 to the financial statements, on March 6, 1996 the Company's shareholders entered into a letter of intent to sell all of its issued and outstanding shares of common stock to U.S. Office Products Company.

Price Waterhouse LLP
Minneapolis, Minnesota
March 8, 1996

                   Raleigh Office Supply Company, Inc.
                                 Balance Sheet


                                                                                               August 31,       February 28,
                                                                                                    1995            1996
                                                                                                   ------           -----
                                                                                                                 (Unaudited)
Assets
Current assets:
    Cash, including interest-bearing deposits                                                  $1,906,070      $   800,478
    Accounts receivable -- trade                                                                3,341,272        3,610,594
    Accrued interest receivable                                                                    17,057            --
    Current portion notes receivable -- related parties                                            35,920            --
    Inventories                                                                                 2,182,999        2,768,672
                                                                                                ---------        ---------
              Total current assets                                                              7,483,318        7,179,744

Property and equipment, net                                                                       835,715          792,079
Notes receivable -- related parties                                                                74,080          128,265
Excise tax deposit                                                                                 84,150           84,150
Other assets                                                                                      185,623           10,885
                                                                                               ----------        ---------
              Total assets                                                                     $8,662,886       $8,195,123
                                                                                              -----------       ----------

Liabilities and Shareholders' Equity
Current liabilities:
    Accounts payable                                                                          $ 628,228         $  551,369
    Accrued profit-sharing contribution                                                         165,000               --
    Deposit from customers                                                                       53,893               --
    Accrued liabilities:
         Salaries and wages                                                                     321,095            200,891
         Sales tax                                                                               76,055             51,054
         Other liabilities                                                                       35,086              1,703
                                                                                             ----------         ----------
              Total current liabilities                                                       1,279,357            805,017
                                                                                             ----------         ----------

Commitments

Shareholders' equity:
    Class A common stock, par value $10 per share; 1,000 shares
      authorized, and 922 shares issued and outstanding                                           9,220              9,220
    Class B common stock, par value $10 per share; 199,000
      shares authorized, and 9,677 shares issued and outstanding                                 96,770             96,770
    Additional paid-in capital                                                                  269,540            269,540
    Retained earnings                                                                         7,007,999          7,014,576
                                                                                             ----------         ----------
              Total shareholders' equity                                                      7,383,529          7,390,106
                                                                                             ----------         ----------
              Total liabilities and shareholders' equity                                     $8,662,886         $8,195,123
                                                                                             ----------         ----------

The accompanying notes are an integral part of the financial statements.

                       Raleigh Office Supply Company, Inc.
                               Statement of Operations




                                                                       Fiscal Year Ended             Six Months Ended
                                                                          August 31,                    February 28,
                                                                            1995               1995                   1996
                                                                            ----               ----                   ----
                                                                                                  (Unaudited)


Sales                                                                       $28,003,087     $13,739,623        $13,464,204
Cost of sales                                                                21,817,362      10,230,792          9,961,242
                                                                            -----------     -----------        -----------
     Gross profit                                                             6,185,725       3,508,831          3,502,962

Selling, general and administrative expenses                                  5,335,977       3,211,787          2,993,695
                                                                             ----------      ----------         ----------

Operating income                                                                849,748         297,044            509,267

Interest expense                                                                    191            --                  --
Other income, net of other expense                                              (56,659)        (38,296)          (298,828)
                                                                             ----------      ----------        -----------
          Net income                                                         $  906,216      $  335,340        $   808,095
                                                                             ----------      ----------        -----------

          Unaudited pro forma net income (see
            Note 12)                                                         $  543,730      $  201,204        $   484,857
                                                                             ----------     -----------        -----------


                         Raleigh Office Supply Company, Inc.
                          Statement of Shareholders' Equity




                                                                               Additional
                                                          COMMON STOCK           Paid-in        Retained
                                                      CLASS A     CLASS B        CAPITAL        EARNINGS         TOTAL
                                                      -------     -------       ---------      ---------         -----
Balance at August 31, 1994                            $9,220      $96,770      $  269,540      $6,501,783      $6,877,313

     Distribution to shareholders                                                                 (400,000)      (400,000)
     Net income                                                                                    906,216        906,216
                                                      ------      -------      ----------      -----------      ---------

Balance at August 31, 1995                             9,220       96,770         269,540        7,007,999      7,383,529

     Distribution to shareholders                                                                 (801,518)      (801,518)
     Net income (unaudited)                                                                        808,095        808,095
                                                     --------     --------     -----------     -----------      ---------
Balance at February 28,
  1996 (unaudited)                                   $ 9,220      $96,770      $  269,540      $ 7,014,576      $7,390,106
                                                     -------      -------      ----------      -----------      ----------


                       Raleigh Office Supply Company, Inc.
                            Statement of Cash Flows



                                                                 Fiscal Year Ended             Six Months Ended
                                                                    August 31,                    February 28,
                                                                      1995               1995                   1996
                                                                      ----               ----                   ----
                                                                                                  (Unaudited)
Cash flows from operating activities:
     Net income                                                   $  906,216      $  335,340             $   808,095
     Adjustments to reconcile net income to net cash
       provided by operating activities:
          Depreciation                                               232,439         115,558                  105,000
          Gain on sale of investments                                (15,806)        (15,806)                    --
          Loss on disposal of property and equipment                 107,026           --                        --
          (Increase) decrease in assets:
               Accounts receivable - trade                          (226,656)       (660,875)                (216,345)
               Inventories                                           136,413        (171,642)                (585,673)
               Excise tax deposit                                     (6,349)          --                        --
               Other assets                                           (9,769)       (244,056)                 120,553
               Interest receivable                                   (17,057)          --                        --
          Increase (decrease) in liabilities:
               Accounts payable                                     (125,262)         77,741                  (76,859)
               Accrued profit sharing contributions                    1,300         (89,893)                (285,204)
               Deposit from customer                                 (22,788)          --                        --
               Accrued liabilities                                    85,061         (39,484)                (112,277)
                                                                   ----------      ----------              -----------
                    Net cash provided by (used in)
                      operating activities                         1,044,768        (693,117)                (242,710)
                                                                   ---------       ---------               ----------

Cash flows from investing activities:
     Capital expenditures                                           (318,769)        (317,435)                (61,364)
     Proceeds from sale of marketable securities                   1,000,000        1,000,000                     --
     Proceeds from disposal of property and equipment                 13,635             --                       --
     Receipts on notes receivable - officers                          10,000             --                       --
     Advances to related parties                                    (100,000)            --                       --
                                                                   ----------      -----------            ------------
                    Net cash provided by (used in)
                      investing activities                           604,866          682,565                 (61,364)
                                                                   ----------      -----------            ------------

Cash flows from financing activities:
     Principal payments on capital lease obligations                 (25,600)            --                       --
     Dividends paid to stockholders                                 (400,000)        (392,880)               (801,518)
                                                                  -----------      -----------            ------------
                    Net cash used in financing activities           (425,600)        (392,880)               (801,518)
                                                                  -----------      -----------            ------------
                    Net increase (decrease) in cash                1,224,034         (403,432)             (1,105,592)

Cash at beginning of period                                          682,036          682,036                1,906,070
                                                                  ----------       ----------             ------------
Cash at end of period                                             $1,906,070       $  278,604             $    800,478
                                                                  ----------       ----------             -------------
Supplemental information:
     Interest paid                                                $      191       $    --                 $      --
                                                                  ----------       -----------            -----------


                         Raleigh Office Supply Company, Inc.
                            Notes to Financial Statements


Note 1 -- Business Organization

Raleigh Office Supply Company, Inc. (the "Company") is a retailer and distributor of office supplies and office furnishings in North Carolina. The Company's operations are segregated into two divisions, Raleigh Office Supply and Carolina Office Supply.

Note 2 -- Summary of Significant Accounting Principals

USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK -- The Company sells office supplies and office furniture to companies located primarily in the Raleigh-Durham-Chapel Hill area of North Carolina. Financial instruments which potentially subject the Company to credit risk consist primarily of accounts receivable. The Company grants credit to customers in the ordinary course of business. No customer represents a significant concentration of credit risk.

REVENUE RECOGNITION -- Revenues are recognized upon the delivery of office products to customers.

ACCOUNTS RECEIVABLE -- Management has determined that accounts receivable are fully collectible; therefore, no allowance for doubtful accounts has been provided.

INVENTORIES -- Inventories of office supplies and furnishings are stated at the lower of cost or market with cost determined by the first-in, first-out ("FIFO") method and consist primarily of product held for sale.

PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost and are depreciated over their estimated useful lives primarily utilizing accelerated methods.

          CLASSIFICATION OF PROPERTY       ESTIMATED USEFUL LIFE

          Buildings and improvements       7 -- 31.5 years
          Vehicles                              3-5 years
          Furniture and equipment               3-7 years

Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized. Upon disposition of property and equipment, the cost and related accumulated depreciation is removed from the accounts and any resulting gain or loss is reflected in operations for the period.

INCOME TAXES -- The Company is a Subchapter S Corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the stockholders. The Company's Subchapter S Corporation status will terminate on consummation of the Merger discussed in Note 12.

UNAUDITED INTERIM FINANCIAL STATEMENTS -- In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of February 28, 1996 and the results of operations and cash flows for the six months ended February 28, 1996 and 1995, as presented in the accompanying unaudited financial statements.

Note 3 -- Interest Bearing Deposits

Cash includes interest bearing deposits of $1,853,000 at August 31, 1995 with original maturities of three months or less.

Note 4 -- Property and Equipment

Property and equipment consist of the following:


                                                               August 31,
                                                                  1995
                                                                   ----
     Land                                                     $  114,740
     Buildings                                                 1,120,629
     Furniture and fixtures                                      854,576
     Autos and trucks                                            762,791
                                                              ----------

                                                               2,852,736
     Less:  Accumulated depreciation and amortization         (2,017,021)
                                                              ----------

               Net property and equipment                     $  835,715
                                                              ----------


Note 5 -- Notes Receivable and Related Party Transactions

The Company had 7.6% notes receivable from officers totaling $10,000 at August 31, 1995, collateralized by liens on real estate. Final payment on these notes will be in September, 1995. Interest income related to these notes totaled $775 in 1995.

During 1995, the Company loaned $100,000 to Village Book and Stationery, Inc., a company affiliated by common ownership. Subsequent to year-end the Company loaned Village Book and Stationery, Inc. an additional $30,000. The note carries interest at 8.75% and calls for monthly payments of principal and interest of $2,683 beginning in October, 1995 through September, 2000.

Note 6 -- Credit Facilities

At August 31, 1995, the Company maintained an unsecured line of credit with First Citizens Bank, NC allowing for borrowings of up to $500,000. No draws were made on this line during 1995.

Note 7 -- Capital Stock

Class A common shareholders have the exclusive right to vote at all meetings of shareholders. Class B common shareholders have the same rights as Class A common shareholders except that the Class B common shares are non-voting shares, except as provided by statute. Dividends are based on total outstanding shares of Class A and B common stock.

Note 8 -- Lease Obligations

During 1995, the Company renegotiated its lease for retail and storage space at its Durham location. Under the terms of the new one year lease, which was effective in August, 1995, the Company is required to pay a base annual rent of $60,000 for a one-year term ending August, 1996.

Rental expense related to this lease was $103,255 in 1995.

Note 9 -- Profit Sharing Plan

The Company maintains a profit-sharing plan for full-time employees who meet eligibility requirements regarding term of service and age. The annual contribution to the plan is at the discretion of the Board of Directors with a maximum allowable by the Internal Revenue Service of fifteen percent of the salaries of eligible participants. For 1995 the Board elected to make a contribution of $165,000.

Note 10 -- Self-insured Health Plan

The Company maintains a self-insured health insurance plan for substantially all full-time employees. Under the terms of the plan, employee medical expenses over a specified deductible amount are paid by the Company. The Company maintains separate insurance for individual medical expenses in excess of $25,000. For 1995 group insurance costs and unreimbursed medical expenses were $266,206.

Note 11 -- Unaudited Pro Forma Income Tax Information

The following unaudited pro forma tax information is presented as if the Company had been a subchapter C corporation subject to federal and state income taxes throughout the periods presented and had accounted for income taxes in accordance with Statement of Financial Accounting Standard No. 109.


                                                                         Year Ended         Six Months Ended
                                                                         August 31,            February 28,
                                                                             1995          1995            1996
                                                                            -----          ----           -----
     Net income per statement of operations                             $    906,216   $   335,340    $    808,095
     Pro forma income tax provision adjustment                               362,486       134,136         323,238
                                                                        ------------   -----------    -------------
     Pro forma net income                                               $    543,730   $   201,204    $    484,857
                                                                        ------------   ------------   -------------


Note 12 -- Subsequent Events

On March 6, 1996, the Company and its shareholders entered into a letter of intent with U. S. Office Products Company ("U. S. Office Products") pursuant to which the Company's shareholders agreed to merge the Company with U. S. Office Products. Pursuant to the Merger Agreement, all of the outstanding shares of the Company's common stock would be purchased by U. S. Office Products.

                                  [LETTERHEAD]

                             INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of American Loose Leaf/Business Products, Inc.:


We have audited the accompanying consolidated balance sheet of American Loose Leaf/Business Products, Inc. and subsidiary as of September 30, 1995 and the related consolidated statement of income and retained earnings, and consolidated cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Loose Leaf/Business Products, Inc. and subsidiary as of September 30, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

June 26, 1996                    /s/ Swink, Fiehler & Hoffman

                     AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.
                             CONSOLIDATED BALANCE SHEETS
                                    (SEE NOTE 12)

                                                                            JUNE 30,
                                                            SEPTEMBER 30,     1996
ASSETS                                               NOTES      1995       (UNAUDITED)
------                                               -----  -------------  -----------
CURRENT ASSETS:
  Cash and cash equivalents                            1     $   302,722   $   295,563
  Accounts receivable:
    Trade (net of allowance for doubtful
      accounts of $35,000)                            1,5      6,885,862     6,496,699
    Other                                                        156,419
    Income taxes                                      1,7          7,850
  Inventory                                           1,2      3,380,925     3,639,703
  Deferred income tax asset                           1,7        142,000       142,000
  Prepaid expenses                                                72,434       719,686
                                                             -----------   -----------

  Total current assets                                        10,948,212    11,293,651

PROPERTY AND EQUIPMENT-NET                           1,3,6     4,246,293     4,158,981
OTHER ASSETS                                          1,4        570,624       810,781
                                                             -----------   -----------
TOTAL                                                        $15,765,129   $16,263,413
                                                             -----------   -----------
                                                             -----------   -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank line of credit                                  5     $ 1,300,000   $
  Current maturities of long-term debt                 6         357,195     1,103,903
  Accounts payable                                             3,263,750     4,096,751
  Accrued liabilities                                            944,495       831,989
  Income taxes payable                                1,7         26,701
                                                             -----------   -----------

  Total current liabilities                                    5,892,141     6,032,643

DEFERRED INCOME TAX LIABILITY                          1         746,000       711,500
LONG-TERM DEBT                                        6,10       986,275       672,500
                                                             -----------   -----------

  Total liabilities                                            7,624,416     7,416,643
                                                             -----------   -----------

STOCKHOLDERS' EQUITY:
  Common stock, $100 par value, 3,000 shares
    authorized, 1,719 shares issued and outstanding              171,900       171,900
  Paid in capital                                                     40            40
  Retained earnings                                    1       7,968,773     8,674,830
                                                             -----------   -----------

  Total stockholders' equity                                   8,140,713     8,846,770
                                                             -----------   -----------

TOTAL                                                        $15,765,129   $16,263,413
                                                             -----------   -----------
                                                             -----------   -----------


             See accompanying notes to consolidated financial statements.

                     AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.
               CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                    (SEE NOTE 12)

                                                                               NINE MONTHS        NINE MONTHS
                                                             YEAR ENDED           ENDED              ENDED
                                                            SEPTEMBER 30,     JUNE 30, 1995      JUNE 30, 1996
                                                     NOTES      1995           (UNAUDITED)        (UNAUDITED)
                                                     -----  -------------     --------------     --------------
NET SALES                                              1     $49,194,648        $35,544,683        $42,549,403

COST OF SALES                                                 36,421,239         26,339,993         32,098,233
                                                             -----------        -----------        -----------

GROSS PROFIT                                                  12,773,409          9,204,690         10,451,170
                                                             -----------        -----------        -----------

EXPENSES:
  Warehousing and purchasing                                   1,483,459          1,113,643          1,341,097
  Delivery                                                     1,150,921            836,470            998,192
  Selling and customer service                                 5,242,656          3,807,932          3,685,483
  Occupancy                                                      488,301            355,893            442,844
  Office and data processing                                   1,254,259            918,448          1,678,832
  Administrative                                                 812,308            587,204          1,073,351
                                                             -----------        -----------        -----------

  Total                                                       10,431,904          7,619,590          9,219,799
                                                             -----------        -----------        -----------

OPERATING INCOME                                               2,341,505          1,585,100          1,231,371
                                                             -----------        -----------        -----------

OTHER INCOME (EXPENSE):
  Interest income                                                 12,453              9,607              4,300
  Interest expense                                    5,6       (192,242)          (136,590)          (174,544)
  Miscellaneous - net                                             66,925             51,605            108,770
                                                             -----------        -----------        -----------

  Total                                                         (112,864)           (75,378)           (61,474)
                                                             -----------         -----------       -----------

NET INCOME BEFORE INCOME TAXES                                 2,228,641          1,509,722          1,169,897

PROVISION FOR INCOME TAXES                            1,7        881,000            586,000            463,840
                                                             -----------        -----------        -----------

NET INCOME                                                     1,347,641            923,722            706,057

RETAINED EARNINGS,
  BEGINNING OF PERIOD                                  1       6,621,132          6,621,132          7,968,773
                                                             -----------        -----------        -----------

RETAINED EARNINGS,
  END OF PERIOD                                              $ 7,968,773        $ 7,544,854        $ 8,674,830
                                                             -----------        -----------        -----------
                                                             -----------        -----------        -----------


             See accompanying notes to consolidated financial statements.

                  AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (SEE NOTE 12)



                                                                     NINE MONTHS        NINE MONTHS
                                                 YEAR ENDED              ENDED              ENDED
                                                SEPTEMBER 30,        JUNE 30, 1995      JUNE 30, 1996
                                                    1995              (UNAUDITED)        (UNAUDITED)
                                                -------------        --------------     --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                     $ 1,347,641           $   923,722         $ 706,057
                                                 -----------           -----------         ---------
    Adjustments to reconcile net income to
      net cash provided by operations:
        Depreciation and amortization                363,230               243,109           273,200
             Gain on sale of assets                   (1,055)                                (11,309)
        Deferred income tax provision                 33,000                                    --
        Decrease (increase) in current assets:
          Accounts receivable                       (574,082)               45,580           389,163
          Inventory                                 (430,083)           (1,092,366)         (258,778)
          Prepaid expenses                            21,379               (92,900)         (452,048)
        Increase (decrease) in current liabilities:
          Accounts payable and accrued liabilities   940,865               163,479           693,794
          Income taxes payable                       (19,207)                --                --
                                                 -----------           -----------         ---------
    Total adjustments                                334,047             (733,098)           634,022
                                                 -----------           -----------         ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES          1,681,688               190,624         1,340,079
                                                 -----------           -----------         ---------

CASH FLOWS FROM INVESTMENT ACTIVITIES:
    Business acquisitions                         (2,231,547)           (1,367,557)         (275,000)
    Proceeds from sale of assets                       1,055                                 100,438
    Property additions                              (295,827)             (204,477)         (305,609)
    (Increase) decreaes in other assets                5,568
                                                 -----------           -----------         ---------

NET CASH USED BY INVESTING ACTIVITIES             (2,520,751)           (1,572,034)         (480,171)
                                                 -----------           -----------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Bank line of credit borrowings - net           1,100,000             1,316,643          (553,292)
    Payments of long-term debt                      (210,000)             (157,500)         (313,775)
                                                 -----------           -----------         ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES            890,000             1,159,143          (867,067)
                   (USED)                        -----------           -----------         ---------


NET INCREASE IN CASH                                  50,937              (222,267)           (7,159)
            (DECREASE)

CASH, BEGINNING OF PERIOD                            251,785               251,785           302,722
                                                 -----------           -----------         ---------

CASH, END OF PERIOD                              $   302,722           $    29,518         $ 295,563
                                                 -----------           -----------         ---------
                                                 -----------           -----------         ---------


         See accompanying notes to consolidated financial statements.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the period for:


                                                                    NINE MONTHS          NINE MONTHS
                                                 YEAR ENDED            ENDED                ENDED
                                                SEPTEMBER 30,      JUNE 30, 1995         JUNE 30, 1996
                                                    1995            (UNAUDITED)           (UNAUDITED)
                                                -------------      --------------       --------------

     Interest                                    $   187,149         $   123,562           $ 191,734
                                                 -----------         -----------           ---------
                                                 -----------         -----------           ---------


     Income taxes                                $   875,057         $   555,529           $ 791,791
                                                 -----------         -----------           ---------
                                                 -----------         -----------           ---------

SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS:

    The Company obtained seller financing for business acquisitions in 1995 and 1996 in the approximate amounts of $300,000 and $100,000, respectively.



         See accompanying notes to consolidated financial statements.

                     AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED SEPTEMBER 30, 1995



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    American Loose Leaf/Business Products, Inc. (the "Company") is a manufacturer of loose leaf binders, data binders and presentation folders, and a distributor of office supply products and furniture primarily for business use. The Company sells its products to customers on credit throughout the United States with a majority of its customers located in Missouri and Illinois.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    CHANGE IN BASIS OF ACCOUNTING

    Prior to 1995, the Company prepared its financial statements using the income tax basis of accounting which is a comprehensive basis of accounting other than generally accepted accounting principles. Beginning in 1995, the Company adopted generally accepted accounting principles for financial reporting purposes. The Company has recorded certain assets and liabilities required by generally accepted accounting principles and has increased retained earnings as of October 1, 1994 by $606,589 for the cumulative effect of the basis of accounting change.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the Company's wholly owned subsidiary, Forty-Fifteen Papin Redevelopment Corporation. Significant intercompany transactions have been eliminated.

    CASH EQUIVALENTS

    For purposes of the statement of cash flow, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    INVENTORY

    Inventory is stated at the lower of LIFO (last-in, first-out) cost or market. The effect of the LIFO method was to decrease net income in 1995 by approximately $162,000.

    PROPERTY

    Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method based on the estimated useful lives of the assets ranging from five to forty years.

    GOODWILL

    Goodwill and other intangibles acquired in purchase transactions are being amortized over 15 years using the straight-line method.

    FINANCING FEES

    Costs incurred in connection with the obtaining of long-term debt have been capitalized and are being amortized on a straight-line basis over the life of the related debt agreement and are included in other assets for financial reporting purposes.

    INCOME TAXES

    Deferred income taxes are determined on the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the unaudited financial statements for the nine months ended June 30, 1996 and 1995 include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company's financial position, results of operations and cash flows. Operating results for the nine months ended June 30, 1996 and 1995 are not necessarily indicative of the results that may be expected for the years ending September 30, 1996 and 1995.

2.  INVENTORY

    Inventory consists of the following at September 30, 1995:

                                                       1995
                                                       ----

         Raw materials and work-in-progress         $  658,942
         Finished goods                              3,253,364
                                                    ----------
           Total                                     3,912,306
         Less LIFO reserve                             531,381
                                                    ----------

         Inventory - net                            $3,380,925
                                                    ----------
                                                    ----------

3.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at September 30, 1995:

                                                       1995
                                                       ----

         Land                                       $  130,207
         Buildings                                   3,242,981
         Machinery and equipment                     1,576,744
         Furniture and fixtures                        254,063
         Computer equipment                            303,250
         Autos and trucks                              284,268
                                                    ----------
           Total                                     5,791,513
         Less accumulated depreciation               1,545,220
                                                    ----------

         Property - net                             $4,246,293
                                                    ----------
                                                    ----------

4.  OTHER ASSETS

    Other assets consist of the following at September 30, 1995:

                                                          1995
                                                          ----

         Goodwill and noncompetition agreements - net   $  201,219
         Cash surrender value of life insurance            141,971
         Financing costs - net                              23,534
         Buying co-op preferred stock                       78,900
         Deposits                                          125,000
                                                        ----------

         Total                                          $  570,624
                                                        ----------
                                                        ----------


5.  BANK LINE OF CREDIT

    The Company has a $3,000,000 operating line of credit with a lending bank that is due December 31, 1995, with interest at the bank's daily federal funds rate plus 190 basis points (8.65% at September 30, 1995). On January 1, 1996, the operating line of credit was renewed for one year and increased to $3,500,000.

    Trade accounts receivable are collateral under the credit agreement. The credit agreement requires the company to comply with certain restrictive covenants including, but not limited to: maintenance of specified financial ratios such as indebtedness to net worth, minimal working capital and a minimum net worth.

6.  LONG-TERM DEBT

    Long-term debt consists of industrial revenue bonds that were issued in December 1985 in the amount of $3,050,000, and refinanced in 1989 and 1994. The bonds are payable in monthly installments of $17,500 plus interest at 7.4%. Maturities of the bonds are as follows: 1996, $210,000; 1997, $210,000; 1998, $210,000; 1999, $212,000; 2000, $198,000.

    The bonds are collateralized by a first deed of trust on various real estate of the Company, and the guarantee of the Company. Additionally, the loan agreements contain restrictive covenants including, but not limited to: maintenance of specified financial ratios such as indebtedness to net worth, additional indebtedness, limitations on capital expenditures and maintenance of a minimum net worth.

    The Company also obtained seller financing in the acquisition of the assets of a business in 1995 in the amount of $303,471. The note is payable $13,450 monthly including interest at 6% through September 1997.

7.  PROVISION FOR INCOME TAXES

    The provision for income taxes consists of the following for the year ended September 30, 1995:

                                                    1995
                                                    ----

              Current                             $848,000
              Deferred:
                   Current                         (44,000)
                   Noncurrent                       77,000
                                                  --------

            Total                                 $881,000
                                                  --------
                                                  --------

    A reconciliation between the federal income tax rate of 34% and the Company's effective tax rate is as follows:

                                                         1995
                                                         ----
                                                 AMOUNT           %
                                                 ------          ---

         Expected income tax                    $757,740         34.0
         State and city income taxes, net
           of federal income tax effect           71,320          3.2
         Non-deductible expenses and other-net    51,940          2.3
                                                --------         -----

         Provision for income taxes             $881,000         39.5
                                                --------         -----
                                                --------         -----


8.  LEASE COMMITMENTS

    The Company is obligated for minimum lease payments under noncancelable operating-type leases for sales offices and delivery vehicles. Rental expense for the year ended September 30, 1995 on the above lease commitments was approximately $151,000. Minimum lease payments for the remainder of the initial lease terms are approximately as follows: 1996, $153,000; 1997, $121,000; 1998, $50,000, 1999, $27,000; 2000, $12,000.

9.  EMPLOYEE BENEFIT PLANS

    The Company has a defined contribution profit sharing plan 401(K) covering substantially all employees in which the Company matches a certain percent contributed by the employee. Total expense relating to the plan for the year ended September 30, 1995 was approximately $71,000.

    The Company offers health care benefits for employees and their families under a program of partial self-insurance. The Company pays covered claims up to $60,000 per individual per year. Stop loss coverage has been obtained for any claims in excess of $60,000 per individual and 125% of the expected aggregate covered claims. A provision of $70,000 has been estimated and accrued for claims incurred but not paid as of September 30, 1995. Net health care cost for the year ended September 30, 1995 was approximately $222,000.

10. BUSINESS ACQUISITIONS

    The Company acquired certain assets of two separate businesses in 1995 that were accounted for as purchase transactions in the aggregate amount of
    approximately $2,535,000.   Seller financing of approximately $300,000 was
    obtained in 1995 for one transaction and has been included in notes payable at September 30, 1995.

11. COMMITMENTS

    The Company is obligated to purchase 597 shares of its common stock from a minority shareholder, upon the shareholder's death, for a predetermined price of $558,800 pursuant to a shareholder agreement dated June 10, 1988.

12. SUBSEQUENT EVENTS

    On January 15, 1996, the Company acquired certain assets of an office products distributor that was accounted for as a purchase transaction in the amount of approximately $523,000.

    On May 31, 1996, the Company signed a letter of intent with respect to a proposed merger of the Company into a wholly-owned subsidiary of U.S. Office Products, Inc., ("USOP"). The merger is subject to the approval of the Board of Directors of both the Company and USOP, the approval of the shareholders of the Company and certain other considerations, including receipt of the opinion of counsel that the merger will qualify as a tax-free reorganization. Management believes the merger will be consummated on or before July 31, 1996.

                             INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders
New Office Plus, Inc.
Green Bay, Wisconsin


    We have audited the accompanying balance sheet of New Office Plus, Inc. as of December 31, 1995, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Office Plus, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                       SHINNERS, HUCOVSKI AND COMPANY, S.C.




July 3, 1996

                                NEW OFFICE PLUS, INC.

                                    BALANCE SHEETS
                         December 31, 1995 and March 31, 1996

                                                                                                           (unaudited)
                                                                                          December 31,      March 31,
               ASSETS                                                                         1995             1996
                                                                                          ------------     -----------
CURRENT ASSETS
    Cash                                                                                  $     64,889     $    65,280
    Receivables:
        Trade, less allowance for
            uncollectible accounts of
            $5,000                                                                           1,305,076       1,445,409
        Rebates                                                                                147,800         138,661
    Inventories (note 2)                                                                       905,985         946,720
    Prepaid expenses                                                                                -           11,397
    Notes receivable - stockholders                                                             18,200          18,200
                                                                                          ------------     -----------
            Total current assets                                                             2,441,950       2,625,667


OTHER ASSETS
    Cash value of life insurance                                                                60,259          60,259
    Investment (note 3)                                                                         17,200          17,200
                                                                                          ------------     -----------
                                                                                                77,459          77,459


PROPERTY AND EQUIPMENT
    Office furniture and equipment                                                             334,496         334,496
    Vehicles                                                                                   442,407         442,407
    Leased machines                                                                             89,974          89,974
    Computer equipment                                                                         268,852         269,014
    Leasehold improvements                                                                      93,428          93,428
                                                                                          ------------     -----------
                                                                                             1,229,157       1,229,319
    Less accumulated depreciation                                                              813,639         848,040
                                                                                          ------------     -----------
                                                                                               415,518         381,279
                                                                                          ------------     -----------
                                                                                          $  2,934,927     $ 3,084,405
                                                                                          ============     ===========


See Notes to Financial Statements.

                                                                                                           (unaudited)
                                                                                          December 31,      March 31,
    LIABILITIES AND STOCKHOLDERS' EQUITY                                                      1995             1996
                                                                                          ------------     -----------
CURRENT LIABILITIES
    Note payable - line of credit (note 4)                                                $     52,000     $   312,000
    Current maturities of long-term debt
        (note 5)                                                                                83,000          50,000
    Accounts payable                                                                           514,265         547,182
    Accrued expenses:
        Sales tax                                                                               44,509          44,401
        Real estate taxes                                                                       31,935           9,006
        Payroll and payroll taxes                                                              111,784          80,826
        Interest                                                                                 1,317           1,317
        Vacation                                                                                55,000          55,000
    Deferred revenue on service contracts                                                      250,000         250,000
                                                                                          ------------     -----------
             Total current liabilities                                                       1,143,810       1,349,732


LONG-TERM DEBT, less current maturities
    (note 5)                                                                                   180,314         209,307


COMMITMENT


STOCKHOLDERS' EQUITY
    Common stock, par value $100 per share;
        authorized 750 shares; issued and
        outstanding 500 shares                                                                  50,000          50,000
    Retained earnings                                                                        1,560,803       1,475,366
                                                                                          ------------     -----------
                                                                                             1,610,803       1,525,366
                                                                                          ------------     -----------
                                                                                          $  2,934,927     $ 3,084,405
                                                                                          ============     ===========

                                NEW OFFICE PLUS, INC.

                                 STATEMENTS OF INCOME
                           Year Ended December 31, 1995 and
                      Three Months Ended March 31, 1996 and 1995




                                                                       (unaudited)
                                                                    THREE MONTHS ENDED
                                                 YEAR ENDED             MARCH 31,
                                                 DECEMBER 31,       ------------------
                                                     1995           1996         1995
                                                 ------------       ----         ----

Sales                                            $13,187,410     $3,595,727   $3,282,187

Cost of sales                                      8,738,412      2,389,586    2,159,703
                                                 -----------     ----------   ----------

     Gross profit                                  4,448,998      1,206,141    1,122,484

Operating expenses                                 4,051,438      1,081,560      997,472
                                                 -----------     ----------   ----------

     Operating income                                397,560        124,581      125,012

Other income (expense):

   Miscellaneous income                               15,264             64        1,192
   Interest income                                     7,754          1,420        2,882
   Interest expense                                  (56,704)        (8,257)     (15,057)
                                                 -----------     ----------   ----------
                                                     (33,686)        (6,773)     (10,983)
                                                 -----------     ----------   ----------

     Net income                                  $   363,874     $  117,808   $  114,029
                                                 -----------     ----------   ----------
                                                 -----------     ----------   ----------

     Pro forma net income
      (note 10)                                  $   222,874     $   71,800   $   70,000
                                                 -----------     ----------   ----------
                                                 -----------     ----------   ----------


See Notes to Financial Statements.

                                NEW OFFICE PLUS, INC.

                           STATEMENTS OF RETAINED EARNINGS
                           Year Ended December 31, 1995 and
                          Three Months Ended March 31, 1996


                                                        RETAINED
                                                        EARNINGS
                                                        --------

Balance, January 1, 1995                               $1,291,649

Net income                                                363,874

Distributions to stockholders                             (94,720)
                                                        ----------

Balance, December 31, 1995                               1,560,803

Net income (unaudited)                                     117,808

Distributions to stockholders
  (unaudited)                                             (203,245)
                                                        ----------

Balance, March 31, 1996
  (unaudited)                                           $1,475,366
                                                        ----------
                                                        ----------


See Notes to Financial Statements.

                                NEW OFFICE PLUS, INC.

                               STATEMENTS OF CASH FLOWS
                           Year Ended December 31, 1995 and
                      Three Months Ended March 31, 1996 and 1995



                                                                      (unaudited)
                                                                  THREE MONTHS ENDED
                                                 YEAR ENDED             MARCH 31,
                                                DECEMBER 31,      ------------------
                                                    1995          1996          1995
                                                ------------      ----          ----

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                      $ 363,874      $ 117,808    $ 114,029
 Adjustments to reconcile net income
   to net cash provided by (used in)
   operating activities:
   Depreciation                                    183,524         34,401       47,360
   Gain on sale of equipment                        (2,828)            --           --
   Changes in operating assets and
     liabilities:
     Trade receivables                            (135,142)      (140,333)    (141,938)
     Rebates receivable                            (23,500)         9,139            --
     Inventories                                   (62,391)       (40,735)    (205,598)
     Prepaid expenses                                   --        (11,397)     (16,812)
     Accounts payable                              211,104         32,917       93,473
     Accrued expenses                               16,062        (53,995)     (63,948)
     Deferred revenue on service
       contracts                                    15,000             --           --
                                                 ---------       --------      --------

         Net cash provided by (used in)
           operating activities                    565,703        (52,195)    (173,434)
                                                 ---------       --------      --------


CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment                           (115,785)          (162)     (52,509)
  Purchase of investment                           (17,200)            --           --
  Increase in cash value of life
    insurance                                       (3,334)            --           --
  Proceeds from sale of equipment                    3,835             --           --
                                                 ---------       --------      --------
           Net cash used in investing
             activities                           (132,484)          (162)     (52,509)
                                                 ---------       --------      --------
                                                 ---------       --------      --------


See Notes to Financial Statements.


                                                                    (unaudited)
                                                                THREE MONTHS ENDED
                                                YEAR ENDED            MARCH 31,
                                               DECEMBER 31,     ------------------
                                                   1995         1996          1995
                                               ------------     ----          ----

CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings (payments) on line
    of credit                                   (248,000)     260,000       300,000
  Principal payments on long-term
    borrowings                                   (89,503)      (4,007)      (12,119)
  Distributions to stockholders                  (94,720)    (203,245)      (34,824)
                                                --------     --------      --------
         Net cash provided by (used in)
           financing activities                 (432,223)      52,748       253,057
                                                --------     --------      --------

         Increase in cash                            996          391        27,114


Cash:
  Beginning                                       63,893       64,889        61,483
                                                --------     --------      --------

  Ending                                        $ 64,889     $ 65,280      $ 88,597
                                                --------     --------      --------
                                                --------     --------      --------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
   Cash payments for interest                   $ 56,516     $  8,257       $ 15,057
                                                --------     --------       --------
                                                --------     --------       --------


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
 ACTIVITY
   Purchase of equipment through
     long-term debt                             $ 33,981     $     --       $    --
                                                --------     --------      --------
                                                --------     --------      --------


                                NEW OFFICE PLUS, INC.

                            NOTES TO FINANCIAL STATEMENTS


Note 1.  Nature of Business and Significant Accounting Policies

         Nature of business:

           The Company's operations are in the retail sales of office supplies, furniture and equipment and in the service and maintenance of office equipment. The Company extends credit to its customers located in northeastern Wisconsin.

         Use of estimates:

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         A summary of the Company's significant accounting policies follows:

           Revenue recognition:

             Revenue from sales of office supplies are recognized upon shipment to customers. Revenues from sales of office furniture are recognized upon delivery to customers. Revenues from service contracts are recognized over the contract period.

           Inventories:

             Inventories are stated at the lower of cost (last-in, first-out method), or market and represent products held for sale.

           Property and equipment:

             Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the following estimated useful lives:

                                                                    YEARS
                                                                   -------

             Office furniture and equipment                          5-8
             Vehicles                                                4-6
             Leased machines                                         3-8
             Computer equipment                                      5-8
             Leasehold improvements                                  7-20

                      NOTES TO FINANCIAL STATEMENTS


Note 1.  Nature of Business and Significant Accounting Policies
         (continued)

           Income taxes:

             The Company has elected to be taxed as an S corporation. Accordingly, income taxes have not been provided for in the financial statements as the stockholders report the Company's earnings on their personal income tax returns.

             The Company anticipates that it will make cash distributions to its stockholders to fund the individual income taxes attributable to the inclusion of Company income on their personal income tax returns.

           Fair value of financial instruments:

             The carrying value of financial instruments, including cash, accounts receivable, accounts payable and notes payable, approximates fair value.

           Unaudited interim financial statements:

             In the opinion of management, the Company has made all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of March 31, 1996 and the results of operations and cash flows for the three months ended March 31, 1996 and 1995, as presented in the accompanying unaudited interim financial statements.


Note 2.  Inventories

         Inventories are summarized as follows:

                                                      DECEMBER 31,
                                                          1995
                                                      ------------
         Inventories (on a FIFO basis):
             Supplies                                   $451,488
             Furniture                                   105,754
             Machines                                    303,818
             Service parts                               133,976
             Other                                         4,804
                                                        --------
                                                         999,840

                      NOTES TO FINANCIAL STATEMENTS

             Less allowance to adjust
               the carrying value of
               inventories to last-in,
               first-out (LIFO) basis                     93,855
                                                        --------
             Inventories at LIFO                        $905,985
                                                        --------
                                                        --------


Note 3.  Investment

         Investment consists of the following:

                                                         DECEMBER 31,
                                                             1995
                                                         ------------

             Independent Stationers, Inc.,
                Class A common stock                          $17,200
                                                             --------
                                                             --------

         The above investment is stated at cost, which is not in excess of market.

         Independent Stationers, Inc. is the Company's major supplier of office supplies. Agreements between the Company and Independent Stationers, Inc. are transacted on terms available to other owners of Independent Stationers, Inc.


Note 4.  Note Payable - Line of Credit

         In accordance with a loan and security agreement with a bank, the Company can borrow, on a demand basis, up to $800,000. Borrowings under this agreement provide for interest at 1/2% over the bank's prime rate, adjusted quarterly, and are secured by substantially all assets of the Company.

         Other information on the line of credit is as follows:

                                                            DECEMBER 31,
                                                                1995
                                                            ------------

             Interest rate                                           9%
             Balance outstanding                               $52,000

                      NOTES TO FINANCIAL STATEMENTS


Note 5.  Long-Term Debt

         Long-term debt consists of the following:

                                                               DECEMBER 31,
                                                                   1995
                                                               ------------

    9 1/2%*, note payable to bank,
      collateralized by specific
      assets of the Company, due
      in monthly installments of
      $1,997 including interest
      through March, 1999                                         $ 72,181
   8 3/4%, note payable to bank,
     collateralized by specific
     assets of the Company, due
     in monthly installments of
     $175 including interest
     through September, 1997                                         3,203
   9 3/4%, note payable to bank,
     collateralized by specific
     assets of the Company, due
     in monthly installments of
     $127 including interest
     through February, 1998                                          2,812
   9 3/4%, note payable to bank,
     collateralized by specific
     assets of the Company, due
     in monthly installments of
     $280 including interest
     through August, 1999                                            9,907
   9%, unsecured note payable to
     a stockholder, due May, 1997                                   20,000
   9%, unsecured note payable to
     a stockholder, due March, 1997                                 21,000
   9%, unsecured note payable
     to an individual, due
     November, 1997                                                 12,000
   2.9% to 9%, notes payable
     to finance companies,
     collateralized by specific
     vehicles, due in various
     monthly installments of $222
     to $643 including interest
     through September, 1999                                       122,211
                                                                  --------
                                                                   263,314
   Less current maturities                                          83,000
                                                                  --------
                                                                  $180,314
                                                                  --------
                                                                  --------

                        NOTES TO FINANCIAL STATEMENTS

         * Interest is subject to adjustment, based on the bank's prime rate plus 1%.

         Long-term debt payable over the next four years is as follows:

            YEAR ENDING
            DECEMBER 31,
            ------------
                1996                                    $ 83,000
                1997                                     110,000
                1998                                      43,000
                1999                                      27,314


Note 6.  Operating Leases

         The Company leases its Green Bay facilities and a warehouse on a month-to-month basis from a partnership consisting of family members of the Company's stockholders and from a stockholder, respectively. The Company is required to pay executory costs such as property taxes, maintenance and insurance.

         The Company leases its Appleton facilities from an employee under a noncancellable agreement which expires January, 1998. The Company's annual minimum lease payments are $40,800 per year through January, 1998. The Company is required to pay utility costs.

         Rent expense associated with the above operating leases for the year ended December 31, 1995 was $142,800.


Note 7.  Profit-Sharing Plan

         The Company has adopted a qualified, contributory, defined contribution profit-sharing plan covering substantially all full-time employees who have completed at least one full year of employment. The Plan allows employees to defer a percentage of their salaries. The Company contributes, on behalf of the participants, an amount equal to 50% of the employee's contribution up to 3% of the employee's gross wage. Additional contributions can be made to the Plan at the discretion of the Board of Directors. The Company's contribution to the Plan was $39,973 for 1995.

                          NOTES TO FINANCIAL STATEMENTS


Note 8.  Subsequent Events

         During 1995, the Company and its stockholders entered into a letter of intent with U.S. Office Products Company ("U.S. Office Products") pursuant to which the Company would merge with U.S. Office Products. The letter of intent calls for the exchange of all of the outstanding shares of the Company's common stock for shares of U.S. Office Products common stock.


Note 9.  Acquisition/Commitment

         On January 3, 1995, the Company purchased certain assets and the rights to certain businesses of Landers Office Products, Inc. of Appleton, Wisconsin. Landers is a retail supplier of office supplies, furniture and machines. The purchase price of $241,208 including $53,280 for inventory, $148,033 for accounts receivable, $38,895 for equipment and $1,000 for intangibles, was paid in cash. In connection with the acquisition, the Company has entered into an agreement whereby the former owner is to receive 10% of the gross profit earned on the acquired accounts. For the year ended December 31, 1995, operating expenses includes $26,694 expensed in connection with this agreement.


Note 10. Unaudited Pro Forma Net Income Tax Information

         The following unaudited pro forma income tax information is presented as if the Company had been a subchapter C corporation subject to federal and state income taxes throughout the period presented. In this presentation, income taxes have been accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes":

                                                   THREE MONTHS ENDED
                               YEAR ENDED                 MARCH 31,
                               DECEMBER 31,        -------------------
                                   1995            1996           1995
                               ------------        ----           ----

         Net income before
          pro forma tax
          adjustments            $363,874        $117,808       $114,029
         Provision for
          income taxes            141,000          46,008         44,029
                                 --------        --------       --------
            Pro forma net
              income             $222,874        $ 71,800       $ 70,000
                                 --------        --------       --------
                                 --------        --------       --------

                        Report of Independent Accountants


July 10, 1996

To the Board of Directors and Shareholders of Carolina Office Equipment Company

In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Carolina Office Equipment Company at March 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 7 to the financial statements, effective May 28, 1996 the Company entered into a definitive agreement to sell all of its issued and outstanding shares of common stock to U.S. Office Products Company.





Price Waterhouse LLP
Minneapolis, Minnesota

                       CAROLINA OFFICE EQUIPMENT COMPANY
                                 BALANCE SHEET

                                                                       March 31,
                                                                          1996
                                                                       ---------
Assets
Current assets:
  Cash                                                                 $503,495
  Trade receivables net of an allowance
   for doubtful accounts of $40,385                                   1,587,059
  Rebates receivable                                                    112,866
  Prepaids                                                                9,386
  Inventories                                                         1,276,230
  Notes receivable                                                      358,720
                                                                     ----------
   Total current assets                                               3,847,756


Property and equipment, net                                             294,183
Other assets                                                             40,600
                                                                     ----------
   Total assets                                                      $4,182,539
                                                                     ----------
Liabilities and Shareholders' Equity
Current liabilities:
  Revolving line of credit                                            $  98,800
  Accounts payable                                                      603,287
  Other accrued expenses                                                318,966
  Notes payable                                                          48,701
  Due to affiliates                                                      20,884
  Taxes payable                                                         187,255
                                                                     ----------
   Total liabilities                                                  1,277,893
                                                                     ----------


Commitments (Note 5)

Shareholders' equity:
  Common stock, $0.01 par value, 10,000,000 shares authorized,
    issued and outstanding                                              100,000
  Paid in capital                                                       172,532
  Treasury stock                                                       (197,823)
  Retained earnings                                                   2,829,937
                                                                     ----------
   Total shareholders' equity                                         2,904,646
                                                                     ----------
   Total liabilities and shareholders' equity                        $4,182,539
                                                                     ----------

                       CAROLINA OFFICE EQUIPMENT COMPANY
                             STATEMENT OF OPERATIONS
                               FOR THE YEAR ENDED

                                                                       March 31,
                                                                        1996
                                                                        ----
Sales                                                               $12,023,096

Cost of sales                                                         8,438,047
                                                                     ----------
  Gross profit                                                        3,585,049

Selling, general and administrative expenses                          2,868,291
                                                                     ----------

Operating income                                                        761,758
Interest expense                                                        (51,047)
Interest income                                                         116,956
                                                                     ----------
Income before income taxes                                              782,667
Income taxes                                                            294,546
                                                                     ----------
Income from continuing operations                                       488,121
                                                                     ----------

Income from discontinued operations (net of taxes of $115,565)          163,140
                                                                     ----------

  Net income                                                           $651,261
                                                                     ----------

                       CAROLINA OFFICE EQUIPMENT COMPANY
                            STATEMENT OF CASH FLOWS
                               FOR THE YEAR ENDED
                                                                      March 31,
                                                                        1996
                                                                        ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                           $651,261
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                                       130,357
    Increase (decrease) in cash resulting from changes:
     Accounts and other receivable                                     (311,399)
     Inventories                                                       (177,083)
     Other current assets                                               (23,355)
     Due from affiliates                                                467,114
     Taxes payable                                                      200,261
     Accounts payable                                                  (345,176)
     Notes receivable                                                   122,872
     Accrued liabilities                                                149,600
                                                                     ----------

Net cash provided by operating activities                               864,452
                                                                     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                  (177,307)
  Intangible purchases                                                  (42,000)
                                                                     ----------

Net cash used for investing activities                                 (219,307)
                                                                     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of stockholder loans                                       (157,855)
  Proceeds from long-term debt                                           81,081
  Payments on long-term debt                                           (140,511)
  Net change in revolving line of credit                                (70,000)
                                                                     ----------

Net cash used for financing activities                                 (287,285)
                                                                     ----------

Cash carved out to Systems                                             (351,471)
                                                                     ----------


NET INCREASE IN CASH                                                      6,389
Beginning of period                                                     497,106
                                                                     ----------

End of period                                                          $503,495
                                                                     ----------

SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest                                               $116,956
                                                                     ----------

Cash paid for taxes                                                    $249,149
                                                                     ----------


NON-CASH TRANSACTIONS:
Dividends amounting to $1,047,720 were paid via the extinguishment of certain intercompany and related party balances. See Note 1 for a discussion of assets and liabilities carved out of the Company.

                       CAROLINA OFFICE EQUIPMENT COMPANY
                       STATEMENT OF SHAREHOLDERS' EQUITY


                                                                    Total Equity
                                                                    ------------

Balance at March 31, 1995                                           $ 4,953,740
  Net income                                                            651,261
  Dividends
     In form of amounts paid via extinguishment of
       intercompany balances                                         (1,047,720)
     In form of spin-off of systems division assets                  (1,652,635)
                                                                     ----------
Balance at March 31, 1996                                            $2,904,646
                                                                     ----------

NOTES TO FINANCIAL STATEMENTS

Note 1 - Business Organization

The accompanying financial statements represent the accounts of Carolina Office Equipment Company, Inc. ("COECO"). COECO is the successor company to Carolina Office Equipment Company of Wilson, Inc., Carolina Office Equipment Company of Greenville, Inc., Your Office By the Sea, Inc. and Carolina Office Equipment Company, Inc. which were merged into one legal entity on March 31, 1996. COECO's activities primarily consist of the sale of office furniture and supplies throughout Eastern North Carolina. Prior to the merger COECO was also engaged in the sale and service of office equipment and machinery. Effective March 31, 1996 these equipment and machinery businesses were carved out into a separate legal entity (COECO Office Systems of Rocky Mount ["Systems"]). The assets obtained by and liabilities assumed by Systems have been excluded from the March 31, 1996 balance sheet. The assets and liabilities carved out were determined using specific identification where possible, and in the alternate were allocated to Systems based on historical relationships between Systems and the remaining COECO units.

In connection with the carve out of Systems assets amounting to approximately $1,860,000 and liabilities of $208,000 have been excluded from COECO's March 31, 1996 balance sheet. Directly identifiable revenues and expenses related to Systems have been reflected in discontinued operations additionally certain other allocatable expenses such as occupation cost, taxes, and other "overhead" cost have been allocated to System's operations based on historical relationships between Systems and the remaining COECO units. These revenues and expenses have been reflected on the income statement as income from discontinued operations.

The net assets of the Systems division were comprised as follows:

  Cash                                                                 $351,471
  Other current assets                                                1,435,260
  Long-term assets                                                       74,065
  Liabilities                                                          (208,161)
                                                                     ----------
  Net assets                                                         $1,652,635
                                                                     ----------

Note 2 - Summary of Significant Accounting Policies

FISCAL YEAR -- The Company's fiscal year ends on March 31.

REVENUE RECOGNITION -- Revenues are recognized upon the delivery of office products to customers.

TRADE RECEIVABLES -- Trade receivables are concentrated with various commercial customers. The Company performs on-going credit evaluations of its customers and believes that trade receivables are well diversified, thereby reducing potential credit risk.

REBATES RECEIVABLE -- Rebates receivable represent group and annual wholesaler rebates earned by the Company as well as certain cooperative advertising claims as of March 31, 1996.

INVENTORIES -- Inventories are stated at the lower of cost or market value with cost determined on the first-in, first-out (FIFO) method and consists primarily of product held for sale.

PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost and are depreciated over estimated useful lives ranging from five to eight years using the accelerated methods. Expenditures which substantially increase asset value or extend useful life are capitalized. Expenditures for maintenance and repairs are charged against income as incurred. When items of property are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts. Any gain or loss is reflected in income.

INTANGIBLE ASSETS -- Intangible assets, comprised entirely of franchise fees paid during the current year, are amortized on a straight line basis over the life of the underlying agreements (15 years). The recoverability of these assets is assessed by management on an ongoing basis.

INCOME TAXES -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between carrying amounts and the tax basis of
existing assets and liabilities.   No tax assets or liabilities have been
established as of March 31, 1996 due to the lack of material differences between the tax bases of the Company's assets and liabilities.

FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying amount of cash, accounts receivables, accounts payable, and notes payable approximates fair value because of the short maturity of those instruments.

USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingencies at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that the estimates used are reasonable.

Note 3 - Property and Equipment

Property and equipment consist of the following:

                                                                      March 31,
                                                                        1996
                                                                     ----------
Leasehold improvements                                               $   95,804
  Furniture, fixtures and equipment                                     328,342
  Autos and trucks                                                      246,812
  Data processing equipment and machinery                                98,252
  Machinery and equipment                                               641,364
                                                                     ----------
                                                                      1,410,574
  Less:  accumulated depreciation and amortization                    1,116,391
                                                                     ----------
  Net property and equipment                                         $  294,183
                                                                     ----------


Note 4 - Credit Facilities

The Company's revolving line of credit with a bank provides for borrowings up to $1,000,000, matures on November 6, 1996, and bears interest at prime. These borrowings are secured by a first lien on the Company's accounts receivable.

Notes payable consists of amounts due a bank, payable in monthly principal and interest instalments of $3,731 payable through June, 1997. Secured by furniture and fixtures used for rental purposes.


Note 5 - Commitments

The Company leases store and warehouse space from its shareholders. All such leases are classified as operating leases. Future annual minimum lease payments required under long-term leases in effect at March 31, 1996 are as follows:

                                                                       Operating
                                                                       ---------

  Fiscal 1997                                                          $232,560
  1998                                                                  223,710
  1999                                                                  155,970
  2000                                                                  104,400
  2001                                                                  104,400
                                                                     ----------
                                                                       $821,040
                                                                     ----------

For the year ended March 31, 1996 rental expense under all operating leases amounted to approximately $260,000.

Note 6 - Employee Benefit Plans

The Company maintains a qualified defined contribution 401(k) savings plan covering substantially all employees. The plan provides for voluntary contributions by plan participants of up to the legal limit of their compensation. The Company makes discretionary matching contributions. For the period ended March 31, 1996, the Company accrued contributions amounting to approximately $40,000.


Note 7 - Subsequent Events

On May 28, 1996, the Company and its shareholders entered into a definitive agreement with U. S. Office Products Company ("U. S. Office Products") pursuant to which all of the outstanding shares of the Company's common stock were purchased by U. S. Office Products for 271,186 shares of common stock.

[LETTERHEAD]

AUDITOR'S REPORT

TO THE SHAREHOLDERS OF WANG NEW ZEALAND LIMITED

We have audited the financial statements as set out in the Current Report on Form 8-K. The financial statements provide information about the past financial performance and financial position of the company and group as at 30 June 1995. This information is stated in accordance with the accounting policies.

DIRECTORS' RESPONSIBILITIES

The directors are responsible for the preparation of financial statements which comply with generally accepted accounting practice and give a true and fair view of the financial position of the company and group as at 30 June 1995 and of the results of their operations and cash flows for the year ended on that date.

AUDITOR'S RESPONSIBILITIES

It is our responsibility to express an independent opinion on the financial statements presented by the directors and report our opinion to you.

BASIS OF OPINION

An audit includes examining on a test basis, evidence relevant to the amounts and disclosures in the financial statements. It also includes assessing:

- the significant estimates and judgements made by the directors in the preparation of the financial statements; and

- whether the accounting policies are appropriate to the company and group circumstances, consistently applied and adequately disclosed.

We conducted our audit in accordance with generally accepted auditing standards in New Zealand. We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatements, whether caused by fraud or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Order than in our capacity as auditor and taxation advisor, we have no relationship with, or interest in, the company.

UNQUALIFIED OPINION

We have obtained all the information and explanations we have required.

In our opinion:

- proper accounting records have been kept by the company as far as appears from our examination of those records; and

- the financial statements as set out in the Current Report on Form 8-K:

  - comply with generally accepted accounting practice; and
  - give a true and fair view of the financial position of the company and group as at 30 June 1995 and the results of their operations and cash flows for the year ended on that date.

Our audit was completed on 28 July 1995 and our unqualified opinion is expressed as at that date.

/s/  ERNST & YOUNG
Auckland

Wang New Zealand Limited and Subsidiaries

Statement of Profit and Loss and Retained Earnings





                                                             GROUP                 PARENT
                                                        1995       1994       1995        1994
For the Year Ended 30 June 1995             Notes       $000       $000       $000        $000

-----------------------------------------------------------------------------------------------
OPERATING REVENUE                                     72,105     53,462     68,496      53,462

-----------------------------------------------------------------------------------------------

PROFIT BEFORE TAX                             (3)      5,320      4,256      4,585       4,256

Tax expense                                   (4)     (1,764)    (1,444)    (1,522)     (1,444)

-----------------------------------------------------------------------------------------------

PROFIT AFTER TAX                                       3,556      2,812      3,063       2,812

Retained earnings brought forward                      6,207      9,141      6,207       9,141

Dividend paid to WLI                          (5)          -     (4,335)         -      (4,335)

Dividends                                     (5)     (1,785)    (1,411)    (1,785)     (1,411)

-----------------------------------------------------------------------------------------------

RETAINED EARNINGS CARRIED FORWARD                      7,978      6,207      7,485       6,207

-----------------------------------------------------------------------------------------------





The accompanying notes form part of these financial statements.

Wang New Zealand Limited and Subsidiaries

Balance Sheet





                                                             GROUP                 PARENT
                                                        1995       1994       1995        1994
As at 30 June 1995                          NOTES       $000       $000       $000        $000

-----------------------------------------------------------------------------------------------

SHAREHOLDERS' FUNDS

Issued and paid-up capital

17,000,000 ordinary shares of $1 each         (6)     17,000     17,000     17,000      17,000

Retained earnings                                      7,978      6,207      7,485       6,207

-----------------------------------------------------------------------------------------------

Total Shareholders' Funds                             24,978     23,207     24,485      23,207

-----------------------------------------------------------------------------------------------

Represented by:

FIXED AND LONG TERM ASSETS

Fixed assets                                  (7)      2,765      2,663      2,738       2,663

Lease receivables                             (8)      1,445      3,254      1,445       3,254

-----------------------------------------------------------------------------------------------

                                                       4,210      5,917      4,183       5,917

-----------------------------------------------------------------------------------------------

INVESTMENT IN SUBSIDIARIES                    (9)          -          -         80          80

FUTURE TAXATION BENEFIT                      (10)      1,437      1,184      1,437       1,184

CURRENT ASSETS

Cash at Bank                                          11,504      8,015     11,116       7,953

Accounts receivable and prepayments          (11)     10,572      8,784     10,339       8,740

Inventories                                  (12)      3,642      5,306      3,636       5,306

Lease receivables                             (8)      2,380      3,371      2,380       3,371

Income tax refund due                                     75          4         74           5

Related party account receivable             (17)          -          -          1           -

-----------------------------------------------------------------------------------------------

                                                      28,173     25,480     27,546      25,375

-----------------------------------------------------------------------------------------------

Total Assets                                          33,820     32,581     33,246      32,556

-----------------------------------------------------------------------------------------------

CURRENT LIABILITIES

Accounts payable and accruals                (13)      7,400      8,015      7,319       7,990

Payable to Directors                                      15         15         15          15

Related party accounts                       (17)        152        443        152         443

Provision for dividend                        (5)      1,275        901      1,275         901

-----------------------------------------------------------------------------------------------

Total Liabilities                                      8,842      9,374      8,761       9,349

-----------------------------------------------------------------------------------------------

Net Assets                                            24,978     23,207     24,485      23,207

-----------------------------------------------------------------------------------------------



For and on behalf of the Board



/s/ Brian Allison             /s/ Timothy EC Saunders


Brian Allison  DIRECTOR       Timothy EC Saunders  DIRECTOR  28  July 1995


The accompanying notes form part of these financial statements.

Statement of Cash Flows




                                                              GROUP                 PARENT
                                                         1995       1994       1995        1994
As at 30 June 1995                           NOTES       $000       $000       $000        $000

------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES

Cash was provided from:

Receipts from customers                                72,546     57,515     69,127      57,515

Interest received                                         493        397        492         394

------------------------------------------------------------------------------------------------

                                                       73,039     57,912     69,619      57,909

------------------------------------------------------------------------------------------------

Cash was applied to:

Suppliers and employees                                64,801     49,256     61,957      49,256

Taxes paid                                              2,088      1,200      1,845       1,200

Interest paid                                               -         38          -          38

------------------------------------------------------------------------------------------------

                                                       66,889     50,494     63,802      50,494

------------------------------------------------------------------------------------------------

Net cash flows from operating activities      (19)      6,150      7,418      5,817       7,415


CASH FLOWS FROM INVESTING ACTIVITIES

Cash was provided from:

Proceeds from sale of fixed assets                        151        144         85         144

Cash was applied to:

Purchases of fixed assets                               1,040      1,388        967       1,388

Purchase of BHN Information Systems
New Zealand Limited net assets                (22)        361          -        361           -
------------------------------------------------------------------------------------------------



Net cash used in investing activities                  (1,250)    (1,244)    (1,243)     (1,244)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash was applied to:

Settlement of bank borrowings                               -      1,300          -       1,300

Dividend - WLI                                 (5)          -      4,335          -       4,335

Dividends                                      (5)      1,411        510      1,411         510

------------------------------------------------------------------------------------------------

Net cash used in financing activities                  (1,411)    (6,145)    (1,411)     (6,145)

Net increase in cash held                               3,489         29      3,163          26

Add:opening cash brought forward                        8,015      7,986      7,953       7,927

------------------------------------------------------------------------------------------------

Cash Balances in the Balance Sheet                     11,504      8,015     11,116       7,953

------------------------------------------------------------------------------------------------




The accompanying notes form part of these financial statements

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 1995

(1) STATEMENT OF ACCOUNTING POLICIES

1.1 REPORTING ENTITY Wang New Zealand Limited is a public company registered under the Companies Act 1955 and listed on the New Zealand Stock Exchange. The group consists of Wang New Zealand Limited and its subsidiaries. Wang New Zealand Limited is an issuer for the purposes of the Financial Reporting Act 1993. The financial statements and group financial statements of Wang New Zealand Limited have been prepared in accordance with the Financial Reporting Act 1993.

1.2 MEASUREMENT BASE The accounting principles recognised as appropriate for the measurement and reporting of earnings and financial position on a historical cost basis are followed by the group.

1.3 SPECIFIC ACCOUNTING POLICIES The following specific accounting policies which significantly affect the measurement of profit and financial position have been applied:

    BASIS OF CONSOLIDATION - PURCHASE METHOD The consolidated financial statements include the holding company and its subsidiaries accounted for using the purchase method. All significant intercompany transactions are eliminated on consolidation. In the parent company's financial statements investments in subsidiaries are stated at the lower of cost and net realisable value.

    FIXED ASSETS Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided over the expected economic lives of the assets as follows:

--------------------------------------------------------------------------------

    Leasehold Improvements             16.7% per annum straight line

    Furniture, fittings and motor
    vehicles                           20.0% per annum straight line

    Service & technical equipment      28.5% per annum diminishing value basis

    Demonstration & rental equipment   28.5% per annum diminishing value basis

    Software                           14.7% per annum straight line.

--------------------------------------------------------------------------------

    INVENTORIES Inventories are valued at the lower of cost (actual or weighted average costs) and net realisable value after making due allowance for obsolescence.

    TRANSLATION OF FOREIGN CURRENCIES Foreign currency transactions throughout the year have been converted into New Zealand currency at the ruling rate of exchange at the date of the transaction.

    At balance date where there are foreign monetary assets and liabilities, these are translated at the closing rate, and exchange variations arising from these translations are included in the Consolidated Statement of Profit and Loss and Retained Earnings as operating items.

    INCOME TAX The income tax expense charged to the Consolidated Statements of Profit and Losses and Retained Earnings includes both the current year expense and the income tax effects of timing differences calculated using the liability method.

    Tax effect accounting is applied on a comprehensive basis to all timing differences. A debit balance in the deferred tax account, arising from timing differences or income tax benefits from income tax losses, is only recognised if there is virtual certainty of realisation.

    LEASE RECEIVABLE REVENUE The actuarial method has been used to allocate interest income over the term of the lease.

    FINANCIAL INSTRUMENTS The group has the following classes of financial instruments:
    --Cash at bank
    --Trade, lease and other accounts receivable and payable
    The financial instruments are valued at their estimated net realisable value. Receivables are shown at cost less a provision for doubtful debts. The book value therefore represents the anticipated net realisable value.

1.4 CHANGES IN ACCOUNTING POLICIES There have been no changes in accounting policies. All policies have been applied on bases consistent with those used in previous years.

(2) PRINCIPAL ACTIVITY

    The group is principally engaged in the business of systems integration, bringing together both hardware and software technologies which meet a customer's specific business process needs and provides the ongoing service and support thereafter.

(3) OPERATING PROFIT

    Operating profit is arrived at:

                                                 GROUP          PARENT
                                            1995      1994   1995    1994
                                            $000      $000   $000    $000
--------------------------------------------------------------------------------
    After charging:
    Audit fees                                56        50     54      50
    Depreciation                             996     1,147    978   1,147
    Director's fees                           80        60     80      60
    Leasing and rental expenses              997     1,348    971   1,348
    After crediting:
    Rental income                          1,113     1,904  1,113   1,904
    Interest received                        571       388    570     385
    Foreign currency gains                    35         *     35       *
    Gain on sale of fixed assets              24       (36)    24     (36)

--------------------------------------------------------------------------------

(4) INCOME TAX

                                                  GROUP         PARENT
                                             1995      1994  1995    1994
                                             $000      $000  $000    $000
--------------------------------------------------------------------------------

    Net profit before income tax expense   5,320     4,256  4,585   4,256
    Add permanent differences                118       151    117     151

--------------------------------------------------------------------------------

    Assessable income                      5,438     4,407  4,702   4,407
    Income tax at 33%                      1,794     1,454  1,552   1,454
    Prior year over provision                (30)      (10)   (30)    (10)

    Tax charge per Profit &
    Loss Account                           1,764     1,444  1,522   1,444

--------------------------------------------------------------------------------

    The tax charge is represented by:

    --Current taxation                     1,511     1,320  1,269   1,320
    --Deferred taxation                      253       124    253     124

--------------------------------------------------------------------------------

                                           1,764     1,444  1,522   1,444

--------------------------------------------------------------------------------

    IMPUTATION CREDIT ACCOUNT

    Balance as at 30 June 1994                                949       -

    Imputation credits attaching to
    dividends paid in the year                               (695)   (251)

    Income tax payments during the year                     1,845   1,200

--------------------------------------------------------------------------------

                                                            2,099     949

--------------------------------------------------------------------------------

    At balance date, the imputation
    credits available to the shareholders
    of the parent company were:

    Through direct shareholding in the
    parent company                                          2,099     949

    Through indirect interests in
    subsidiaries                                              243       -

--------------------------------------------------------------------------------

                                                            2,342     949

--------------------------------------------------------------------------------

(5)  DIVIDENDS

                                                          1995          1994

                                                          $000          $000
-------------------------------------------------------------------------------
Proposed dividends                                       1,275           901

Interim dividend paid during the year                      510         4,845
-------------------------------------------------------------------------------
                                                         1,785         5,746
-------------------------------------------------------------------------------
Dividends paid in 1994 includes $4,335,000 paid to Wang Laboratories Inc (WLI) prior to the company's public flotation.


(6)  SHARE CAPITAL (GROUP & PARENT)

                                                          1995          1994

                                                          $000          $000
-------------------------------------------------------------------------------
AUTHORISED

17,000,000 ordinary shares of $1 each                   17,000        17,000

33,000,000 unclassified shares of $1 each               33,000        33,000
-------------------------------------------------------------------------------
Total Authorised Capital                                50,000        50,000
-------------------------------------------------------------------------------
ISSUED AND PAID UP

Ordinary shares of $1 each

17,000,000 issued and fully paid shares                 17,000        17,000
-------------------------------------------------------------------------------
Total Issued and Paid Up Capital                        17,000        17,000
-------------------------------------------------------------------------------


(7)  FIXED ASSETS (GROUP)

                                        1995                     1994

                                       ACCUM    BOOK             ACCUM    BOOK

                               COST     DEPN   VALUE      COST    DEPN   VALUE

                               $000     $000    $000      $000    $000    $000
-------------------------------------------------------------------------------
Leasehold
improvements                  4,339    4,022     317     4,166   3,814     352

Furniture & fittings            686      634      52       646     628      18

Service, demonstration
& office equipment            6,765    4,774   1,991     6,029   4,248   1,781

Motor vehicles                  707      397     310       910     398     512

Software                        107       12      95         -       -       -
-------------------------------------------------------------------------------
                             12,604    9,839   2,765    11,751   9,088   2,663
-------------------------------------------------------------------------------


(7)  FIXED ASSETS (PARENT)

                                        1995                     1994

                                       ACCUM    BOOK             ACCUM    BOOK

                               COST     DEPN   VALUE      COST    DEPN   VALUE

                               $000     $000    $000      $000    $000    $000
-------------------------------------------------------------------------------
Leasehold
improvements                  4,339    4,022     317     4,166   3,814     352

Furniture & fittings            686      631      52       646     628      18

Service, demonstration
& office equipment            6,728    4,764   1,964     6,029   4,248   1,781

Motor vehicles                  707      397     310       910     398     312

Software                        107       12      95         -       -       -
-------------------------------------------------------------------------------
                             12,567    9,829   2,738    11,751   9,088   2,663
-------------------------------------------------------------------------------


(8)  LEASE RECEIVABLES (GROUP AND PARENT)

                                        1995                       1994

                               DUE WITHIN  DUE AFTER      DUE WITHIN  DUE AFTER

                                12 MONTHS  12 MONTHS       12 MONTHS  12 MONTHS

                                     $000       $000            $000       $000
-------------------------------------------------------------------------------
Minimum lease receivables           2,701      1,649           4,048      3,630

Less unearned income                  321        204             677        376
-------------------------------------------------------------------------------
Net lease receivables               2,380      1,445           3,371      3,254
-------------------------------------------------------------------------------

Generally equipment subject to lease has no material residual value at the end of the lease period.

Interest rates vary from 11% to 20%.


(9)  INVESTMENT IN SUBSIDIARIES (PARENT)

                                                          1995          1994

                                                          $000          $000
-------------------------------------------------------------------------------
Shares in subsidiaries (unlisted)                           80            80
-------------------------------------------------------------------------------

Subsidiaries comprise BGD Limited, previously named Priority Computing Limited, and Wang New Zealand Nominees Limited. Both subsidiaries are 100% owned, and have 30 June balance dates.


(10) FUTURE TAX BENEFIT (GROUP AND PARENT)

                                                          1995          1994

                                                          $000          $000
-------------------------------------------------------------------------------
Balance as at 30 June 1994                               1,184         1,060

Transfer to Statement of Profit and Loss                   253           124
-------------------------------------------------------------------------------
                                                         1,437         1,184
-------------------------------------------------------------------------------

[11]  ACCOUNTS RECEIVABLE AND PREPAYMENTS


                                                      GROUP                      PARENT
                                             1995           1994           1995          1994

    For the year ended 30 June 1995           $000           $000           $000           $000
-------------------------------------------------------------------------------------------------
    Trade accounts receivable               10,316          8,415         10,094          8,415

    Provision for doubtful debts             (340)          (535)          (340)          (535)

    Other receivables                          399            583            388            539
-------------------------------------------------------------------------------------------------
                                            10,375          8,463         10,142          8,419

    Prepayments                                197            321            197            321
--------------------------------------------------------------------------------------------------
                                            10,572          8,784         10,339          8,740
--------------------------------------------------------------------------------------------------

[12] INVENTORIES

    Inventories include the following:

    Hardware                                 1,607          3,037          1,601          3,037

    Service parts                            2,035          2,269          2,035          2,269
--------------------------------------------------------------------------------------------------
                                             3,642          5,306          3,636          5,306
---------------------------------------------------------------------------------------------------

[13] ACCOUNTS PAYABLE AND ACCRUALS

    Trade accounts payable                   3,843          4,214          3,768          4,214

    Reorganization costs                     1,347          1,992          1,347          1,992

    Other accrued expenses                   2,210          1,809          2,204          1,784
----------------------------------------------------------------------------------------------------
                                             7,400          8,015          7,319          7,990
----------------------------------------------------------------------------------------------------

[14] LEASE COMMITMENTS [GROUP AND PARENT]

    The company has the following commitments on non cancellable operating property lease agreements:
                                                                            1995           1994

                                                                            $000           $000
------------------------------------------------------------------------------------------------------
    Within one year after balance date                                     1,779          1,732

    Within one to two years after balance date                             1,705          1,679

    Within two to five years after balance due date                        4,519          2,993

    Thereafter                                                             2,906            371
-------------------------------------------------------------------------------------------------------
                                                                          10,909          6,775
-------------------------------------------------------------------------------------------------------

[15] CAPITAL COMMITMENTS

     There were no capital commitments at 30 June 1995 [1994:NIL]


[16] CONTINGENT LIABILITIES [GROUP AND PARENT]

     As noted in the Offering Memorandum issued on 22 November 1993, related party accounts receivable of N2$46,730,000 due from Wang Laboratories Inc [WLI], the company's former parent, were assigned as part of restructuring the company in anticipation of listing as a public company. A possible contingent tax liability of up to $8,246,000 was identified in relation to that receivable. The company has received advice to the effect that the risk of this liability crystallising is not significant. WLI has provided an indemnity, secured by way of a lien over the shares of the company owned by WLI, should this contingent liability ever crystallise.

[17] RELATED PARTY TRANSACTIONS

     Wang New Zealand is 30% owned by Wang Laboratories Inc [WLI]. In addition, Wang Australia Pty Limited [Wang Australia] and BHN Information Systems New Zealand Limited [BHN] are also related parties, being affiliated companies to WLI. During the year Wang New Zealand purchased computer hardware and related products from WLI and Wang Australia. The company also paid management fees to WLI. and acquired from BHN certain business assets and liabilities.

                                                    GROUP                        PARENT
                                              1995           1994           1995           1995
                                              $000           $000           $000           $000
-----------------------------------------------------------------------------------------------------
    Summary of transactions with the
    above related parties were:

    Purchases                                1,323          3,157          1,323          3,157

    Management fees paid                       380            452            380            452

    Sale of Wang Securities Limited              -             61              -             61

    Purchase of certain BHN assets
    and liabilities                            361              -            361              -

    Outstanding related party balances are:

    Related party accounts receivable                           -              -              -

    Related party trade accounts payable       152            443            152            443

-----------------------------------------------------------------------------------------------------


     Related party balances are payable on normal trading terms.
     There have been no related party debts written off or forgiven during the year.

[18] SEGMENTAL INFORMATION

     Wang New Zealand operates in one industry segment, information technology, entirely in New Zealand.

[19] RECONCILIATION OF NET PROFIT AFTER TAXATION WITH CASH INFLOW FROM OPERATING
     ACTIVITIES



                                                    GROUP                        PARENT
                                              1995           1994           1995           1994
                                              $000           $000           $000           $000
-----------------------------------------------------------------------------------------------------
    Net Profit after tax                     3,556          2,812          3,063           2,82

    Add Non-cash items:

    Depreciation                               996          1,147            978          1,147

    Movement in deferred tax                 (253)          (124)          (253)          (124)

    Gain on sale of fixed assets              (24)             36           (24)             36

    Foreign currency gains                    (35)              -           (35)              -

    Other                                       78             78            114            139

    Movement in working capital:

    Decrease in related party payables       (291)        (2,870)          (291)         (2,70)

    Decrease in accounts payable             (813)          2,259          (869)          2,260

    Increase in tax fund                      (71)            368           (69)            367

    Increase in related party receivables        -            467              1            406

    *Decrease in inventory                   1,714          (363)          1,720           (363)

    *Increase in receivables                (1,633)         (386)         (1,444)          (389)

    Decrease in lease receivables            2,800         4,315           2,800          4,315

    Increase prepaid exercises                 126          (321)            126           (321)

-----------------------------------------------------------------------------------------------------
    Net Cash Flows form Operating
    Activities                               6,150          7,418          5,817          7,415
-------------------------------------------------------------------------------------------------------

     *The movement in working capital for these items reflects the exclusion of the purchase of the business of BHN Information Systems New Zealand Limited as detailed in Note 22.

(20) FINANCIAL INSTRUMENTS

     Credit Risk Financial instruments which potentially subject the group to credit risk principally consist of cash at bank, accounts receivable and lease receivables. The group performs credit evaluations on all customers requiring credit and generally does not require collateral for accounts receivable but takes security over the assets leased from the company by its customers.

     Maximum exposure to credit risk of cash at bank, accounts receivable and lease receivables is as disclosed on the Balance Sheet in the Financial Statements. The above maximum exposures are net of any recognised provision for losses on these financial instruments.

     Concentration of Credit Risk The group is not exposed to any concentration of credit risk with the exception of Cash at Bank.

     Fair Values The fair value of each class of financial instruments as stated in Note 13 is the carrying amount as disclosed in these Financial Statements.

(21) EMPLOYEE SHARE OWNERSHIP PLAN

     On 22 November 1993 the company established an Employee Share Ownership Plan (ESOP), and issued 70,800 ordinary shares of $1.00 each to the trustees of the ESOP at the issue price of $1.27 per share. All employees may participate in the ESOP.

     The ESOP meets the requirements of Section 166 of the Income Tax Act 1976.

     To finance the plan the ESOP borrowed $89,916 from the company. The advance is for a 3 year period, interest free. The repayment terms of the advances are the same as the ESOP offers to the employees who have participated in acquiring shares under the plan. The shares are held in trust for the employees by the Trustee during the period of the loan. The ESOP has no external funding.

     As at balance date the ESOP held 70,800 fully paid ordinary shares of $1.00 in the company (0.41% of the company's issued share capital). Of these 56,200 shares (1994: 69,800) have been allocated to employees. No shares are subject to options.

     The amount owing by the ESOP to the company at balance date was $54,229 (1994: 75,078) included in Other Receivables.

     The Trustees of the ESOP are appointed by the company. A Trustee can be removed from office by the company giving written notice to the Trustee.

     The shares held by the ESOP carry the same voting rights as other issued ordinary shares and such rights are exercised by the Trustee.

(22) INVESTMENT IN BHN (GROUP AND PARENT)

     On the June 1995, the company acquired part of the net assets of BHN Information Systems New Zealand Limited for a cash consideration of $361,000.

     Details of the acquisition are as follows:
                                                                    1995
Net Assets Acquired                                                 $000
------------------------------------------------------------------------
Fixed Assets                                                         228
Accounts Receivable                                                  279
Inventory - Service Parts                                             50
Prepayments                                                            2
------------------------------------------------------------------------
                                                                     559
Deferred Revenue                                                    (198)
-------------------------------------------------------------------------
Fair Value of Net Tangible Assets                                     361
-------------------------------------------------------------------------

(23) SUBSEQUENT EVENTS

     There have been no material subsequent events since 30 June 1995.

                  WANG NEW ZEALAND LIMITED INTERIM REPORT 1996


Wang New Zealand Limited and Subsidiaries
                                          --------------------------------------

CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE


                                        Unaudited      Unaudited        Audited
                                         6 months       6 months      12 months
For the six months ended              to 31.12.95    to 31.12.94     to 30.6.95
31 December 1995                             $000           $000           $000
--------------------------------------------------------------------------------
OPERATING REVENUE                          38,059         33,417         72,105
--------------------------------------------------------------------------------
PROFIT BEFORE TAX                           2,360          2,334          5,320

Tax expense                                  (804)          (794)        (1,764)
--------------------------------------------------------------------------------
PROFIT AFTER TAX                            1,556          1,540          3,556

Earnings per share (annualised)             18.31          18.12          20.92
--------------------------------------------------------------------------------


CONSOLIDATED STATEMENT OF MOVEMENTS IN EQUITY


                                        Unaudited      Unaudited        Audited
                                         6 months       6 months      12 months
                                      to 31.12.95    to 31.12.94     to 30.6.95
As at 31 December 1995                       $000           $000           $000
--------------------------------------------------------------------------------
Equity at start of the period              24,978         23,207         23,207

Profit after tax for the period             1,556          1,540          3,556

Provision for dividend and dividend
paid during the period                       (510)          (510)        (1,785)

Equity at end of the period                26,024         24,237         24,978
--------------------------------------------------------------------------------
Accounting policies in the current six months have been applied on bases consistent with those used in previous periods.

Wang New Zealand Limited and Subsidiaries
                                          --------------------------------------


CONSOLIDATED STATEMENT OF FINANCIAL POSITION


                                        Unaudited      Unaudited        Audited
                                         6 months       6 months      12 months
                                      to 31.12.95    to 31.12.94     to 30.6.95
As at 31 December 1995                       $000           $000           $000
--------------------------------------------------------------------------------
SHAREHOLDERS FUNDS

Issued and paid-up capital

17,000,000 ordinary shares of $1 each      17,000         17,000         17,000

Retained earnings                           9,024          7,237          7,978
--------------------------------------------------------------------------------
Total Shareholders' Funds                  26,024         24,237         24,978
--------------------------------------------------------------------------------
Represented by:

FIXED AND LONG TERM ASSETS

Fixed assets                                2,771          2,669          2,765

Lease receivables                             767          2,770          1,445
--------------------------------------------------------------------------------
                                            3,538          5,439          4,210
--------------------------------------------------------------------------------
FUTURE TAXATION BENEFIT                     1,146          1,177          1,437

CURRENT ASSETS

Cash                                       11,150          6,319         11,504

Accounts receivable and prepayments        13,252         13,477         10,572

Inventories                                 3,913          4,990          3,642

Lease receivables                           1,934          2,713          2,380

Income tax refund due                         328              -             75
--------------------------------------------------------------------------------
                                           30,577         27,499         28,173
--------------------------------------------------------------------------------
Total Assets                               35,261         34,115         33,820
--------------------------------------------------------------------------------
CURRENT LIABILITIES

Accounts payable and accruals               8,638          8,851          7,400

Payable to Directors                            -              -             15

Related party accounts                         89            356            152

Tax Payable                                     -            161              -

Provision for dividend                        510            510          1,275
--------------------------------------------------------------------------------
Total Liabilities                           9,237          9,878          8,842
--------------------------------------------------------------------------------
Net Assets                                 26,024         24,237         24,978
--------------------------------------------------------------------------------

Wang New Zealand Limited and Subsidiaries
                                          --------------------------------------


CONSOLIDATED STATEMENT OF CASH FLOWS


                                        Unaudited      Unaudited        Audited
                                         6 months       6 months      12 months
                                      to 31.12.95    to 31.12.94     to 30.6.95
As at 31 December 1995                       $000           $000           $000
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

Cash was provided from:

Receipts from customers                    35,980         29,677         72,546

Interest received                             547            179            493
--------------------------------------------------------------------------------
                                           36,527         29,856         73,039
--------------------------------------------------------------------------------
Cash was applied to:

Suppliers and employees                    34,187         29,477         64,801

Taxes paid                                    777            633          2,088
--------------------------------------------------------------------------------
                                           34,964         30,110         66,889
--------------------------------------------------------------------------------
Net cash inflows from operating
activities                                  1,563           (254)         6,150

CASH FLOWS FROM INVESTING ACTIVITIES

Cash was provided from:

Proceeds from sale of fixed assets             45             16            151

Cash was applied to:

Purchases of fixed assets                     687            557          1,040

Purchase of BHN Information Systems
New Zealand Limited net assets                  -              -            361
--------------------------------------------------------------------------------
Net cash used in investing activities        (642)          (541)        (1,250)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash was applied to:

Dividend                                    1,275            901          1,411
--------------------------------------------------------------------------------
Net cash used in financing activities      (1,275)          (901)        (1,411)

Net increase / (decrease) in cash held       (354)        (1,696)         3,489

Add:opening cash brought forward           11,504          8,015          8,015
--------------------------------------------------------------------------------
Ending cash carried forward                11,150          6,319         11,504
--------------------------------------------------------------------------------

WANG NEW ZEALAND LIMITED                                      CONSOLIDATED
                                                                UNAUDITED
                                                                6 MONTHS
                                                               TO 31.12.95

                                                                  $000'S

OPERATING PROFIT IS ARRIVED AT AFTER CHARGING

AFTER CHARGING:

Audit Fees                                                             30
Depreciation                                                          608
Director's Fees                                                        40
Leasing and rental expenses                                           606
Foreign currency loss                                                   3

AFTER CREDITING:

Rental income                                                         426
Interest received                                                     526
Gain on sale of fixed assets                                           14

                              FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                 CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE
                                 (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE
                                                  SIX MONTHS ENDED            FOR THE
                                               -----------------------     YEAR ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
Revenue                                         310,584        318,217        603,455
                                               --------       --------       --------
Less:
Operating Expenses (Note 4)                     259,702        267,106        509,773
Depreciation of Fixed Assets                      6,370          5,903         12,021
Audit Fees                                          126            130            254
Rental and Lease Expenses                        17,521         15,155         33,268
Directors' Fees                                     n/a             15             31
Directors' Remuneration                             248            n/a            n/a
Goodwill Amortisation                             1,426          1,472          2,974
                                               --------       --------       --------
Earnings Before Interest and Taxation            25,191         28,436         45,134

Net Interest Expense                              5,749          5,169         11,293
                                               --------       --------       --------
Net Profit Before Taxation                       19,442         23,267         33,841
Provision for Taxation (Note 5)
  Current                                         7,128          8,856         15,380
  Deferred                                       (1,188)          (733)        (1,842)
                                               --------       --------       --------
                                                  5,940          8,123         13,538
                                               --------       --------       --------
 Less Minority Interests                             48             62            115
                                               --------       --------       --------
 Net Profit After Taxation                       13,454         15,082         20,188
                                               --------       --------       --------
                                               --------       --------       --------


                 CONSOLIDATED STATEMENT OF MOVEMENTS IN EQUITY
                                  (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE                 FOR THE
                                                  SIX MONTHS ENDED               YEAR
                                               -----------------------          ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
Equity at Start of Period                       148,100        140,411        140,411
Net Profit After Taxation                        13,454         15,082         20,188
Decrease in Revaluation Reserve                       -              -           (547)
Minority Interest Movement                           40             62             92
Currency Translation Difference                    (330)            84             56
Dividends Paid and Proposed                      (6,050)        (4,840)       (12,100)
                                               --------       --------       --------
Equity at End of Period (Note 6)                155,214        150,799        148,100
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                                 (unaudited)
                              (Amounts in $NZ000)

                                                       AS AT
                                               -----------------------          AS AT
                                               3l/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
ASSETS
CURRENT ASSETS
Cash at Bank and on Deposit                       5,208              -              -
Accounts Receivable                              46,234         48,284         48,783
Inventory                                       127,401        160,542        123,383
Tax Refund Due                                        -              -          1,275
                                               --------       --------       --------
                                                178,843        208,826        173,441

NON CURRENT ASSETS
Fixed Assets                                    105,203        117,191        111,005
Investments                                       2,320          2,591          2,519
Deferred Charges                                    152            428            247
Goodwill                                         51,265         54,139         52,158
                                               --------       --------       --------
                                                158,940        174,349        165,929
                                               --------       --------       --------
Total Assets                                    337,783        383,175        339,370
                                               --------       --------       --------
                                               --------       --------       --------
LIABILITIES
CURRENT LIABILITIES
Bank Overdraft                                        -          5,460         11,176
Creditors                                        88,031         99,769         70,655
Provision for Dividend                            6,050          4,840          7,260
Provision for Taxation                            1,048          5,413              -
Current Portion of Term Liabilities              21,219         21,547         21,134
                                               --------       --------       --------
                                                116,348        137,029        110,225

DEFERRED TAXATION                                (1,811)           120           (627)

TERM LIABILITIES
Loans                                            66,041         94,412         79,882
Finance Lease Liabilities                         1,991            815          1,790
                                               --------       --------       --------
                                                 68,032         95,227         81,672
                                               --------       --------       --------
TOTAL LIABILITIES                               182,569        232,376        191,270

EQUITY                                          155,214        150,799        148,100
                                               --------       --------       --------
TOTAL EQUITY AND LIABILITIES                    337,783        383,175        339,370
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE                 FOR THE
                                                  SIX MONTHS ENDED               YEAR
                                               -----------------------          ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was Provided From:
  Receipts From Customers                       313,708        318,339        600,969
  Interest Received                                 101             28            154
                                               --------       --------       --------
                                                313,809        318,367        601,123

Cash was Disbursed To:
  Payments to Employees and Suppliers           265,948        298,514        553,143
  Interest Paid                                   6,070          4,965         11,091
  Tax Paid                                        4,781          2,315         15,593
                                               --------       --------       --------
                                                276,799        305,794        579,827
                                               --------       --------       --------
Net Cash Flows From Operating Activities         37,010         12,573         21,296

Cash Flows From Investing Activities
Cash was Provided From:
  Disposal of Fixed Assets                        6,158            532          4,149
  Net Effect of Resolution of Angus & Robertson
  Bookworld dispute (Note 3)                      2,891              -              -
  Proceeds from Sale of Business                      -              -          2,466
                                               --------       --------       --------
                                                  9,049            532          6,615

Cash was Applied To:
  Purchase of Fixed Assets                        6,211         12,703         19,627
Payments Made for Acquisition of Business             -            197              -
                                               --------       --------       --------
                                                  6,211         12,900         19,627
                                               --------       --------       --------
Net Cash Flows from Investing Activities          2,838        (12,368)       (l3,012)

Cash Flows From Financing Activities
Cash was Provided From:
Loans Received                                   48,757          9,990         19,254
Finance leases Received                             990            709          2,081
                                               --------       --------       --------
                                                 49,747         10,699         21,335

Cash was Applied To:
loans repaid                                     64,757         10,145         29,855
Finance Leases Repaid                               704          1,149          1,731
Dividends Paid                                    7,260          4,840          9,680
                                               --------       --------       --------
                                                 72,721         16,134         41,266
                                               --------       --------       --------
Net Cash Flows From Financing Activities        (22,974)        (5,435)       (19,931)
                                               --------       --------       --------
Net Cash Received (Disbursed)
During the Period                                16,874         (5,230)       (11,647)
Cash at Beginning of Period                     (11,176)           197            197
Exchange Rate Adjustments                          (490)          (427)           274
                                               --------       --------       --------
Cash at End of Period                             5,208         (5,460)       (11,176)
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
           RECONCILIATION OF CONSOLIDATED NET PROFIT AFTER TAXATION TO
                   NET CASH FLOWS FROM OPERATING ACTIVITIES
                                 (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE                 FOR THE
                                                  SIX MONTHS ENDED               YEAR
                                               -----------------------          ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
NET PROFIT AFTER TAXATION                        13,454         15,082         20,188

NON CASH ITEMS
  Depreciation                                    6,370          5,903         12,021
  Goodwill                                        1,426          1,472          2,974
  Minority Interests                                 48             62            115
                                               --------       --------       --------
                                                  7,844          7,437         15,110

MOVEMENTS IN WORKING CAPITAL

Current Liabilities: Increase/(Decrease)
  Creditors                                      16,187         15,449        (10,146)
  Provision for Taxation                          2,322          5,413           (958)
Current Assets: (Increase)/Decrease
  Accounts Receivable                                 6            123         (1,068)
  Inventory                                      (1,759)       (31,535)          (590)
  Deferred Charges                                   96            120            301
                                               --------       --------       --------
                                                 16,852        (10,430)       (12,461)

OTHER
(Gain)/Loss on Disposal of Fixed Assets              23             89           (443)
  (classed as investing activity)
Increase/(Decrease) in Deferred Tax              (1,163)           395         (1,098)
                                               --------       --------       --------
                                                 (1,140)           484         (1,541)
                                               --------       --------       --------
CASH FLOW FROM OPERATING ACTIVITIES              37,010         12,573         21,296
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                                  (unaudited)
1. GENERAL
These unaudited accounts have been prepared using the same accounting policies as applied in the preparation of the published accounts for the year ended 30 June 1995.

2. SEGMENTAL INFORMATION
The Group operates in two industry sectors, the retailing of books and stationery and the manufacture and printing of paper-based products.

                                                       NEW ZEALAND                    AUSTRALIA                   CONSOLIDATED
                                                         $NZ000                        $NZ000                        $NZ000
                                                   1995           1994           1995           1994           1995           1994
BY GEOGRAPHIC SEGMENTS                             $000           $000           $000           $000           $000           $000

Revenue
Sales Outside the Group                         241,924        234,214         68,660         84,003        310,584        318,217
                                               --------       --------       --------       --------       --------       --------
                                               --------       --------       --------       --------       --------       --------
                                                                             A$60,345       A$69,563

Earnings before Interest, Tax
& Amortisation of Goodwill                       22,738         26,125          3,879          3,783         26,617         29,908
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------
                                                                              A$3,410        A$3,132
Amortisation of Goodwill                                                                                     (1,426)        (1,472)
                                                                                                           --------       --------
Earnings before Interest & Tax                                                                               25,191         28,436
                                                                                                           --------       --------
                                                                                                           --------       --------
Total Assets                                    281,047        310,172         56,736         73,003        337,783        383,175
                                               --------       --------       --------       --------       --------       --------
                                               --------       --------       --------       --------       --------       --------
                                                                             A$49,865       A$60,330

                                                          RETAIL                    MANUFACTURING                  CONSOLIDATED
                                                          $NZ000                        $NZ000                        $NZ000
                                                   1995           1994           1995           1994           1995           1994
BY ACTIVITY SEGMENT                                $000           $000           $000           $000           $000           $000

Revenue
Sales Outside the Group                         261,296        265,954         49,288         52,263        310,584        318,217
                                                                                                           --------       --------
                                                                                                           --------       --------
Sales to Group Companies                              -              -         18,355         18,567
                                               --------       --------       --------       --------
                                                261,296        265,954         67,643         70,830
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

Earnings before Interest, Tax
& Amortisation of Goodwill                       18,680         21,156          7,937          8,752         26,617         29,908
                                               --------       --------       --------       --------
Amortisation of Goodwill                                                                                     (1,426)        (1,472)
                                                                                                           --------       --------
Earnings before Interest & Tax                                                                               25,191         28,436
                                                                                                           --------       --------
                                                                                                           --------       --------
Total Assets                                    258,352        296,481         79,431         86,694        337,783        383,175
                                               --------       --------       --------       --------       --------       --------
                                               --------       --------       --------       --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)


3. ACQUISITION MATTERS OUTSTANDING
With respect to Croxley Collins Olympic, the position is as described in Note 19 of the Annual Report for the year ended 30 June 1995. The matter has been set down for hearing in the High Court in October 1996.

The Angus & Robertson Bookworld dispute is now settled, with the agreement in principle referred to in Notes 19 and 20 of the Annual Report for the year ended 30 June 1995 having been documented and executed.

4. ABNORMAL
Restructuring and relocation costs of NZ$1,022,000 were incurred by GP Print Limited during the six month period ended 31 December 1995 and are included in operating expenses.

5. TAXATION
No taxation expense has been charged for the six month period ended 31 December 1995 against the profit of Angus & Robertson Bookworld Pty Ltd in view of tax credits held. This has reduced the consolidated tax expense by NZ$1,058,000.

6. EQUITY
The Company has on issue 121,000,398 ordinary shares.

7. CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis for fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S GAAP requires that these gains within specified limits be recognised over the term of the related Lease.

4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the exchange translation reserve.

5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

A reconciliation of the key components of the financial statements between New Zealand GAAP and U.S. GAAP are as follows:

                                SHAREHOLDER    FIXED     INVESTMENTS   GOODWILL   DEFERRED     DEFERRED   PROVISION    NET PROFIT
                                EQUITY         ASSETS                             TAX          INCOME     FOR          AFTER TAX
                                                                                                          DIVIDEND

                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000

6 MONTHS ENDED 31 DECEMBER
1995
Reported under NZ GAAP         155,214        105,203        2,320      51,265     (1,811)                 6,050        13,454


1.  Adjustments related to
changes in accounting for
Fixed Assets                   (21,574)       (21,323)        (251)                                                        266

2. Adjustments related to
changes in accounting for
Dividends                        6,050                                                                    (6,050)

3. Adjustment related to
changes in accounting for
sale and leaseback
transactions                      (803)                                                         803                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions             (70)                                     333        403                                  (10)


Restated under U.S GAAP        138,817         83,880        2,069      51,598     (1,408)      803           --        13,751



                                SHAREHOLDER    FIXED     INVESTMENTS   GOODWILL   DEFERRED     DEFERRED   PROVISION    NET PROFIT
                                EQUITY         ASSETS                             TAX          INCOME     FOR          AFTER TAX
                                                                                                          DIVIDEND

                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000

6 MONTHS ENDED 31 DECEMBER
1994
REPORTED UNDER NZ GAAP            150,799      117,191       2,591     54,139     120                      4,840       15,082


1. Adjustments related to
changes in accounting for
Fixed Assets                      (22,808)     (22,557)       (251)                                                       366

2. Adjustments related to
changes in accounting for
Dividends                           4,840                                                                 (4,840)

3. Adjustment related to
changes in accounting for sale
and leaseback transactions           (886)                                                     886                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions                 (50)                                353     403                                     (10)

Restated under U.S GAAP           131,895       94,634       2,340     54,492     523          886         --          15,479


                          INDEPENDENT AUDITORS' REPORT

To the Directors of
Whitcoulls Group Limited
Auckland
New Zealand

We have audited the accompanying consolidated balance sheet of Whitcoulls Group Limited as of 30 June 1995 and 30 June 1994, and the related Profit and Loss Account, and Statement of Cash Flows for the years then ended (all expressed in New Zealand dollars). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in New Zealand and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Group at 30 June 1995 and 30 June 1994, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in New Zealand.

Accounting principles generally accepted in New Zealand vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for each of the two years in the period ended 30 June 1995 and the determination of stockholders' equity and financial position at 30 June 1995 and 30 June 1994 to the extent summarised in Note 22. Additional disclosures required under US GAAP are summarised in Note 22.


DELOITTE TOUCHE TOHMATSU
7 September 1995
Auckland, New Zealand

                                 FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                               PROFIT AND LOSS ACCOUNT
                              FOR THE YEAR ENDED 30 JUNE


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                 NOTE       $000        $000        $000       $000
                                                            ----        ----        ----       ----
REVENUE                                            2     603,455     526,832      12,089     13,959
                                                         -------     -------     -------    -------
LESS:
Operating Expenses                                       509,773     447,265         251        557
Depreciation of Fixed Assets                              12,021       9,321          23         19
Audit Fees                                                   254         230           -         18
Rental and Lease Expenses                                 33,268      25,561           -          -
Directors' Fees                                               31          28          21         19
Goodwill Amortization                                      2,974       2,164           8          -
                                                         -------     -------     -------    -------
EARNINGS BEFORE INTEREST AND TAXATION                     45,134      42,263      11,786     13,346
Net Interest Expense                               2      11,293       6,836        (943)      (288)
                                                         -------     -------     -------    -------
NET PROFIT BEFORE TAXATION                                33,841      35,427      12,729     13,634
Provision for Taxation                             3      13,538      11,291         250       (103)
Minority Interests                                           115          74           -          -
                                                         -------     -------     -------    -------
NET PROFIT AFTER TAXATION                                 20,188      24,062      12,479     13,737
Plus Retained Earnings Brought Forward                    59,401      42,628       9,021      3,754
Transfer from Reserves                            14          65       1,181           -          -
Dividends Paid and Proposed                        4     (12,100)     (8,470)    (12,100)    (8,470)
                                                         -------     -------     -------    -------
Retained Earnings Carried Forward                         67,554      59,401       9,400      9,021
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


See accompanying notes to the financial statements.
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                                    BALANCE SHEET
                                    AS AT 30 JUNE
                                      ($NZ000's)

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                 NOTE       $000        $000        $000       $000
                                                            ----        ----        ----       ----
ASSETS
CURRENT ASSETS
Cash at Bank and on Deposit                        5           -         197           -        578
Accounts Receivable                                6      48,783      48,526          32         90
Inventory                                          7     123,383     129,007           -          -
Income Tax Receivable                                      1,275         317         536        357
                                                         -------     -------     -------    -------
                                                         173,441     178,047         568      1,025
NON CURRENT ASSETS
Fixed Assets                                       8     111,005     111,012          42         51
Amount Due from Subsidiaries                                   -           -     162,833    112,832
Investments                                        9       2,519       2,471      68,365     68,383
Deferred Charges                                  10         247         548         247        440
Goodwill                                                  52,158      55,414         158          -
                                                         -------     -------     -------    -------
                                                         165,929     169,445     231,645    181,706
                                                         -------     -------     -------    -------
TOTAL ASSETS                                             339,370     347,492     232,213    182,731
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
LIABILITIES
CURRENT LIABILITIES
Bank Overdraft                                     5      11,176           -       1,769          -
Accounts Payable                                          70,655      84,320       6,448      6,803
Provision for Dividend                             4       7,260       4,840       7,260      4,840
Current Portion of Term Liabilities           11, 12      21,134      21,754      20,000     20,298
                                                         -------     -------     -------    -------
                                                         110,225     110,914      35,477     31,941
DEFERRED TAXATION LIABILITY/(ASSET)                3        (627)         42          56        103
TERM LIABILITIES
Loans                                             11      79,882      95,007      46,981     59,354
Amounts Due to Subsidiaries                                    -           -      84,504     26,517
Finance Lease Liabilities                         12       1,790       1,118           -          -
                                                         -------     -------     -------    -------
                                                          81,672      96,125     131,485     85,871
                                                         -------     -------     -------    -------
TOTAL LIABILITIES                                        191,270     207,081     167,018    117,915
MINORITY INTERESTS                                           600         508           -          -
SHAREHOLDERS' FUNDS
Issued and Paid Up Capital                        13      12,100      12,100      12,100     12,100
Reserves                                          14      67,846      68,402      43,695     43,695
Retained Earnings                                         67,554      59,401       9,400      9,021
                                                         -------     -------     -------    -------
TOTAL SHAREHOLDERS' FUNDS                                147,500     139,903      65,195     64,816
                                                         -------     -------     -------    -------
TOTAL SHAREHOLDERS' FUNDS AND LIABILITIES                339,370     347,492     232,213    182,731
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


See accompanying notes to the financial statements.
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                               STATEMENT OF CASH FLOWS
                              FOR THE YEAR ENDED 30 JUNE
                                      ($NZ000's)

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                            $000        $000        $000       $000
                                                            ----        ----        ----       ----
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was Provided From:
  Receipts From Customers                                600,969     532,202           -        184
  Interest Received                                          154         337          62        770
                                                         -------     -------      ------    -------
                                                         601,123     532,539          62        954
Cash was Disbursed To:
  Payments to Employees and Suppliers                    553,143     482,319          87        521
  Interest Paid                                           11,091       6,998       7,247      5,299
  Tax Paid                                                15,593      13,151         624        208
                                                         -------     -------      ------    -------
                                                         579,827     502,468       7,958      6,028
                                                         -------     -------      ------    -------
Net Cash Flows From Operating Activities                  21,296      30,071      (7,896)    (5,074)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash was Provided From:
  Disposal of Fixed Assets                                 4,149       2,491           -        645
  Proceeds from Sale of Businesses                         2,466           -           -          -
  Proceeds from Sale of Investment Properties                  -       1,700           -          -
                                                         -------     -------      ------    -------
                                                           6,615       4,191           -        645
Cash was Applied To:
  Purchase of Fixed Assets                                19,627       9,457          10         29
  Payments Made for Acquisition of Business                    -     134,773           -     94,256
                                                         -------     -------      ------    -------
                                                          19,627     144,230          10     94,285
                                                         -------     -------      ------    -------
Net Cash Flows from Investing Activities                 (13,012)   (140,039)        (10)   (93,640)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash was Provided From:
  Loans Received                                          19,254     126,012      14,000     90,359
  Advances from Subsidiaries                                   -           -      62,673     38,814
  Finance Leases Received                                  2,081       1,636           -          -
  Share Capital Paid Up                                        -      44,967           -     44,967
                                                         -------     -------      ------    -------
                                                          21,335     172,615      76,673    174,140
Cash was Applied To:
  Loans Repaid                                            29,855      68,676      26,672     69,286
  Advances to Subsidiaries                                     -           -      34,762          -
  Finance Leases Repaid                                    1,731       1,163           -          -
  Dividends Paid                                           9,680       5,748       9,680      5,748
                                                         -------     -------      ------    -------
                                                          41,266      75,587      71,114     75,034
Net Cash Flows From Financing Activities                 (19,931)     97,028       5,559     99,106
                                                         -------     -------      ------    -------
NET CASH RECEIVED (DISBURSED) DURING
  THE PERIOD                                             (11,647)    (12,940)     (2,347)       392
CASH AT BEGINNING OF PERIOD                                  197      13,137         578        186
Impact of Foreign Exchange                                   274           -           -          -
                                                         -------     -------      ------    -------
Cash at End of Period                                    (11,176)        197      (1,769)       578
                                                         -------     -------      ------    -------
                                                         -------     -------      ------    -------


See accompanying notes to the financial statements.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                   RECONCILIATION OF NET CASH FLOWS FROM OPERATING
                       ACTIVITIES TO NET PROFIT AFTER TAXATION
                                      ($NZ000's)

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                            $000        $000        $000       $000
                                                          ------      ------      ------     ------
NET PROFIT AFTER TAXATION                                 20,188      24,062      12,479     13,737
NON CASH ITEMS
  Depreciation                                            12,021       9,321          23         19
  Goodwill                                                 2,974       2,164           8          -
  Minority Interests                                         115          74           -          -
  Other Non-cash Expenses                                      -           -          14          1
                                                          ------      ------      ------    -------
                                                          15,110      11,559          45         20

MOVEMENTS IN WORKING CAPITAL
Current Liabilities: Increase/(Decrease)
  Accounts Payable                                       (10,146)       (455)       (355)       633
  Amounts Due to Subsidiaries                                  -           -      24,846          -
  Provision for Taxation                                    (958)     (2,327)       (179)      (357)
Current Assets: (Increase)/Decrease
  Accounts Receivable                                     (1,068)      5,560          58        623
  Income Tax Receivable                                        -        (317)          -          -
  Amounts Due from Subsidiaries                                -           -     (44,935)   (19,934)
  Inventory                                                 (590)     (7,675)          -          -
  Deferred Charges                                           301        (376)        192       (268)
                                                          ------      ------      ------    -------
                                                         (12,461)     (5,590)    (20,373)   (19,303)
OTHER
  (Gain)/Loss on Disposal of Assets                         (443)        173           -       (645)
    (classed as investing activity)
  Increase/(Decrease) in Deferred Tax                     (1,098)       (133)        (47)     1,117
                                                         -------      ------      ------    -------
                                                          (1,541)         40         (47)       472
                                                         -------      ------      ------    -------
Net Cash Flows From Operating Activities                  21,296      30,071      (7,896)    (5,074)
                                                         -------      ------      ------    -------
                                                         -------      ------      ------    -------




See accompanying  notes to the financial statements.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                          NOTES TO THE FINANCIAL STATEMENTS

(1)  STATEMENT OF ACCOUNTING POLICIES

These financial statements are presented in accordance with the Companies Act 1955 and have been prepared in accordance with the Financial Reporting Act 1993. The Company's financial statements are for Whitcoulls Group Limited as a separate entity and the consolidated financial statements are for the Whitcoulls Group, which includes all its subsidiaries and associate entities as disclosed in note 17.


GENERAL ACCOUNTING POLICIES

The general accounting policies recognised as appropriate for the measurement and reporting of profit and the financial position on an historical cost basis are followed with the exception that certain land, buildings and plant are recorded at valuation.


PARTICULAR ACCOUNTING POLICIES

CONSOLIDATION

The consolidated financial statements include those of the parent company and its subsidiaries and incorporate the equity share of the earnings and net assets of associated companies. The purchase method of accounting has been used. All significant inter-company transactions are eliminated on consolidation.


INVENTORIES

Inventories are stated at the lower of net realisable value and cost, using either a first-in first-out or weighted average basis.
Work in progress is valued at the cost of materials and labour and includes fixed and variable overheads to the last completed stage of manufacture. Finished manufactured goods are valued at the lower of cost and net realisable value. Cost includes fixed and variable production overheads.


ACCOUNTS RECEIVABLE

Accounts receivable are stated at expected realisable value.


FIXED ASSETS

The cost of purchased fixed assets is the value of the consideration given to acquire the assets and the value of other directly attributable costs which have been incurred in bringing the assets to the location and condition necessary for their intended use.

Land and buildings are revalued annually by independent registered valuers on the basis of net current value. Changes in valuation are transferred directly to the Asset Revaluation Reserve. On the sale of an asset the balance in the Asset Revaluation Reserve pertaining to that asset is transferred to Retained Earnings. Where the sale value differs to the carrying value that difference is recognised through the Profit and Loss Account.

Fixed assets are depreciated on a straight line basis at rates which will write off the cost or valuation of those assets over their estimated useful lives.


--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


The following estimated useful lives have been applied:

Motor Vehicles                                                         5 years
Furniture and Fittings                                           5 to 10 years
Plant and Machinery                                              5 to 15 years
Office and EDP Equipment                                          3 to 5 years
Buildings                                                       30 to 80 years


LEASED ASSETS

Finance leases are capitalised to reflect the term borrowings incurred and the cost of the asset acquired. The finance cost portion of lease payments is expensed and the leased asset is depreciated on a straight line basis over the estimated useful life of the asset.


FOREIGN CURRENCIES

Foreign currency transactions are translated to New Zealand currency at the rate of exchange ruling at the date of those transactions. At balance date foreign monetary assets and liabilities are translated at the closing rate and exchange variations arising from these translations are included in the Profit and Loss Account.


The financial statements of independent foreign operations are translated at the closing rate. The exchange difference arising from the translation of the opening net investment at an exchange rate different from that at which it was previously reported is taken to the foreign currency translation reserve.



GOODWILL

Goodwill represents the excess of purchase consideration over the fair value of net tangible assets acquired at the time of acquisition of a business or a subsidiary. Goodwill is amortised using the straight line method over the period during which benefits are expected to be received. This period has been assessed to be 20 years.


TAXATION

Taxation accounted for in the Profit and Loss Account is the estimated total liability including both current and deferred taxation. In calculating the taxation payable full advantage is taken of all allowable taxation deductions. Deferred taxation is provided on the comprehensive basis using the liability method.


FINANCIAL INSTRUMENTS

The Group has certain financial instruments with off-balance sheet risk for the primary purpose of reducing its exposure to fluctuations in interest rates. While these financial instruments are subject to risk that market rates may change subsequent to acquisition, such changes would generally be offset by opposite effects on the items being hedged.
Interest rate swaps have been entered into to manage interest rate exposure. The differential to be paid or received is accrued as interest rates change and is recognised as a component of interest expense.



CHANGES IN ACCOUNTING POLICIES

There have been no changes in accounting policies.
All policies have been applied on a basis consistent with those used in the previous year.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
(2) PROFIT AND LOSS ACCOUNT                                $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
Included in the Profit and Loss account are:
  Interest Income                                           (154)       (337)     (8,605)    (5,819)
  Interest Expense on Finance Leases                         251         257           -          -
  Interest Expense on Term Loans                          10,994       6,916       7,466      5,427
  Other Interest Expense                                     202           -         196        104
                                                        --------    --------    --------   --------
  Net Interest Expense/(Income)                           11,293       6,836        (943)      (288)
  Sales                                                  603,451     526,575           -          -
  Dividend Income                                              -          58      12,000     13,214
  Share of Associates After Tax Profit                         4         199           -          -
  Gains/(Losses) on Sale of Fixed Assets                    (479)       (173)          -          -
  Gains/(Losses) on Sale of Business                         922           -           -          -


(3) TAXATION

Provision for Taxation
The current taxation charge is calculated as follows:
Net Profit Before Taxation                                33,841      35,427      12,729     13,634
Taxation at 33%                                           11,167      11,691       4,201      4,499
Adjusted for the effect of:
Permanent Differences                                        707        (400)     (3,951)    (4,602)
Timing Differences not Recognised                          1,664           -           -          -
                                                        --------    --------    --------   --------
Net Taxation Charge                                       13,538      11,291         250       (103)
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------
Accounted for as follows;
  Current                                                 15,380      11,424         297       (149)
  Deferred                                                (1,842)       (133)        (47)        46
                                                        --------    --------    --------   --------
                                                          13,538      11,291         250       (103)
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------
Deferred Taxation
Opening Balance (Asset)/Liability                             42         719         103     (1,014)
Charge to P&L                                             (1,842)       (133)        (47)        46
Adjustments:
  Transfers                                                1,173        (544)          -      1,071
                                                        --------    --------    --------   --------
Closing Balance (Asset)/Liability                           (627)         42          56        103
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------




Future income tax benefits of NZ$1,872,000 arising from tax losses and other timing differences in Angus & Robertson Bookworld Pty Limited have not been taken into account in accordance with Australian Accounting Standards Board 1020 and New Zealand Society of Accountants Statement of Standard Accounting Practice
12. The effect on this year's tax charge in the Profit and Loss Account is to increase the charge by NZ$1,664,000.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                           $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
IMPUTATION CREDIT ACCOUNT
Opening Balance                                           16,437       6,155       5,498      2.498
Income Tax Paid/(Refunded)                                15,384      13,151         477        141
Transfers                                                      -           -           -       (141)
Imputation Credits on Dividends Received                      35          26       5,910      5,895
Less: Credits Attributed to Dividends Paid                (4,768)     (2,895)     (4,768)    (2,895)
                                                        --------    --------    --------   --------
                                                          27,088      16,437       7,117      5,498
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------

(4) DIVIDENDS AND BONUS ISSUE
INTERIM DIVIDEND                                           4,840       3,630       4,840      3,630
  Interim dividend of 4 cents per share
  (1994: 3 cents per share)
FINAL DIVIDEND                                             7,260       4,840       7,260      4,840
  A proposed final dividend of 6 cents
  per share (1994: 4 cents per share)
                                                        --------    --------    --------   --------
                                                          12,100       8,470      12,100      8,470
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------


(5) SET-OFF OF ASSETS AND LIABILITIES

The Group has established a legal right of set-off with the Westpac Banking Corporation. Accordingly current accounts have been set-off against the bank overdrafts.

Bank Overdraft Prior to Set-Off                          (18,095)     (2,915)     (1,769)         -
Deposits on Hand                                           6,919       3,112           -        578
                                                        --------    --------    --------   --------

Bank Overdraft after Set-Off                             (11,176)        197      (1,769)       578
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------

(6) ACCOUNTS RECEIVABLE

Accounts Receivable are recorded net of a provision for doubtful debts.

Provision for Doubtful Debts                                 480         355           -          -
                                                        --------    --------    --------   --------



(7) INVENTORY

Finished Goods                                           110,491     118,112           -          -
Work in Progress                                           2,845       2,340           -          -
Raw Materials                                             10,047       8,555           -          -
                                                        --------    --------    --------   --------
                                                         123,383     129,007           -          -
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------


Certain inventories are subject to restrictions of title. ie. Romalpa clauses.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------




                                       CONSOLIDATION                               COMPANY
                              COST         VALUATION  ACCUM       NET     COST      ACCUM        NET
                                                       DEPN      BOOK                DEPN       BOOK
                                                                VALUE                          VALUE
                            $NZ000          $NZ000   $NZ000    $NZ000    $NZ000      $NZ000   $NZ000
(8) FIXED ASSETS
30 JUNE 1995
Motor Vehicles                   697           -        232       465        -          -         -
Capitalised Leased
  Motor Vehicles               4,755           -      1,752     3,003        -          -         -
Plant & Machinery             36,110           -     12,413    23,697        -          -         -
Office Equipment/
  Furniture & Fittings        36,914           -     17,957    18,957      104         62        42
Leasehold Improvements         3,932           -      1,689     2,243        -          -         -
Buildings                          -      28,255          -    28,255        -          -         -
Land                               -      34,385          -    34,385        -          -         -
                              ------      ------     ------   -------    -----      -----     -----
                              82,408      62,640     34,043   111,005      104         62        42
                              ------      ------     ------   -------    -----      -----     -----
                              ------      ------     ------   -------    -----      -----     -----
30 JUNE 1994
Motor Vehicles                   622           -        148       474        -          -         -
Capitalised Leased
  Motor Vehicles               4,053           -      1,277     2,776        -          -         -
Plant & Machinery             32,772           -      8,791    23,981        -          -         -
Office Equipment/
  Furniture & Fittings        32,022           -     14,132    17,890       90         39        51
Leasehold Improvements         2,714           -      1,377     1,337        -          -         -
Buildings                          -      29,237          -    29,237        -          -         -
Land                               -      35,317          -    35,317        -          -         -
                              ------      ------     ------   -------    -----      -----     -----
                              72,183      64,554     25,725   111,012       90         39        51
                              ------      ------     ------   -------    -----      -----     -----
                              ------      ------     ------   -------    -----      -----     -----


Land and buildings are restated to valuation in accordance with valuation reports of registered independent valuers, with the exception of Croxley Stationery Limited's Avondale property which is valued at market value based on an unconditional agreement to sell this property in October 1995.
Valuations were prepared by Jones Lang Wootten Ltd (report dated 30 June 1995), Colliers Jardine New Zealand Limited (report dated 30 June 1995) and Lockwood & Associates Limited (report dated 30 June 1995). The telephone directory press is stated at valuation (recognised as deemed cost) as at 30 June 1991 less depreciation.



--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                          $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
(9) INVESTMENTS
Other Investments                                            116          76           5          5
Investment in Subsidiaries                                     -           -      68,360     68,378
Associate Companies
Shares at Cost                                             1,045       1,045           -          -
Share of
  -- Retained Profits                                        452         506           -          -
  -- Revaluations                                            252         252           -          -
Advances to Associates                                       654         592           -          -
                                                         -------     -------     -------    -------
                                                           2,403       2,395           -          -
                                                         -------     -------     -------    -------
                                                           2,519       2,471      68,365     68,383
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


(10) DEFERRED CHARGES

Deferred charges include costs incurred on raising term loans. Such costs are capitalised and written off over the term of the loans.


(11) LOANS

Loans--Secured                                            99,882     115,305      66,981     79,652
Less: Included in Current Liabilities                     20,000      20,298      20,000     20,298
                                                         -------     -------     -------    -------
                                                          79,882      95,007      46,981     59,354
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
Repayable as follows:
Between 1 and 2 years                                     79,882      20,298      46,981     20,298
Between 2 and 5 years                                          -      74,709           -     39,056
                                                         -------     -------     -------    -------
                                                          79,882      95,007      46,981     59,354
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


The loans are secured by mortgages over all of the properties owned and by debentures over the assets and undertakings of the parent and its subsidiaries.

Interest rates charged during the year ranged from 6.93% to 10.2%.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                          $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
(12) FINANCE LEASE LIABILITIES

The consolidated future lease rental payments under finance leases are:

Not later than 1 year                                      1,388       1,669           -          -
1 - 2 years                                                1,060         816           -          -
2 - 5 years                                                  936         393           -          -
                                                         -------     -------     -------    -------
                                                           3,384       2,878           -          -
Less future interest expense                                 460         304           -          -
                                                         -------     -------     -------    -------
                                                           2,924       2,574           -          -
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
Representing:
  Current Liability                                        1,134       1,456           -          -
  Term Liability                                           1,790       1,118           -          -
                                                         -------     -------     -------    -------
                                                           2,924       2,574           -          -
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

(13) SHARE CAPITAL

Authorised Share Capital
500,000,000 (1994: 500,000,000) Ordinary
  Shares of NZ$0.10 (1994: NZ$0.10) Each                  50,000      50,000      50,000     50,000
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

ISSUED AND FULLY PAID CAPITAL
121,000,398 (1994: 121,000,398) Ordinary
  Shares of NZ$0.10 (1994: NZ$0.10) Each                  12,100      12,100      12,100     12,100
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

(14) RESERVES

SHARE PREMIUM RESERVE
  Opening Balance                                         43,695         240      43,695        240
  Movements                                                    -      43,455           -     43,455
                                                         -------     -------     -------    -------
  Closing Balance                                         43,695      43,695      43,695     43,695
ASSET REVALUATION RESERVE
  Opening Balance                                         24,597      10,653           -          -
  Revaluation                                               (548)     15,125           -          -
  Adjustment for Assets Sold                                 (65)     (1,181)          -          -
                                                         -------     -------     -------    -------
  Closing Balance                                         23,984      24,597           -          -
CURRENCY TRANSLATION RESERVE
  Opening Balance                                            110           -           -          -
  Movements                                                   57         110           -          -
                                                         -------     -------     -------    -------
  Closing Balance                                            167         110           -          -
                                                         -------     -------     -------    -------
TOTAL RESERVES                                            67,846      68,402      43,695     43,695
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                          $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
(15) OPERATING LEASE COMMITMENTS

Commitments under operating leases are due as follows:
  Not later than 1 year                                   31,272      30,878           -          -
  1-2 years                                               28,911      25,378           -          -
  2-5 years                                               44,607      33,125           -          -
  Over 5 years                                            13,701      16,477           -          -
                                                         -------     -------     -------    -------
                                                         118,491     105,858           -          -
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
                                      NEW ZEALAND              AUSTRALIA                CONSOLIDATED
                                         1995          1994      1995         1994         1995          1994
BY GEOGRAPHIC SEGMENTS                 $NZ000        $NZ000    $NZ000       $NZ000       $NZ000        $NZ000
                                      -------       -------   -------       ------      -------       -------
(16)  SEGMENTAL REPORTING
REVENUE
  Sales Outside the Group             472,718       432,403   130,737       94,429      603,455       526,832
                                      -------       -------   -------       ------      -------       -------
                                      -------       -------   -------       ------      -------       -------
EARNINGS BEFORE INTEREST, TAX
AND AMORTISATION OF GOODWILL           48,271        43,973      (163)         454       48,108        44,427
                                      -------       -------   -------       ------
                                      -------       -------   -------       ------
Amortisation of Goodwill                                                                 (2,974)       (2,164)
                                                                                        -------       -------
EARNINGS BEFORE INTEREST AND TAX                                                         45,134        42,263
                                                                                        -------       -------
                                                                                        -------       -------
TOTAL ASSETS                          287,767       285,122    51,603       62,370      339,370       347,492
                                      -------       -------   -------       ------      -------       -------
                                      -------       -------   -------       ------      -------       -------
                                                RETAIL              MANUFACTURING              CONSOLIDATED
                                         1995          1994      1995         1994         1995          1994
BY ACTIVITY SEGMENT                    $NZ000        $NZ000    $NZ000       $NZ000       $NZ000        $NZ000
                                      -------       -------   -------      -------      -------       -------
REVENUE
  Sales Outside the Group             502,208       426,619   101,247      100,213      603,455       526,832
                                                                                        -------       -------
                                                                                        -------       -------
  Sales to Group Companies                  -             -    32,969       24,983
                                      -------       -------   -------      -------
                                      502,208       426,619   134,216      125,196
                                      -------       -------   -------      -------
                                      -------       -------   -------      -------

EARNINGS BEFORE INTEREST, TAX
AND AMORTISATION OF GOODWILL           31,409        30,374    16,699       14,053       48,108        44,427
                                      -------       -------   -------      -------
                                      -------       -------   -------      -------
Amortisation of Goodwill                                                                 (2,974)       (2,164)
                                                                                        -------       -------
EARNINGS BEFORE INTEREST AND TAX                                                         45,134        42,263
                                                                                        -------       -------
                                                                                        -------       -------
TOTAL ASSETS                          258,957       260,860    80,413       86,632      339,370       347,492
                                      -------       -------   -------      -------      -------       -------
                                      -------       -------   -------      -------      -------       -------

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                                      F-150

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


(17) RELATED PARTIES

The ultimate parent company is Rank Commercial Limited. (This company is not consolidated in these Financial Statements.)

Significant subsidiaries consolidated at 30 June 1995 (and 30 June 1994) are:

                                           % OWNED        PRINCIPAL ACTIVITY
Whitcoulls Limited                          100          Book & Stationery Retailing
London Bookshops Limited                    100          Book & Stationery Retailing
Angus & Robertson Bookworld Pty Limited     100          Book & Stationery Retailing
GH Bennett & Company Limited                100          Tertiary & Professional Book Retailing
Croxley Stationery Limited                  100          Stationery Manufacturing & Wholesaling
Armidale Industries Limited                  65          Stationery Manufacturing
OTC Office Supplies Limited                 100          Commercial Stationery Retailing
Whitcoulls Office Products Limited          100          Commercial Stationery Retailing
Hollands Limited                            100          Commercial Stationery Retailing
School Supplies Limited                     100          Scholastic Stationery Retailing
GPO Holdings Limited                        100          Printing & Publishing
WGL Group Limited                           100          Holding Company
Whitcoulls Group Services Limited           100          Management Services

Significant Associate Companies equity accounted at 30 June 1995 are:

University Bookshop (Auckland) Limited      50           Tertiary Book Retailing
University Bookshop (Canterbury) Limited    50           Tertiary Book Retailing
University Book Shop (Otago) Limited        50           Tertiary Book Retailing

Whitcoulls Group Limited has entered into the following related party transactions with its subsidiaries.

                                                      COMPANY
                                                  1995       1994
                                                $NZ000     $NZ000

Interest Charged to Subsidiaries                 8,605      5,819

Management Fees from Subsidiaries                   89          -


The outstanding balances at year end are disclosed in the Balance Sheet, and financing cash flows are disclosed in the Statement of Cash Flows.




--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


(18)  FINANCIAL INSTRUMENTS

CURRENCY AND INTEREST RATE RISK

CURRENCY

Whitcoulls Group Limited has a 100% investment in a subsidiary company located in Australia--Angus & Robertson Bookworld Pty Limited. The purchase price of this investment was fully funded in Australian currency loans.

The Group has exposure to foreign exchange risk as a result of transactions denominated in foreign currencies in the normal course of trading. Where these exposures are considered significant, the Group's policy is to cover the transaction. No significant exposures existed at year end.


INTEREST RATE

The Group has long term borrowings which are used to fund on-going activities. These borrowings have interest rate maturity dates of 90 days. It is Group policy to manage its interest rate exposure in accordance with prudent commercial practice. The Group has entered into interest rate swaps to convert a portion of its interest rate exposure from floating to fixed. The notional principal amounts of interest rate contracts outstanding at balance date were as follows:

                                       CONSOLIDATED             COMPANY
                                     1995        1994        1995     1994
                                   $NZ000      $NZ000      $NZ000   $NZ000
                                    ------        ----      ------     ----
Interest Rate Swaps                 91,000          -       70,000        -



INTEREST RATE REPRICING

The Group has entered into interest rate swap agreements where a portion of the Group's floating rate debt has been effectively converted to fixed. These agreements mature approximately evenly over the period to October 1999. Interest rates range from 8.67% to 9.35%.

CREDIT RISK

In the normal course of business, the Group incurs credit risk from trade debtors and transactions with financial institutions. The Group has a credit policy to manage this exposure to credit risk. Credit risk in respect to debtors is limited due to the large number of customers included in the Group's customer base. The Group does not require collateral from debtors.

FAIR VALUES

As at balance date, the fair value of the interest swap agreements were approximately equal to their carrying value. This value was calculated based on the variance between the floating and fixed rates in effect at balance date.

The Directors are of the opinion that the fair value of the Group's remaining financial assets and liabilities approximate their carrying value.


--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


(19)  ACQUISITION MATTERS OUTSTANDING


CROXLEY COLLINS OLYMPIC

Croxley Collins Olympic was acquired on 29 November 1993.

The purchase price of the business was finalised at NZ$51.5 million which after a payment of NZ$46.0 million left a final balance due of NZ$5.5 million.

Upon taking over the business Whitcoulls Group Limited formed the opinion that certain breaches of the Sale and Purchase Agreement by the vendors had occured and retained the final payment pending resolution of these matters.

The vendor sued for summary judgement. Whitcoulls Group Limited counterclaimed for NZ$11.2 million for breach of contract.

The hearing took place in August 1994 and the High Court dismissed the summary judgement proceedings and found Whitcoulls Group Limited had an arguable case regarding the alleged breach of contract. The vendor appealed this decision to the Court of Appeal but withdrew this appeal prior to the hearing.

Pending resolution of this matter the final balance due to the vendor of NZ$5.5 million has been accrued as a liability in the balance sheet and is included in accounts payable. Legal costs have been expensed as incurred and no provision has been made for any interest liability.

ANGUS & ROBERTSON BOOKWORLD

Angus & Robertson Bookworld was acquired on 29 November 1993. The purchase price was provisionally assessed and paid, subject to the estimated retention of $8.7 million. The final purchase price was to be determined upon the provision by the vendor of an audited statement of net assets. This statement has not been received.

In May 1994 two of the vendors, Bibury Limited (formerly Brash Holdings Limited) and Brashs Pty Limited were placed into Administration.

At the date of issue of the 1994 Annual report, Whitcoulls Group Limited believed that the final purchase price would not exceed the amount paid to that date, with the difference relating primarily to the overvaluation of inventories in the provisional assessment of the purchase price.

Subsequently Whitcoulls Group Limited concluded that the business had been misrepresented and sued for damages.

An agreement in principle has been reached with the Administrator, subject to final legal documentation. No further monies were paid to, or are owing to, the Administrator in respect of this acquisition.

These accounts have been prepared incorporating the terms of the agreement reached.


(20)  CONTINGENT LIABILITIES/ASSETS

There were no contingent liabilities.

Angus and Robertson Bookworld Pty Ltd has been admitted as an unsecured creditor of Bibury Limited (formerly Brash Holdings Limited) (Subject to Deed of Company Arrangement) for A$7.5 million.

No monies will be received in respect of this proof of debt until the other unsecured creditors have received A$38 cents per dollar of admitted proof.


(21)  CAPITAL COMMITMENTS

There were no material capital commitments at year end. (1994:NIL)

--------------------------------------------------------------------------------

(22)  CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
      (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis for fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S GAAP requires that these gains within specified limits be recognised over the term of the related Lease.

4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the exchange translation reserve.

5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

A reconciliation of the key components of the financial statements between New Zealand GAAP and U.S. GAAP are as follows:


                                SHAREHOLDER     FIXED      INVESTMENTS   GOODWILL    DEFERRED    DEFERRED    PROVISION   NET PROFIT
                                EQUITY          ASSETS                               TAX         INCOME      FOR         AFTER TAX
                                                                                                             DIVIDEND
AUDITED INFORMATION
                                $NZ000          $NZ000     $NZ000        $NZ000     $NZ000      $NZ000      $NZ000       $NZ000

YEAR ENDED  30 JUNE 1995
Reported under NZ GAAP            147,500       111,005       2,519       52,158      (627)                   7,260        20,188

1. Adjustments related to
changes in accounting for Fixed
Assets                            (21,837)      (21,586)       (251)                                                          789

2.  Adjustments related to
changes in accounting for
Dividends                           7,260                                                                    (7,260)

3.  Adjustments related to
changes in the accounting for
sale and lease back transactions     (844)                                                       844                           82

4. Adjustment related to using
weighted average exchange rate
rather than year end exchange
rate for earnings of foreign
subsidiary                                                                                                                    332

5. Adjustment for differences
between assigned values and tax
basis on acquisitions                 (60)                                   343       403                                    (20)

Restated under U.S GAAP           132,019        89,419       2,268       52,501      (224)      844          --           21,371

                                Shareholder    Fixed     Investments   Goodwill   Deferred     Deferred   Provision    Net Profit
                                Equity         Assets                             Tax          Income     for          After Tax
                                                                                                          Dividend
AUDITED INFORMATION
                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000


YEAR ENDED  30 JUNE 1994
Reported under NZ GAAP         139,903        111,012    2,471         55,414        42                    4,840         24,062

1. Adjustments related to
changes in accounting for
Fixed Assets                   (23,174)       (22,923)    (251)                                                           1,720

2. Adjustments related to
changes in  accounting for
Dividends                        4,840                                                                    (4,840)

3. Adjustment related to
changes in accounting for
sale and leaseback
transactions                      (927)                                                          927                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions              (40)                                   363       403                                     (20)

Restated under U.S GAAP        120,602         88,089    2,220         55,777       445          927           -         25,803


ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP
YEARS ENDED 30 JUNE 1995 AND 1994

1.    NATURE OF BUSINESS

Whitcoulls Group Ltd operates nine main subsidiary companies.

Summarised below are the activities for each of the main subsidiaries:

Whitcoulls Ltd operates 74 stores throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

London Bookshops Ltd operates 36 stores (nine of which are franchised) throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

Angus & Robertson Bookworld Pty Ltd operates Australia's largest chain of bookshops, comprising 87 company owned and 81 franchised stores. Books are the core of the product range, with some stores also carrying magazines and a limited range of household stationery.

OTC Office Supplies Ltd is the largest commercial stationery retailer in New Zealand, operating four sales and distribution centres in Auckland, Hamilton, Wallington and Christchurch.

Whitcoulls Office Products Ltd is New Zealand's second largest commercial stationer, operating 17 retail and warehouse branches and includes a specialist retailer of computer consumables and related products.

Hollands Ltd is a retailer of stationery and office furniture to the Auckland market.

School Supplies Ltd operates 11 branches throughout New Zealand, supplying schools with a wide range of stationery, art supplies and text books.

Croxley Stationary Ltd is a manufacturer and wholesaler of stationery, including filing products, diaries, scholastic products, pads, envelopes, writing instruments and recycled laser cartridges. It manufactures approximately 70% of its product range at its four factories.

GP Print Ltd (formerly the Government Printing Office). It holds long term contracts to produce all New Zealand's telephone directories and to print and distribute Parliamentary legislation. It is also one of New Zealand's largest commercial printers.

2.    PROFIT AND LOSS STATEMENT

Operating expenses in the Profit and Loss Account comprise;


                                         1995           1994
                                       NZ$000         NZ$000
Cost of Product sold                  392,557        342,401
Selling, General, Administrative
and Other Expenses                    117,216        104,864
                                     -----------------------
Total Operating Expenses             $509,773       $447,265
                                     -----------------------



3.    STATEMENT OF CASH FLOWS

NZ GAAP includes bank overdraft as under the cash caption in the Statement of Cash Flows under US GAAP a bank overdraft is included as financing activities.

Effect on the Cash Flow Statement is to increase cash received from financing activities by NZ$11,176,000 in the 1995 year. There is no effect to respect of the 1994 or 1993 years.

The restated cash flow in summary form is as follows:

                                                            1995         1994
                                                          NZ$000       NZ$000
Net Cash flows from Operating Activities                  21,296       30,071

Cash Flows from Investing Activities                     (13,012)    (140,039)
Cash Flows from Financing Activities                      (8,755)      97,028
Net Cash (Disbursements) during period                      (471)     (12,940)
Cash at beginning of period                                  197       13,137
Impact of Foreign Exchange                                   274
                                                       ------------------------
Cash at end of Period                                        Nil           197
                                                       ------------------------


4.    IMPUTATION CREDIT BALANCE

Imputation credit disclosed in Note 3 relates to taxation credits available to be attached to dividend distributions to shareholders. These credits are lost on significant changes in shareholders.

5.    LOANS

The term position of loans disclosed in Note 11 comprise:

                         1995              1994
                       NZ$000            NZ$000
Repayable
1 & 2 years            79,882            20,298
2 & 3 years               --             74,709
                      --------------------------
                       79,882            95,007
                      --------------------------

6.    FINANCE LEASE LIABILITIES

Finance lease commitments disclosed in Note 12 comprises:

                         1995              1994
                       NZ$000            NZ$000
Repayable:
Current                 1,388             1,669
1 & 2 years             1,060               816
2 & 3 years               936               393
                      --------------------------
                        3,384             2,878
                      --------------------------
Less
Future interest           460               304
expenses
                      --------------------------
                        2,924             2,574
                      --------------------------

7.    EARNINGS PER SHARE

                             1995           1994
                              NZ$            NZ$
Earnings per share (cents)   17.7           22.7

8.    MATERIAL ACQUISITIONS

                            1995              1994
                           NZ$000            NZ$000
Net assets acquired             -          $140,290
                          --------------------------
Payments made per               -
Statement of Cash Flows                     134,773
Included in Creditors           -             5,517
                          --------------------------
                                -          $140,290
                          --------------------------

9.    LOANS

Included in loans (part of net liabilities of foreign subsidiaries) is Australian denominated debt of NZ$32.9 million for the year ended 30 June 1995, and NZ$35.6 million for the year ended 30 June 1994.

10.   NON-CASH FINANCING ACTIVITIES

New Zealand GAAP requires that bonus shares (stock dividends) are recorded at par value. US GAAP requires stock dividends involving issuance by the company of additional shares in ratios of less than 20% to 25% of the previously outstanding shares accounted for by the issuer to be transferred from retained earnings to share capital and share premium at a combined amount equal to the fair value of the additional shares issued.

On 11 December 1992 a one-for-ten bonus issue was made. The fair value was NZ$22,138,000, which under US GAAP would have been transferred from Related Earnings to Capital Reserves. Under NZ GAAP the par value of shares NZ$963,000 was transferred. This adjustment has no effect on total reported shareholders' equity.

11.   FOREIGN SUBSIDIARIES

Net liabilities of foreign subsidiaries which are denominated in Australian dollars amount to NZ$4,884,000 as at 30 June 1995 and NZ$1,248,000 as at 30 June 1994.

12.   UNUSED LETTERS OF CREDIT

                                1995            1994
                              NZ$000          NZ$000
Total as at 30 June              588           1,524

13.   OPERATING LEASE EXPENSE

Operating lease expense comprise:

                                1995            1994
                              NZ$000          NZ$000
Base                          35,339          27,004
Contingent                       450             395
Less sub-lease                (2,511)         (1,838)
                          ------------------------------
                             $33,268         $25,561
                          ------------------------------

14.   BUSINESS COMBINATION:

     PURCHASE METHOD
     In year ending 30 June 1994, the Company made 8 acquisitions accounted for under the purchase method for an aggregate purchase price which was initially the sum of NZ$140.3 million, but which was subsequently reduced to NZ$137.7 million as a result of adjustments to the purchase price of Angus & Robertson Bookworld. Payment for the acquisitions was financed entirely by cash, apart from NZ$5.5 million which is under dispute and still remains to be paid. The total assets related to these 8 acquisitions were NZ$182.0 million including goodwill of NZ$46.6 million. The results of these acquisitions have been included in the Company's results from their respective dates of acquisitions.

     The following presents the unaudited pro forma results of operations of the Company for the fiscal year ended 30 June 1994 as if the purchase acquisitions described above had been consummated as of the beginning of the financial year ended 30 June 1994. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, the cost of funding, adjustments in executive compensation and the inclusion of an income tax provision:

                                                   FOR THE
                                                    FISCAL
                                                  YEAR ENDED
                                                JUNE 30 1994
                                               ($NZ000, except
                                              per share amount)
     Revenues..............................        607,453
     Net income............................         18,288
     Net income per share..................    15.11 cents

The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of the financial year ending 30 June 1994 or the results which may occur in the future.

                         INDEPENDENT AUDITORS' REPORT

To the Directors of
Whitcoulls Group Limited
Auckland
New Zealand

We have audited the accompanying consolidated balance sheet of Whitcoulls Group Limited as of 30 June 1994 and 30 June 1993, and the related Profit and Loss Account, and Statement of Cash Flows for the years then ended (all expressed in New Zealand dollars). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in New Zealand and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Group at 30 June 1994 and 30 June 1993, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in New Zealand.

Accounting principles generally accepted in New Zealand vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for each of the two years in the period ended 30 June 1994 and the determination of stockholders' equity and financial position at 30 June 1994 and 30 June 1993 to the extent summarised in Note 22. Additional disclosures required under US GAAP are summarised in Note 22.


DELOITTE TOUCHE TOHMATSU
16 September 1994
Auckland, New Zealand

                              FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                           FOR THE YEAR ENDED 30 JUNE

                                                                  1994           1993
                                                   NOTE           $000           $000
                                                              --------       --------
Revenue                                               2        526,832        302,355
                                                              --------       --------
Less:
Operating Expenses                                             447,265        254,287
Depreciation of Fixed Assets                                     9,321          5,377
Audit Fees                                                         230            106
Rental and Lease Expenses                                       25,561         11,425
Directors' Fees                                                     28             11
Goodwill Amortisation                                            2,164            612
                                                              --------       --------
Total Expenses                                                 484,569        271,818
                                                              --------       --------

Earnings Before Interest and Taxation                           42,263         30,537
Net Interest Expense                                  2          6,836          4,172
                                                              --------       --------
Net Profit Before Taxation                                      35,427         26,365

Provision for Taxation                                3         11,291          7,852
Minority Interests                                                  74              -
                                                              --------       --------
Net Profit After Taxation                                       24,062         18,513

Retained Earnings Brought Forward                               42,628         27,683

Transfer from Reserves                               13          1,181            571

Dividends and Bonus Issue                             4         (8,470)        (4,139)
                                                              --------       --------
Retained Earnings Carried Forward                               59,401         42,628
                                                              --------       --------
                                                              --------       --------

See accompanying notes to the financial statements.

-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                           CONSOLIDATED BALANCE SHEET
                                  AS AT 30 JUNE

                                                                  1994           1993
                                                   NOTE           $000           $000
                                                              --------       --------
ASSETS
Current Assets
Cash at Bank and on Deposit                                        197         13,137
Accounts Receivable                                   5         48,526         30,621
Inventory                                             6        129,007         48,909
Tax Refund Due                                                     317              -
                                                              --------       --------
                                                               178,047         92,667

Non Current Assets
Fixed Assets                                          7        111,012         60,627
Investments                                           8          2,471          2,272
Deferred Charges                                      9            548            172
Goodwill                                                        55,414         11,020
                                                              --------       --------
                                                               169,445         74,091
                                                              --------       --------
Total Assets                                                   347,492        166,758
                                                              --------       --------
                                                              --------       --------
LIABILITIES
Current Liabilities
Creditors                                                       84,320         38,808
Provision for Dividend                                4          4,840          2,117
Provision for Taxation                                               -          2,327
Current Portion of Term Liabilities              10, 11         21,754         13,065
                                                              --------       --------
                                                               110,914         56,317

Deferred Taxation                                     3             42            719

Term Liabilities
Loans                                                10         95,007         44,325
Finance Lease Liabilities                            11          1,118          1,288
                                                              --------       --------
                                                                96,125         45,613
                                                              --------       --------
Total Liabilities                                              207,081        102,649
Minority Interests                                                 508              -

SHAREHOLDERS' FUNDS
Issued and Paid Up Capital                           12         12,100         10,588
Reserves                                             13         68,402         10,893
Retained Earnings                                               59,401         42,628
                                                              --------       --------
Total Shareholders' Funds                                      139,903         64,109
                                                              --------       --------
Total Shareholders' Funds and Liabilities                      347,492        166,758
                                                              --------       --------
                                                              --------       --------

See accompanying notes to the financial statements.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           FOR THE YEAR ENDED 30 JUNE

                                                  1994            1993
                                                   $000           $000
                                               --------       --------
Cash Flows from Operating Activities
Cash was Provided From:
  Receipts from Customers                       532,202        295,057
  Interest Received                                 337          1,011
  Dividends Received                                  -             27
                                               --------       --------
                                                532,539        296,095

Cash was Applied to:
  Payments to Employees and Suppliers           482,319        268,796
  Interest Paid                                   6,998          4,898
  Tax Paid                                       13,151          6,658
                                                502,468        280,352
                                               --------       --------
Net Cash Flows from Operating Activities         30,071         15,743

Cash Flows From Investing Activities
Cash was Provided From:
  Disposal of Fixed Assets                        2,491          6,231
  Proceeds from Sale of Investment Properties     1,700          2,750
                                               --------       --------
                                                  4,191          8,981

Cash was Applied to:
  Purchase of Fixed Assets                        9,457         17,880
  Payments Made for Acquisition of Business     134,773              -
                                               --------       --------
                                                144,230         17,880
                                               --------       --------
Net Cash Flows from Investing Activities       (140,039)        (8,899)

Cash Flows from Financing Activities
Cash was Provided From:
  Loans Received                                126,012          7,700
  Finance Leases Received                         1,636          2,746
  Rights Issue                                   44,967              -
                                               --------       --------
                                                172,615         10,446

Cash was Applied To:
  Loans Repaid                                   68,676         11,122
  Finance Leases Repaid                           1,163            856
  Dividends Paid                                  5,748          2,503
                                               --------       --------
                                                 75,587         14,481
Net Cash Flows from Financing Activities         97,028         (4,035)
                                               --------       --------
Net Cash Received (Disbursed) During the Year   (12,940)         2,809
                                               --------       --------
Cash at Beginning of Year                        13,137         10,328
                                               --------       --------
Cash at End of Year                                 197         13,137
                                               --------       --------
                                               --------       --------

See accompanying notes to the financial statements.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
          RECONCILIATION OF CONSOLIDATED NET CASH FLOWS FROM OPERATING
                     ACTIVITIES TO NET PROFIT AFTER TAXATION

                                                   1994           1993
                                                   $000           $000
                                               --------       --------
Net Profit After Taxation                        24,062         18,513

Non Cash Items
  Depreciation                                    9,321          5,377
  Goodwill                                        2,164            612
  Minority Interests                                 74              -
  Other Non-cash Expenses                             -            143
                                               --------       --------
                                                 11,559          6,132

Movements in Working Capital
Current Liabilities: Increase/(Decrease)
  Creditors                                        (455)         3,571
  Provision for Taxation                         (2,327)           322
Current Assets: (Increase)/Decrease
  Accounts Receivable                             5,560         (7,180)
  Tax Refund Due                                   (317)             -
  Amount Due from Associates                          -           (132)
  Inventory                                      (7,675)        (6,183)
  Deferred Charges                                 (376)            57
                                               --------       --------
                                                 (5,590)        (9,545)

Other
  (Gain)/Loss on Disposal of Fixed Assets           173           (204)
    (classed as investing activity)
  Increase/(Decrease) in Deferred Taxation         (133)           847
                                               --------       --------
                                                     40            643
                                               --------       --------
Net Cash Flows From Operating Activities         30,071         15,743
                                               --------       --------
                                               --------       --------

See accompanying notes to the financial statements.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS


1 STATEMENT OF ACCOUNTING POLICIES

GENERAL ACCOUNTING POLICIES
The general accounting policies recognised as appropriate for the measurement and reporting of profit and the financial position on an historical cost basis are followed by the group with the exception that certain land, buildings and plant are recorded at valuation.

Accrual accounting is used to match expenses and revenues. Reliance is placed on the fact that the group is a going concern.

PARTICULAR ACCOUNTING POLICIES

CONSOLIDATION
The consolidated financial statements include those of the parent company and its subsidiaries and incorporate the equity share of the earnings and net assets of the associated companies. The purchase method of accounting has been used. All significant inter-company transactions are eliminated on consolidation.

INVENTORIES
Inventories are stated at the lower of net realisable value and cost, using either a first-in-first-out or weighted average basis.

Work in progress is valued at the cost of materials and labor and includes fixed and variable overheads to the last completed stage of manufacture.

Finished manufactured goods are valued at the lower of cost and net realisable value. Cost includes fixed and variable production overheads.

ACCOUNTS RECEIVABLE
Accounts receivable are stated at expected realisable value.

FIXED ASSETS
Fixed assets are depreciated on a straight-line basis at rates which will write-off the cost or valuation of those assets over their estimated useful lives.

The following lives have been estimated:

Motor Vehicles                                                           5 years
Furniture and Fittings                                             5 to 10 years
Plant and Machinery                                                5 to 15 years
Office and EDP Equipment                                            3 to 5 years
Buildings                                                         30 to 80 years

Land and buildings are revalued to net current value on an annual basis. The valuations are carried out by independent registered valuers.

Changes in valuations are transferred directly to the Asset Revaluation Reserve. On the sale of an asset the balance in the Asset Revaluation Reserve pertaining to that asset is transferred to Retained Earnings. Where the sale value differs to the carrying value that difference is recognised through the Profit and Loss Account.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

LEASED ASSETS
Finance leases are capitalised to reflect the term borrowings incurred and the cost of the asset acquired. The finance cost portion of lease payments is expensed and the leased asset is depreciated on a straight-line basis over the estimated useful life of the asset.

FOREIGN CURRENCIES
Foreign currency transactions are translated to New Zealand currency at the rate of exchange ruling at the date of those transactions. At balance date foreign monetary assets and liabilities are translated at the closing rate and exchange variations arising from these translations are included in the profit and loss account.

The financial statements of independent foreign operations are translated at the closing rate. The exchange difference arising from the translation of the opening net investment at an exchange rate different from that at which it was previously reported is taken to the foreign currency translation reserve.

TAXATION
Taxation accounted for in the Consolidated Profit and Loss Account is the estimated total liability including both current and deferred taxation. In calculating the taxation payable full advantage is taken of all allowable taxation deductions. Deferred taxation is provided on the comprehensive basis using the liability method.

GOODWILL
Goodwill represents the excess of purchase consideration and associated costs over the fair value of net tangible assets acquired at the time of acquisition of a business or a subsidiary. Goodwill is amortised using the straight-line method over the period during which benefits are expected to be received. This period has been assessed to be 20 years.

CHANGES IN ACCOUNTING POLICIES
There have been no changes in accounting policies.


2 PROFIT AND LOSS ACCOUNT

                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Included in the Consolidated Profit and Loss Account are:
  Interest Income                                                  337          1,052
  Interest Expense on Finance Leases                              (257)          (204)
  Other Interest Expense                                        (6,916)        (5,020)
                                                              --------       --------
  Net Interest Expense                                          (6,836)        (4,172)
                                                              --------       --------
  Gain (Loss) on Sale of Fixed Assets                             (173)           204
  Share of Associates' After Tax Profit                            199            132
The Parent's profit after taxation was $13,737,000
  (1993:$7,420,000).


3 TAXATION
                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Provision for Taxation
The current taxation charge is calculated as follows:
  Net Profit Before Taxation                                    35,427         26,365
  Permanent Differences                                         (1,212)        (2,573)
                                                              --------       --------
                                                                34,215         23,792
  Taxation at 33%                                               11,291          7,852
                                                              --------       --------
                                                              --------       --------
Accounted for as follows:
  Current                                                       11,424          7,005
  Deferred                                                        (133)           847
                                                              --------       --------
                                                                11,291          7,852
                                                              --------       --------
                                                              --------       --------
DEFERRED TAXATION
The balance comprises:
  Future Income Taxation Benefit                                (1,170)             -
  Deferred Taxation                                              1,212            719
                                                              --------       --------
                                                                    42            719
                                                              --------       --------
                                                              --------       --------

The future income taxation benefit relates to taxation losses and other timing differences arising in Angus and Robertson Bookworld which is based in the Australian taxation jurisdiction.


Imputation Credit Account
  Opening Balance                                                6,189             24
  Income Tax Paid                                               13,151          6,658
  Imputation Credits on Dividends Received                          26             28
  Less: Credits Attributed to Dividends Paid                    (2,895)          (521)
                                                              --------       --------
                                                                16,471          6,189
                                                              --------       --------
                                                              --------       --------

4 DIVIDENDS AND BONUS ISSUE
                                                             COMPANY AND CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Interim Dividend
  An interim dividend of 3 cents per share
     (1993: 1 cent per share)                                    3,630          1,059
Final Dividend
  A proposed final dividend of 4 cents per share
     (1993: 2 cents per share)                                   4,840          2,117
                                                              --------       --------
                                                                 8,470          3,176
Bonus Issue
  A bonus issue of fully paid ordinary shares in
   the ratio of 1 for 10                                             -            963
                                                              --------       --------
                                                                 8,470          4,139
                                                              --------       --------
                                                              --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------
5 ACCOUNTS RECEIVABLE
Accounts Receivable are recorded net of a provision for doubtful debts. The consolidated provision for doubtful debts is $355,000 (1993:$278,000).

6 INVENTORY
An analysis of inventories is as follows:


                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Finished Goods                                                 118,112         43,335
Work in Progress                                                 2,340          1,342
Raw Materials                                                    8,555          4,232
                                                              --------       --------
                                                               129,007         48,909
                                                              --------       --------
                                                              --------       --------

7 FIXED ASSETS

                                          COMPANY                                                          CONSOLIDATED
                                    COST          ACCUM            NET           COST           VALN          ACCUM            NET
                                                   DEPN           BOOK                                         DEPN           BOOK
                                                                 VALUE                                                       VALUE
                                    $000           $000           $000           $000           $000           $000           $000
                                --------       --------       --------       --------       --------       --------       --------
30 JUNE 1994
Motor Vehicles                         -              -              -            350              -             91            259
Capitalised Leased
  Motor Vehicles                       -              -              -          4,053              -          1,277          2,776
Plant & Machinery                      -              -              -         54,089              -         17,758         36,331
Office Equipment                      90             39             51         10,248              -          4,735          5,513
Leasehold Improvements                 -              -              -          3,443              -          1,864          1,579
Buildings                              -              -              -              -         29,237              -         29,237
Land                                   -              -              -              -         35,317              -         35,317
                                --------       --------       --------       --------       --------       --------       --------
                                      90             39             51         72,183         64,554         25,725        111,012
                                --------       --------       --------       --------       --------       --------       --------
                                --------       --------       --------       --------       --------       --------       --------

30 JUNE 1993
Motor Vehicles                         -              -              -            117              -             78             39
Capitalised Leased
  Motor Vehicles                       -              -              -          2,250              -            476          1,774
Plant & Machinery                      -              -              -         24,373          3,673         14,236         13,810
Office Equipment                      61             21             40          5,042              -          3,077          1,965
Leasehold Improvements                 -              -              -          4,035              -          1,996          2,039
Buildings                              -              -              -              -         17,255              -         17,255
Land                                   -              -              -              -         23,745              -         23,745
                                --------       --------       --------       --------       --------       --------       --------
                                      61             21             40         35,817         44,673         19,863         60,627
                                --------       --------       --------       --------       --------       --------       --------
                                --------       --------       --------       --------       --------       --------       --------

Land and buildings are restated to valuation at 30 June 1994 in accordance with valuation reports of registered independent valuers at that date. The valuers used were Jones Lang Wootten, Colliers Jardine and Lockwood and Associates. The telephone directory press is stated at valuation (recognized as deemed cost) as at 30 June 1991 less depreciation.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

8 INVESTMENTS


                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Other Investments                                                   76             76
Associate Companies
  Shares at Cost                                                 1,045          1,045
  Share of:
  --Retained Profits                                               506            307
  --Revaluations                                                   252            252
  Advances to Associates                                           592            592
                                                              --------       --------
                                                                 2,395          2,196
                                                              --------       --------
                                                                 2,471          2,272
                                                              --------       --------
                                                              --------       --------


9 DEFERRED CHARGES

Deferred charges include costs incurred on raising term loans. Such costs are capitalised and written off over the term of the loans.


10 LOANS


                                                         COMPANY                     CONSOLIDATED
                                                   1994           1993           1994           1993
                                                   $000           $000           $000           $000
                                               --------       --------       --------       --------
Loans--Secured                                   79,652         50,578        115,305         56,578
Less: Included in Current Liabilities            20,298         10,253         20,298         12,253
                                               --------       --------       --------       --------
                                                 59,354         40,325         95,007         44,325
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------
Repayable as follows:
  Between 1 and 2 years                          20,298         10,253         20,298         12,253
  Between 2 and 5 years                          39,056         30,072         74,709         32,072
                                               --------       --------       --------       --------
                                                 59,354         40,325         95,007         44,325
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

The loans are secured by mortgages over all properties owned and by debentures over the assets and undertakings of the parent and its subsidiaries.

Interest rates charged during the year ranged from 5.15% to 9.02%.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

11 FINANCE LEASE LIABILITIES

                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
The consolidated future lease rental payments
  under finance leases are:
  Not later than 1 year                                          1,669          1,000
  1-2 years                                                        816            891
  2 -5 years                                                       393            549
                                                              --------       --------
                                                                 2,878          2,440

Less future interest expense                                       304            340
                                                              --------       --------
                                                                 2,574          2,100
                                                              --------       --------
                                                              --------       --------
Representing: Current Liability                                  1,456            812
Term Liability                                                   1,118          1,288
                                                              --------       --------
                                                                 2,574          2,100
                                                              --------       --------
                                                              --------       --------

12 SHARE CAPITAL
                                                             COMPANY AND CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------

Authorized Share Capital
500,000,000 (1993:500,000,000) Ordinary Shares of
$0.10 (1993:$0.10) Each                                         50,000         50,000
                                                              --------       --------
                                                              --------       --------
Issued and Fully Paid Shares
121,000,398 (1993:105,876,210) Ordinary Shares                  12,100         10,588
                                                              --------       --------
                                                              --------       --------

A one for seven renounceable cash issue of ordinary shares of 10 cents each at a price of $3.00 per share was effective on 31 December 1993.

13 RESERVES

                                                         COMPANY                     CONSOLIDATED
                                                   1994           1993           1994           1993
                                                   $000           $000           $000           $000
                                               --------       --------       --------       --------
Share Premium Reserve
  Opening Balance                                   240            240            240            240
  Movements                                      43,455              -         43,455              -
                                               --------       --------       --------       --------
  Closing Balance                                43,695            240         43,695            240

Asset Revaluation Reserve
  Opening Balance                                     -              -         10,653          9,485
  Revaluation                                         -              -         15,125          1,739
  Adjustment for Assets Sold                          -              -         (1,181)          (571)
                                               --------       --------       --------       --------
  Closing Balance                                     -              -         24,597         10,653

Currency Translation Reserve
  Opening Balance                                     -              -              -              -
  Movements                                           -              -            110              -
                                               --------       --------       --------       --------
  Closing Balance                                     -              -            110              -
                                               --------       --------       --------       --------
Total Reserves                                   43,695            240         68,402         10,893
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

The Adjustment for Assets sold of $1,181,000 (1993 $571,000) relates to the sale of a non core property and represents the realisation of the revaluation amount above original cost. This has been transferred to retained earnings.

14 SEGMENT INFORMATION
The Group operates predominantly in the industry of printing and supplying paper-based products. Operations are carried out in two geographical segments-- New Zealand and Australia.


                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Revenue
  New Zealand                                                  432,403        302,355
  Australia                                                     94,429              -
                                                              --------       --------
                                                               526,832        302,355
                                                              --------       --------
                                                              --------       --------

Earnings Before Interest, Taxation and Amortization
of Goodwill
  New Zealand                                                   43,973         31,149
  Australia                                                        454              -
                                                              --------       --------
                                                                44,427         31,149
                                                              --------       --------
                                                              --------       --------

Total Assets
  New Zealand                                                  285,122        166,758
  Australia                                                     62,370              -
                                                              --------       --------
                                                               347,492        166,758
                                                              --------       --------
                                                              --------       --------


15 RELATED PARTIES
Related party transactions are limited to those companies which are included within the consolidation.

Significant subsidiaries consolidated at 30 June 1994 are:

                                                % OWNED          PRINCIPAL ACTIVITY
Whitcoulls Limited                                100            Book & Stationery Retailing
London Bookshops Limited                          100            Book & Stationery Retailing
Angus & Robertson Bookworld Pty Limited           100            Book & Stationery Retailing
G H Bennett & Company Limited                     100            Tertiary & Professional Book
                                                                 Retailing
Croxley Stationery Limited                        100            Stationery Manufacturing &
                                                                 Wholesaling
Armidale Industries Limited                        65            Stationery Manufacturing
OTC Office Supplies Limited                       100            Commercial Stationery Retailing
Whitcoulls Office Products Limited                100            Commercial Stationery Retailing
Hollands Limited                                  100            Commercial Stationery Retailing
School Supplies Limited                           100            Scholastic Stationery Retailing
GPO Holdings Limited                              100            Printing & Publishing
WGL Group Limited                                 100            Holding Company
Whitcoulls Group Services Limited                 100            Management Services

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


Significant Associate Companies equity accounted at 30 June 1994 are:
                                               % OWNED           PRINCIPAL ACTIVITY
University Bookshop (Auckland) Limited            50             Tertiary Book Retailing
University Bookshop (Canterbury) Limited          50             Tertiary Book Retailing
University Book Shop (Otago) Limited              50             Tertiary Book Retailing

16 MATERIAL ACQUISITIONS
During the year the Group acquired the following businesses and subsidiaries:


BUSINESS/COMPANY NAME                   ACQUISITION DATE
Wiljef Stationery                       1 July 1993
Inca Products                           1 July 1993
Microtronix Computer Supplies           1 July 1993
Bob Atley                               1 October 1993
London Bookshops Limited                1 October 1993
Hollands                                1 November 1993
AllenBank Office Products               1 November 1993
Croxley Collins Olympic                 29 November 1993
Armidale Industries Limited             29 November 1993
Angus & Robertson Bookworld             29 November 1993
Philip King Booksellers                 1 December 1993

These acquisitions contributed $5,127,000 of net profit before tax and intra-group profit elimination.

Assets and liabilities acquired at acquisition date were as follows:

                                        $000
Current Assets                       100,039
Fixed Assets                          35,369
Goodwill                              46,558
                                     -------
Total Assets                         181,966
Current Liabilities                  (41,676)
                                     -------
Net Assets                           140,290
                                     -------
                                     -------

17 ACQUISITION MATTERS OUTSTANDING

CROXLEY COLLINS OLYMPIC
Croxley Collins Olympic was acquired on 29 November 1993.

The purchase price of the business was finalised at $51.5 million which after a payment of $46.0 million left a final balance due of $5.5 million.

Upon taking over the business Whitcoulls Group Limited formed the opinion that certain breaches of the Sale and Purchase Agreement by the vendors had occurred and retained the final payment pending resolution of these matters.

The vendor sued for summary judgement. Whitcoulls Group Limited counterclaimed for $11.2 million for breach of contract.

The hearing took place in August 1994 and the High Court dismissed the summary judgement proceedings and found Whitcoulls Group Limited had an arguable case regarding the alleged breach of contract. The court established procedures for the conduct of a full hearing.

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


Pending resolution of this matter the final balance due to the vendor of $5.5 million has been accrued as a liability in the balance sheet and is included in the creditors.

ANGUS & ROBERTSON BOOKWORLD
Angus & Robertson Bookworld was acquired on 29 November 1993. The purchase price was provisionally assessed and paid, subject to the estimated retention of $8.7 million. The final purchase price is to be determined upon the provision by the vendor of an audited statement of net assets. This statement has not yet been received.

Whitcoulls Group Limited believes that the final purchase price will not exceed the amount paid to date with the difference relating primarily to the overvaluation of inventories in the provisional assessment of the purchase price. The inventories to which the overvaluation applies were held "in quarantine" at 30 June 1994. An independent person is to be appointed to value such inventories in accordance with the Sale and Purchase Agreement.

Should the independent assessment of inventories result in the net assets being reduced by less than $8.7 million there will be a further liability to recognize which will be offset by a corresponding increase in the net realisable value of inventories held.

Should the independent assessment of inventories result in the net assets being reduced by more than $8.7 million, Whitcoulls Group Limited would become an unsecured creditor of Brash Pty Limited (in Administration) and some loss would result.

Pending resolution of this matter, no amount is included as owing to the vendor. The Directors believe that the ultimate outcome will not have a material effect on these financial statements.


18 FINANCIAL INSTRUMENT DISCLOSURE
The nature of activities and management policies with respect to financial instruments are:

CREDIT
In the normal course of business the company incurs credit risk from debtors and financial institutions. The company has a credit policy to manage this exposure to credit risk. Credit risk in respect to debtors is limited due to the large number of customers included in the Group's customer base. The company does not require any collateral from debtors.

FAIR VALUES
The Directors are of the opinion that the fair value of the company's financial assets and liabilities approximate their carrying value stated in the accounts.

FOREIGN EXCHANGE
Investment Risk
Whitcoulls Group Limited has a 100% investment in a subsidiary company located in Australia--Angus & Robertson Bookworld Pty Limited. The purchase price of this investment was funded fully in Australian currency loans and therefore is fully hedged.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------


TRADING RISK
The company undertakes transactions denominated in foreign currencies from time to time and these activities result in foreign currency exposures. It is the company's policy to hedge significant foreign currency exposures as they arise. The company uses forward exchange contracts to manage these exposures.

INTEREST RATE
The company monitors its interest rate exposure on a continual basis. At balance date the interest rate maturity profile of debt was less than three months.

19 OPERATING LEASE COMMITMENTS


                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Commitments under operating leases are due as follows:
  Not later than 1 year                                         30,878          9,770
  1-2 years                                                     25,378          8,538
  2 -5 years                                                    33,125         19,338
  Over 5 years                                                  16,477          6,861
                                                              --------       --------
                                                               105,858         44,507
                                                              --------       --------
                                                              --------       --------


20 CONTINGENT LIABILITIES
There were no contingent liabilities other than those referred to in relation to Angus & Robertson Bookworld (Note 17). (1993:nil).

21 CAPITAL COMMITMENTS
There were no material capital commitments at year end. (1993: $16 million).

22  CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
    (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis for fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S GAAP requires that these gains within specified limits be recognised over the term of the related Lease.

4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the exchange translation reserve.

5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

A reconciliation of the key components of the financial statements between New Zealand GAAP and U.S. GAAP are as follows:

                                Shareholder    Fixed     Investments   Goodwill   Deferred     Deferred   Provision    Net Profit
                                Equity         Assets                             Tax          Income     for          After Tax
                                                                                                          Dividend
AUDITED INFORMATION
                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000


YEAR ENDED  30 JUNE 1994
Reported under NZ GAAP         139,903        111,012    2,471         55,414        42                    4,840         24,062

1. Adjustments related to
changes in accounting for
Fixed Assets                   (23,174)       (22,923)    (251)                                                           1,720

2. Adjustments related to
changes in  accounting for
Dividends                        4,840                                                                    (4,840)

3. Adjustment related to
changes in accounting for
sale and leaseback
transactions                      (927)                                                          927                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions              (40)                                   363       403                                     (20)

Restated under U.S GAAP        120,602         88,089    2,220         55,777       445          927           -         25,803


                                Shareholder   Fixed      Investments   Goodwill   Deferred    Provision for    Net Profit
AUDITED INFORMATION             Equity        Assets                              Tax         Dividend         After Tax
                                $NZ000        $NZ000     $NZ000        $NZ000     $NZ000      $NZ000           $NZ000
YEAR ENDED
30 JUNE 1993
Reported under NZ GAAP          64,109         60,627        2,272    11,020        719        2,117        18,513
1. Adjustments related to
changes in accounting for
Fixed Assets                    (9,769)        (9,518)        (251)                                          1,007

2. Adjustments related to
changes in accounting for
Dividends.                       2,117                                                        (2,117)

5. Adjustments for differences
between assigned values and tax
basis on acqisitions.              (20)                                  383        403                        (20)

Restated under U.S GAAP         56,437         51,109        2,021    11,403      1,122          -          19,500


ADDITIONAL DISCLOSURES REQUIRED UNDER U.S. GAAP FOR THE
YEARS ENDED 30 JUNE 1994 AND 1993

1.    NATURE OF BUSINESS

Whitcoulls Group Ltd operates nine main subsidiary companies.

Summarized below are the activities for each of the main subsidiaries:

Whitcoulls Ltd operates 71 stores throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

London Bookshops Ltd operates 24 stores (nine of which are franchised) throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

Angus & Robertson Bookworld Pty Ltd operates Australia's largest chain of bookshops, comprising 92 company owned and 85 franchised stores. Books are the core of the product range, with some stores also carrying magazines and a limited range of household stationery.

OTC Office Supplies Ltd is the largest commercial stationery retailer in New Zealand, operating four sales and distribution centres in Auckland, Hamilton, Wellington and Christchurch.

Whitcoulls Office Products Ltd is New Zealand's second largest commercial stationer, operating 20 retail and warehouse branches and includes a specialist retailer of computer consumables and related products.

Hollands Ltd is a retailer of stationery and office furniture to the Auckland market.

School Supplies Ltd operates 11 branches throughout New Zealand, supplying schools with a wide range of stationery, art supplies and text books.

Croxley Stationary Ltd is a manufacturer and wholesaler of stationery, including filing products, diaries, scholastic products, pads, envelopes, writing instruments and recycled laser cartridges.

GP Print Ltd (formerly the Government Printing Office). It holds long term contracts to produce all New Zealand's telephone directories and to print and distribute Parliamentary legislation. It is also one of New Zealand's largest commercial printers.

2.    PROFIT AND LOSS STATEMENT

Operating expenses in the Profit and Loss Account comprise:


                                         1994           1993
                                       NZ$000         NZ$000
Cost of Product sold                  342,401        198,715
Selling, General, Administrative
and Other Expenses                    104,864         55,572
                                     -----------------------
Total Operating Expenses             $447,265       $254,287
                                     -----------------------
                                     -----------------------

3.    IMPUTATION CREDIT BALANCE

Imputation credit disclosed in Note 3 relates to taxation credits available to be attached to dividend distributions to shareholders. These credits are lost on significant changes in shareholders.

4.    LOANS

The term position of loans disclosed in Note 11 comprise:

                         1994              1993
                       NZ$000            NZ$000
Repayable
1 & 2 years            20,298            10,253
2 & 3 years            74,709            10,000
3 & 4 years                              10,000
4 & 5 years                              10,072
                    ------------------------------
                      $95,007           $40,325
                    ------------------------------
                    ------------------------------

5.    FINANCE LEASE LIABILITIES

Finance loans commitments disclosed in Note 12 comprise:

                         1994              1993
                       NZ$000            NZ$000
Repayable:
Current                 1,669             1,000
1 & 2 years               816               891
2 & 3 years               393               549
                     -----------------------------
                        2,878             2,440
Loss
Future interest           364               340
expenses
                     -----------------------------
                       $2,574            $2,100
                     -----------------------------
                     -----------------------------

6.    EARNINGS PER SHARE

                             1994           1993
Earnings per share (cents)       22.7           18.4

7.    MATERIAL ACQUISITIONS

                               1994              1993
                             NZ$000            NZ$000
Net assets acquired        $140,290                -
note 16                   -----------------------------
Payments made per
Statement of Cash Flows     134,773                -
Included in Creditors         5,517                -
                          -----------------------------
                           $140,290                -
                          -----------------------------
                          -----------------------------

8.    LOANS

Included in loans (part of net liabilities of foreign subsidiaries) is Australian denominated debt of $35.6 million for the year ended 30 June 1994 and for 30 June 1993 Nil, which was a hedge by the company's Australian denominated assets.

9.   NON-CASH FINANCING ACTIVITIES

New Zealand GAAP requires that bonus shares (stock dividends) are recorded at par value. US GAP requires stock dividends involving issuance by the company of additional shares in ratios of less than 20% to 25% of the previously outstanding shares accounted for by the issuer to be transferred from retained earnings to share capital and share premium at a combined amount equal to the fair value of the additional shares issued.

On 11 December 1992 a one-for-ten bonus issue was made. The fair value was $22,138,000, which under US GAAP would have been transferred from Related Earnings to Capital Reserves. Under NZ GAAP the par value of shares $963,000 was transferred. This adjustment has no effect on total reported shareholders' equity.

10.   FOREIGN SUBSIDIARIES

Net liabilities of foreign subsidiaries which are denominated in Australian dollars amount to $1,248,000 as at 30 June 1994 and 30 June 1993 Nil.

11.   UNUSED LETTERS OF CREDIT

                                1994            1993
                              NZ$000          NZ$000
Total as at 30 June            1,524               -

12.   OPERATING LEASE EXPENSE

Operating lease expense comprise:

                                1994            1993
                              NZ$000          NZ$000
Base                          27,004          11,944
Contingent                       395             105
Less sub-lease                (1,838)           (624)
                          ------------------------------
                             $25,561         $11,425
                          ------------------------------

13.   BUSINESS COMBINATION:

     PURCHASE METHOD
     In year ending 30 June 1994, the Company made 8 acquisitions accounted for under the purchase method for an aggregate purchase price which was initially the sum of $140.3 million, but which was subsequently reduced to $137.7 million as a result of adjustments to the purchase price of Angus & Robertson Bookworld. Payment for the acquisitions was financed entirely by cash apart from $5.5 million which is under dispute and still remains to be paid. The total assets related to these 8 acquisitions were $182.0 million including goodwill of $46.6 million. The results of these acquisitions have been included in the Company's results from their respective dates of acquisitions.

     The following presents the unaudited pro forma results of operations of the Company for the fiscal years ended 30 June 1994 and 1993 as if the purchase acquisitions described above had been consummated as of the beginning of the financial year ended 30 June 1993. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, the cost of funding, adjustments in executive compensation and the inclusion of an income tax provision:

                                                        FOR THE FISCAL
                                                      YEAR ENDED JUNE 30
                                                     1994            1993
                                                     ($NZ000's except per
                                                        share amounts)
     Revenues..............................        607,453        572,075
     Net income............................         18,288         11,840
     Net income per share..................     15.11cents      9.79cents


The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of the financial year ending 30 June 1993 or the results which may occur in the future.

                              FINANCIAL STATEMENTS

                            WHITCOULLS GROUP LIMITED

                            PROFIT AND LOSS ACCOUNT

                        FOR THE YEAR ENDED 30 JUNE 1996

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                   NOTE       $NZ000     $NZ000     $NZ000     $NZ000
                                                                -----------  ---------  ---------  ---------  ---------
REVENUE.......................................................           2     613,763    603,455     64,070     12,089
                                                                             ---------  ---------  ---------  ---------
Less:
  Operating Expenses..........................................                 512,152    509,389        530        251
  Depreciation of Fixed Assets................................                  12,566     12,021         25         23
  Auditors Expenses--Audit Fees...............................                     246        254         10          0
                  --Other Services............................                     255          *          0          0
  Rental and Lease Expenses...................................                  38,734     33,268          0          0
  Bad and Doubtful Debts......................................           6         365        384      1,117          0
  Directors' Fees.............................................                      44         31         44         21
  Goodwill Amortisation.......................................                   2,912      2,974         (8)         8
                                                                             ---------  ---------  ---------  ---------
EARNINGS BEFORE INTEREST AND TAXATION.........................                  46,489     45,134     62,352     11,786
Net Interest Expense..........................................           2       9,636     11,293       (951)      (943)
                                                                             ---------  ---------  ---------  ---------
NET PROFIT BEFORE TAXATION....................................                  36,853     33,841     63,303     12,729
Provision for Taxation........................................           3       9,993     13,538        119        250
Minority Interests............................................                     132        115          0          0
                                                                             ---------  ---------  ---------  ---------
NET PROFIT AFTER TAXATION.....................................                  26,728     20,188     63,184     12,479
Plus Retained Earnings Brought Forward........................                  67,554     59,401      9,400      9,021
Transfer (to)/from Capital Reserves...........................          15         838         65          0          0
Dividends Paid and Proposed...................................           4     (16,050)   (12,100)   (16,050)   (12,100)
                                                                             ---------  ---------  ---------  ---------
RETAINED EARNINGS CARRIED FORWARD.............................                  79,070     67,554     56,534      9,400
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

------------------------

* Comparative figure not required to be disclosed due to a new Financial Reporting Standard not applicable in previous year

                            WHITCOULLS GROUP LIMITED

                        STATEMENT OF MOVEMENTS IN EQUITY

                        FOR THE YEAR ENDED 30 JUNE 1996

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                   NOTE       $NZ000     $NZ000     $NZ000     $NZ000
                                                                             ---------  ---------  ---------  ---------

EQUITY AS AT 1 JULY 1995                                                       148,100    140,411     65,195     64,816
Net Profit for the Year attributable to:
  -- Parent Company...........................................                  26,596     20,073     63,184     12,479
  -- Minority Shareholders....................................                     132        115          0          0
Currency Translation Difference...............................          15        (412)        57          0          0
                                                                             ---------  ---------  ---------  ---------
TOTAL RECOGNISED REVENUE AND EXPENSES FOR THE YEAR                              26,316     20,245     63,184     12,479
                                                                             ---------  ---------  ---------  ---------
Movement in Minority Interest.................................                     102         92          0          0
Decrease in Revaluation Reserve...............................          15        (425)      (548)         0          0
Distributions to Owners
  -- Dividends................................................           4     (16,050)   (12,100)   (16,050)   (12,100)
                                                                             ---------  ---------  ---------  ---------
                                                                               (16,373)   (12,556)   (16,050)   (12,100)
                                                                             ---------  ---------  ---------  ---------

EQUITY AS AT 30 JUNE 1996                                                      158,043    148,100    112,329     65,195
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

                            WHITCOULLS GROUP LIMITED

                                 BALANCE SHEET

                               AS AT 30 JUNE 1996

                                                                              CONSOLIDATED            COMPANY
                                                                          --------------------  --------------------
                                                                            1996       1995       1996       1995
                                                                 NOTE      $NZ000     $NZ000     $NZ000     $NZ000
                                                               ---------  ---------  ---------  ---------  ---------
                                                       ASSETS
CURRENT ASSETS
Cash at Bank and on Deposit..................................          5      9,481          0          0          0
Accounts Receivable..........................................          6     47,925     48,783         30         32
Inventory....................................................          7     99,243    123,383          0          0
Income Tax Receivable........................................                 1,178      1,275      1,336        536
                                                                          ---------  ---------  ---------  ---------
                                                                            157,827    173,441      1,366        568
NON CURRENT ASSETS
Fixed Assets.................................................          8    100,282    111,005         35         42
Amount Owing from Subsidiaries...............................                     0          0    129,270    162,833
Investments..................................................          9      2,610      2,519     48,347     68,365
Deferred Charges.............................................         10         56        247         56        247
Goodwill.....................................................                50,009     52,158          0        158
                                                                          ---------  ---------  ---------  ---------
                                                                            152,957    165,929    177,708    231,645
                                                                          ---------  ---------  ---------  ---------
TOTAL ASSETS.................................................               310,784    339,370    179,074    232,213
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------
                                                    LIABILITIES
CURRENT LIABILITIES
Bank Overdraft...............................................          5          0     11,176      1,155      1,769
Accounts Payable.............................................                62,216     64,054      6,819      6,448
Employee Entitlements........................................                 6,712      6,601          0          0
Provision for Dividend.......................................          4          0      7,260          0      7,260
Current Portion of Term Liabilities..........................      11,12     33,042     21,134     30,000     20,000
                                                                          ---------  ---------  ---------  ---------
                                                                            101,970    110,225     37.974     35,477
DEFERRED TAXATION LIABILITY/(ASSET)..........................          3     (4,914)      (627)      (104)        56
Non Current Liabilities
  Loans......................................................         11     55,587     79,882      7,083     46,981
  Amounts Due to Subsidiaries................................                     0          0     21,792     84,504
  Finance Lease Liabilities..................................         12         98      1,790          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                             55,685     81,672     28,875    131,485
                                                                          ---------  ---------  ---------  ---------
TOTAL LIABILITIES............................................               152,741    191,270     66,745    167,018
                                                       EQUITY
Issued and Paid In Capital...................................         14     55,795     55,795     55,795     55,795
Reserves.....................................................         15     22,476     24,151          0          0
Retained Earnings............................................                79,070     67,554     56,534      9,400
Minority Interests...........................................                   702        600          0          0
                                                                          ---------  ---------  ---------  ---------
TOTAL EQUITY.................................................               158,043    148,100    112,329     65,195
                                                                          ---------  ---------  ---------  ---------
TOTAL EQUITY AND LIABILITIES.................................               310,784    339,370    179,074    232,213
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------

           The notes on pages 7 to 20 form part of and should be read in conjunction with these financial statements.

                            WHITCOULLS GROUP LIMITED
                             STATEMENT OF CASHFLOWS
                        FOR THE YEAR ENDED 30 JUNE 1996

                                                                              CONSOLIDATED            COMPANY
                                                                          --------------------  --------------------
                                                                            1996       1995       1996       1995
                                                                           $NZ000     $NZ000     $NZ000     $NZ000
                                                                          ---------  ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was Provided From:
  Receipts From Customers...............................................    617,421    600,969          0          0
  Interest Received.....................................................        640        154        282         62
  Dividends Received....................................................        305          0          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                            618,366    601,123        282         62
Cash was Disbursed To:
  Payments to Employees and Suppliers...................................    527,501    553,143         55         87
  Interest Paid.........................................................     10,737     11,091      8,776      7,247
  Tax Paid..............................................................     14,138     15,593      1,397        624
                                                                          ---------  ---------  ---------  ---------
                                                                            552,376    579,827     10,228      7,958
                                                                          ---------  ---------  ---------  ---------
Net Cash Flows From Operating Activities................................     65,990     21,296     (9,946)    (7,896)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash was Provided From:
  Disposal of Fixed Assets..............................................      6,951      4,149          2          0
  Proceeds from Sale of Businesses......................................          0      2,466          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                              6,951      6,615          2          0
Cash was Applied To:
  Purchase of Fixed Assets..............................................     11,533     19,627         20         10
  Payments Made for Acquisition of Business.............................         17          0          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                             11,550     19,627         20         10
                                                                          ---------  ---------  ---------  ---------
Net Cash Flows from Investing Activities................................     (4,599)   (13,012)       (18)       (10)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash was Provided From:
  Loans Received........................................................     48,504     19,254          0     14,000
  Advances from Subsidiaries............................................          0          0     63,786     27,911
  Finance Leases Received...............................................      1,548      2,081          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                             50,052     21,335     63,786     41,911
Cash was Applied To:
  Loans Repaid..........................................................     65,570     29,855     29,898     26,672
  Finance Leases Repaid.................................................      1,333      1,731          0          0
  Dividends Paid........................................................     23,310      9,680     23.310      9,680
                                                                          ---------  ---------  ---------  ---------
                                                                             90,213     41,266     53,208     36,352
Net Cash Flows From Financing Activities................................    (40,161)   (19,931)    10,578      5,559
                                                                          ---------  ---------  ---------  ---------
NET CASH RECEIVED (DISBURSED) DURING THE PERIOD.........................     21,230    (11,647)       614     (2,347)
CASH AT BEGINNING OF PERIOD.............................................    (11,176)       197     (1,769)       578
Impact of foreign Exchange..............................................       (573)       274          0          0
                                                                          ---------  ---------  ---------  ---------
CASH AT END OF PERIOD...................................................      9,481    (11,176)    (1,155)    (1,769)
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------

           The notes on pages 7 to 20 form part of and should be read in conjunction with these financial statements.

                            WHITCOULLS GROUP LIMITED

                     RECONCILIATION OF NET CASH FLOWS FROM

               OPERATING ACTIVITIES TO NET PROFIT AFTER TAXATION

                                                                             CONSOLIDATED             COMPANY
                                                                         --------------------  ---------------------
                                                                           1996       1995        1996       1995
                                                                          $NZ000     $NZ000      $NZ000     $NZ000
                                                                         ---------  ---------  ----------  ---------
NET PROFIT AFTER TAXATION..............................................     26,728     20,188      63,184     12,479
NON CASH ITEMS
  Depreciation.........................................................     12,566     12,021          25         23
  Goodwill.............................................................      2,912      2,974          (8)         8
  Minority Interests...................................................        132        115           0          0
  Other Non-cash Expenses/(Revenue)....................................        (91)         0     (64,052)        14
                                                                         ---------  ---------  ----------  ---------
                                                                            15,519     15,110     (64,035)        45
MOVEMENTS IN WORKING CAPITAL
Current Liabilities: Increase/(Decrease)
  Creditors............................................................     (3,283)   (10,146)        370       (355)
  Amounts Due to Subsidiaries..........................................          0          0    (159,335)    24,846
  Provision for Taxation...............................................         97       (958)       (799)      (179)
Current Assets: (Increase)/Decrease
  Accounts Receivable..................................................      3,963     (1,068)          2         58
  Tax Refund Due.......................................................          0          0           0          0
  Amounts Due from Subsidiaries........................................          0          0     150,635    (44,935)
  Inventory............................................................     26,782       (590)          0          0
  Deferred Charges.....................................................        191        301         192        192
                                                                         ---------  ---------  ----------  ---------
                                                                            27,750    (12,461)     (8,935)   (20,373)
OTHER
  (Gain)/Loss on Disposal of Assets (classed as investing activity)....        280       (443)          0          0
  Increase/(Decrease) in Deferred Tax..................................     (4,287)    (1,098)       (160)       (47)
                                                                         ---------  ---------  ----------  ---------
                                                                            (4,007)    (1,541)       (160)       (47)
                                                                         ---------  ---------  ----------  ---------
NET CASH FLOWS FROM OPERATING ACTIVITIES...............................     65,990     21,296      (9,946)    (7,896)
                                                                         ---------  ---------  ----------  ---------
                                                                         ---------  ---------  ----------  ---------

         The notes on pages 7 to 20 form part of and should be read in conjunction with these financial statements

                            WHITCOULLS GROUP LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

1 STATEMENT OF ACCOUNTING POLICIES

    These financial statements are presented in accordance with the Companies Act 1993 and have been prepared in accordance with the Financial Reporting Act 1993. The Company's financial statements are for Whitcoulls Group Limited as a separate entity and the consolidated financial statements are for the Whitcoulls Group, which includes all its subsidiaries and associate entities as disclosed in note 17.

GENERAL ACCOUNTING POLICIES

    The general accounting policies recognised as appropriate for the measurement and reporting of profit and the financial position on an historical cost basis are followed with the exception that certain land, buildings and plant are recorded at valuation.

    Accrual accounting is used to match expenses and revenue. Reliance is placed on the fact that the Company is a going concern.

PARTICULAR ACCOUNTING POLICIES

CONSOLIDATION

    The consolidated financial statements include those of the parent company and its subsidiaries and incorporate the equity share of the earnings and net assets of the associated companies. The purchase method of accounting has been used. All significant inter-company transactions are eliminated on consolidation.

INVENTORIES

    Inventories are stated at the lower of net realisable value and cost, using either a first-in, first-out or weighted average basis.

    Work in progress is valued at the cost of materials and labour and includes fixed and variable overheads to the last completed stage of manufacture.

    Finished manufactured goods are valued at the lower of cost and net realisable value. Cost includes fixed and variable production overheads.

ACCOUNTS RECEIVABLE

    Accounts Receivable are stated at expected realisable value.

FIXED ASSETS

    The cost of purchased fixed assets is the value of the consideration given to acquire the assets and the value of other directly attributable costs which have been incurred in bringing the assets to the location and condition necessary for their intended use.

    Land and buildings are revalued annually by independent registered valuers on the basis of net current value. Changes in valuation are transferred directly to the Asset Revaluation Reserve. On the sale of an asset the balance in the Asset Revaluation Reserve pertaining to that asset is transferred to Retained Earnings. Where the sale value differs to the carrying value that difference is recognised through the Profit and Loss Account.

                            WHITCOULLS GROUP LIMITED

1 STATEMENT OF ACCOUNTING POLICIES (CONTINUED)
    Fixed Assets are depreciated on a straight-line basis at rate which will write off the cost of valuation of those assets over their estimated useful lives. The following lives have been estimated:

Motor Vehicles...............................................  5 years
Furniture and Fittings.......................................  5 to 10 years
Plant and Machinery..........................................  5 to 10 years
Office and EDP Equipment.....................................  3 to 5 years
                                                               30 to 80
Buildings....................................................  years

LEASED ASSETS

    Finance leases are capitalised to reflect the term borrowings incurred and the cost of the asset acquired. The finance cost portion of lease payments is expensed and the leased asset is depreciated on a straight line basis over the estimated useful life of the asset.

FOREIGN CURRENCIES

    Foreign Currency transactions are translated to New Zealand currency at the rate of exchange ruling at the date of those transactions. At balance date foreign monetary assets and liabilities are translated at the closing rate and exchange variations arising from these translations are included in the profit and loss account.

    The financial statements of independent foreign operations are translated at the closing rate. The exchange difference arising from the translation of the opening net investment at an exchange rate different from that at which it was previously reported is taken to the foreign currency translation reserve.

GOODWILL

    Goodwill represents the excess of purchase consideration over the fair value of net tangible assets acquired at the time of acquisition of a business or a subsidiary. Goodwill is amortised using the straight line method over the period during which benefits are expected to be received. This period has been assessed to be 20 years.

TAXATION

    Taxation accounted for in the Consolidated Profit and Loss Account is the estimated total liability including both current and deferred taxation. In calculating the taxation payable full advantage is taken of all allowable taxation deductions. Deferred taxation is provided on the comprehensive basis using the liability method.

FINANCIAL INSTRUMENTS

    The Group has certain financial instruments with off-balance sheet risk for the primary purpose of reducing its exposure to fluctuations in interest rates. While these financial instruments are subject to risk that market rates may change subsequent to acquisition, such changes would generally be offset by opposite effects on the items being hedged.

                            WHITCOULLS GROUP LIMITED

1 STATEMENT OF ACCOUNTING POLICIES (CONTINUED)
    Interest rate swaps have been entered into to manage interest rate exposure. The differential to be paid or received is accrued as interest rates change and is recognised as a component of interest expense.

CHANGES IN ACCOUNTING POLICES

    There have been no changes in accounting policies.

    All policies have been applied on a basis consistent with those used in the previous year.

2 PROFIT AND LOSS ACCOUNT

                                                                              CONSOLIDATED            COMPANY
                                                                          --------------------  --------------------
                                                                            1996       1995       1996       1995
                                                                           $NZ000     $NZ000     $NZ000     $NZ000
                                                                          ---------  ---------  ---------  ---------
Included in the Profit and Loss account are:
  Interest Income.......................................................       (731)      (154)    (9,704)    (8,605)
  Interest Expense on Finance Leases....................................        335        251          0          0
  Interest Expense on Term Loans........................................      9,606     10,994      8,409      7,466
  Other Interest Expense................................................        426        202        344        196
                                                                          ---------  ---------  ---------  ---------
  Net Interest Expense/(Income).........................................      9,636     11,293       (951)      (943)
  Sales.................................................................    613,610    603,393          0         89
  Dividend Income.......................................................        305         58     63,910     12,000
  Share of Associates After Tax Profit/(Loss)...........................       (152)         4          0          0
  Profit on Transfer of Investments in Subsidiaries.....................          0          0        160          0
  Gains/(Losses) on Sale of Fixed Assets................................       (280)      (479)         0          0
  Gains/(Losses) on Sale of Business....................................          0        922          0          0

                            WHITCOULLS GROUP LIMITED

3 TAXATION

PROVISION FOR TAXATION

    The current taxation charge is calculated as follows:

                                                                                CONSOLIDATED            COMPANY
                                                                            --------------------  --------------------
                                                                              1996       1995       1996       1995
                                                                             $NZ000     $NZ000     $NZ000     $NZ000
                                                                            ---------  ---------  ---------  ---------
Net Profit Before Taxation................................................     36,853     33,841     63,303     12,729
Taxation at 33%...........................................................     12,161     11,167     20,890      4,201
Adjusted for the effect of:
Permanent Differences.....................................................     (2,168)     2,371    (20,771)    (3,951)
                                                                            ---------  ---------  ---------  ---------
Net Taxation Charge.......................................................      9,993     13,538        119        250
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
Accounted for as follows;
  Current.................................................................     15,909     15,380        279        297
  Deferred................................................................     (5,916)    (1,842)      (160)       (47)
                                                                            ---------  ---------  ---------  ---------
                                                                                9,993     13,538        119        250
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------

DEFERRED TAXATION
Opening Balance Asset/(Liability).........................................        627        (42)       (56)      (103)
Charge to P&L.............................................................      5,916      1,842        160         47
Adjustments:
  Transfers...............................................................     (1,629)    (1,173)         0          0
                                                                            ---------  ---------  ---------  ---------
Closing Balance Asset/(Liability).........................................      4,914        627        104        (56)
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
The balance comprises:
  Future Income Tax Benefit...............................................          0        278          0          0
  Deferred Taxation Asset/(Liability).....................................      4,914        349        104        (56)
                                                                            ---------  ---------  ---------  ---------
                                                                                4,914        627        104        (56)
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------

    Future Income Tax Benefits of NZ$2,788,000 relating to taxation losses and other timing differences arising in Angus and Robertson Bookworld Pty Limited have not been taken into account in accordance with Australian Accounting Standards Board 1020 and New Zealand Society of Accountants Statement of

                            WHITCOULLS GROUP LIMITED

3 TAXATION (CONTINUED)
Standard Accounting Practice 12. The effect on this year's tax charge in the Profit and Loss Account is to reduce the charge by NZ$57,000.

                                                                               CONSOLIDATED             COMPANY
                                                                           --------------------  ----------------------
                                                                             1996       1995       1996        1995
                                                                            $NZ000     $NZ000     $NZ000      $NZ000
                                                                           ---------  ---------  ---------  -----------
IMPUTATION CREDIT ACCOUNT
Opening Balance..........................................................     27,088     16,437      7,117       5,498
Income Tax Paid/(Refunded)...............................................     13,722     15,384        627         477
Imputation Credits on Dividends Received.................................        204         35     31,478       5,910
Less: Loss of Continuity Debits..........................................     (5,513)         0     (5,130)          0
Less: Credits Attributable to Dividends Paid.............................    (11,530)    (4,768)   (11,481)     (4,768)
Less: Loss of Continuity Debits--Post Balance Date.......................     (1,360)         0          0           0
                                                                           ---------  ---------  ---------  -----------
                                                                              22,611     27,088     22,611       7,117
                                                                           ---------  ---------  ---------  -----------
                                                                           ---------  ---------  ---------  -----------

4 DIVIDENDS AND BONUS ISSUE

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                              $NZ000     $NZ000     $NZ000     $NZ000
                                                                             ---------  ---------  ---------  ---------
FIRST INTERIM DIVIDEND.....................................................      6,050      4,840      6,050      4,840
  Interim dividend of 4 cents per share (1995: 4 cents per share)
SECOND INTERIM DIVIDEND....................................................     10,000          0     10,000          0
FINAL DIVIDEND
No final dividend was proposed (1995: 6 cents per share)...................          0      7,260          0      7,260
                                                                             ---------  ---------  ---------  ---------
                                                                                16,050     12,100     16,050     12,100
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

5 SET-OFF OF ASSETS AND LIABILITIES

    The Group has established a legal right of set-off with the Westpac Banking Corporation. Accordingly current accounts have been set-off against the bank overdrafts.

                                                                                CONSOLIDATED              COMPANY
                                                                            --------------------  ------------------------
                                                                              1996       1995        1996         1995
                                                                             $NZ000     $NZ000      $NZ000       $NZ000
                                                                            ---------  ---------  -----------  -----------
Bank Overdraft Prior to Set-Off...........................................     (6,446)   (18,095)     (1,155)      (1,769)
Deposits on Hand..........................................................     15,927      6,919           0            0
                                                                            ---------  ---------  -----------  -----------
Cash in Funds/(Bank Overdraft) after Set-Off..............................      9,481    (11,176)     (1,155)      (1,769)
                                                                            ---------  ---------  -----------  -----------
                                                                            ---------  ---------  -----------  -----------

                            WHITCOULLS GROUP LIMITED

6 ACCOUNTS RECEIVABLE

    Accounts Receivable are recorded net of a provision for doubtful debts.

                                                                                   CONSOLIDATED                  COMPANY
                                                                             ------------------------  ----------------------------
                                                                                1996         1995          1996           1995
                                                                               $NZ000       $NZ000        $NZ000         $NZ000
                                                                             -----------  -----------  -------------  -------------
Provision for Doubtful Debts...............................................         566          480             0              0
                                                                                                                 -              -
                                                                                                                 -              -
                                                                                    ---          ---
                                                                                    ---          ---
Bad Debts
  Debts Written Off........................................................         279          259             0              0
  Movement In Provision....................................................          86          125             0              0
                                                                                                                 -              -
                                                                                    ---          ---
                                                                                    365          384             0              0
                                                                                                                 -              -
                                                                                                                 -              -
                                                                                    ---          ---
                                                                                    ---          ---

7 INVENTORY

                                                                                CONSOLIDATED                COMPANY
                                                                            --------------------  ----------------------------
                                                                              1996       1995         1996           1995
                                                                             $NZ000     $NZ000       $NZ000         $NZ000
                                                                            ---------  ---------  -------------  -------------
Finished Goods............................................................     88,538    110,491            0              0
Work in Progress..........................................................      2,222      2,845            0              0
Raw Materials.............................................................      8,483     10,047            0              0
                                                                                                            -              -
                                                                            ---------  ---------
                                                                               99,243    123,383            0              0
                                                                                                            -              -
                                                                                                            -              -
                                                                            ---------  ---------
                                                                            ---------  ---------

    Certain inventories are subject to restrictions of title ie. Romalpa clauses.

8 FIXED ASSETS

                                                                                                   NET
                                                                                       ACCUM      BOOK                     ACCUM
                                                               COST      VALUATION     DEPN       VALUE       COST         DEPN
                                                               $000        $000        $000       $000        $000         $000
                                                             ---------  -----------  ---------  ---------      ---      -----------
30 JUNE 1996
Motor Vehicles.............................................        792           0         348        444           0            0
Capitalised Leased Motor Vehicles..........................      5,651           0       2,398      3,253           0            0
Plant & Machinery..........................................     36,924           0      16,344     20,580           0            0
Office Equipment / Furniture & Fittings....................     37,682           0      19,410     18,272         122           87
Leasehold Improvements.....................................      5,337           0       1,789      3,548           0            0
Buildings..................................................          0      19,000           0     19,000           0            0
Land.......................................................          0      35,185           0     35,185           0            0
                                                                                                                                --
                                                             ---------  -----------  ---------  ---------         ---
                                                                86,386      54,185      40,289    100,282         122           87
                                                                                                                                --
                                                                                                                                --
                                                             ---------  -----------  ---------  ---------         ---
                                                             ---------  -----------  ---------  ---------         ---

                                                                 NET
                                                                BOOK
                                                                VALUE
                                                                $000
                                                                -----
30 JUNE 1996
Motor Vehicles.............................................           0
Capitalised Leased Motor Vehicles..........................           0
Plant & Machinery..........................................           0
Office Equipment / Furniture & Fittings....................          35
Leasehold Improvements.....................................           0
Buildings..................................................           0
Land.......................................................           0
                                                                     --

                                                                     35
                                                                     --
                                                                     --


                            WHITCOULLS GROUP LIMITED

8 FIXED ASSETS (CONTINUED)

                                                                                                   NET
                                                                                       ACCUM      BOOK                     ACCUM
                                                               COST      VALUATION     DEPN       VALUE       COST         DEPN
                                                               $000        $000        $000       $000        $000         $000
                                                             ---------  -----------  ---------  ---------      ---      -----------
30 JUNE 1995
Motor Vehicles.............................................        697           0         232        465           0            0
Capitalised Leased Motor Vehicles..........................      4,755           0       1,752      3,003           0            0
Plant & Machinery..........................................     36,110           0      12,413     23,697           0            0
Office Equipment / Furniture & Fittings....................     36,914           0      17,957     18,957         104           62
Leasehold Improvements.....................................      3,932           0       1,689      2,243           0            0
Buildings..................................................          0      28,255           0     28,255           0            0
Land.......................................................          0      34,385           0     34,385           0            0
                                                                                                                                --
                                                             ---------  -----------  ---------  ---------         ---
                                                                82,408      62,640      34,043    111,005         104           62
                                                                                                                                --
                                                                                                                                --
                                                             ---------  -----------  ---------  ---------         ---
                                                             ---------  -----------  ---------  ---------         ---

                                                                 NET
                                                                BOOK
                                                                VALUE
                                                                $000
                                                                -----
30 JUNE 1995
Motor Vehicles.............................................           0
Capitalised Leased Motor Vehicles..........................           0
Plant & Machinery..........................................           0
Office Equipment / Furniture & Fittings....................          42
Leasehold Improvements.....................................           0
Buildings..................................................           0
Land.......................................................           0
                                                                     --
                                                                     42
                                                                     --
                                                                     --

    Land and Buildings are restated to valuation in accordance with valuation reports of registered independent valuers. Valuations were prepared by Jones Lang Wootten Ltd (report dated 30 June 1996), Colliers Jardine New Zealand Limited (report dated 30 June 1996) and Lockwood & Associates Limited (report dated 30 June 1996). The telephone directory press is stated at valuation (recognised as deemed cost) as at 30 June 1991 less depreciation.

9 INVESTMENTS

                                                                                   CONSOLIDATED              COMPANY
                                                                             ------------------------  --------------------
                                                                                1996         1995        1996       1995
                                                                               $NZ000       $NZ000      $NZ000     $NZ000
                                                                             -----------  -----------  ---------  ---------
Other Investments..........................................................         106          116           5          5
Investment in Subsidiaries.................................................           0            0      48,342     68,360
Associate Companies
  Shares at Cost...........................................................       1,045        1,045           0          0
  Share of
  --Retained Profits.......................................................         300          452           0          0
  --Revaluations...........................................................         252          252           0          0
  Advances to Associates...................................................         907          654           0          0
                                                                                  -----        -----   ---------  ---------
                                                                                  2,504        2,403           0          0
                                                                                  -----        -----   ---------  ---------
                                                                                  2,610        2,519      48,347     68,365
                                                                                  -----        -----   ---------  ---------
                                                                                  -----        -----   ---------  ---------

10 DEFERRED CHARGES

    Deferred Charges include costs incurred on raising term loans. Such costs are capitalised and written off over the term of the loan. The amortisation in the year amounted to $191,000 (1995: $301,000).

                            WHITCOULLS GROUP LIMITED

11 LOANS

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                              $NZ000     $NZ000     $NZ000     $NZ000
                                                                             ---------  ---------  ---------  ---------
Loans--Secured.............................................................     85,587     99,882     37,083     66,981
Less: Included in Current Liabilities......................................     30,000     20,000     30,000     20,000
                                                                             ---------  ---------  ---------  ---------
                                                                                55,587     79,882      7,083     46,981
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Repayable as follows:
  Between 1 and 2 years....................................................     55,587     79,882      7,083     46,981
  Between 2 and 5 years....................................................          0          0          0          0
                                                                             ---------  ---------  ---------  ---------
                                                                                55,587     79,882      7,083     46,981
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

    The loans are secured by mortgages over all of the properties owned and by debentures over the assets and undertakings of the parent and its subsidiaries.

    Interest rates charged during the year ranged from 8.7% to 9.5%.

12 FINANCE LEASE LIABILITIES

    The consolidated future lease rental payments under finance leases are:

                                                                                   CONSOLIDATED                  COMPANY
                                                                             ------------------------  ----------------------------
                                                                                1996         1995          1996           1995
                                                                               $NZ000       $NZ000        $NZ000         $NZ000
                                                                             -----------  -----------  -------------  -------------
Not later than 1 year......................................................       3,532        1,388             0              0
1--2 years.................................................................          85        1,060             0              0
2--5 years.................................................................          17          936             0              0
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  3,634        3,384             0              0
Less future interest expense...............................................         494          460             0              0
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  3,140        2,924             0              0
                                                                                                                 -              -
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  -----        -----
Representing:
  Current Liability........................................................       3,042        1,134             0              0
  Term Liability...........................................................          98        1,790             0              0
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  3,140        2,924             0              0
                                                                                                                 -              -
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  -----        -----

                            WHITCOULLS GROUP LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

13 OPERATING LEASE COMMITMENTS

                                                                               CONSOLIDATED                COMPANY
                                                                           --------------------  ----------------------------
                                                                             1996       1995         1996           1995
                                                                            $NZ000     $NZ000       $NZ000         $NZ000
                                                                           ---------  ---------  -------------  -------------
Commitments under operating leases are due as follows:
  Not later than 1 year..................................................     34,755     31,272            0              0
  1--2 years.............................................................     29,169     28,911            0              0
  2--5 years.............................................................     53,153     44,607            0              0
  Over 5 years...........................................................     27,592     13,701            0              0
                                                                                                           -              -
                                                                           ---------  ---------
                                                                             144,669    118,491            0              0
                                                                                                           -              -
                                                                                                           -              -
                                                                           ---------  ---------
                                                                           ---------  ---------

    Included in operating lease commitments are leases of premises currently not in use or subleased at a net loss. Decisions to vacate or sublease these premises have generally been taken in the ordinary course of business and benefits would be expected to accrue to the group from these decisions. The net present value of commitments under these leases is $2,336,000 of which $839,000 has been recognised as a charge to the Profit & Loss Account in the current period.

14 SHARE CAPITAL

ISSUED AND PAID IN CAPITAL

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                              $NZ000     $NZ000     $NZ000     $NZ000
                                                                             ---------  ---------  ---------  ---------
121,000,398 (1995: 121,000,398) Ordinary Shares............................     55,795     55,795     55,795     55,795
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

15 RESERVES

                                                                                 CONSOLIDATED                COMPANY
                                                                             --------------------  ----------------------------
                                                                               1996       1995         1996           1995
                                                                              $NZ000     $NZ000       $NZ000         $NZ000
                                                                             ---------  ---------  -------------  -------------
ASSET REVALUATION RESERVE
  Opening Balance..........................................................     23,984     24,597            0              0
  Revaluation..............................................................       (425)      (548)           0              0
  Adjustment for Assets Sold...............................................       (838)       (65)           0              0
                                                                                                             -              -
                                                                             ---------  ---------
  Closing Balance..........................................................     22,721     23,984            0              0

CURRENCY TRANSLATION RESERVE
  Opening Balance..........................................................        167        110            0              0
  Movements................................................................       (412)        57            0              0
                                                                                                             -              -
                                                                             ---------  ---------
  Closing Balance..........................................................       (245)       167            0              0
                                                                                                             -              -
                                                                             ---------  ---------
  TOTAL RESERVES...........................................................     22,476     24,151            0              0
                                                                                                             -              -
                                                                                                             -              -
                                                                             ---------  ---------
                                                                             ---------  ---------

                            WHITCOULLS GROUP LIMITED

16 SEGMENTAL REPORTING

                                                               NEW ZEALAND            AUSTRALIA            CONSOLIDATED
                                                           --------------------  --------------------  --------------------
                                                             1996       1995       1996       1995       1996       1995
BY GEOGRAPHIC SEGMENTS                                      $NZ000     $NZ000     $NZ000     $NZ000     $NZ000     $NZ000
                                                           ---------  ---------  ---------  ---------  ---------  ---------
REVENUE
  Sales Outside the Group................................    485,453    472,718    128,310    130,737    613,763    603,455
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------  ---------
EARNINGS BEFORE INTEREST, TAX AND AMORTISATION OF
  GOODWILL...............................................     48,348     48,271      1,053       (163)    49,401     48,108
                                                           ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------
Amortisation of Goodwill.................................                                                  2,912      2,974
                                                                                                       ---------  ---------
EARNINGS BEFORE INTEREST AND TAX.........................                                                 46,489     45,134
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------
TOTAL ASSETS.............................................    261,222    287,767     49,562     51,603    310,784    339,370
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------  ---------

                                                                  RETAIL            MANUFACTURING          CONSOLIDATED
                                                           --------------------  --------------------  --------------------
                                                             1996       1995       1996       1995       1996       1995
                                                            $NZ000     $NZ000     $NZ000     $NZ000     $NZ000     $NZ000
                                                           ---------  ---------  ---------  ---------  ---------  ---------
BY ACTIVITY SEGMENT
REVENUE
Sales Outside the Group..................................    514,228    502,208     99,535    101,247    613,763    603,455
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------
Sales to Group Companies.................................          0          0     35,112     32,969
                                                           ---------  ---------  ---------  ---------
                                                             514,228    502,208    134,647    134,216
                                                           ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------
EARNINGS BEFORE INTEREST, TAX AND AMORTISATION OF
  GOODWILL...............................................     32,432     31,409     16,969     16,699     49,401     48,108
                                                           ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------
Amortisation of Goodwill.................................                                                 (2,912)    (2,974)
                                                                                                       ---------  ---------
EARNINGS BEFORE INTEREST AND TAX.........................                                                 46,489     45,134
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------
TOTAL ASSETS.............................................    240,003    258,957     70,781     80,412    310,784    339,370
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------  ---------

17 RELATED PARTIES

    The parent company is Rank Commercial Limited. During the year Rank Commercial Limited obtained 100% ownership of Whitcoulls Group Limited.

    Related party transactions are limited to those companies which are included within the consolidation, except for the transfer of taxation losses of $8,359,000 from Rank Commercial Limited to the group, which has reduced the taxation charge in the current period by $2,758,000.

                            WHITCOULLS GROUP LIMITED

17 RELATED PARTIES (CONTINUED)
    Significant subsidiaries consolidated at 30 June 1996 are:

                                                       % OWNED     PRINCIPAL ACTIVITY
                                                    -------------  --------------------------------------------------
Whitcoulls Limited................................          100    Book & Stationery Retailing
London Bookshops Limited..........................          100    Book & Stationery Retailing
Angus & Robertson Bookworld Pty Limited...........          100    Book & Stationery Retailing
GH Bennett & Company Limited......................          100    Tertiary & Professional Book Retailing

Croxley Stationery Limited........................          100    Stationery Manufacturing & Wholesaling

Armidale Industries Limited.......................           65    Stationery Manufacturing
OTC Office Supplies Limited.......................          100    Commercial Stationery Retailing
Whitcoulls Office Products Limited................          100    Commercial Stationery Retailing
Hollands Limited..................................          100    Commercial Stationery Retailing

School Supplies Limited...........................          100    Scholastic Stationery Retailing
GPO Holdings Limited..............................          100    Printing & Publishing
WGL Retail Holdings Limited.......................          100    Holding Company
WGL Stationery Holdings Limited...................          100    Holding Company
Whitcoulls Group Services Limited.................          100    Management Services

    Significant Associate Companies equity accounted at 30 June 1996 are:

University Bookshop (Auckland)
  Limited...............................          50   Tertiary Book Retailing
University Bookshop (Canterbury)
  Limited...............................          50   Tertiary Book Retailing
University Bookshop (Otago) Limited.....          50   Tertiary Book Retailing

    Whitcoulls Group Limited has entered into the following related party transactions with its subsidiaries.

                                                                                     COMPANY
                                                                             ------------------------
                                                                                1996         1995
                                                                               $NZ000       $NZ000
                                                                             -----------  -----------
Interest Charged to Subsidiaries...........................................       9,423        8,605
Management Fees from Subsidiaries..........................................           0           89

    Shares in certain subsidiary companies, with a book value of $20 million were sold in the year to another subsidiary company for $20.2 million. Within the parent company, provision has been made for amounts owing by subsidiaries not considered collectible amounted to $1,117,000 (1995:NIL), these have previously been accounted for on consolidation of the group. The outstanding balances at year end are disclosed in the Balance Sheet, and the financing cashflows are disclosed in the Statement of Cash Flows.

                            WHITCOULLS GROUP LIMITED

18 FINANCIAL INSTRUMENTS

CURRENCY AND INTEREST RATE RISK

CURRENCY

    Whitcoulls Group Limited has a 100% investment in a subsidiary company located in Australia-- Angus & Robertson Bookworld Pty Limited. The purchase price of this investment was fully funded in Australian currency loans.

    The Group has exposure to foreign exchange risk as a result of transactions denominated in foreign currencies in the normal course of trading. Where these exposures are considered significant, the Group's policy is to cover the transaction. No significant exposures existed at year end.

INTEREST RATE

    The Group has long term borrowings which are used to fund on-going activities. These borrowings have short dated interest rate maturity dates of generally 90 days. It is Group policy to manage its interest rate exposure in accordance with prudent commercial practice. The Group has entered into interest rate swaps to convert a portion of its interest rate exposure from floating to fixed. The notional principal amounts of interest rate contracts outstanding at balance date were as follows:

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                               $000       $000       $000       $000
                                                                             ---------  ---------  ---------  ---------
Interest Rate Swaps........................................................     83,015     91,000     60,000     70,000

INTEREST RATE REPRICING

    The Group has entered into interest rate swap agreements where a portion of the Group's floating rate debt has been effectively converted to fixed. These agreements mature approximately evenly over the period to October 1999. Interest rates range from 9.05% to 9.35%.

CREDIT RISK

    In the normal course of business, the Group incurs credit risk from trade debtors and transactions with financial institutions. The Group has a credit policy to manage this exposure to credit risk. Credit risk in respect of debtors is limited due to the large numbers of customers included in the Group's customer base. The Group does not require collateral from debtors.

FAIR VALUES

    As at balance date, the fair value of the interest swap agreements were $140,000 in Whitcoulls favour. This value was calculated based on the variance between the fixed interest rates contracted under the swap agreements and the forward swap rates at balance date. The Directors are of the opinion that the fair value of the Group's remaining financial assets and liabilities approximate their carrying value.

                            WHITCOULLS GROUP LIMITED

19 EVENTS SUBSEQUENT TO BALANCE DATE

    The following significant events occurred subsequent to balance date:

         a) A taxable bonus issue of 13,500,000 new ordinary shares was made to Rank Commercial Limited(RCL) on 22 July 1996 at an issue price of $4 per share. The bonus issue was classified as a dividend for taxation purposes and Whitcoulls Group Limited (WGL) attached the appropriate imputation credits to the dividend.

         b) A buyback of 25,750,000 ordinary shares by WGL from RCL took place on 23 July 1996 at a price of $4 per share. The share buyback was financed by further third party external borrowings.

         c) RCL has sold all the shares in WGL to Blue Star Group Limited (BSG) which is 100% owned by US Office Products Company (USOP). The sale agreement ("Stock Purchase Agreement") between RCL, BSG and USOP was dated 22 July 1996 and was effective on 26 July 1996 (the closing date).

        As at the time of completing these financial statements, negotiations are continuing between the parties to the Stock Purchase Agreement in relation to warranted net tangible assets for the purposes of the acquisition. It is not possible at this time to estimate the ultimate outcome of these negotiations and the potential impact (if any) they may have on these financial statements at 30 June 1996. Accordingly, no adjustments, in relation to the ongoing negotiations have been made in these financial statements.

         d) Following acquisition all the third party external debt of WGL was repaid by BSG and USOP, who continue to fund ongoing operations.

20 CONTINGENT LIABILITIES/ASSETS

    The group has a contingent liability in respect of a taxation investigation of $ 17.4 million which existed at the time of purchase of certain businesses. No losses are anticipated as the group has an indemnity from the vendor of those businesses.

    The group has certain tax returns for prior years currently being reviewed by the Inland Revenue Department. In accordance with the Stock Purchase Agreement between Rank Commercial Ltd and Blue Star Group Ltd, Rank Commercial Ltd has indemnified Blue Star Group Limited for differences if any, that may arise in respect of these matters currently being investigated.

    Angus & Robertson Bookworld Pty Ltd has been admitted as an unsecured creditor of Bilbury Limited (formerly Brash Holdings Limited) (Subject to Deed of Company Arrangement) for A$7.5 million. No monies will be received in respect of this proof of debt until the other unsecured creditors have received A$38 cents per dollar of admitted proof.

    There were no other material contingent liabilities/assets.

21 CAPITAL COMMITMENTS

    There were no material capital commitments at year end. (1995: NIL)

                            WHITCOULLS GROUP LIMITED

22 CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

    As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

    1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

    2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

    3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S. GAAP requires that these gains within specified limits be recognised over the term of the related lease.

    4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the currency translation reserve.

    5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

    6. Under US GAAP minority interests would not be presented as a component of Total Equity.

    A reconciliation of the key components of the financial statements between New Zealand GAAP and US GAAP are as follows:

                                                                                                  NON
                                       SHAREHOLDER      FIXED                                   CURRENT     DEFERRED
                                         EQUITY        ASSETS      INVESTMENT     GOODWILL    LIABILITIES      TAX
                                      -------------  -----------  -------------  -----------  -----------  -----------
                                         $NZ000        $NZ000        $NZ000        $NZ000       $NZ000       $NZ000
YEAR ENDED 30 JUNE 1996
Reported under NZ GAAP..............      158,043       100,282         2,610        50,009       55,685       (4,914)
1. Adjustments related to changes in
  accounting for Fixed Assets.......      (20,234)      (19,983)         (251)
3. Adjustments related to changes in
  the accounting for sale and
  leaseback transactions............         (762)
4. Adjustment related to using
  weighted average exchange rate
  rather than year end exchange rate
  for earnings of foreign
  subsidiary........................
5. Adjustments for differences
  between assigned values and tax
  basis on acquisition..............          (80)                                      323                       403
6. Adjustments for reclassification
  of Minority Interest..............         (702)                                                   702
                                      -------------  -----------        -----    -----------  -----------  -----------
Restated under US GAAP..............      136,265        80,299         2,359        50,332       56,387       (4,511)
                                      -------------  -----------        -----    -----------  -----------  -----------
                                      -------------  -----------        -----    -----------  -----------  -----------


                                        DEFERRED     NET PROFIT
                                         INCOME       AFTER TAX
                                      -------------  -----------
                                         $NZ000        $NZ000
YEAR ENDED 30 JUNE 1996
Reported under NZ GAAP..............            0        26,728
1. Adjustments related to changes in
  accounting for Fixed Assets.......                      1,181
3. Adjustments related to changes in
  the accounting for sale and
  leaseback transactions............          762            82
4. Adjustment related to using
  weighted average exchange rate
  rather than year end exchange rate
  for earnings of foreign
  subsidiary........................                        (87)
5. Adjustments for differences
  between assigned values and tax
  basis on acquisition..............                        (20)
6. Adjustments for reclassification
  of Minority Interest..............
                                              ---    -----------
Restated under US GAAP..............          762        27,884
                                              ---    -----------
                                              ---    -----------

                            WHITCOULLS GROUP LIMITED

22 CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS. (CONTINUED)

                                                                                        NON
                             SHAREHOLDER      FIXED                                   CURRENT     DEFERRED      DEFERRED
                               EQUITY        ASSETS      INVESTMENT     GOODWILL    LIABILITIES      TAX         INCOME
                            -------------  -----------  -------------  -----------  -----------  -----------  -------------
                               $NZ000        $NZ000        $NZ000        $NZ000       $NZ000       $NZ000        $NZ000
YEAR ENDED 30 JUNE 1995
Reported under NZ GAAP....      148,100       111,005         2,519        52,158       81,672         (627)            0
1. Adjustments related to
  changes in accounting
  for Fixed Assets........      (21,837)      (21,586)         (251)
2. Adjustments related to
  changes in accounting
  for Dividends...........        7,260
3. Adjustments related to
  changes in the
  accounting for sale and
  leaseback
  transactions............         (844)                                                                              844
4. Adjustment related to
  using weighted average
  exchange rate rather
  than year end exchange
  rate for earnings of
  foreign subsidiary......
5. Adjustments for differ-
  ences between assigned
  values and tax basis on
  acquisition.............          (60)                                      343                       403
6. Adjustments for
  reclassification of
  Minority Interest.......         (600)                                                   600
                            -------------  -----------        -----    -----------  -----------         ---           ---
Restated under US GAAP....      132,019        89,419         2,268        52,501       82,272         (224)          844
                            -------------  -----------        -----    -----------  -----------         ---           ---
                            -------------  -----------        -----    -----------  -----------         ---           ---

                             PROVISION
                                FOR      NET PROFIT
                             DIVIDEND     AFTER TAX
                            -----------  -----------
                              $NZ000       $NZ000
YEAR ENDED 30 JUNE 1995
Reported under NZ GAAP....       7,260       20,188
1. Adjustments related to
  changes in accounting
  for Fixed Assets........                      789
2. Adjustments related to
  changes in accounting
  for Dividends...........      (7,260)
3. Adjustments related to
  changes in the
  accounting for sale and
  leaseback
  transactions............                       82
4. Adjustment related to
  using weighted average
  exchange rate rather
  than year end exchange
  rate for earnings of
  foreign subsidiary......                      332
5. Adjustments for differ-
  ences between assigned
  values and tax basis on
  acquisition.............                      (20)
6. Adjustments for
  reclassification of
  Minority Interest.......
                            -----------  -----------
Restated under US GAAP....           0       21,371
                            -----------  -----------
                            -----------  -----------

                            WHITCOULLS GROUP LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

                 ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP
                       YEARS ENDED 30 JUNE 1996 AND 1995

1. NATURE OF BUSINESS

    Whitcoulls Group Ltd operates nine main subsidiary companies.

    Summarised below are the activities for each of the main subsidiaries:

    Whitcoulls Ltd operates 68 stores throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

    London Bookshops Ltd operates 36 stores (nine of which are franchised) throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

    Angus & Robertson Bookworld Pty Ltd operates Australia's largest chain of bookshops, comprising 85 company owned and 81 franchised stores. Books are the core of the product range, with some stores also carrying magazines and a limited range of household stationery.

    OTC Office Supplies Ltd is the largest commercial stationery retailer in New Zealand, operating four sales and distribution centres in Auckland, Hamilton, Wellington and Christchurch.

    Whitcoulls Office Products Ltd is New Zealand's second largest commercial stationer, operating 18 retail and warehouse branches and includes a specialist retailer of computer consumables and related products.

    Hollands Ltd is a retailer of stationery and office furniture to the Auckland market.

    School Supplies Ltd operates 11 branches throughout New Zealand, supplying schools with a wide range of stationery, art supplies and text books.

    Croxley Stationery Ltd is a manufacturer and wholesaler of stationery, including filing products, diaries, scholastic products, pads, envelopes, writing instruments and recycled laser cartridges. It manufactures approximately 70% of its products range at its four factories.

    GP Print Ltd (formerly the Government Printing Office). It holds long term contracts to produce all New Zealand's telephone directories and to print and distribute Parliamentary legislation. It is also one of New Zealand's largest commercial printers.

2. PROFIT AND LOSS ACCOUNT

    Operating expenses in the Profit and Loss Account comprise;

                                                                                                   1996       1995
                                                                                                  NZ$000     NZ$000
                                                                                                 ---------  ---------
Cost of Product sold...........................................................................    386,127    392,557
Selling, General, Administrative and Other Expenses............................................    126,025    116,832
                                                                                                 ---------  ---------
Total Operating Expenses.......................................................................    512,152    509,389
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                            WHITCOULLS GROUP LIMITED

                 ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP
                       YEARS ENDED 30 JUNE 1996 AND 1995

3. STATEMENT OF CASH FLOWS

    NZ GAAP includes bank overdraft as under the cash caption in the Statement of Cash Flows under US GAAP a bank overdraft is included as financing activities.

    Effect on the Cash Flow Statement is to increase cash received from financing activities by NZ$11,176,000 in the 1995 year and reduce cash paid by financing activities by NZ$11,176,000 in the 1996 year.

    The restated cash flow in summary form is as follows:

                                                                                                 1996       1995
                                                                                                NZ$000     NZ$000
                                                                                               ---------  ---------
Net Cash flows from Operating Activities.....................................................     65,990     21,296
Cash Flows from Investing Activities.........................................................     (4,599)   (13,012)
Cash Flows from Financing Activities.........................................................    (51,337)    (8,755)
Net Cash (Disbursements) during period.......................................................     10,054       (471)
Cash at beginning of period..................................................................     --            197
Impact of Foreign Exchange...................................................................       (573)       274
                                                                                               ---------  ---------
Cash at end of Period........................................................................      9,481        Nil
                                                                                               ---------  ---------

4. FINANCE LEASE LIABILITIES

    Finance lease commitments disclosed in Note 12 comprises:

                                                                                                    1996         1995
                                                                                                   NZ$000       NZ$000
                                                                                                 -----------  -----------
Repayable:
Current........................................................................................       3,532        1,388
1 & 2 years....................................................................................          85        1,060
2 & 3 years....................................................................................          17          936
                                                                                                      -----        -----
                                                                                                      3,634        3,384
                                                                                                      -----        -----
Less
Future Interest Expense........................................................................         494          460
                                                                                                      -----        -----
                                                                                                      3,140        2,924
                                                                                                      -----        -----

5. EARNINGS PER SHARE

                                                                                1996         1995
                                                                               NZ$000       NZ$000
                                                                             -----------  -----------
Earnings per share (cents).................................................        23.0         17.7

                            WHITCOULLS GROUP LIMITED

                 ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP
                       YEARS ENDED 30 JUNE 1996 AND 1995

6. LOANS

    Included in loans is Australian denominated debt NZ$48.5 million for the year ended 30 June 1996 and NZ$32.9 million for the year ended 30 June 1995.

7. NON-CASH FINANCING ACTIVITIES

    New Zealand GAAP requires that bonus shares (stock dividends) are recorded at par value. US GAAP requires stock dividends involving issuance by the company of additional shares in ratios of less than 20% to 25% of the previously outstanding shares accounted for by the issuer to be transferred from retained earnings to share capital at a combined amount equal to the fair value of the additional shares issued.

    On 11 December 1992 a one-for-ten bonus issue was made. The fair value was NZ $22,138,000, which under US GAAP would have been transferred from Retained Earnings to Capital Reserves. Under NZ GAAP the par value of shares NZ$963,000 was transferred. This adjustment has no effect on total reported shareholders' equity.

8. FOREIGN SUBSIDIARIES

    Net liabilities of foreign subsidiaries which are denominated in Australian dollars amount to NZ$5,709,000 as at 30 June 1996 and NZ$4,884,000 as at 30 June 1995.

9. UNUSED LETTERS OF CREDIT

                                                                              1996          1995
                                                                             NZ$000        NZD$000
                                                                           -----------  -------------
Total as at 30 June......................................................         612           588

10. OPERATING LEASE EXPENSE

    Operating lease expense comprise:

                                                                                                 1996        1995
                                                                                                NZ$000      NZD$000
                                                                                               ---------  -----------
Base.........................................................................................     41,495      35,339
Contingent...................................................................................        567         450
Less sub-lease...............................................................................     (3,328)     (2,511)
                                                                                               ---------  -----------
                                                                                                  38,734      33,268

                          INDEPENDENT AUDITORS' REPORT

To the Directors of
Whitcoulls Group Limited
Auckland
New Zealand

    We have audited the accompanying consolidated balance sheet of Whitcoulls Group Limited as of 30 June 1996 and 30 June 1995, and the related Profit and Loss Account, and Statement of Cash Flows for the years then ended (all expressed in New Zealand dollars). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in New Zealand and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of the Group at 30 June 1996 and 30 June 1995, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in New Zealand.

    Accounting principles generally accepted in New Zealand vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for each of the two years in the period ended 30 June 1996 and the determination of stockholders' equity and financial position at 30 June 1996 and 30 June 1995 to the extent summarised in Note 22. Additional disclosures required under US GAAP are summarised in Note 22.

DELOITTE TOUCHE TOHMATSU
20 January 1997
Auckland, New Zealand

                          Report of Independent Accountants


To the Stockholders of
 The Office Furniture Store, Inc.

In our opinion, the accompanying balance sheet and the related statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of The Office Furniture Store, Inc. (the Company) at December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 1 to the financial statements, on May 23, 1996 the Company entered into a letter of intent to sell all of its issued and outstanding shares of common stock to the U.S. Office Products Company.


Price Waterhouse LLP
Cincinnati, Ohio
August 16, 1996

THE OFFICE FURNITURE STORE, INC.

BALANCE SHEET
--------------------------------------------------------------------------------

                                                 December 31,          June 30,
                                                    1995                 1996
                                                    ----                 ----
                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash                                          $    75,961        $   176,362
  Investments                                        35,700                  -
  Accounts receivable - trade                       661,854            490,700
  Accounts receivable - other                       105,535            113,069
  Inventory                                         476,110            489,438
  Other current assets                               26,737             29,981
                                                -------------       ------------
    Total current assets                          1,381,897          1,299,550

Plant and equipment, net                            285,308            320,516
Other assets                                         16,385             21,385
                                                -------------       ------------
    Total assets                                $ 1,683,590        $ 1,641,451
                                                -------------       ------------
                                                -------------       ------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $   442,510        $   333,725
  Accrued compensation                              299,117             81,768
  Sales and other taxes payable                     101,108            145,922
  Customer deposits                                  83,067             80,614
  Current portion of notes payable                   11,714              8,542
                                                -------------       ------------
    Total current liabilities                       937,516            650,571
                                                -------------       ------------

  Notes payable                                       8,596             33,037
                                                -------------       ------------


Contingencies (Note 8)

Stockholders' equity:
  Common stock, no par; 750 shares authorized,
    100 shares issued and outstanding                   500                500
  Retained earnings                                 723,561            957,343
  Unrealized gain on investments                     13,417                  -
                                                -------------       ------------
    Total stockholders' equity                      737,478            957,843
                                                -------------       ------------
    Total liabilities and stockholders' equity  $ 1,683,590        $ 1,641,451
                                                -------------       ------------
                                                -------------       ------------

                        The accompanying notes are an integral
                         part of these financial statements.

THE OFFICE FURNITURE STORE, INC.

STATEMENT OF INCOME
--------------------------------------------------------------------------------

                                                                                    For the six months ended
                                                           December 31,            June 30,          June 30,
                                                              1995                   1995              1996
                                                              ----                   ----              ----
                                                                                           (UNAUDITED)
Revenues                                                  $ 7,442,059          $ 3,688,212        $ 4,304,822
Cost of sales                                               5,169,085            2,562,202          2,975,283
                                                          -------------         ------------       ------------
    Gross margin                                            2,272,974            1,126,010          1,329,539

Selling, general and administrative expenses                1,955,340              793,477            985,393
                                                          -------------         ------------       ------------
    Operating income                                          317,634              332,533            344,146

Other (income) expense:
  Interest expense                                              8,509                5,881              2,356
  Other income, net                                           (25,918)              (8,635)           (23,510)
                                                          -------------         ------------       ------------
    Income before taxes                                       335,043              335,287            365,300

Income taxes                                                  139,930              137,471            131,518
                                                          -------------         ------------       ------------
    Net income                                            $   195,113          $   197,816         $  233,782
                                                          -------------         ------------       ------------
                                                          -------------         ------------       ------------

                     The accompanying notes are an integral
                       part of these financial statements.

THE OFFICE FURNITURE STORE, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                                     Unrealized
                                                                        Retained   Gain/(Loss) on
                                            Shares         Amount       Earnings     Investments        Total
                                            ------         ------       --------     -----------        -----
Balance at December 31, 1994                  100        $   500     $  533,448     $  (16,422)    $  517,526

Net income                                                              195,113                       195,113

Stockholder distributions                                                (5,000)                       (5,000)

Net unrealized gain on investments                                                      29,839         29,839
                                         -----------    -----------   -----------    -----------    -----------

Balance at December 31, 1995                  100            500        723,561         13,417        737,478

Net income (unaudited)                                                  233,782                       233,782

Reversal of unrealized gain on investments
 (unaudited)                                                                           (13,417)       (13,417)
                                         -----------    -----------   -----------    -----------    -----------
Balance at June 30, 1996 (unaudited)          100        $   500     $  957,343     $        -     $  957,843
                                         -----------    -----------   -----------    -----------    -----------
                                         -----------    -----------   -----------    -----------    -----------

                     The accompanying notes are an integral
                       part of these financial statements.

THE OFFICE FURNITURE STORE, INC.

STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------


                                                             For the
                                                            year ended              For the six months ended
                                                           December 31,            June 30,          June 30,
                                                              1995                  1995               1996
                                                           ------------             ----               ----
                                                                                          (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                 $  195,113          $  197,816          $  233,782
Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation                                              51,716              21,580              21,732
     Gain on sale of investments                              (11,901)             (1,872)            (31,772)
     Changes in assets and liabilities:
        Accounts receivable - trade                            10,156             (43,067)            171,154
        Accounts receivable - other                            (6,070)            (19,871)             (7,534)
        Inventory                                            (115,904)            (93,323)            (13,328)
        Other assets                                           (2,957)           (118,333)             (8,244)
        Accounts payable                                       79,432             (16,091)           (108,785)
        Other liabilities                                     (79,683)            (32,791)           (174,988)
                                                            -----------         -----------         -----------

         Net cash provided by (used in)
          operating activities                                119,902            (105,952)             82,017
                                                            -----------         -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                          (41,617)            (32,646)            (56,940)
Proceeds from sale of investments                              85,465              56,960              54,055
                                                            -----------         -----------         -----------

         Net cash provided by (used in)
          investing activities                                 43,848              24,314              (2,885)
                                                            -----------         -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable                                         -                   -              30,045
Payments on notes payable                                    (313,118)           (262,137)             (8,776)
Net borrowings on bank line of credit                               -             120,000                   -
Distributions to stockholders                                  (5,000)                  -                   -
                                                            -----------         -----------         -----------

         Net cash provided by (used in)
          financing activities                               (318,118)           (142,137)             21,269
                                                            -----------         -----------         -----------

Net change in cash                                           (154,368)           (223,775)            100,401
Cash at beginning of period                                   230,329             230,329              75,961
                                                            -----------         -----------         -----------
Cash at end of period                                       $  75,961           $   6,554          $  176,362
                                                            -----------         -----------         -----------
                                                            -----------         -----------         -----------

Supplemental disclosure:
  Taxes paid                                                $ 123,948           $  66,134          $   52,522
                                                            -----------         -----------         -----------
                                                            -----------         -----------         -----------

  Interest paid                                             $   8,509           $   5,881          $    2,356
                                                            -----------         -----------         -----------
                                                            -----------         -----------         -----------

                     The accompanying notes are an integral
                       part of these financial statements.

THE OFFICE FURNITURE STORE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.  BUSINESS ORGANIZATION AND ACQUISITION

    The Office Furniture Store, Inc. (OFS or the Company) is a distributor of office furniture and accessories in the Cincinnati, Ohio metropolitan area.


    On May 23, 1996, the Company entered into a letter of intent with U.S. Office Products Company (U.S. Office Products) whereby the Company agreed to merge with U.S. Office Products. Pursuant to the letter of intent, the Company's stockholders will exchange all of the outstanding shares of the Company's common stock for 171,034 shares of U.S. Office Products' common stock.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION AND CREDIT RISK
    Revenues are recognized upon shipment when all risks and rewards of ownership have passed to the customer. The Company sells its products to a wide group of industries in the Cincinnati area and its credit risks are well distributed. The Company monitors its credit risk by establishing credit limits and monitoring its outstanding accounts receivable. Management has not provided an allowance for doubtful accounts as all receivables are considered to be collectible.

    Other receivables represent rebates and credits due from the Company's suppliers.

    INVESTMENTS
    The Company has investments in certain equity securities which it has classified as available for sale. Unrealized gains and losses on investments held for sale are included in a separate component of equity. Realized gains and losses are determined based on the specific identification method.

    INVENTORY
    Inventory consists solely of finished goods and is stated at the lower of cost or market. Cost is determined utilizing the average cost basis.

    PLANT AND EQUIPMENT
    Plant and equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, as follows: leasehold improvements - 20 years, furniture and fixtures - seven years, computer equipment - five years and vehicles - five years. Maintenance and repair costs which do not enhance efficiency or increase the useful life of the asset are expensed as incurred.

THE OFFICE FURNITURE STORE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed," which is required to be adopted by the Company in 1996. The implementation of this Statement is not anticipated to have a material impact on the Company's financial statements.

    FINANCIAL INSTRUMENTS
    The carrying amount of the Company's monetary assets and liabilities is a reasonable estimate of fair value because of the liquid, short-term and variable nature of these financial instruments.

    INCOME TAXES
    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under this statement, deferred income taxes are provided, to the extent considered realizable by management, for the basis differences of assets and liabilities for financial reporting and income tax purposes. Gross deferred income tax assets and liabilities are not significant.

    USE OF ESTIMATES
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    SOURCES OF SUPPLY
    In order to receive volume discounts the Company currently purchases approximately 60% of its inventory from one vendor. Management believes that other suppliers could provide similar products at comparable prices.

    UNAUDITED FINANCIAL INFORMATION
    In the opinion of management, the unaudited financial information as of and for the six months ended June 30, 1996 and comparable information for the six months ended June 30, 1995 contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results for the periods presented.

THE OFFICE FURNITURE STORE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3.  PLANT AND EQUIPMENT

    Plant and equipment consist of the following at December 31, 1995:


    Leasehold improvements                            $    220,641
    Furniture and fixtures                                 111,142
    Computer equipment                                      67,972
    Vehicles                                               117,342

                                                      ------------
                                                           517,097
    Less:  Accumulated depreciation                        231,789
                                                      ------------
                                                      $    285,308
                                                      ------------
                                                      ------------

4.  NOTES PAYABLE

    At December 31, 1995, the Company had two variable interest rate notes payable outstanding with an average borrowing rate of 6.45%. The notes payable, which are secured by delivery trucks with a net book value of $36,423 at December 31, 1995, require monthly principal and interest payments. Principal payments due on borrowings for 1996 and 1997 are $11,714 and $8,596, respectively.

    The Company has a bank line of credit of $600,000 which is secured by the personal guarantees of the stockholders and expires in February 1997.


5.  RELATED PARTY TRANSACTIONS

    The Company leases its office building and warehouse from the Company's stockholders under an operating lease which expires in 2009. The lease requires monthly payments of $15,000. The Company has guaranteed the stockholders' debt related to the purchase of the office building and warehouse. The future minimum payments under noncancelable leases as of December 31, 1995 are as follows:

    Year Ending December 31,
    ------------------------

         1996                               $    180,000
         1997                                    180,000
         1998                                    180,000
         1999                                    180,000
         2000-2009                             1,680,000
                                            ------------
              Total                         $  2,400,000

    Included in 1995 other income is consulting fee revenue totalling $12,000 for services provided by the Company's stockholder and president to another company in which the stockholder maintains an equity interest.


6.  EMPLOYEE BENEFITS

    The Company sponsors a defined contribution savings and profit sharing plan (the Plan) for Company employees who meet certain age and service requirements. The Plan allows participants to make contributions up to the maximum allowable percentages of their earnings by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. The Plan provides for discretionary employer contributions which totalled $90,000 in 1995.


7.  INCOME TAXES

    Income taxes, which consist primarily of taxes currently payable, were as follows for the year ended December 31, 1995:


         Provision for income taxes:
           Federal                               $    111,366
           State and local                             28,564
                                                 ------------
                                                 $    139,930
                                                 ------------
                                                 ------------

    OFS's effective tax rate for 1995 differs from the statutory income tax rate as follows:

         Statutory U.S. federal income tax rate               34.0%
         State and local taxes, net of federal benefit         5.6
         Non-deductible stockholder compensation               2.3
         Other                                                (0.1)
                                                         ------------
         Effective income tax rate                            41.8%
                                                         ------------
                                                         ------------

8.   CONTINGENCIES

     The Company may, from time to time, be subjected to claims or other legal actions in the normal course of business. Management does not believe that these matters would have a material impact on the Company's operations or financial condition.

                              AUSDOC OFFICE PTY LTD
                                 ACN 001 844 819

DIRECTORS' REPORT
--------------------------------------------------------------------------------

The Directors of AUSDOC Office Pty Ltd resolved to make the following report with respect to the profit and loss and the state of affairs of the Company as at 30 June, 1996.

1. The names of the Directors of the Company in office at the date of this report are:

    PETER T. REILLY
    JAMES E. WALSH

2. The principal activity of the Company during the year was the sale of commercial office products.

3. The loss of the Company for the year after providing for income tax was $121,135. (1995 - Profit of $136,316)

4.  No dividends were paid during the year.

5. On 5 February 1996 the Company purchased the business and assets of Complete Office Supplies (W.A.) No other significant change in the state of affairs of the Company occurred during the year.

6. The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd effective 30 September 1996. The company will receive $25.6 million for goodwill plus the book value of operating assets. A profit after tax on sale of approximately $10 million will be realised on the transaction. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

7. No information is included on the likely developments in the operations of the Company and the expected results of those operations, as it is the opinion of the Directors of the Company, that this information would prejudice the interests of the Company if included in this report.

8. No Director, since 30 June, 1995 has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by Directors shown in Note 19 of the Accounts, or the fixed salary of a full time employee of the Company) by reason of a contract made by the Company or related corporation with any Director or with a firm of which a Director is a member or with a company in which a Director is a member or with a company in which a Director has a substantial financial interest.

SIGNED  in  accordance  with  a  resolution  of  the  Directors  of AUSDOC
Office Pty Ltd

DATED this 23rd day of September 1996.




PETER T. REILLY            JAMES E. WALSH
DIRECTOR                   DIRECTOR

                              AUSDOC OFFICE PTY LTD

PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------


                                              NOTE        1996          1995
                                                            $             $



Operating revenue                               2     21,633,507    11,541,659
                                                     -----------   -----------
                                                     -----------   -----------

Operating profit/(loss) before income tax       3         (3,345)      149,953

Abnormal items                                  4        (75,000)            -

Income tax attributable
 to operating profit                            5        (42,790)      (13,637)
                                                     -----------   -----------

Operating profit after income tax                       (121,135)      136,316

Dividends paid                                 17              -      (170,000)

Retained profits at the beginning
 of the financial year                                    12,801        46,485
                                                     -----------   -----------
Retained profits at the end
 of the financial year                                  (108,334)       12,801
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                              AUSDOC OFFICE PTY LTD

BALANCE SHEET AS OF 30 JUNE 1996
--------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $

CURRENT ASSETS

Cash                                                     246,709       324,724
Receivables                                     6      3,817,263     2,700,869
Inventories                                     7      3,099,976     2,507,284
                                                     -----------   -----------

Total Current Assets                                   7,163,948     5,532,877
                                                     -----------   -----------


NON CURRENT ASSETS

Receivables                                     6              -        47,838
Property, plant and equipment                   8      1,229,305     1,125,847
Intangibles                                     9      3,659,890     3,569,496
Other                                          10        157,137       126,048
                                                     -----------   -----------
Total Non Current Assets                               5,046,332     4,869,229
                                                     -----------   -----------
TOTAL ASSETS                                          12,210,280    10,402,106
                                                     -----------   -----------



CURRENT LIABILITIES

Creditors and borrowings                       11      4,076,146     2,860,398
Provisions                                     12        389,205       317,835
                                                     -----------   -----------
Total Current Liabilities                              4,465,351     3,178,233
                                                     -----------   -----------

NON CURRENT LIABILITIES

Creditors and borrowings                       11      7,877,133     7,221,569
Provisions                                     12         81,628        95,001
                                                     -----------   -----------
Total Non Current Liabilities                          7,958,761     7,316,570
                                                     -----------   -----------
TOTAL LIABILITIES                                     12,424,112    10,494,803
                                                     -----------   -----------
NET ASSETS/(LIABILITIES)                                (213,832)      (92,697)
                                                     -----------   -----------
                                                     -----------   -----------

SHAREHOLDERS' EQUITY/(DEFICIENCY)

Share capital                                  13              2             2
Reserves                                       14       (105,500)     (105,500)
Retained profits                                        (108,334)       12,801
                                                     -----------   -----------
TOTAL SHAREHOLDERS' EQUITY/(DEFICIENCY)                 (213,832)      (92,697)
                                                     -----------   -----------
                                                     -----------   -----------


The accompanying notes form an integral part of these accounts.

                              AUSDOC OFFICE PTY LTD

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

                                             NOTE         1996          1995
                                                            $             $


Cash flows from operating activities

Receipts from customers                               20,424,362     9,641,440
Interest received                                          5,627         4,743
Payments to suppliers                                (20,059,632)  (10,000,921)
Interest paid                                           (427,028)     (101,389)
Income taxes paid                                        (66,076)     (102,798)
                                                     -----------   -----------
Net cash provided by operating activities      21       (122,747)     (558,925)
                                                     -----------   -----------



Cash flows from investing activities

Proceeds from sale of property, plant
  and equipment                                           56,296        85,450
Payments for property, plant and equipment              (328,320)     (108,258)
Payments for business acquisitions                      (377,000)   (4,703,474)
                                                     -----------   -----------
Net cash provided by investing activities               (649,024)   (4,726,282)
                                                     -----------   -----------


Cash flows from financing activities

Dividends paid                                                 -      (170,000)
Finance lease payments                                    (9,646)       (1,498)
Loan from related companies                              703,402     5,766,212
                                                     -----------   -----------
Net cash provided by financing activities                693,756     5,594,714
                                                     -----------   -----------

Net increase in cash held                                (78,015)      309,507
Cash at beginning of the financial year                  324,724        15,217
                                                     -----------   -----------
Cash at end of the financial year                        246,709       324,724
                                                     -----------   -----------
                                                     -----------   -----------


The accompanying notes form an integral part of these accounts.

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

NOTE 1.  STATEMENT OF ACCOUNTING POLICIES

The accounts are a general purpose financial report prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and the requirements in Schedule 5 to the Corporations Regulations. The accounts have been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non-current assets. The accounting policies have been consistently applied, unless otherwise stated.

The following is a summary of the significant accounting policies adopted by the Company in the preparation of the accounts.

(a)  Receivables

     A provision is raised for any doubtful debts based on a review of all outstanding amounts at year end. Bad debts are written off during the period in which they are identified.


(b)  Inventories

     Inventories are valued at the lower of cost and net realisable value. Costs have been assigned to inventory quantities on hand at balance date using the first-in-first-out and weighted average cost basis.


(c)  Property, Plant and Equipment

     Property, plant and equipment are included at cost. All property, plant and equipment other than land are depreciated over their estimated useful lives commencing from the time the asset is held ready for use.


(d)  Comparative Figures

     Where necessary, comparative figures have been adjusted to conform with changes in presentation in the current year.


(e)  Goodwill

     Goodwill, representing the excess of purchase consideration over the fair value of identifiable net assets acquired arising upon the acquisition of a business entity is shown as an intangible asset. Goodwill is amortised on a straight line basis over the period of expected benefit, that period not exceeding 20 years. For the years ended June 1988 and 1989, acquired goodwill was written off in full via the profit and loss account. An offsetting entry was posted from the "Acquired goodwill written off reserve."

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 2.  OPERATING REVENUE

                                                          1996          1995
                                                            $             $

Sales revenue                                         20,606,082    11,303,126

Other revenue
Licence fee and other charges from related
   corporations                                          515,826        87,437
Interest received                                          5,627         4,743
Gross proceeds on sale of property,
   plant and equipment                                    56,296        85,450
Sundries                                                 449,676        60,903
                                                     -----------   -----------
Total operating revenue                               21,633,507    11,541,659
                                                     -----------   -----------
                                                     -----------   -----------

NOTE 3.  OPERATING PROFIT

Operating profit before tax has been
  determined after:

(a)  Charging as expenses:
Amortisation of goodwill                                 184,514        45,694
Amortisation of leased assets                              8,000         1,624
Auditors' remuneration:
  For auditing the accounts of
    the company                                           28,300        16,900

Bad debts written off                                     10,851           746

Depreciation of fixed assets                             285,037       115,114
Interest paid - related corporation                      416,000        95,000
Interest paid - other                                      5,405         1,047
Finance lease charges                                      5,623         2,996
Loss on disposal of non-current assets                         -         1,470

Management charges                                       200,000       135,000

Operating lease rentals                                  717,036       495,036
Contributions to superannuation fund                     162,956        85,726
Transfers to provisions for:
  employee benefits                                       50,194        31,953
  doubtful benefits                                       19,977         8,000

(b)  Crediting as revenue:
Interest received                                          5,627         4,743
Profit on sale of non current assets                      22,419        10,079

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 4.  ABNORMAL ITEMS

                                                          1996          1995
                                                            $             $

Business rationalisation costs
(Tax credit applicable $27,000)                           75,000             -
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 5.  INCOME TAX

Operating profit/(loss)                                  (78,345)      149,953
                                                     -----------   -----------
                                                     -----------   -----------

Prima facie income tax expense
 calculated  at 36% (1995: 33%)                          (28,204)       49,485
Tax effect of permanent differences                       70,994       (29,270)
Under provision from prior year                                -             -
Increase/(decrease) in net deferred tax
 liability due to increase in tax rate                         -        (6,578)
                                                     -----------   -----------
                                                          42,790        13,637
                                                     -----------   -----------
                                                     -----------   -----------

Comprising:

Increase in income tax provision                          72,603        69,308
Increase in future income tax benefits                   (31,089)      (71,380)
Increase in provision for deferred
 income tax                                                1,276        15,709
                                                     -----------   -----------
                                                          42,790        13,637
                                                     -----------   -----------
                                                     -----------   -----------

NOTE 6.  RECEIVABLES

Current:

 Trade debtors                                         3,361,733     2,572,905
 Less provision for doubtful debts                        40,127        20,150
                                                     -----------   -----------
                                                       3,321,606     2,552,755

 Other debtors and prepayments                           495,657       148,114
                                                     -----------   -----------
                                                       3,817,263     2,700,869
                                                     -----------   -----------
                                                     -----------   -----------
Non current:
Loan to related company                                        -        47,838
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 7.  INVENTORIES

Finished goods                                         3,099,976     2,507,284
                                                     -----------   -----------
                                                     -----------   -----------

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 8.  PROPERTY, PLANT AND EQUIPMENT
                                                          1996          1995
                                                            $             $

Plant and equipment:
 At cost                                                 931,551       244,720
 Less accumulated depreciation                           306,195        22,574
                                                     -----------   -----------
                                                         625,356       222,146
                                                     -----------   -----------
Office furniture, equipment and machines:
 At cost                                                 558,896       632,674
 Less accumulated depreciation                           305,694       177,151
                                                     -----------   -----------
                                                         253,202       455,523
                                                     -----------   -----------
Fixtures and fittings:
 At cost                                                       -       233,986
 Less accumulated depreciation                                 -       194,310
                                                     -----------   -----------
                                                               -        39,676
                                                     -----------   -----------
Motor vehicles:
 At cost                                                 464,289       454,562
 Less accumulated depreciation                           154,494        95,012
                                                     -----------   -----------
                                                         309,795       359,550
                                                     -----------   -----------
Leased assets:
 At cost                                                  64,948        64,948
 Less accumulated amortisation                            23,996        15,996
                                                     -----------   -----------
                                                          40,952        48,952
                                                     -----------   -----------
Total property, plant and equipment                    1,229,304     1,125,847
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 9.  INTANGIBLES

Goodwill acquired                                      3,890,138     3,615,190
Less accumulated amortisation                            230,248        45,694
                                                     -----------   -----------
                                                       3,659,890     3,569,496
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 10.  OTHER NON CURRENT ASSETS

Future income tax benefit                                157,137       126,048
                                                     -----------   -----------
                                                     -----------   -----------

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 11.  CREDITORS AND BORROWINGS

                                              NOTE        1996          1995
                                                            $             $


Current:
 Trade creditors                                       3,770,381     2,181,433
 Other creditors                                         294,891       669,319
 Lease liability                                          10,874         9,646
                                                     -----------   -----------
                                                       4,076,146     2,860,398
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Amount payable to related corporation                 7,845,349     7,178,911
 Lease liability                                          31,784        42,658
                                                     -----------   -----------
                                                       7,877,133     7,221,569
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 12. PROVISIONS

Current:
 Income tax                                               55,276        48,749
 Employee benefits                                       333,929       269,086
                                                     -----------   -----------
                                                         389,205       317,835
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Employee benefits                                        33,248        47,897
 Provision for deferred income tax                        48,380        47,104
                                                     -----------   -----------
                                                          81,628        95,001
                                                     -----------   -----------
                                                     -----------   -----------

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 13.  SHARE CAPITAL
                                              NOTE        1996          1995
                                                            $             $
Authorised capital:
     10,000 ordinary shares of
     $1.00 each                                           10,000        10,000
                                                     -----------   -----------
                                                     -----------   -----------

Issued and paid up capital:
     2 ordinary shares of
     $1.00 each fully paid                                     2             2
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 14. RESERVES

Acquired goodwill written off reserve                   (105,500)     (105,500)
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 15.  CAPITAL AND LEASING COMMITMENTS

Finance lease commitments:

Payable not later than one year                           15,269        15,269
Payable between one and two years                         33,035        15,269
Payable between two and five years                             -        33,035
                                                     -----------   -----------
                                                          48,304        63,573
Deduct future finance charges                              5,646        11,269
                                                     -----------   -----------
Total lease liability                                     42,658        52,304
                                                     -----------   -----------
                                                     -----------   -----------
Representing lease liabilities:

Current                                        11         10,874         9,646
Non current                                    11         31,784        42,658
                                                     -----------   -----------
                                                          42,658        52,304
                                                     -----------   -----------
                                                     -----------   -----------
Operating lease commitments:

Payable not later than one year                          601,083       382,997
Payable between one and two years                        352,850       321,734
Payable between two and five years                       129,855       194,917
                                                     -----------   -----------
Operating lease liability                              1,083,788       899,648
                                                     -----------   -----------
                                                     -----------   -----------


There are no capital commitments as at 30 June 1996.

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 16.  CONTINGENT LIABILITIES

At balance date the Company is a cross guarantor for a $40.5m loan facility available to the ultimate chief entity.

NOTE 17.   DIVIDENDS
                                                          1996          1995
                                                            $             $
Ordinary dividends paid
Interim - fully franked                                        -       100,000
Final - fully franked                                          -        70,000
                                                     -----------   -----------
Total dividend paid                                            -       170,000
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 18.   RELATED PARTY INFORMATION

(a)  Directors
     P.T. Reilly and J.E. Walsh held office as a director of the Company throughout the year ended 30 June, 1996.

(b)  Controlling Entities
     The immediate chief entity is Australian Document Exchange Pty Ltd The ultimate chief entity is AUSDOC Group Limited, a company incorporated in Australia.

(c)  Other related corporations in the AUSDOC Group Limited group are:
     H & P Stationery Pty Ltd
     Mullaly & Byrne Pty Ltd
     Canberra Wholesale Stationers Pty Ltd
     Data Security Services Pty Ltd
     Dart Couriers (Aust.) Pty Ltd
     Stronghold Security Services Pty Ltd
     AUSDOC Funds Management Pty Ltd
     AUSDOC Employee Share Plan Pty Ltd
     Electronic Document Exchange Pty Ltd
     Perth Stationery Supplies Pty Ltd

     During the year the Company received licensing fees from Perth Stationery Supplies Pty Ltd. These fees totalled $310,000. The Company provides equipment to Perth Stationery Supplies Pty Ltd. Equipment rentals are charged via an intercompany loan account. The Company performs administrative duties for H & P Stationery Pty Ltd by providing employees, debtor collection and creditor payment services. These services are reimbursed via an intercompany loan account.

     There are no other material intercompany transactions or balances between related parties other than as disclosed within these accounts.

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

NOTE 19.  DIRECTORS' REMUNERATION

Amounts received or due and receivable
by the Directors of the Company:
                                                          1996          1995
                                                            $             $

  From the Company                                             -             -
  From related bodies corporate                          335,000       295,000

The numbers of Directors whose income
from the Company or related bodies
corporate was within the specified bands are as follows:

$000                      $000
 110          -            120                                 -              1
 130          -            140                                 1              -
 170          -            180                                 -              1
 190          -            200                                 1              -

The above information is presented in accordance with the requirements of clause 25 of Schedule 5 to the Corporations Regulations. The company has been relieved from compliance with the corresponding requirements of Accounting Standard AASB 1017 "Related Party Disclosures" by a class order issued by the Australian Securities Commission dated 13 October 1994.


NOTE 20.  SUBSEQUENT EVENTS

The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd effective 30 September 1996. The company will receive $25.6 million for goodwill plus the book value of operating assets. A profit after tax on sale of approximately $10 million will be realised on the transaction.
No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

NOTE 21.  CASH FLOW INFORMATION

                                                           1996          1995
                                                            $             $
Reconciliation of net cash provided by operating activities to operating profit after income tax

Operating profit after income tax                       (121,135)      136,316
Depreciation and amortisation                            477,591       162,432
Loss on sale of property, plant and equipment                  -         1,470
Profit on sale of property, plant and equipment          (22,419)      (10,079)
Increase/(decrease) in taxes payable                     (23,286)      (89,161)
Bad debts                                                 10,851           746
Doubtful debts                                            19,977         8,000
Increase in employee provisions                           50,194        34,793
Increase in receivables                               (1,147,222)   (1,908,417)
Increase in inventory                                   (592,692)   (1,022,365)
Increase in creditors and borrowings                   1,225,393     2,127,340
                                                     -----------   -----------
Net cash provided by operating activities               (122,748)     (558,925)
                                                     -----------   -----------
                                                     -----------   -----------

During the year the Company acquired the business of Complete Office Supplies (W.A.)
Details are as follows:

Consideration

Plant and equipment                                      102,052       954,862
Inventory                                                      -       282,000
Employee entitlements                                          -      (113,000)
Goodwill on acquisition                                  274,948     3,615,190
Future income tax benefit                                      -        18,224
Lease liability                                                -       (53,802)
                                                     -----------   -----------
Cash consideration                                       377,000     4,703,474
                                                     -----------   -----------
Outflow of cash to acquire entities
 net of cash acquired:

Cash consideration                                       377,000     4,703,474
Less balances acquired                                         -             -
                                                     -----------   -----------
Outflow of cash                                          377,000     4,703,474
                                                     -----------   -----------

                              AUSDOC OFFICE PTY LTD

STATEMENT BY DIRECTORS
--------------------------------------------------------------------------------

In accordance with a resolution of the Board of Directors of AUSDOC Office Pty Ltd in the opinion of the Directors:


(a) the accounts of the Company are drawn up so as to give a true and fair view of the result of the Company for the year ended 30 June 1996 and the state of affairs of the Company as at 30 June 1996.


(b) at the date of this statement there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.


(c) the accounts of the Company have been made out in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law, applicable accounting standards and Urgent Issues Group Consensus Views.




For and on behalf of the Board by:




This 23rd day of September 1996.





PETER T. REILLY
DIRECTOR




JAMES E. WALSH
DIRECTOR

AUDITORS' REPORT

TO THE MEMBERS OF AUSDOC OFFICE PTY LTD
--------------------------------------------------------------------------------

SCOPE

We have audited the accounts of AUSDOC Office Pty Ltd for the year ended 30 June, 1996 as set out on pages 2 to 14. The Company's Directors are responsible for the preparation and presentation of the accounts and the information they contain. We have conducted an independent audit of these accounts in order to express an opinion on them to the members of the Company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the accounts are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the accounts, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the accounts are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements, being Urgent Issues Group Consensus Views and the Corporations Law so as to present a view of the Company which is consistent with our understanding of its state of affairs, results of operations and cashflows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the accounts of AUSDOC Office Pty Ltd are properly drawn up:

(a)  so as to give a true and fair view of:

     (i) the Company's state of affairs as at 30 June, 1996 and of its result for the year ended on that date; and

     (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the accounts;

(b)  in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable accounting standards and other mandatory professional reporting requirements.

Signed at Melbourne,

This 23rd day of September 1996.


DAY NEILSON
Chartered Accountants



J.J. GAVENS,
Partner

                            H & P STATIONERY PTY LTD
                                 ACN 004 103 262
DIRECTORS' REPORT
--------------------------------------------------------------------------------

The Directors of H & P Stationery Pty. Ltd. formally resolved to submit the following report with respect to the profit and loss and the state of affairs of the Company as at 30 June, 1996.

1. The names of the Directors of the Company in office at the date of this report are:

    PETER T. REILLY
    JAMES E. WALSH

2. The principal activities of the Company during the year were that of stationers.

3. The profit of the Company for the year after providing for income tax and abnormal items was $620,480 (1995: $319,113 profit).

4.  Dividends of $626,993 were paid during the year.

5. No significant change in the state of affairs of the Company occurred during the year.

6. The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd as of 30 September 1996. The company will receive consideration of $2.8 million for goodwill plus the book value of operating assets. A profit after tax of approximately $1.8 million will be realised on the transaction. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

7. No information is included on the likely developments in the operations of the Company and the expected results of those operations, as it is the opinion of the Directors of the Company, that this information would prejudice the interests of the Company if included in this report.

8. No Director, since 30 June, 1995 has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by Directors shown in Note 18 in the Accounts, or the fixed salary of a full time employee of the Company) by reason of a contract made by the Company or related corporation with any Director or with a firm of which a Director is a member or with a company in which a Director is a member or with a company in which a Director has a substantial financial interest.



SIGNED in accordance with a resolution of the Directors of H & P Stationery Pty. Ltd.



DATED this 23rd day of September 1996.




PETER T. REILLY            JAMES E. WALSH
DIRECTOR                   DIRECTOR

                            H & P STATIONERY PTY LTD

PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

                                             NOTE        1996          1995
                                                           $             $



Operating revenue                              2      3,876,317     8,157,565
                                                    -----------   -----------
                                                    -----------   -----------

Operating profit before abnormals
and income tax                                 3        260,414       160,482
Abnormal items                                 4        169,581       238,958
                                                    -----------   -----------
Operating profit before income tax                      429,995       399,440

Income tax attributable
 to operating profit                           5        190,485       (80,327)
                                                    -----------   -----------
Operating profit after income tax                       620,480       319,113

Dividends paid                                16       (626,993)     (150,000)
Transfer from Reserves                        13        219,595             -

Retained profits at the beginning of
 the financial year                                     177,237         8,124
                                                    -----------   -----------
Retained profits at the end
 of the financial year                                  390,319       177,237
                                                    -----------   -----------
                                                    -----------   -----------



The accompanying notes form an integral part of these accounts.

                            H & P STATIONERY PTY LTD

BALANCE  SHEET AS AT 30 JUNE, 1996
--------------------------------------------------------------------------------

                                             NOTE        1996          1995
                                                           $             $
CURRENT ASSETS

  Cash                                                    8,283       108,008
  Receivables                                  6        122,207       966,431
  Inventories                                  7        458,428       426,581
                                                    -----------   -----------
  Total Current Assets                                  588,918     1,501,020
                                                    -----------   -----------


NON CURRENT ASSETS

  Receivables                                  6      1,094,960       953,310
  Property, plant and equipment                8         60,088       372,949
  Other                                        9        279,393        30,381
                                                    -----------   -----------
  Total Non Current Assets                            1,434,441     1,356,640
                                                    -----------   -----------
TOTAL ASSETS                                          2,023,359     2,857,660
                                                    -----------   -----------


CURRENT LIABILITIES

  Creditors and borrowings                    10         11,941       466,811
  Provisions                                  11         57,549        49,549
                                                    -----------   -----------
  Total Current Liabilities                              69,490       516,360
                                                    -----------   -----------


NON CURRENT LIABILITIES

  Creditors and borrowings                    10      1,142,090     1,516,839
  Provisions                                  11          4,770        10,939
                                                    -----------   -----------
  Total Non Current Liabilities                       1,146,860     1,527,778
                                                    -----------   -----------
TOTAL LIABILITIES                                     1,216,350     2,044,138
                                                    -----------   -----------
NET ASSETS                                              807,009       813,522
                                                    -----------   -----------
                                                    -----------   -----------

SHAREHOLDERS' EQUITY

  Share capital                               12         42,200        42,200
  Reserves                                    13        374,490       594,085
  Retained profits                                      390,319       177,237
                                                    -----------   -----------
TOTAL SHAREHOLDERS' EQUITY                              807,009       813,522
                                                    -----------   -----------
                                                    -----------   -----------



The accompanying notes form an integral part of these accounts.

                            H & P STATIONERY PTY LTD

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

                                              NOTE       1996          1995
                                                           $             $
                                                        Inflows       Inflows
                                                      (Outflows)    (Outflows)

Cash flows from operating activities
Receipts from customers                               3,692,002     7,909,668
Interest received                                        18,571         4,917
Payments to suppliers                                (3,580,014)   (7,227,966)
Interest paid and finance costs                               -        (6,924)
Income taxes paid                                       (19,305)      (65,485)
                                                    -----------   -----------
Net cash provided by operating activities      20       111,254       614,210
                                                    -----------   -----------


Cash flows from investing activities
Proceeds from sale of business                          543,960        25,000
Proceeds from sale of non current assets                576,129        45,500
Payments for non current assets                         (49,832)      (29,053)
                                                    -----------   -----------
Net cash provided by investing activities             1,070,257        41,447
                                                    -----------   -----------


Cash flows from financing activities
Dividends paid                                         (626,993)     (150,000)
Advance to related companies                           (628,096)     (538,866)
Loan from related company                                     -       159,794
Repayment of finance lease and hire
 purchase liabilities                                   (26,147)      (84,830)
                                                    -----------   -----------
Net cash provided by financing activities            (1,281,236)     (613,902)
                                                    -----------   -----------
Net increase/(decrease) in cash held                    (99,725)       41,755
Cash at beginning of the financial year                 108,008        66,253
                                                    -----------   -----------
Cash at end of the financial year                         8,283       108,008
                                                    -----------   -----------
                                                    -----------   -----------



The accompanying notes form an integral part of the accounts.

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

NOTE 1.   STATEMENT OF ACCOUNTING POLICIES

The accounts are a general purpose financial report prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and the requirements in Schedule 5 to the Corporations Regulations. The accounts have been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non current assets. The accounting policies have been consistently applied, unless otherwise stated.

The following is a summary of the significant accounting policies adopted by the Company in the preparation of the accounts.

(a)  Goodwill

     Goodwill, representing the excess of purchase consideration over the fair value of identifiable net assets acquired arising upon the acquisition of a business entity is shown as an intangible asset. Goodwill is amortised on a straight line basis over the period of expected benefit, that period not exceeding 20 years. For the years ended June 1988 and 1989, acquired goodwill was written off in full via the profit and loss account. An offsetting entry was posted from the "Acquired goodwill written off reserve."

(b)  Receivables

     A provision is raised for any doubtful debts based on a review of all outstanding amounts at year end. Bad debts are written off during the period in which they are identified.

(c)  Inventories

     Inventories are valued at the lower of cost and net realisable value. Costs have been assigned to inventory quantities on hand at balance date using the first-in-first-out and weighted average cost basis or under the retail inventory method.

(d)  Property, plant and equipment

     Property, plant and equipment are included at cost. All property, plant and equipment, other than land are depreciated over their estimated useful lives using the straight line method commencing from the time the asset is held ready for use.

(e)  Comparatives

     Where necessary, comparative figures have been adjusted to conform with changes in presentation in the current year.

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 2.   OPERATING REVENUE:

                                                         1996          1995
                                                           $             $

Sales revenue                                         3,261,680     7,346,926
Other revenue:-
 Interest                                                18,571         4,917
 Discounts                                                    -         1,840
 Rent                                                     2,500             -
 Proceeds on sale of business, property,
 plant and equipment                                    576,129       778,899
Sundry income                                            17,437        24,983
                                                    -----------   -----------
                                                      3,876,317     8,157,565
                                                    -----------   -----------
                                                    -----------   -----------

NOTE 3.  OPERATING PROFIT

The operating profit before income
tax has been determined after:

Charging as expenses:

Bad debts written off                                     1,576         9,927
Transfers to/(from) provisions for:-
 Employee benefits                                      (37,391)      (34,194)
 Doubtful debts                                               -         3,554
 Stock obsolescence                                           -       (12,000)
Depreciation of plant and equipment                      40,675        75,782
Auditors' remuneration:
 For auditing the accounts of
 the company                                                700        10,000
 For other services                                           -           200
Amortisation of leased assets                             6,673        34,260
Finance lease charges                                         -         6,924
Hire purchase charges                                         -             -
Operating lease rentals                                       -       348,199
Management charges                                      200,000        30,000
Loss on sale of property, plant
 and equipment                                            7,506             -
Contributions to superannuation fund                          -        78,940

Crediting as revenue:

Interest received                                        18,571         4,917
Profit on sale of property, plant
 and equipment                                           30,709       273,123

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 4.   ABNORMAL ITEMS

                                                         1996          1995
                                                           $             $

Profit on sale of property
(Tax expense applicable $Nil)                           212,581             -
Profit on sale of business
(Tax expense applicable $Nil)                            25,000       238,958
Business closure costs
(Tax credit applicable $24,480)                         (68,000)            -
                                                    -----------   -----------
                                                        169,581       238,958
                                                    -----------   -----------
                                                    -----------   -----------


NOTE 5.   INCOME TAX

Operating profit                                        429,993       399,440
                                                    -----------   -----------

Prima facie income tax expense
calculated at 36% (1995: 33%)                           154,797       131,815

Add: permanent differences                              (79,888)      (49,845)
Recognition of capital losses carried forward          (266,073)            -
Increase/(decrease) in net deferred tax
 liability due to increase in tax rate                        -        (1,620)
Over provision of tax in prior year                         679           (23)
                                                    -----------   -----------
Income tax expense                                     (190,485)       80,327
                                                    -----------   -----------
                                                    -----------   -----------

Comprising
 Increase in income tax
 provisions                                              64,696        25,255
 Increase/(decrease) in provision
 for deferred tax                                        (6,169)      (14,936)
 (Increase)/decrease in future income
 tax benefits                                          (249,012)       70,008
                                                    -----------   -----------
                                                       (190,485)       80,327
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 6.   RECEIVABLES

                                                         1996          1995
                                                           $             $

Current:
 Trade debtors                                           22,510       419,712
 Less provision for doubtful debts                       22,510        12,000
                                                    -----------   -----------
                                                              0       407,712
 Other debtors and prepayments                          133,697       558,719
 Less provision for diminution in loan                   14,490             -
                                                    -----------   -----------
                                                        122,207       966,431
                                                    -----------   -----------
                                                    -----------   -----------
Non current:
 Unsecured loans to holding company                   1,094,960       841,613

Loan to Nowton Pty Ltd                                        -       136,697
Less provision for diminution in loan                         -        25,000
                                                    -----------   -----------
                                                              -       111,697
                                                    -----------   -----------
                                                      1,094,960       953,310
                                                    -----------   -----------
                                                    -----------   -----------


NOTE 7.   INVENTORIES

Raw material                                                  -             -
Work in progress                                              -             -
Finished goods                                          458,428       426,581
                                                    -----------   -----------
                                                        458,428       426,581
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 8.  PROPERTY, PLANT AND  EQUIPMENT

                                                         1996          1995
                                                           $             $

Land and buildings:
Freehold land (at Directors' valuation 1986)                  -       180,000

Freehold buildings (at Directors' valuation 1986)             -       100,000
Less accumulated depreciation                                 -        17,167
                                                    -----------   -----------
                                                              -        82,833
                                                    -----------   -----------
                                                              -       262,833
                                                    -----------   -----------

Plant and machinery (at cost)                                 -             -
Less accumulated depreciation                                 -             -
                                                    -----------   -----------
                                                              -             -
                                                    -----------   -----------

Furniture, fittings and office equipment (at cost)            -             -
Less accumulated depreciation                                 -             -
                                                    -----------   -----------
                                                              -             -
                                                    -----------   -----------

Shop fittings (at cost)                                 334,555       279,254
Less accumulated depreciation                           274,467       206,070
                                                    -----------   -----------
                                                         60,088        73,184
                                                    -----------   -----------

Staff amenities (at cost)                                     -             -
Less accumulated depreciation                                 -             -
                                                    -----------   -----------
                                                              -             -
                                                    -----------   -----------

Motor vehicles (at cost)                                      -             -
Less accumulated depreciation                                 -             -
                                                    -----------   -----------
                                                              -             -
                                                    -----------   -----------

Leased assets (at cost)                                       -        74,480
Less accumulated amortisation                                 -        37,548
                                                    -----------   -----------
                                                              -        36,932
                                                    -----------   -----------
Total property, plant and equipment                      60,088       372,949
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------


NOTE 9.   OTHER NON-CURRENT ASSETS

                                             NOTE        1996          1995
                                                           $             $


Future income tax benefit                               279,393        30,381
                                                    -----------   -----------
                                                    -----------   -----------

NOTE 10.  CREDITORS AND BORROWINGS

Current:
 Trade creditors and accrued expenses                    11,941       440,664
 Lease liabilities                            14              -        26,147
                                                    -----------   -----------
                                                         11,941       466,811
                                                    -----------   -----------
                                                    -----------   -----------
Non current:
 Lease liabilities                            14              -             -
 Unsecured loans from related companies               1,142,090     1,516,839
                                                    -----------   -----------
                                                      1,142,090     1,516,839
                                                    -----------   -----------
                                                    -----------   -----------

NOTE 11.  PROVISIONS

Current:
 Income tax                                              57,549        12,158
 Employee benefits                                            -        37,391
                                                    -----------   -----------
                                                         57,549        49,549
                                                    -----------   -----------
                                                    -----------   -----------

Non current:
 Employee benefits                                            -             -
 Provision for deferred tax                               4,770        10,939
                                                    -----------   -----------
                                                          4,770        10,939
                                                    -----------   -----------
                                                    -----------   -----------
Aggregate employee entitlements:
 Current                                                      -        37,391
 Non current                                                  -             -
                                                    -----------   -----------
                                                              -        37,391
                                                    -----------   -----------
                                                    -----------   -----------

NOTE 12.  SHARE CAPITAL

Authorised capital:
100,000 ordinary shares of $2.00 each                   200,000       200,000
                                                    -----------   -----------
                                                    -----------   -----------

Issued and paid up capital:
21,100 ordinary shares of $2.00 each fully paid          42,200        42,200
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 13.  RESERVES
                                              NOTE       1996          1995
                                                           $             $

Capital profit reserve                                   10,186        10,186
General reserve                                       1,378,499     1,378,499
Asset revaluation reserve                                     -       219,595
Acquired goodwill written off reserve                (1,014,195)   (1,014,195)
                                                    -----------   -----------
                                                        374,490       594,085
                                                    -----------   -----------
                                                    -----------   -----------
Movement in Reserves
Asset Revaluation Reserve
 Opening Balance                                        219,595       219,595
 Transfer to Retained Earnings                         (219,595)            -
                                                    -----------   -----------
Closing Balance                                               -       219,595
                                                    -----------   -----------
                                                    -----------   -----------



NOTE 14.  CAPITAL AND LEASING COMMITMENTS

Operating lease commitments:

 Payable not later than one year                        219,444       230,587
 Payable between one and two years                       39,879       154,900
 Payable between two and five years                           -        13,150
                                                    -----------   -----------
 Operating lease liability                              259,323       398,637
                                                    -----------   -----------
                                                    -----------   -----------

Finance lease commitments:

 Payable not later than one year                              -        27,242
 Payable between one and two years                            -             -
                                                    -----------   -----------
                                                              -        27,242
 Deduct future finance charges                                -         1,095
                                                    -----------   -----------
 Provided for as a liability                                  -        26,147
                                                    -----------   -----------
                                                    -----------   -----------

 Representing lease liabilities
 Current                                       10             -        26,147
 Non current                                   10             -             -
                                                    -----------   -----------
                                                              -        26,147
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 15. CONTINGENT LIABILITIES

At balance date the Company is a cross guarantor for a $44.55m loan facility available to the ultimate chief entity.

                                                         1996          1995
                                                           $             $

NOTE 16.  DIVIDENDS

Ordinary dividends paid
Interim                                                 100,000        50,000
Final                                                   526,993       100,000
                                                    -----------   -----------
Total dividends paid                                    626,993       150,000
                                                    -----------   -----------
                                                    -----------   -----------


NOTE 17.  RELATED PARTY INFORMATION

a)   Directors

     P.T. Reilly and J.E. Walsh each held office as a director of the Company throughout the year ended 30 June, 1996.

b)   Controlling Entities

     The immediate chief entity is Australian Document Exchange Pty Ltd. The ultimate chief entity is AUSDOC Group Limited, a company incorporated in Australia.

c)   Other related and associated corporations

     AUSDOC Office Pty Ltd
     Canberra Wholesale Stationers Pty Ltd
     Data Security Services Pty Ltd
     Dart Couriers (Aust.) Pty Ltd
     Mullaly and Byrne Pty Ltd
     Stronghold Security Services Pty Ltd
     AUSDOC Employee Share Plan Pty Ltd
     AUSDOC Funds Management Pty Ltd
     Electronic Document Exchange Pty Ltd
     Perth Stationery Supplies Pty Ltd

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 17.  RELATED PARTY INFORMATION (CON'TD)

d)   Related party transactions and balances

     There are no material intercompany transactions or balances between related parties other than as disclosed within these accounts.


                                                         1996          1995
                                                           $             $
NOTE 18.  DIRECTORS' REMUNERATION

Amounts received or due and receivable
by the Directors of the Company:

  From the Company                                            -             -
  From related bodies corporate                         335,000       295,000

The numbers of Directors whose income
from the Company or related bodies
corporate was within the specified bands are as follows:

$000                      $000
 110          -            120                                -             1
 130          -            140                                1             -
 170          -            180                                -             1
 190          -            200                                1             -

The above information is presented in accordance with the requirements of clause 25 of Schedule 5 to the Corporations Regulations. The company has been relieved from compliance with the corresponding requirements of Accounting Standard AASB 1017 "Related Party Disclosures" by a class order issued by the Australian Securities Commission dated 13 October 1994.



NOTE 19.  SUBSEQUENT EVENTS

The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd as of 30 September 1996. The company will receive consideration of $2.8 million for goodwill plus the book value of operating assets. A profit after tax of approximately $1.8 million will be realised on the transaction. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

NOTE 20. CASHFLOW INFORMATION
                                                         1996          1995
                                                           $             $


Reconciliation of operating profit after income tax to net cash provided by operating activities

Operating profit after income tax                       620,480       319,113
Depreciation and amortisation                            47,348       110,042
Bad debts                                                 1,576         9,927
Cost of sales writeback                                       -       (21,375)
Doubtful debts provision                                      -         3,554
Stock obsolescence provision                                  -       (12,000)
Loss on sale of non current assets                        7,506             -
Profit on sale of non current assets                   (268,290)     (273,123)
Increase/(Decrease) in taxes payable                   (209,790)       14,842
Increase/(Decrease) in employee provisions              (37,391)      (34,194)
Decrease/(Increase) in receivables                      410,385       445,919
Decrease/(Increase) in inventory                        (31,847)      387,048
Increase/(Decrease) in creditors & borrowings          (428,723)     (335,543)
                                                    -----------   -----------
Net cash provided by operating activities               111,254       614,210
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

STATEMENT BY DIRECTORS
--------------------------------------------------------------------------------

In accordance with a resolution of the Board of Directors of H & P Stationery Pty. Ltd. in the opinion of the Directors:


(a) the accounts of the Company are drawn up so as to give a true and fair view of the result of the Company for the year ended 30 June 1996 and the state of affairs of the Company as at 30 June 1996.


(b) at the date of this statement there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.


(c) the accounts of the Company have been made out in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law, applicable accounting standards and Urgent Issues Group Consensus Views.




For and on behalf of the Board by:-



Dated this 23rd day of September 1996.




PETER T. REILLY
DIRECTOR




JAMES E. WALSH
DIRECTOR

AUDITORS' REPORT

TO THE MEMBERS OF H & P STATIONERY PTY. LTD.
--------------------------------------------------------------------------------

SCOPE

We have audited the accounts of H & P Stationery Pty. Ltd. for the year ended 30 June, 1996 as set out on pages 2 to 15. The Company's Directors are responsible for the preparation and presentation of the accounts and the information they contain. We have conducted an independent audit of these accounts in order to express an opinion on them to the members of the Company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the accounts are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the accounts, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the accounts are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements, being Urgent Issues Group Consensus Views and the Corporations Law so as to present a view of the Company which is consistent with our understanding of its state of affairs, results of operations and cashflows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the accounts of H & P Stationery Pty. Ltd. are properly drawn up:

(a)  so as to give a true and fair view of:

          (i) the Company's state of affairs as at 30 June, 1996 and of its result for the year ended on that date; and

          (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the accounts;

(b)       in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable accounting standards and other mandatory professional reporting requirements.

Signed at Melbourne,

This 23rd day of September 1996.


DAY NEILSON
Chartered Accountants



J.J. GAVENS
Partner

                      CANBERRA WHOLESALE STATIONERS PTY LTD
                                 ACN 008 606 559

DIRECTORS' REPORT
--------------------------------------------------------------------------------

The Directors of Canberra Wholesale Stationers Pty Ltd resolved to make the following report with respect to the profit and loss and the state of affairs of the Company as at 30 June, 1996.


1. The names of the Directors of the Company in office at the date of this report are:

    PETER T. REILLY
    JAMES E. WALSH

2. The principal activity of the Company during the year was the sale of commercial office products.

3. The profit of the Company for the year after providing for income tax was $539,849 (1995 - $541,762 profit).

4.  Dividends of $651,260 were paid during the year.

5. No significant change in the state of affairs of the Company occurred during the year.

6. The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd as of 30 September 1996. The company will receive consideration of $4.62 million for goodwill plus the book value of operating assets. A profit after tax of approximately $2.9 million will be realised on the transaction. No other matter or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

7. No information is included on the likely developments in the operations of the Company and the expected results of those operations, as it is the opinion of the Directors of the Company, that this information would prejudice the interests of the Company if included in this report.

8. No Director, since 30 June, 1995 has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by Directors shown in Note 15 of the Accounts, or the fixed salary of a full time employee of the Company) by reason of a contract made by the Company or related corporation with any Director or with a firm of which a Director is a member or with a company in which a Director is a member or with a company in which a Director has a substantial financial interest, except as disclosed in Note 17 of the accounts.

SIGNED in accordance with a resolution of the Directors of Canberra Wholesale Stationers Pty Ltd.

DATED this 23rd day of September 1996.




PETER T. REILLY            JAMES E. WALSH
DIRECTOR                   DIRECTOR

                      CANBERRA WHOLESALE STATIONERS PTY LTD


PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

                                              NOTE       1996          1995
                                                           $             $


Operating revenue                               2     12,302,663    11,449,024
                                                     -----------   -----------
                                                     -----------   -----------

Operating profit before income tax              3        848,440       805,257


Income tax attributable
 to operating profit                            4       (308,591)     (263,495)
                                                     -----------   -----------
Operating profit after income tax                        539,849       541,762

Dividends paid                                 12       (651,260)     (370,000)

Retained profits/(losses) at the
 beginning of the financial year                         241,272        69,510
                                                     -----------   -----------

Retained profits at the end
 of the financial year                                   129,861       241,272
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                      CANBERRA WHOLESALE STATIONERS PTY LTD


BALANCE SHEET AS AT 30 JUNE, 1996
--------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $
CURRENT ASSETS

  Cash                                                    15,264        61,615
  Receivables                                   5      1,077,011       942,966
  Inventories                                   6      1,039,393     1,226,938
                                                     -----------   -----------
  Total Current Assets                                 2,131,668     2,231,519
                                                     -----------   -----------

NON CURRENT ASSETS

  Receivables                                   5        581,303       122,020
  Property, plant and equipment                 7        336,084       363,978
  Other                                         8         65,508        57,307
                                                     -----------   -----------
  Total Non Current Assets                               982,895       543,305
                                                     -----------   -----------


TOTAL ASSETS                                           3,114,563     2,774,824
                                                     -----------   -----------

CURRENT LIABILITIES

  Creditors and borrowings                      9      1,564,212     1,807,437
  Provisions                                   10        361,865       319,806
                                                     -----------   -----------
  Total Current Liabilities                            1,926,077     2,127,243
                                                     -----------   -----------


NON CURRENT LIABILITIES

  Creditors and borrowings                      9      1,021,260       370,000
  Provisions                                   10         37,353        36,297
                                                     -----------   -----------
  Total Non Current Liabilities                        1,058,613       406,297
                                                     -----------   -----------

TOTAL LIABILITIES                                      2,984,690     2,533,540
                                                     -----------   -----------

NET ASSETS                                               129,873       241,284
                                                     -----------   -----------
                                                     -----------   -----------


SHAREHOLDERS' EQUITY

  Share capital                                11             12            12
  Retained profits                                       129,861       241,272
                                                     -----------   -----------

TOTAL SHAREHOLDERS' EQUITY                               129,873       241,284
                                                     -----------   -----------
                                                     -----------   -----------


The accompanying notes form an integral part of these accounts.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $


Cash flows from operating activities

Receipts from customers                               12,144,702    11,252,342
Interest received                                          9,236        21,596
Payments to suppliers
 (purchases/expenses)                                (11,352,937)  (10,855,949)
Interest and finance charges paid                        (15,701)      (14,592)
Income taxes paid                                       (305,489)     (229,090)
                                                     -----------   -----------
Net cash provided by operating activities      18        479,811       174,307
                                                     -----------   -----------



Cash flows from investing activities

Proceeds from sale of property, plant
 and equipment                                            14,680        37,375
Payments for property, plant and equipment               (68,182)     (165,943)
                                                     -----------   -----------
Net cash provided by investing activities                (53,502)     (128,568)
                                                     -----------   -----------


Cash flows from financing activities

Dividends paid                                          (651,260)     (370,000)
Lease finance and hire purchase
 principal repayments                                    (13,377)      (14,271)
Repayment and advance of
 loan to holding company                                 191,977       394,712
                                                     -----------   -----------
Net cash provided by financing activities               (472,660)       10,441
                                                     -----------   -----------
Net increase/(decrease) in cash held                     (46,351)       56,180
Cash at beginning of the financial year                   61,615         5,435
                                                     -----------   -----------
Cash at end of the financial year                         15,264        61,615
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

NOTE 1.  STATEMENT OF ACCOUNTING POLICIES

The accounts are a general purpose financial report prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and the requirements in Schedule 5 to the Corporations Regulations. The accounts have been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non-current assets. The accounting policies have been consistently applied, unless otherwise stated.

The following is a summary of the significant accounting policies adopted by the Company in the preparation of the accounts.


(a)  Receivables

     A provision is raised for any doubtful debts based on a review of all outstanding amounts at year end. Bad debts are written off during the period in which they are identified.


(b)  Inventories

     Inventories are valued at the lower of cost and net realisable value. Costs are assigned on a first in first out basis; and include an appropriate share of both variable and fixed costs.


(c)  Property, Plant and Equipment

     Property, plant and equipment are included at cost. All property, plant and equipment other than land are depreciated over their estimated useful lives using the straight line method commencing from the time the asset is held ready for use.


(d)  Comparative Figures

     Where necessary comparative figures in the notes to the accounts have been altered to conform with the current year's presentation and to give more meaningful comparisons. The comparatives in the accounts remain unaltered.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 2.   OPERATING REVENUE
                                                          1996          1995
                                                            $             $

Sales revenue                                         12,278,747    11,357,708

Other revenue

Interest received from related party                         404        15,260
Interest received from other corporations                  8,832         6,336
Sundries                                                       -        32,345
Proceeds from sale of non current assets                  14,680        37,375
                                                     -----------   -----------
Total operating revenue                               12,302,663    11,449,024
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 3.  OPERATING PROFIT

Operating profit before tax has been
  determined after:

Charging as expenses:

Auditors' remuneration:
 - For auditing the accounts of
   the Company                                             9,000         9,000
 - For other services                                        200           200

Amortisation of leased assets                              2,432         9,904
Depreciation of fixed assets                              92,526        98,591
Interest paid:
  Related corporations                                    14,323        11,217
  Other                                                      291           172
Operating lease rentals                                  120,706       124,808
Loss on disposal of property, plant
  and equipment                                                -           740
Finance charges re finance leases                          1,087         3,203
Transfers to provisions for:
  Employee benefits                                       31,812        22,356
Management charges                                       100,000        50,000
Contributions to superannuation fund                      72,191        45,786

Crediting as revenue:
Interest received - related party                            404        15,260
Interest received - other                                  8,832         6,336
Profit on disposal of property, plant
  and equipment                                           13,562         1,780

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 4.  INCOME TAX
                                                          1996          1995
                                                            $             $

Operating profit                                         848,440       805,257
                                                     -----------   -----------
                                                     -----------   -----------

Prima facie income tax expense
 calculated  at 36% (1995: 33%)                          305,438       265,735
Tax effect of permanent differences                        3,153         2,536
Increase/(decrease) in net deferred tax
liability due to increase in tax rate                          -        (4,776)
                                                     -----------   -----------
Income tax expense on operating profit                   308,591       263,495
                                                     -----------   -----------
                                                     -----------   -----------


Comprising

  Current tax provision increase                         315,457       281,046
  Provision for deferred tax increase                      1,335             -
  Future income tax benefit increase                      (8,201)      (17,551)
                                                     -----------   -----------
                                                         308,591       263,495
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 5.  RECEIVABLES

Current:

  Trade debtors                                        1,024,578       933,304
  Less provision for doubtful debts                        5,000         5,000
                                                     -----------   -----------
                                                       1,019,578       928,304
  Other debtors and prepayments                           57,433        14,662
                                                     -----------   -----------
                                                       1,077,011       942,966
                                                     -----------   -----------
                                                     -----------   -----------


Non current:

  Loan to related company                                581,303       122,020
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 6.  INVENTORIES

Finished goods                                         1,039,393     1,226,938
                                                     -----------   -----------
                                                     -----------   -----------

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 7.  PROPERTY, PLANT AND EQUIPMENT

                                              NOTE          1996          1995
                                                               $             $
Plant and machinery:
 At cost                                                  84,127        83,227
 Less accumulated depreciation                            56,313        50,536
                                                     -----------   -----------
                                                          27,814        32,691
                                                     -----------   -----------

Furniture, fixtures and equipment:
 At cost                                                 446,347       420,952
 Less accumulated depreciation                           287,864       247,578
                                                     -----------   -----------
                                                         158,483       173,374
                                                     -----------   -----------

Motor vehicles:
 At cost                                                 295,968       257,580
 Less accumulated depreciation                           146,181       102,099
                                                     -----------   -----------
                                                         149,787       155,481
                                                     -----------   -----------

Leased assets:
 At cost                                                       -        29,200
 Less accumulated amortisation                                 -        26,768
                                                     -----------   -----------
                                                               -         2,432
                                                     -----------   -----------
Total property, plant and equipment                      336,084       363,978
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 8. OTHER NON CURRENT ASSETS

Future income tax benefit                                 65,508        57,307
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 9.  CREDITORS AND BORROWINGS

Current:
 Trade creditors                                       1,307,443     1,509,905
 Other creditors and accruals                            256,769       284,155
 Lease liability                               13              -        13,377
                                                     -----------   -----------
                                                       1,564,212     1,807,437
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Lease liability                               13              -             -
 Unsecured loan - related company                      1,021,260       370,000
                                                     -----------   -----------
                                                       1,021,260       370,000
                                                     -----------   -----------
                                                     -----------   -----------

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 10.  PROVISIONS
                                                          1996          1995
                                                            $             $
Current:
 Income tax                                              245,196       235,228

 Employee benefits                                       116,669        84,578
                                                     -----------   -----------
                                                         361,865       319,806
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Employee benefits                                        36,018        36,297
 Provision for deferred income tax                         1,335             -
                                                     -----------   -----------
                                                          37,353        36,297
                                                     -----------   -----------
                                                     -----------   -----------

Aggregate employee entitlements:
 Current                                                 116,669        84,578
 Non current                                              36,018        36,297
                                                     -----------   -----------
                                                         152,687       120,875
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 11.  SHARE CAPITAL

Authorised capital:
500,000 ordinary "A"
class shares of $1.00 each                               500,000       500,000

500,000 ordinary "B"
class shares of $1.00 each                               500,000       500,000
                                                     -----------   -----------
                                                       1,000,000     1,000,000
                                                     -----------   -----------
                                                     -----------   -----------

Issued and paid up capital:
8 ordinary "A" class
shares of $1.00 each fully paid                                8             8

4 ordinary "B" class
shares of $1.00 each fully paid                                4             4
                                                     -----------   -----------
                                                              12            12
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 12.   DIVIDENDS

Ordinary dividends paid                                  651,260       370,000
                                                     -----------   -----------
                                                     -----------   -----------

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 13.  CAPITAL AND LEASING COMMITMENTS

                                              NOTE        1996          1995
                                                            $             $
Operating lease commitments:

 Payable not later than one year                         115,126       119,253
 Payable later than one, not later
  than two years                                         115,126       119,253
 Payable later than two, not later
  than five years                                         98,509       191,509
 Payable later than five years                                 -        24,253
                                                     -----------   -----------
                                                         328,761       454,268
                                                     -----------   -----------
                                                     -----------   -----------

Finance lease commitments:

 Payable not later than one year                               -        14,082
 Payable later than one, not later
  than two years                                               -             -
 Payable later than two, not later
  than five years                                              -             -
 Payable later than five years                                 -             -
                                                     -----------   -----------
                                                               -        14,082
Less future finance charges                                    -           705
                                                     -----------   -----------
Provided for as a liability                                    -        13,377
                                                     -----------   -----------
                                                     -----------   -----------

Representing lease liabilities
  Current                                       9              -        13,377
  Non-current                                   9              -             -
                                                     -----------   -----------
                                                               -        13,377
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 14.  CONTINGENT LIABILITIES

At balance date the company is a cross guarantor for a $44.55m loan facility available to the ultimate chief entity.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 15.  DIRECTORS' REMUNERATION
                                                          1996          1995
                                                            $             $
Amounts received or due and receivable
by the Directors of the Company:

  From the Company                                             -             -
  From related bodies corporate                          335,000       295,000

The numbers of Directors whose income
from the Company or related bodies
corporate was within the specified bands are as follows:

$000                      $000
 110          -            120                                 -             1
 130          -            140                                 1             -
 170          -            180                                 -             1
 190          -            200                                 1             -

The above information is presented in accordance with the requirements of clause 25 of Schedule 5 to the Corporations Regulations. The company has been relieved from compliance with the corresponding requirements of Accounting Standard AASB 1017 "Related Party Disclosures" by a class order issued by the Australian Securities Commission dated 13 October 1994.



NOTE 16.  SUBSEQUENT EVENTS

The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd as of 30 September 1996. The company will receive consideration of $4.62 million for goodwill plus the book value of operating assets. A profit after tax of approximately $2.9 million will be realised on the transaction. No other matter or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.



NOTE 17.  RELATED PARTY INFORMATION

a)   Directors

     P.T. Reilly and J.E. Walsh each held office as a Director of the Company throughout the year ended 30 June, 1996.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 17.  RELATED PARTY INFORMATION (CONT'D)

b)   Controlling Entities

     The immediate chief entity is Australian Document Exchange Pty Ltd. The ultimate chief entity is AUSDOC Group Limited, a company incorporated in Australia.

     Other related companies are:

     AUSDOC Office Pty Ltd
     H & P Stationery Pty Ltd
     Data Security Services Pty Ltd
     Dart Couriers (Aust.) Pty Ltd
     Mullaly and Byrne Pty Ltd
     Stronghold Security Services Pty Ltd
     AUSDOC Employee Share Plan Pty Ltd
     AUSDOC Funds Management Pty Ltd
     Electronic Document Exchange Pty Ltd
     Perth Stationery Supplies Pty Ltd

c)   Related party transactions and balances

     There are no material intercompany transactions or balances between related parties other than as disclosed within these accounts.



NOTE 18.  CASHFLOW INFORMATION
                                                          1996          1995
                                                            $             $

Reconciliation of operating profit after income tax to net cash provided by operating activities.

Operating profit after income tax                        539,849       541,762
Depreciation and amortisation                             94,958       108,495
Gain on disposal of property,
 plant and equipment                                     (13,562)       (1,780)
Loss on disposal of property,
 plant and equipment                                           -           740
Increase/(decrease) in taxes payable                       3,102        34,405
Increase in employee provisions                           31,812        22,356
Increase in receivables                                 (134,045)     (137,711)
Decrease/(Increase) in inventory                         187,545      (599,695)
(Decrease)/Increase in creditors and borrowings         (229,848)      205,735
                                                     -----------   -----------
Net cash provided by operating activities                479,811       174,307
                                                     -----------   -----------
                                                     -----------   -----------

                      CANBERRA WHOLESALE STATIONERS PTY LTD


STATEMENT BY DIRECTORS
--------------------------------------------------------------------------------

In accordance with a resolution of the Board of Directors of Canberra Wholesale Stationers Pty Ltd, in the opinion of the Directors:


(a) the accounts of the Company are drawn up so as to give a true and fair view of the result of the Company for the year ended 30 June 1996 and the state of affairs of the Company as at 30 June 1996.


(b) at the date of this statement there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.


(c) the accounts of the Company have been made out in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law, applicable accounting standards and Urgent Issues Group Consensus Views.




For and on behalf of the board by:



This 23rd day of September 1996.





PETER T. REILLY
DIRECTOR




JAMES E. WALSH
DIRECTOR

AUDITORS' REPORT


TO THE MEMBERS OF CANBERRA WHOLESALE STATIONERS PTY LTD
--------------------------------------------------------------------------------

SCOPE

We have audited the accounts of Canberra Wholesale Stationers Pty Ltd for the year ended 30 June, 1996 as set out on pages 2 to 13. The Company's Directors are responsible for the preparation and presentation of the accounts and the information they contain. We have conducted an independent audit of these accounts in order to express an opinion on them to the members of the Company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the accounts are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the accounts, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the accounts are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements, being Urgent Issues Group Consensus Views and the Corporations Law so as to present a view of the Company which is consistent with our understanding of its state of affairs, results of operations and cashflows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the accounts of Canberra Wholesale Stationers Pty Ltd are properly drawn up:

(a)  so as to give a true and fair view of:

     (i) the Company's state of affairs as at 30 June, 1996 and of its result for the year ended on that date; and

     (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the accounts;

(b)  in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable accounting standards and other mandatory professional reporting requirements.

Signed at Melbourne,

This 23rd day of September 1996.


DAY NEILSON
Chartered Accountants


J.J. GAVENS,
Partner

                        PERTH STATIONERY SUPPLIES PTY LTD
                                 ACN 068 217 630

DIRECTORS' REPORT
--------------------------------------------------------------------------------

The Directors of Perth Stationery Supplies Pty Ltd resolved to submit the following report with respect to the profit and loss and the state of affairs of the Company as at 30 June, 1996.

1. The names of the Directors of the Company in office at the date of this report are:

    PETER T. REILLY
    JAMES E. WALSH

2. The principal activity of the Company since incorporation was that of commercial stationers.

3. The loss of the Company for the period after providing for income tax was $46,781. (1995: $18,962 profit)

4.  No dividends were paid during the period.

5. No significant change in the state of affairs of the Company occurred during the period.

6. The Company has contracted to sell its business and operating assets at book value to Blue Star Group Pty Ltd effective from 30 September 1996. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial period ended 30 June, 1996.

7. No information is included on the likely developments in the operations of the Company and the expected results of those operations, as it is the opinion of the Directors of the Company, that this information would prejudice the interests of the Company if included in this report.

8. No Director, since incorporation has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by Directors shown in Note 15 in the Accounts, or the fixed salary of a full time employee of the Company) by reason of a contract made by the Company or related corporation with any Director or with a firm of which a Director is a member or with a company in which a Director is a member or with a company in which a Director has a substantial financial interest.

SIGNED in accordance with a resolution of the Directors of Perth Stationery Supplies Pty Ltd.


DATED this 23rd day of September 1996.




PETER T. REILLY            JAMES E. WALSH
DIRECTOR                   DIRECTOR

                        PERTH STATIONERY SUPPLIES PTY LTD


PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $


Operating revenue                               2      6,248,439       983,728
                                                     -----------   -----------
                                                     -----------   -----------

Operating profit/(loss) before income tax       3        (71,396)       10,574

Income tax benefit attributable
 to operating profit/(loss)                     4         24,615         8,388
                                                     -----------   -----------
Operating profit/(loss) after income tax                 (46,781)       18,962

Retained profits at the beginning of the
financial year                                            18,962             -
                                                     -----------   -----------
Retained profits/(losses) at the end
 of the financial year                                   (27,819)       18,962
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                        PERTH STATIONERY SUPPLIES PTY LTD


BALANCE  SHEET AS AT 30 JUNE, 1996
--------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $

CURRENT ASSETS

  Cash                                                   253,876        90,602
  Receivables                                   5      1,151,796       791,056
  Inventories                                   6        538,589       417,751
                                                     -----------   -----------
  Total Current Assets                                 1,944,261     1,299,409
                                                     -----------   -----------


NON CURRENT ASSETS

  Other                                         7         38,552        13,759
                                                     -----------   -----------
  Total Non Current Assets                                38,552        13,759
                                                     -----------   -----------
TOTAL ASSETS                                           1,982,813     1,313,168
                                                     -----------   -----------


CURRENT LIABILITIES

  Creditors and borrowings                      8      1,137,510       740,363
  Provisions                                    9         42,801        21,579
                                                     -----------   -----------
  Total Current Liabilities                            1,180,311       761,942
                                                     -----------   -----------


NON CURRENT LIABILITIES

  Creditors and borrowings                      8        803,167       510,252
  Provisions                                    9         27,152        22,010
                                                     -----------   -----------
  Total Non Current Liabilities                          830,319       532,262
                                                     -----------   -----------
TOTAL LIABILITIES                                      2,010,630     1,294,204
                                                     -----------   -----------
NET ASSETS                                               (27,817)       18,964
                                                     -----------   -----------
                                                     -----------   -----------


SHAREHOLDERS' EQUITY

  Share capital                                10              2             2
  Retained profits                                       (27,819)       18,962
                                                     -----------   -----------
TOTAL SHAREHOLDERS' EQUITY                               (27,817)       18,964
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                        PERTH STATIONERY SUPPLIES PTY LTD

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                           $             $
                                                        Inflows       Inflows
                                                       (Outflows)    (Outflows)

Cash flows from operating activities

Receipts from customers                                5,874,536       230,485
Interest received                                          8,214           582
Payments to suppliers (purchases/expenses)            (5,942,318)     (323,096)
Interest paid and finance costs                                -             -
Income taxes paid                                           (330)            -
                                                     -----------   -----------
Net cash provided by operating activities      16        (59,898)      (92,029)
                                                     -----------   -----------



Cash flows from financing activities

Loan from holding company                                223,172       182,631

                                                     -----------   -----------
Net cash provided by financing activities                223,172       182,631
                                                     -----------   -----------
Net increase in cash held                                163,274        90,602
Cash at beginning of the financial year                   90,602             -
                                                     -----------   -----------
Cash at end of the financial year                        253,876        90,602
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of the accounts.

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

NOTE 1.   STATEMENT OF ACCOUNTING POLICIES

The accounts are a general purpose financial report prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and the requirements in Schedule 5 to the Corporations Regulations. The accounts have been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non-current assets. The accounting policies have been consistently applied, unless otherwise stated.

The following is a summary of the significant accounting policies adopted by the Company in the preparation of the accounts.

(a)  Inventories

     Inventories are valued at the lower of cost and net realisable value. Costs have been assigned to inventory quantities on hand at balance date using the first-in-first-out and weighted average cost basis and under the retail inventory method.


(b)  Receivables

     A provision is raised for any doubtful debts based on a review of all outstanding amounts at year end. Bad debts are written off during the period in which they are identified.


(c)  Comparative Figures

     Where necessary, comparative figures have been adjusted to conform with changes in presentations in the current year.

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

NOTE 2.   OPERATING REVENUE

                                                          1996          1995
                                                            $             $


Sales revenue                                          6,192,434       983,146
Other revenue:-
 Discount                                                  4,668             -
 Interest                                                  8,214           582
 Sundry                                                   43,123             -
                                                     -----------   -----------
                                                       6,248,439       983,728
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 3.  OPERATING PROFIT

The operating profit/(loss) before income tax has been determined after:

Charging as expenses:

Transfers to/(from) provisions for:-
 Employee benefits                                        11,258         3,841
Operating lease rentals                                  103,426        24,553
Licence fees                                             310,000        80,000
Contributions to superannuation fund                     140,069        10,087
Bad Debts                                                  4,949             -
Auditors renumeration                                      5,500             -


Crediting as revenue:

Interest received                                          8,214           582

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

NOTE 4.   INCOME TAX

                                                          1996          1995
                                                            $             $

Operating profit/(loss)                                  (71,396)       10,574
                                                     -----------   -----------

Prima facie income tax expense
calculated at 36% (1995: 33%)                            (25,702)        3,489

Permanent differences                                      1,087       (11,150)

Increase/(decrease) in net deferred tax
liability due to increase in tax rate                          -          (727)
                                                     -----------   -----------
Income tax expense/(credit)                              (24,615)       (8,388)
                                                     -----------   -----------
                                                     -----------   -----------

Comprising
 Increase in income tax provisions                             -           330
 Increase in provision for deferred tax                      179         5,041
 Increase in future income tax benefits                  (24,794)      (13,759)
                                                     -----------   -----------
                                                         (24,615)       (8,388)
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 5.   RECEIVABLES

Current:
 Trade debtors                                         1,111,500       752,661
 Less provision for doubtful debts                             -             -
                                                     -----------   -----------
                                                       1,111,500       752,661
 Other debtors and prepayments                            40,296        38,395
                                                     -----------   -----------
                                                       1,151,796       791,056
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 6.   INVENTORIES

Finished goods                                           538,589       417,751
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 7.   OTHER NON CURRENT ASSETS

Future income tax benefit                                 38,552        13,759
                                                     -----------   -----------
                                                     -----------   -----------

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

NOTE 8.  CREDITORS AND BORROWINGS

                                                          1996          1995
                                                            $             $

Current:
 Trade creditors                                       1,108,772       363,550
 Other creditors and accruals                             28,738       376,813
                                                     -----------   -----------
                                                       1,137,510       740,363
                                                     -----------   -----------
                                                     -----------   -----------
Non current:
 Unsecured loans from
 related companies                                       803,167       510,252
                                                     -----------   -----------
                                                         803,167       510,252
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 9.  PROVISIONS

Current:
 Income tax                                                    -           330
 Employee benefits                                        42,801        21,249
                                                     -----------   -----------
                                                          42,801        21,579
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Employee benefits                                        21,932        16,969
 Provision for deferred tax                                5,220         5,041
                                                     -----------   -----------
                                                          27,152        22,010
                                                     -----------   -----------
                                                     -----------   -----------

Aggregate employee entitlements:
 Current                                                  42,801        21,249
 Non current                                              21,932        16,969
                                                     -----------   -----------
                                                          64,733        38,218
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 10.  SHARE CAPITAL

Authorised capital:
1,000,000 ordinary shares of
$1.00 each                                             1,000,000     1,000,000
                                                     -----------   -----------
                                                     -----------   -----------
Issued and paid up capital:
2 ordinary shares of
$1.00 each fully paid                                          2             2
                                                     -----------   -----------
                                                     -----------   -----------

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

NOTE 11.  CAPITAL AND LEASING COMMITMENTS
                                                          1996          1995
                                                            $             $
Operating lease commitments:

 Payable not later than one year                         160,000        70,000
 Payable between one and two years                       136,180        70,000
 Payable between two and five years                       41,895        58,333
 Payable later than five years                                 -             -
                                                     -----------   -----------
 Operating lease liability                               338,075       198,333

                                                     -----------   -----------
                                                     -----------   -----------


NOTE 12.  CAPITAL COMMITMENTS

There were no capital commitments at 30 June 1996.



NOTE 13.  RELATED PARTY INFORMATION

a)   Directors

     P.T. Reilly and J.E. Walsh each held office as a Director of the Company throughout the year ended 30 June, 1996.

b)   Controlling Entities

     The immediate chief entity is Australian Document Exchange Pty Ltd. The ultimate chief entity is AUSDOC Group Limited, a company incorporated in Australia.

c)   Other related and associated corporations

     AUSDOC Office Pty Ltd
     Canberra Wholesale Stationers Pty Ltd
     Data Security Services Pty Ltd
     Dart Couriers (Aust.) Pty Ltd
     Mullaly and Byrne Pty Ltd
     Stronghold Security Services Pty Ltd
     AUSDOC Employee Share Plan Pty Ltd
     AUSDOC Funds Management Pty Ltd
     Electronic Document Exchange Pty Ltd
     H & P Stationery Pty Ltd

d)   Related party transactions and balances

     There are no other material intercompany transactions or balances between related parties other than as disclosed within these accounts.

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

NOTE 14.  SUBSEQUENT EVENTS

The Company has contracted to sell its business and operating assets at book value to Blue Star Group Pty Ltd effective from 30 September 1996. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial period ended 30 June, 1996.


NOTE 15.  DIRECTORS' REMUNERATION

Amounts received or due and receivable
by the Directors of the Company:
                                                          1996          1995
                                                            $             $
  From the Company                                             -             -
  From related bodies corporate                          335,000       295,000

The numbers of Directors whose income
from the Company or related bodies
corporate was within the specified bands are as follows:

$000          -           $000
 110          -            120                                 -             1
 130          -            140                                 1             -
 170          -            180                                 -             1
 190          -            200                                 1             -

The above information is presented in accordance with the requirements of clause 25 of Schedule 5 to the Corporations Regulations. The company has been relieved from compliance with the corresponding requirements of Accounting Standard AASB 1017 "Related Party Disclosures" by a class order issued by the Australian Securities Commission dated 13 October 1994.

NOTE 16.  CASHFLOW INFORMATION

Reconciliation of net cash provided by operating activities to operating profit/(loss) after income tax

Operating profit/(loss) after income tax                 (46,781)       18,962
Bad debts                                                  4,949             -
Increase/(Decrease) in taxes payable                     (24,945)       (8,388)
Increase/(Decrease) in employee provisions                11,258         3,841
Increase in receivables                                 (365,689)     (791,056)
Increase in inventory                                    (35,838)      (55,751)
Increase in creditors and borrowings                     397,148       740,363
                                                     -----------   -----------
Net cash provided by operating activities                (59,898)      (92,029)
                                                     -----------   -----------
                                                     -----------   -----------

                        PERTH STATIONERY SUPPLIES PTY LTD

STATEMENT BY DIRECTORS
--------------------------------------------------------------------------------

In accordance with a resolution of the Board of Directors of Perth Stationery Supplies Pty Ltd, in the opinion of the Directors:


(a) the accounts of the Company are drawn up so as to give a true and fair view of the result of the Company for the year ended 30 June, 1996 and the state of affairs of the Company as at 30 June 1996.


(b) at the date of this statement there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.


(c) the accounts of the Company have been made out in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law, applicable accounting standards and Urgent Issues Group Consensus Views.




For and on behalf of the Board by:-



Dated this 23rd day of September 1996.





PETER T. REILLY
DIRECTOR




JAMES E. WALSH
DIRECTOR

AUDITORS' REPORT

TO THE MEMBERS OF PERTH STATIONERY SUPPLIES PTY LTD
--------------------------------------------------------------------------------

SCOPE

We have audited the accounts of Perth Stationery Supplies Pty Ltd for the year ended 30 June, 1996 as set out on pages 2 to 11. The Company's Directors are responsible for the preparation and presentation of the accounts and the information they contain. We have conducted an independent audit of these accounts in order to express an opinion on them to the members of the Company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the accounts are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the accounts, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the accounts are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements, being Urgent Issues Group Consensus Views and the Corporations Law so as to present a view of the Company which is consistent with our understanding of its state of affairs, results of operations and cashflows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the accounts of Perth Stationery Supplies Pty Ltd are properly drawn up:

(a)  so as to give a true and fair view of:

          (i) the Company's state of affairs as at 30 June, 1996 and of its result for the period ended on that date; and

          (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the accounts;

(b)       in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable accounting standards and other mandatory professional reporting requirements.

Signed at Melbourne,

This 23rd day of September 1996.


DAY NEILSON
Chartered Accountants



J.J. GAVENS
Partner

REPORT OF INDEPENDENT ACCOUNTANTS


June 25, 1996

To the Boards of Directors of
U.S. Office Products Company
Mark's Office Furniture

In our opinion, the accompanying balance sheet and the related statements of operations, changes in owner's equity and of cash flows present fairly, in all material respects, the financial position of Mark's Office Furniture (the "Company"), at March 31, 1996, and the results of their operations and their cash flows for the twelve month period ended March 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 10, management of the Company has entered into a letter of intent to sell the assets of the Company.



Price Waterhouse LLP
Minneapolis, Minnesota

MARK'S OFFICE FURNITURE

BALANCE SHEET
MARCH 31, 1996
               ----------------------------------------------------------

ASSETS
Current assets:
  Cash                                                      $    9,516
  Accounts receivable, net of allowance of $43,000             650,247
  Rebates receivable                                           141,899
  Inventories                                                  459,116
  Prepaid expenses                                              23,200
                                                             ---------

    Total current assets                                     1,283,978

Property and equipment, net                                    185,904
                                                             ---------

    Total assets                                            $1,469,882
                                                             ---------


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                            $341,123
  Accrued liabilities                                           58,385
  Customer deposits                                             25,872
  Notes payable to related parties                             240,000
  Distributions payable to owner                               252,721
  Current portion of long-term debt                             34,304
                                                             ---------
    Total current liabilities                                  952,405

Long-term debt, net of current portion                          39,454
                                                             ---------

    Total liabilities                                          991,859
                                                             ---------

Owner's equity                                                 478,023
                                                             ---------

  Total liabilities and owner's equity                     $ 1,469,882
                                                             ---------

MARK'S OFFICE FURNITURE

STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED MARCH 31, 1996

             -------------------------------------------------------------------



Net sales                                                  $10,694,501

Cost of goods sold                                           7,614,713
                                                             ---------
                                                             3,079,788


Selling, general and administrative expenses                 2,223,696
Depreciation and amortization expense                           39,995
                                                             ---------

  Operating income                                             816,097

Interest expense                                                26,460
                                                             ---------

Net income                                                  $  789,637
                                                             ---------


Pro forma net income (see Note 11)                            $473,782
                                                             ---------

MARK'S OFFICE FURNITURE

STATEMENT OF CHANGES IN OWNER'S EQUITY
FOR THE TWELVE MONTHS ENDED MARCH 31, 1996

             -------------------------------------------------------------------


Balance at March 31, 1995                                    $ 344,257

Distributions to owner                                        (884,507)

Contributions from owner                                       228,636

Net income                                                     789,637
                                                             ---------
Balance at March 31, 1996                                     $478,023
                                                             ---------

MARK'S OFFICE FURNITURE

STATEMENT OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED MARCH 31, 1996
             -------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $789,637
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                               39,995
    Changes in assets and liabilities:
      Increase in accounts receivable                         (132,768)
      Increase in rebates receivable                           (48,392)
      Increase in inventories                                    5,064
      Increase in prepaid expenses                              (5,234)
      Decrease in accounts payable                            (104,420)
      Decrease in accrued expenses                              (5,028)
      Decrease in customer deposits                            (17,881)
                                                             ---------


      Cash provided by operating activities                    520,973
                                                             ---------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
  Acquisition of property, plant and equipment, net            (61,207)
                                                             ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from related party notes                             25,000
  Payments of notes payable                                    (33,309)
  Distributions to owner                                      (714,977)
  Contributions from owner                                     228,636
                                                             ---------


      Cash used for financing activities                      (494,650)

                                                             ---------

Decrease in cash                                               (34,884)

Cash at beginning of year                                       44,400
                                                             ---------

Cash at end of year                                             $9,516
                                                             ---------

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the year for interest                       $26,000
                                                             ---------

                        NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION

          Mark's Office Furniture is a discount retailer of office furniture with stores in operation in Tampa, Sarasota and Ft. Myers, Florida.


2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          INVENTORIES

          Inventories are stated at the lower of cost or market value with cost determined on the first-in, first-out (FIFO) method and consists primarily of office furniture held for sale.

   REVENUES AND RECEIVABLES

          Revenues are recognized upon delivery of office furniture to customers.

          Trade receivables are primarily concentrated with various commercial customers located in the three principal markets in which the Company operates. The Company performs on-going credit evaluations of its customers and believes that trade receivables are well diversified, thereby reducing potential credit risk. At March 31, 1996, the allowance for doubtful accounts was $43,000. For the twelve month period ended March 31, 1996, the Company had two customers which represented in the aggregate approximately 20% of Company revenues.

          Rebates receivable represent group and annual wholesaler rebates earned by the company as of March 31, 1996.

          PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost and are depreciated over estimated useful lives ranging from three to twelve years using accelerated cost recovery methods. Expenditures which substantially increase asset value or extend useful life are capitalized. Expenditures for maintenance and repairs are charged against income as incurred. When items of property are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts, and any gain or loss is reflected in income.

          INCOME TAXES

          The Company is a sole proprietorship and, accordingly, any income tax liabilities are the responsibility of the owner. Therefore, these statements do not include any provision for income taxes.

   USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   FINANCIAL INSTRUMENTS

          The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable, customer deposits and accrued expenses approximates fair value due to the immediate or short-term maturity of these financial instruments.


3. PROPERTY AND EQUIPMENT

          Property and equipment consist of the following:

                                                              MARCH 31,
                                                                1996

   Leasehold improvements                                    $  80,426
   Furniture and equipment                                     131,710
   Vehicles                                                    201,199
                                                             ---------

                                                               413,335
   Less:  accumulated depreciation and amortization            227,431
                                                             ---------
                                                             $ 185,904
                                                             ---------


4. PREPAID EXPENSES

                   Prepaid expenses consist of the following:

                                                               MARCH 31,
                                                                 1996

   Prepaid rent                                              $  17,000
   Prepaid insurance                                             6,200
                                                             ---------
                                                             $  23,200
                                                             ---------


5. REBATES RECEIVABLE

          Rebates receivable at March 31, 1996 is an estimate of the amounts earned from suppliers as of the balance sheet date. The rebates are based on the dollar value of invoiced items and various additional criteria as established by the suppliers. The Company is eligible for approximately $65,400 of rebates related to purchases made from its two largest suppliers Hon and Superior Chair.

          In addition, the Company maintains a co-operative advertising agreement with its largest supplier and has recorded rebates receivable of $76,000 as of March 31, 1996. Amounts earned under this agreement are based upon co-operative sales for the supplier's product.


6. NOTES PAYABLE

                                                                     MARCH 31,
                                                                        1996

          Notes payable to related parties with interest due
           semiannually at 7%, principal due in January 1997,
           secured by accounts receivable and inventory                $165,000

          Note payable to related party with interest payable
           monthly at 9%, renewable every three months                   75,000
                                                                       ---------
                                                                       $240,000
                                                                       ---------

7.  LONG-TERM DEBT
                                                                     MARCH 31,
                                                                       1996
   Notes payable to banks with interest at 8.5% -
     10.95%, monthly payments of principal and
     interest of approximately $3,400, through 1999,
     secured by specific Company vehicles                               $73,758


     Less:  current maturities                                           34,304
                                                                      ---------

                                                                        $39,454
                                                                      ---------

       Future annual maturities of debt at March 31, 1996 are as follows:


                                                                       MARCH 31,
                                                                         1996

   1997                                                                $274,304
   1998                                                                  38,238
   1999                                                                   1,216
                                                                      ---------
                                                                       $313,758
                                                                      ---------


8. LEASE OBLIGATIONS

          The Company leases certain vehicles, furniture and warehouse space under various lease arrangements which have been accounted as operating leases. Future minimum lease payments required under leases in effect at March 31, 1996, assuming renewal options are not utilized, are approximately $175,000 in 1997.


9. RELATED PARTY TRANSACTIONS

          The Company owes $240,000 in notes payable to various family members of the owner, including one family member who is also an employee. The terms of such notes are described at Note 6. This debt was paid in full subsequent to March 31, 1996.

          As of March 31, 1996, the Company has recorded distributions due to the owner of approximately $252,000 for payment of taxes related to operations for the 1995 calendar year. During the twelve month period ended March 31, 1996, distributions to the owner and contributions from the owner totaled approximately $885,000 and $229,000, respectively.


10.  SUBSEQUENT EVENTS

          On May 24, 1996, management of the Company entered into a letter of intent to sell the assets of the Company to U.S. Office Products Company, a Delaware Corporation, at an amount in excess of the assets net book value.


11.  UNAUDITED PRO FORMA INCOME TAX INFORMATION

          The following unaudited pro forma tax information is presented as if the Company had been a subchapter C corporation subject to federal and state income taxes throughout the period presented and had accounted for income taxes in accordance with Statement of Financial Accounting Standard No. 109.

     Net income before pro forma adjustment                             $789,637

     Provision for income taxes                                          315,855
                                                                       ---------

     Pro forma net income                                               $473,782
                                                                       ---------